As filed with the Securities and Exchange Commission on December 15, 2000
                                                   Registration No.: ___________

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                       Colorado Business Bankshares, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 --------------


               Colorado                                 6021                              84-0826324
    -------------------------------        -------------------------------        ---------------------------
    (State or other jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer
    incorporation or organization)            Classification Code Number)             Identification Number)

                             821 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 293-2265
   --------------------------------------------------------------------------
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office)

                                  -------------

                                 Steven Bangert
                Chairman of the Board and Chief Executive Officer
                       Colorado Business Bankshares, Inc.
                             821 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 293-2265
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:


           Andrew L. Blair, Jr.                         Rand Haddock
         Sherman & Howard L.L.C.             Jennings, Strouss & Salmon, P.L.C.
    633 Seventeenth Street, Suite 3000      Two North Central Avenue, Suite 1600
          Denver, Colorado 80202                   Phoenix, Arizona 85004
        Telephone: (303) 297-2900                Telephone: (602) 262-5911

                                 --------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

                                 --------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed
Title of Each                                  Proposed             Maximum
Class of                                        Maximum            Aggregate         Amount of
Securities to be        Amount to be         Offering Price         Offering        Registration
Registered              Registered(1)         per Share(2)          Price(2)           Fee(3)
------------------      -------------        --------------        ---------        ------------
Common stock,
$.01 par value            2,199,040              $12.59           $27,687,264          $7,310


(1) Based upon the maximum number of the registrant's securities that may be issued in the merger calculated as the product of (i) the 839,008 shares of First Capital Bank of Arizona common stock outstanding on a fully diluted basis on December 13, 2000, and (ii) the maximum conversion ratio of 2.621 shares of the registrant for each share of First Capital Bank of Arizona common stock.

(2) Computed solely for the purpose of calculating the registration fee by dividing the maximum aggregate offering price by the maximum number of shares issuable by the registrant in the merger.

(3) Calculated in accordance with Rule 457(f)(1), on the basis of the average of the high and low prices of the common stock of First Capital Bank of Arizona on November 27, 2000 (the last day before the filing of this registration statement on which a trade was reported) of $33.00 and the 839,008 shares of First Capital Bank of Arizona common stock outstanding on a fully diluted basis on December 13, 2000, which is the maximum number of shares of First Capital Bank of Arizona common stock that could be exchanged in the merger.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER 14, 2000


[COBIZ INC LOGO]                                         [1ST CAPITAL BANK LOGO]




JOINT PROXY STATEMENT/PROSPECTUS

                       COLORADO BUSINESS BANKSHARES, INC.
                          FIRST CAPITAL BANK OF ARIZONA


                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT


Dear Fellow Shareholders:

         The boards of directors of Colorado Business Bankshares, Inc. (CoBiz) and First Capital Bank of Arizona (First Capital Bank) have each called a special meeting of their shareholders to consider and to vote upon the approval of a merger agreement providing for the merger of First Capital Bank with a wholly owned merger subsidiary of CoBiz.

         In the merger, the outstanding common stock of First Capital Bank will be converted into shares of CoBiz common stock at a ratio based on the market price of the CoBiz stock at the time of the merger as described in the accompanying joint proxy statement/prospectus. CoBiz common stock is traded on the Nasdaq National Market under the symbol COBZ. The merger is intended to be tax-free to First Capital Bank shareholders, except for taxes due on cash received for any fractional shares or dissenters' shares.

         We cannot complete the merger unless it is approved by the shareholders of CoBiz and the shareholders of First Capital Bank at their special meetings. The boards of directors of CoBiz and First Capital Bank believe that the merger is in the best interests of CoBiz and First Capital Bank and their shareholders and recommend that you vote FOR the merger proposal.

         In addition, at the CoBiz special meeting, the CoBiz shareholders will consider and vote upon proposals to amend CoBiz's articles of incorporation to change its proper corporate name from Colorado Business Bankshares, Inc. to CoBiz Inc. and to permit CoBiz shareholders to reduce the shareholder vote required to approve amendments to its articles of incorporation from a majority of the outstanding shares to a majority of the shares voted at a meeting at which a quorum is present. The board of directors of CoBiz believes that the proposed name change will reflect the expanded geographic scope of the company's operations and that the proposed change in voting requirements will provide more flexibility in adopting amendments that may be important to CoBiz and its shareholders in the future. The board of directors of CoBiz recommends that CoBiz shareholders vote FOR the proposed amendments to its articles of incorporation.

         Whether or not you plan to attend your special meeting, please take the time to complete and mail the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of all proposals to be considered at the meetings. For First Capital Bank shareholders, the failure to return the proxy card will have the same effect as a vote against the merger. For CoBiz shareholders, the failure to return the proxy card will have the same effect as a vote against the proposed amendments.

         The accompanying joint proxy statement/prospectus describes the shareholders' meetings, the merger, the proposed amendments to CoBiz's articles of incorporation and other related matters. PLEASE READ THE ENTIRE DOCUMENT CAREFULLY, INCLUDING THE DISCUSSION OF "RISK FACTORS" BEGINNING ON PAGE 20.

         We hope to see you at the special meetings.



           /s/ Steven Bangert                          /s/ Harold Mosanko

             Steven Bangert                              Harold Mosanko
       Chairman of the Board and                      President and Chief
        Chief Executive Officer                        Executive Officer
   Colorado Business Bankshares, Inc.            First Capital Bank of Arizona

               -------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the CoBiz common stock to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         The date of this joint proxy statement/prospectus is __________, 2001, and it is being mailed or otherwise delivered to shareholders of CoBiz and First Capital Bank on or about that date.

         THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       COLORADO BUSINESS BANKSHARES, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held __________, 2001

         NOTICE IS HEREBY GIVEN that, pursuant to the call of its Directors, a special meeting of shareholders of Colorado Business Bankshares, Inc. will be held at _______________________________ on _______________, 2001 at ______ a.m.,
local time, for the purpose of considering and voting upon the following matters:

         (1) To approve the Amended and Restated Agreement and Plan of Merger dated as of November 28, 2000, pursuant to which a wholly owned subsidiary of Colorado Business Bankshares, Inc. will merge with and into First Capital Bank of Arizona and the outstanding common stock of First Capital Bank of Arizona will be converted into shares of Colorado Business Bankshares, Inc. common stock on the basis described in the joint proxy statement/prospectus that accompanies this notice.

         (2) To approve an amendment to the articles of incorporation changing the proper corporate name of Colorado Business Bankshares, Inc. to CoBiz Inc.

         (3) To approve an amendment to the articles of incorporation allowing the shareholders to approve any action requiring shareholder approval by the vote provided in the Colorado Business Corporation Act for corporations formed after the effective date of that Act.

         (4) To conduct other business if properly raised.

         Only shareholders of record at the close of business on ________________, 2001 are entitled to notice of and to vote at the special meeting.

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING, AND IF YOU ARE PRESENT AT THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                             By Order of the Board of Directors
                                             Richard J. Dalton
                                             Secretary

Denver, Colorado
             , 2001
-------------

                          FIRST CAPITAL BANK OF ARIZONA

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held __________, 2001

         PURSUANT TO ARS Section 10-702 and Section 10-705, NOTICE IS HEREBY GIVEN that the Board of Directors of First Capital Bank of Arizona has called a special meeting of shareholders to be held, at 10:00 a.m., local time, on _____________, 2001. The special meeting will be held at the Valley of the Sun meeting room at Hampton Inn, 160 West Catalina Drive, Phoenix, Arizona 85013.

         The meeting will be held for the following purposes:

         1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of November 28, 2000, pursuant to which First Capital Bank of Arizona will merge with and into a wholly owned subsidiary of Colorado Business Bankshares, Inc., with the result that the outstanding shares of First Capital Bank of Arizona common stock will be converted into shares of Colorado Business Bankshares, Inc. common stock on the basis described in the accompanying joint proxy statement/prospectus.

         2. To transact such other business that may properly come before the meeting.

         Only shareholders of record on _______________, 2001, will be entitled to notice of and be entitled to vote at the special meeting. First Capital Bank of Arizona shareholders are or may be entitled to assert dissenters' rights under Chapter 13 of the Arizona Business Corporation Act (ARS Section 10-1301, et seq.). We have included a summary of the relevant provisions of Chapter 13 in the accompanying joint proxy statement/prospectus in the section entitled "Dissenters' Rights." A copy of Chapter 13 is annexed to the joint proxy statement/prospectus as Annex B.

         Please do not send certificates representing your shares of First Capital Bank of Arizona common stock at this time. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING, AND IF YOU ARE PRESENT AT THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                          By order of the Board of Directors
                                          Harold F. Mosanko
                                          President and Chief Executive Officer


Phoenix, Arizona
                    , 2001
--------------------

                     QUESTIONS AND ANSWERS ABOUT THE MERGER
                       AND OTHER MATTERS TO BE CONSIDERED


Q: WHO ARE THE PARTIES TO THE MERGER?

A: First Capital Bank of Arizona will merge with a wholly owned merger subsidiary of Colorado Business Bankshares, Inc. (CoBiz). After the merger, First Capital Bank will be a wholly owned subsidiary of CoBiz.

Q: WHAT ARE THE REASONS FOR THE MERGER?

A: For First Capital Bank, the merger will allow it to more effectively compete with larger regional and national financial institutions and take advantage of opportunities in the Phoenix market by offering CoBiz's expanded range of products and services. Management believes that operating efficiencies can be achieved by combining the operations of the two institutions and that the resulting cost savings can be redeployed to income-producing functions in the Phoenix bank. In addition, the shareholders of First Capital Bank should have greater liquidity as holders of CoBiz common stock, which is traded on the Nasdaq National Market rather than the OTC Bulletin Board and has a larger public float and is more actively traded than First Capital Bank stock.

For CoBiz, the merger represents the first step in implementing its strategy for expansion into geographic markets outside Colorado. The Phoenix market was selected because it is similar to the Denver market in many ways, with a strong economy and rapidly growing population and a concentration of small- to medium-sized businesses and high net worth individuals. First Capital Bank was selected because CoBiz and First Capital Bank have very similar target customer bases and approaches to serving those target customers.

For both institutions, the merger will mitigate the risk of operating in a single geographic market. The boards of directors of CoBiz and First Capital Bank believe that the merger is in the best interests of their institutions and their shareholders.

Q: WHAT IS THE CONVERSION RATIO IN THE MERGER?

A: The conversion ratio is based on the average closing price of CoBiz common stock for the 20 trading days ending three trading days before the merger. If the average closing price is $14.50 or less, the conversion ratio will be 2.621 shares of CoBiz common stock for each share of First Capital Bank common stock. If the average closing price exceeds $14.50, the conversion ratio will be calculated by adding half of the excess to $38.00 and dividing that sum by the average closing price. This formula reduces the conversion ratio as the market value of the CoBiz common stock increases, but the reduction is proportionately smaller than the increase. As a result, the aggregate market value of the CoBiz stock issued in the merger will increase in response to increases in the average closing price, even though the conversion ratio decreases. For example, if the average closing price were $16.00, the conversion ratio would be reduced from
2.621 to 2.422, but the shares of CoBiz common stock issued for each share of First Capital Bank common stock would be worth $38.75 rather than $38.00, based on the average closing price. The final conversion ratio cannot be determined until the closing date of the merger. First Capital Bank can terminate the merger agreement if the average closing price of CoBiz common stock is less than $14.50.

Q: IF THE AVERAGE CLOSING PRICE OF COBIZ COMMON STOCK IS LESS THAN $14.50, WILL THE MERGER AGREEMENT BE TERMINATED?

A: Not necessarily. Although the merger agreement gives the board of directors of First Capital Bank the right to terminate if the average closing price of CoBiz common stock is less than $14.50, the board may or may not exercise that right. The market price of CoBiz stock during the 20-day period in which the average closing price is determined could be affected by many factors. For example, market prices generally could be down because of economic news or domestic or international political developments. The board of directors of First Capital Bank would examine all of the facts and circumstances surrounding the decline in the average closing price in deciding whether to terminate the merger agreement.

Q: WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: We are working to complete the merger by February 28, 2001. We must first obtain the necessary approvals from federal and state regulatory agencies and the approvals of our shareholders at the special meetings. We cannot predict with certainty when or if all the conditions to the merger will be met, and it is possible we will not complete the merger.

Q: WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS OF FIRST CAPITAL BANK?

A: The exchange of shares by First Capital Bank shareholders generally will be tax-free for U.S. federal income tax purposes. First Capital Bank shareholders will, however, have to pay taxes on any cash received for fractional shares or as a dissenting shareholder.

Your tax consequences will depend on your personal situation. First Capital Bank shareholders should consult their tax advisors for a full understanding of the tax consequences of the merger to them.

Q: WHY ARE THE SHAREHOLDERS OF COBIZ VOTING ON THE MERGER?

A: Although the shareholders of CoBiz are not required to approve the merger under state corporate law, the rules of the Nasdaq National Market require CoBiz to obtain shareholder approval because the number of shares issued in the merger will exceed 20% of the outstanding shares of CoBiz common stock before the merger.

Q: WHY IS COBIZ CHANGING ITS NAME?

A: The name Colorado Business Bankshares, Inc. identifies CoBiz with its Colorado market areas. After the merger CoBiz will have operations in Arizona and will continue to evaluate opportunities to expand into other market areas. Management believes that CoBiz's ability to penetrate new geographic markets will be enhanced if the company's name does not contain an express geographic identifier.

Q: WHY IS COBIZ CHANGING THE VOTING REQUIREMENTS FOR SHAREHOLDER ACTION?

A: The effect of this amendment is to allow the CoBiz shareholders to approve most amendments to the articles of incorporation by vote of a majority of the shares voted at a meeting at which a quorum is present rather than by vote of a majority of the outstanding shares. The amendment would reflect the approval requirements applicable to Colorado corporations formed under the current Colorado Business Corporation Act. CoBiz's board of directors believes that the lower voting requirement will make it easier to adopt amendments to the articles of incorporation when appropriate in the future. CoBiz has no current plans to propose any additional amendment if the new voting requirement is adopted.

Q: IS THE MERGER DEPENDENT ON THE APPROVAL OF THE PROPOSED AMENDMENTS TO COBIZ'S ARTICLES OF INCORPORATION?

A: No. If approved by the shareholders of both companies, the merger will proceed whether or not the CoBiz shareholders approve the proposed amendments to its articles of incorporation. Similarly, if the CoBiz shareholders approve the proposed amendments, they will be effective whether or not the merger is approved or completed.

Q: WILL THE MERGER OCCUR IF SHAREHOLDERS OF EITHER COMPANY DO NOT APPROVE THE MERGER?

A: No. The merger must be approved by the shareholders of both CoBiz and First Capital Bank. In the event shareholders of either company do not approve of the merger, it will not occur.

Q: IF MY SHARES ARE HELD IN "STREET NAME" (MEANING THAT MY SHARES ARE HELD BY A BROKER AS NOMINEE), WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions to your broker, your shares will not be voted.

Q: WHAT IS THE EFFECT OF NOT VOTING OR ABSTAINING?

A: For First Capital Bank shareholders, if your shares are not voted or you abstain, it will have the effect of a vote against the merger. For CoBiz shareholders, if your shares are not voted or you abstain, it will have the effect of a vote against the proposed amendments to CoBiz's articles of incorporation, but will not affect the vote on the merger, assuming a quorum is present at the special meeting. If you sign and send in your proxy but do not indicate how you want to vote, your shares will be voted in favor of all of the proposals to be voted upon at the meetings.

Q: WHAT SHOULD I DO NOW?

A: After you have carefully read this document, mail your signed proxy card in the enclosed envelope following the instructions on or with the proxy card or, if your shares are held by a broker as nominee, the instructions provided by your broker regarding how to instruct your broker to vote, so that your shares will be represented at the meeting of your company's shareholders. First Capital Bank shareholders should not send their stock certificates yet.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: CoBiz shareholders should call Richard J. Dalton, Secretary, at (303) 293-2265 and First Capital Bank shareholders should call David O. Denslow, Secretary, at (602) 240-2712 with any questions about the merger or the other matters described in the accompanying joint proxy statement/prospectus.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         This joint proxy statement/prospectus is a part of a registration statement on Form S-4 filed by CoBiz with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This joint proxy statement/prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to CoBiz and the securities offered by this joint proxy statement/prospectus, reference is made to the registration statement, including the documents filed as exhibits to the registration statement. Statements contained in this joint proxy statement/prospectus concerning the provisions of such documents are necessarily summaries, and each such statement is qualified in its entirety by reference to the document filed with the Securities and Exchange Commission.

         CoBiz files periodic reports, proxy statements and other information with the SEC. Those filings are available to the public over the Internet at the SEC's web site. The address of that site is http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference facilities. The address of CoBiz's Internet web site is http:\\www.cobizbank.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This document incorporates important business and financial information about CoBiz that is not included in or delivered with this joint proxy statement/prospectus. The following documents previously filed by CoBiz under the Securities Exchange Act of 1934, as amended, are incorporated by reference into this joint proxy statement/prospectus:

         o CoBiz's annual report on Form 10-KSB for the fiscal year ended December 31, 1999.

         o CoBiz's quarterly report on Form 10-Q for the period ended March 31, 2000.

         o CoBiz's quarterly report on Form 10-Q for the period ended June 30, 2000.

         o CoBiz's quarterly report on Form 10-Q for the period ended September 30, 2000.

         The documents incorporated by reference can be obtained from the SEC's public reference facilities or on the SEC's web site as described above under "Where You Can Find Additional Information." Documents incorporated by reference are also available from CoBiz without charge, excluding all exhibits, unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document or additional copies of this document by requesting them in writing or by telephone from:

         Richard J. Dalton
         Corporate Secretary
         Colorado Business Bankshares, Inc.
         821 Seventeenth Street
         Denver, Colorado 80202
         (303) 293-2265

         If you are a shareholder of First Capital Bank and would like to obtain additional copies of this document, please address your request to:

         David O. Denslow
         Corporate Secretary
         First Capital Bank of Arizona
         2700 North Central Avenue
         Suite 210
         Phoenix, Arizona 85004
         (602) 240-2712

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM COBIZ OR FIRST CAPITAL BANK, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SHAREHOLDERS' MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SHAREHOLDERS' MEETING.

                                   ----------

         CoBiz has supplied all information contained or incorporated by reference in this document relating to CoBiz, and First Capital Bank has supplied all information contained in this document relating to First Capital Bank.

         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meetings. CoBiz and First Capital Bank have not authorized anyone to provide you with information that is different from the information contained in this document. This document is dated _______________, 2001. You should not assume that the information contained in this document is accurate as of any other date and neither the mailing of this document to shareholders nor the issuance of CoBiz common stock in the merger creates any implication to the contrary.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

SUMMARY ..........................................................................................................1
         Information About the Companies .........................................................................1
                  CoBiz ..........................................................................................1
                  First Capital Bank .............................................................................1
         Matters to be Voted on at the Special Meetings ..........................................................1
                  The Merger .....................................................................................1
                  Amendments to Articles of Incorporation of CoBiz ...............................................2
         What First Capital Bank Shareholders Will Receive in the Merger .........................................2
         Special Meetings ........................................................................................2
                  CoBiz ..........................................................................................2
                  First Capital Bank .............................................................................3
         Record Date; Vote Required ..............................................................................3
                  CoBiz ..........................................................................................3
                  First Capital Bank .............................................................................3
         Stock Ownership of CoBiz and First Capital Bank Directors and Executive Officers ........................3
                  CoBiz ..........................................................................................3
                  First Capital Bank .............................................................................4
         Recommendations of CoBiz and First Capital Bank Boards of Directors .....................................4
                  CoBiz ..........................................................................................4
                  First Capital Bank .............................................................................4
         The Merger is Generally Tax-Free to First Capital Bank Shareholders .....................................4
         Interests of Certain Directors and Executive Officers of First Capital Bank in the Merger ...............5
         Directors of CoBiz Following the Merger .................................................................5
         Accounting Treatment of the Merger ......................................................................5
         Regulatory Approvals ....................................................................................6
         First Capital Bank Shareholders Have Dissenters' Rights .................................................6
         Conditions to the Merger ................................................................................6
         Completion of the Merger ................................................................................7
         Termination of the Merger ...............................................................................7
         Differences in the Rights of Shareholders ...............................................................8
         Resales of CoBiz Common Stock Following the Merger ......................................................8
         Comparative Market Price Information ....................................................................8
         Historical Market Prices and Dividend Information .......................................................9
                  CoBiz ..........................................................................................9
                  First Capital Bank ............................................................................10
         Dividend Policy of CoBiz ...............................................................................11
         Historical and Pro Forma Per Share Data ................................................................11

SUMMARY CONSOLIDATED FINANCIAL DATA OF COBIZ ....................................................................13

SUMMARY FINANCIAL DATA OF FIRST CAPITAL BANK ....................................................................16

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA .............................................................18

RISK FACTORS ....................................................................................................20

A WARNING ABOUT FORWARD-LOOKING STATEMENTS ......................................................................24

THE MERGER ......................................................................................................25
         Structure of the Merger ................................................................................25
         Background of the Merger ...............................................................................26
         Reasons for the Merger .................................................................................29
                  First Capital Bank ............................................................................29
                  CoBiz .........................................................................................31
         Interests of Certain Directors and Executive Officers of First Capital Bank in the Merger ..............32
         Federal Income Tax Consequences of the Merger ..........................................................33
         Accounting Treatment of the Merger .....................................................................35
         Nasdaq National Market Listing .........................................................................36
         Exchange of First Capital Bank Common Stock for CoBiz Common Stock .....................................36

THE MERGER AGREEMENT ............................................................................................37
         Conditions to the Merger ...............................................................................37
         Treatment of Options ...................................................................................38
         Termination ............................................................................................38
         Covenants; Conduct of Business Prior to Completion of the Merger .......................................39
         Expenses ...............................................................................................41
         Amendment and Waiver ...................................................................................41
         Agreements with Certain First Capital Bank Shareholders ................................................42
         Employment Agreements ..................................................................................42
         Sales and Resales of CoBiz Common Stock and First Capital Bank Common Stock ............................43
         Regulatory Approvals for the Mergers ...................................................................43

BUSINESS OF COBIZ ...............................................................................................45

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COBIZ ..................61

MANAGEMENT OF COBIZ AFTER THE MERGER ............................................................................78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF COBIZ .........................................................79

PRINCIPAL SHAREHOLDERS OF COBIZ .................................................................................81

THE SPECIAL MEETING OF THE SHAREHOLDERS OF COBIZ.................................................................83


BUSINESS OF FIRST CAPITAL BANK ..................................................................................87

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FIRST CAPITAL BANK .....95

PRINCIPAL SHAREHOLDERS OF FIRST CAPITAL BANK ...................................................................107

THE SPECIAL MEETING OF THE SHAREHOLDERS OF FIRST CAPITAL BANK ..................................................108

DESCRIPTION OF COBIZ CAPITAL STOCK .............................................................................111

MATERIAL DIFFERENCES BETWEEN RIGHTS OF HOLDERS OF COBIZ COMMON STOCK AND RIGHTS OF HOLDERS OF
         FIRST CAPITAL BANK COMMON STOCK .......................................................................114

DISSENTERS' RIGHTS .............................................................................................115

EXPERTS ........................................................................................................117

LEGAL MATTERS ..................................................................................................117

INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS AND HISTORICAL FINANCIAL STATEMENTS .................F-1

ANNEX A      AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER..................................................A-1

ANNEX B      CHAPTER 13 OF THE ARIZONA BUSINESS CORPORATION ACT - DISSENTERS' RIGHTS ...........................B-1

                                     SUMMARY

         This summary, together with the preceding Questions and Answers section, highlights selected information from this joint proxy statement/prospectus, but does not contain all of the information that is important to you. To understand the merger and the merger agreement, you should carefully read this entire document and the documents referred to in "Incorporation of Certain Documents by Reference" on page ix. You should pay special attention to the information presented in "Risk Factors" beginning on page 20 and "A Warning About Forward-Looking Statements" beginning on page 24. A copy of the Amended and Restated Agreement and Plan of Merger dated November 28, 2000 (the "Merger Agreement") is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the Merger Agreement in full, since it is the legal document governing the merger transaction.

INFORMATION ABOUT THE COMPANIES

         COBIZ

         CoBiz is a financial holding company headquartered in Denver, Colorado. CoBiz's wholly owned subsidiary, Colorado Business Bank, N.A., is a full-service business banking institution with nine Colorado locations. As of September 30, 2000, CoBiz had total assets of $610.3 million, net loans and leases of $408.0 million and deposits of $427.0 million. CoBiz provides a broad range of financial products and services, including credit, cash management, investment, deposit, trust, employee benefits consulting and insurance brokerage products and services, to a targeted customer base of small- and medium-sized businesses and high net worth individuals, primarily in the Denver metropolitan area. CoBiz's principal executive offices are located at 821 17th Street, Denver, Colorado 80202, and its telephone number is (303) 293-2265.

         FIRST CAPITAL BANK

         First Capital Bank is an Arizona state-chartered commercial bank with two locations serving Phoenix and the surrounding area of Maricopa County, Arizona. As of September 30, 2000, First Capital Bank had total assets of $104.1 million, net loans of $72.3 million and deposits of $90.1 million. First Capital Bank provides commercial banking services to a targeted customer base of small- and medium-sized businesses and high net worth individuals. First Capital Bank's principal executive offices are located at 2700 North Central Avenue, Suite 210, Phoenix, Arizona 85004, and its telephone number is (602) 240-2700.

MATTERS TO BE VOTED ON AT THE SPECIAL MEETINGS

         THE MERGER

         First Capital Bank will merge with a subsidiary of CoBiz. After the merger, First Capital Bank will be a wholly owned subsidiary of CoBiz. In the merger, each outstanding share of First Capital Bank common stock will be converted into shares of CoBiz common stock based on a conversion ratio calculated as described below.

         AMENDMENTS TO ARTICLES OF INCORPORATION OF COBIZ

         In addition to the merger, CoBiz shareholders will vote on two proposed amendments to its articles of incorporation. The first would change its proper corporate name from Colorado Business Bankshares, Inc. to CoBiz Inc. The second would reduce the shareholder vote required to approve amendments to its articles of incorporation from a majority of the outstanding shares to a majority of the votes cast at a meeting at which a quorum is present. The change in the voting requirement would conform CoBiz's articles of incorporation to the voting requirements of the Colorado Business Corporation Act applicable to corporations formed after the effective date of that Act.

WHAT FIRST CAPITAL BANK SHAREHOLDERS WILL RECEIVE IN THE MERGER

         In the merger, First Capital Bank shareholders will receive shares of CoBiz common stock in exchange for their shares of First Capital Bank common stock. The number of shares of CoBiz common stock to be received will be determined by a conversion ratio based on the average closing price of the CoBiz common stock for the 20 trading days ending three trading days prior to the merger. If the average closing price is $14.50 or less, the conversion ratio will be 2.621 shares of CoBiz common stock for each share of First Capital Bank common stock. If the average closing price exceeds $14.50, the conversion ratio will be calculated by adding half of the excess to $38.00 and dividing that sum by the average closing price. This formula reduces the conversion ratio as the market value of the CoBiz common stock increases, but the reduction is proportionately smaller than the increase. As a result, the aggregate market value of the CoBiz stock issued in the merger will increase in response to increases in the average closing price, even though the conversion ratio decreases. For example, if the average closing price were $16.00, the conversion ratio would be reduced from 2.621 to 2.422, but the shares of CoBiz common stock issued for each share of First Capital Bank common stock would be worth $38.75 rather than $38.00, based on the average closing price. On December 12, 2000, the closing price of CoBiz stock on the Nasdaq National Market was $16.625. The final conversion ratio cannot be determined until the closing date of the merger. First Capital Bank shareholders should obtain current market prices for CoBiz common stock to see how this formula may affect them. CoBiz will pay cash in lieu of fractional shares based on the average closing price discussed above.

SPECIAL MEETINGS

         COBIZ

         The special meeting of the CoBiz shareholders will be held at ________________, ___________________________ at ____ a.m., local time, on
___________, 2001. At that special meeting, the CoBiz shareholders will be asked to vote on the Merger Agreement and the amendments to CoBiz's articles of incorporation described above.

         FIRST CAPITAL BANK

         The special meeting of the First Capital Bank shareholders will be held at the Valley of the Sun meeting room at Hampton Inn, 160 West Catalina Drive, Phoenix, Arizona 85013, at 10:00 a.m., local time, on ___________, 2001. At that special meeting, the First Capital Bank shareholders will be asked to vote on the Merger Agreement.

RECORD DATE; VOTE REQUIRED

         COBIZ

         You are entitled to vote at the special meeting of CoBiz shareholders if you owned CoBiz common stock on _______, 2001, the record date for that special meeting. As of that date, there were __________ shares of CoBiz common stock outstanding held by approximately ____ holders of record. Each holder of CoBiz common stock is entitled to one vote per share.

         Although a vote of the shareholders of CoBiz is not required to approve the Merger Agreement under state corporate law, the rules of the Nasdaq National Market require CoBiz to obtain shareholder approval because the number of shares issued in the merger will exceed 20% of the number of shares of CoBiz common stock outstanding before the merger. To satisfy this requirement, the Merger Agreement must be approved by a majority of the votes cast on the Merger Agreement at the special meeting of the CoBiz shareholders.

         The approval of the proposed amendments to CoBiz's articles of incorporation requires the affirmative vote of the holders of a majority of the shares of CoBiz common stock outstanding on the CoBiz record date.

         FIRST CAPITAL BANK

         You are entitled to vote at the special meeting of First Capital Bank shareholders if you owned First Capital Bank common stock on _______, 2001, the record date for that special meeting. As of that date, there were __________ shares of First Capital Bank common stock outstanding held by approximately ____ holders of record. Each holder of First Capital Bank common stock is entitled to one vote per share.

         The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of First Capital Bank common stock outstanding on the record date.

STOCK OWNERSHIP OF COBIZ AND FIRST CAPITAL BANK DIRECTORS AND EXECUTIVE OFFICERS

         COBIZ

         On the record date for the CoBiz special meeting, directors and executive officers of CoBiz, including their affiliates, beneficially owned an aggregate of __________shares of CoBiz common stock or approximately ____% of the outstanding shares of CoBiz common stock. CoBiz believes that all of its directors and executive officers and their affiliates will vote all of their shares of CoBiz common stock in favor of the Merger Agreement and the amendments to CoBiz's articles of incorporation.

         FIRST CAPITAL BANK

         On the record date for the First Capital Bank special meeting, directors and executive officers of First Capital Bank, including their affiliates, beneficially owned an aggregate of ________ outstanding shares of First Capital Bank common stock or approximately ___% of the outstanding shares of First Capital Bank common stock. All officers and directors of First Capital Bank have signed voting agreements pursuant to which they have agreed to vote in favor of the Merger Agreement.

RECOMMENDATIONS OF COBIZ AND FIRST CAPITAL BANK BOARDS OF DIRECTORS

         COBIZ

         The board of directors of CoBiz has unanimously approved and adopted the Merger Agreement and the amendments to CoBiz's articles of incorporation and recommends that CoBiz shareholders vote FOR approval of the Merger Agreement and FOR those amendments. CoBiz shareholders should refer to the discussion of the factors the CoBiz board of directors considered in determining whether to approve and adopt the Merger Agreement beginning on page 29.

         FIRST CAPITAL BANK

         The board of directors of First Capital Bank has unanimously approved and adopted the Merger Agreement and recommends a vote FOR approval of the Merger Agreement. First Capital Bank shareholders should refer to the discussion of the factors the First Capital Bank board of directors considered in determining whether to approve and adopt the Merger Agreement beginning on page 29.

THE MERGER IS GENERALLY TAX-FREE TO FIRST CAPITAL BANK SHAREHOLDERS

         First Capital Bank expects that, for U.S. federal income tax purposes, no gain or loss will be recognized by the First Capital Bank shareholders upon exchange of their shares of First Capital Bank common stock for shares of CoBiz common stock. First Capital Bank has received an opinion from its legal counsel to that effect, based on certain assumptions described in "The Merger - Federal Income Tax Consequences of the Merger." First Capital Bank shareholders will, however, have to pay taxes on any cash received for fractional shares or as a dissenting shareholder.

INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF FIRST CAPITAL BANK IN THE MERGER

         When First Capital Bank shareholders consider the First Capital Bank board of directors' recommendation to vote FOR the Merger Agreement, they should be aware that certain executive officers and directors of First Capital Bank have interests in the merger as employees and/or directors that are different from, and may conflict with, the interests of First Capital Bank shareholders. These interests include the following, each of which will occur at the effective time of the merger:

         o The outstanding options to purchase First Capital Bank common stock held by directors, officers and employees of First Capital Bank will be automatically converted into options to acquire shares of CoBiz common stock, adjusted to account for the conversion ratio in the merger.

         o The directors of First Capital Bank who participate in First Capital Bank's Director Deferred Compensation Plan will be paid the value of their deferred accounts based on the average closing price of the CoBiz stock used in determining the conversion ratio in the merger.

         o Certain members of senior management of First Capital Bank will enter into employment agreements with First Capital Bank as the surviving corporation which provide for severance benefits they have not had prior to the merger.

         o Certain members of the board of directors of First Capital Bank will become members of the board of directors of CoBiz.

         The First Capital Bank board of directors recognized these interests and determined that they did not negatively affect the benefits of the merger to the First Capital Bank shareholders.

DIRECTORS OF COBIZ FOLLOWING THE MERGER

         Upon completion of the merger, the size of the CoBiz board of directors will be increased by three directors and Harold F. Mosanko, Alan R. Kennedy and Thomas M. Longust, who are currently directors of First Capital Bank, will be added to the CoBiz board.

ACCOUNTING TREATMENT OF THE MERGER

         CoBiz expects to account for the merger as a pooling-of-interests. As a result, the financial statements of CoBiz will be presented as though CoBiz and First Capital Bank had always been combined. CoBiz does not expect to record any goodwill as a result of the merger.

REGULATORY APPROVALS

         The merger must be approved by the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") and the Arizona Superintendent of Banking (the "ASB"). Applications for all of these approvals have been filed. However, we cannot predict whether or when we will obtain those approvals.

FIRST CAPITAL BANK SHAREHOLDERS HAVE DISSENTERS' RIGHTS

         First Capital Bank's shareholders have dissenters' rights under Chapter 13 of the Arizona Business Corporation Act, the text of which is attached as Annex B. This means that First Capital Bank shareholders who do not vote in favor of the merger may make a written demand to First Capital Bank for payment in cash of the "fair value" of their shares in accordance with the procedures established in that Chapter. For that purpose, "fair value" means the value of the shares of First Capital Bank common stock immediately before the merger, excluding any appreciation or depreciation in anticipation of the merger, unless exclusion is inequitable. The attached copy of Chapter 13 sets forth the steps that a dissenting First Capital Bank shareholder must take to exercise dissenter's rights and that information is summarized in this joint proxy statement/prospectus in the section entitled "Dissenters' Rights." First Capital Bank shareholders who exercise dissenters' rights would not receive CoBiz common stock in the merger.

CONDITIONS TO THE MERGER

         The completion of the merger depends upon the satisfaction of a number of conditions, including:

         o Approval of the Merger Agreement by the shareholders of CoBiz and the shareholders of First Capital Bank.

         o Receipt of listing approval from the Nasdaq National Market for the CoBiz common stock to be issued in the merger.

         o Receipt of all necessary federal and state regulatory approvals for the merger.

         o The number of shares owned by First Capital Bank shareholders who exercise dissenters' rights must not require payments in an aggregate amount that would prevent CoBiz from accounting for the merger as a pooling-of-interests or would require cash payments of more than 2% of the total merger consideration.

         o No injunction prohibiting the merger shall have been issued and there shall be no pending or threatened litigation seeking to prohibit the merger.

         o Receipt of a letter from Jennings, Strouss & Salmon, P.L.C., counsel to First Capital Bank, confirming their opinion that the merger will not result in the recognition of gain or loss for federal income tax purposes to CoBiz, First Capital Bank or the First Capital Bank shareholders.

         Either CoBiz or First Capital Bank can waive any condition for its benefit, other than the receipt of necessary governmental and Nasdaq approvals, and complete the merger even though the condition has not been satisfied.

COMPLETION OF THE MERGER

         The merger will be completed as soon as practicable following the satisfaction or waiver of the conditions to the merger described above. If all of the other conditions have been met or waived at the time of the special meetings, and if the merger is approved by the shareholders of both companies, the merger will be completed immediately following the meetings. If any governmental approval has not been received or other condition has not been fulfilled at the time of the meetings, the completion of the merger will be deferred pending receipt of the approval or fulfillment of the condition. Either party may terminate the Merger Agreement if the merger has not been completed by March 31, 2001, but that date may be extended by mutual agreement of the boards of directors of CoBiz and First Capital Bank.

         After the merger is completed, CoBiz will send First Capital Bank shareholders a letter of transmittal and instructions for sending in First Capital Bank stock certificates to be exchanged for certificates representing their CoBiz stock and any payment due for fractional shares. First Capital Bank shareholders should not send in their stock certificates until they receive those materials from CoBiz.

TERMINATION OF THE MERGER

         The Merger Agreement may be terminated at any time prior to the consummation of the merger as follows:

         o        CoBiz and First Capital Bank may mutually agree to terminate.

         o Either CoBiz or First Capital Bank may terminate if any of the conditions to its obligations under the Merger Agreement has not been satisfied or waived and the merger is not completed by March 31, 2001, but that date may be extended by mutual agreement of the boards of directors of CoBiz and First Capital Bank.

         o By CoBiz or First Capital Bank if the CoBiz shareholders or the First Capital Bank shareholders do not approve the Merger Agreement at their special meeting.

         o Either CoBiz or First Capital Bank may terminate if the other party materially breaches any of its representations, warranties or covenants in the Merger Agreement and does not cure the breach after notice.

         o Either CoBiz or First Capital Bank may terminate if the board of directors of the other party withdraws or adversely modifies its recommendation of the merger.

         o By First Capital Bank if the average closing price of the CoBiz common stock on the Nasdaq National Market for the 20 trading days ending with the third trading day prior to the merger is less than $14.50.

DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

         The rights of First Capital Bank shareholders are currently governed by Arizona corporate law and the articles of incorporation and bylaws of First Capital Bank. After the merger, their rights as shareholders of CoBiz will be governed by Colorado corporate law and the articles of incorporation and bylaws of CoBiz. The material differences to the First Capital Bank shareholders are:

         o Cumulative voting is not allowed in the election of CoBiz directors.

         o CoBiz shareholders do not have preemptive rights to purchase a pro rata share of any new stock issued.

         o CoBiz can issue preferred stock having rights and preferences established by the board of directors without the approval of the CoBiz shareholders.

RESALES OF COBIZ COMMON STOCK FOLLOWING THE MERGER

         Shares of CoBiz common stock issued in the merger will be freely transferable by First Capital Bank shareholders, except shareholders who may be "affiliates" of First Capital Bank prior to the merger. Affiliates generally include directors, executive officers and holders of 10% or more of the common stock of First Capital Bank before the merger. First Capital Bank has provided to CoBiz the written agreement of each person believed to be an "affiliate" that such person will not dispose of its shares of First Capital Bank common stock prior to the merger or the CoBiz common stock received in the merger, except in compliance with Rule 145 of the Securities and Exchange Commission and applicable accounting rules relating to pooling-of-interests accounting treatment for the merger.

COMPARATIVE MARKET PRICE INFORMATION

         The following table presents information concerning closing prices for CoBiz common stock on the Nasdaq National Market and First Capital Bank common stock on the OTC Bulletin Board on the last day that a trade was reported prior to our public announcement of the signing of the Merger Agreement and on _____________, 2000. We announced the Agreement and Plan of Merger on October 24, 2000. The last day on which a trade was reported prior to that date was October 23, 2000 for CoBiz and October 2, 2000 for First Capital Bank.


                        CoBiz Common Stock       First Capital Bank Common Stock
                        ------------------       -------------------------------
   Last trade prior
   to announcement             $16.875                          $26.50

   November 27, 2000            16.125                           33.00


         Set forth below for each of the dates reflected in the preceding table are the equivalent pro forma closing prices of the shares of CoBiz common stock that would be issued in the merger for each share of First Capital Bank common stock assuming the conversion ratio set forth in the table. We determined these pro forma prices by multiplying the closing price of CoBiz common stock on such date by the assumed conversion ratio shown in the table.


                                    CoBiz               Assumed               Equivalent pro forma
                                    closing            conversion             First Capital Bank
                                    price                ratio                       price
                                    -------            ----------             --------------------
Last trade prior
to announcement                     $16.875              2.322                       $ 39.19

November 27, 2000                   $16.125              2.407                         38.81

         Under the Merger Agreement, the conversion ratio will be based on the average closing price of the CoBiz common stock for the 20 trading days ending three trading days before the merger is completed. The conversion ratios in the table assume that the average closing price of the CoBiz common stock was equal to the closing price shown in the table as of each date.

         CoBiz and First Capital Bank urge you to obtain current market quotations for CoBiz common stock and First Capital Bank common stock. We expect that the market prices of CoBiz common stock and First Capital Bank common stock will fluctuate between the date of this document and the date on which the merger is completed. Because the market price of CoBiz common stock is subject to fluctuation and the number of shares issuable in the merger is based on the market price of CoBiz common stock, the number and value of the shares of CoBiz common stock that First Capital Bank shareholders will receive in the merger may increase or decrease up to the date that the merger is completed.

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION

         COBIZ

         CoBiz common stock is listed on the Nasdaq National Market under the symbol "COBZ." The following table sets forth the high and low prices per share of CoBiz common stock as reported on the Nasdaq National Market for each quarter since inception of trading and the dividends paid per share of CoBiz common stock. The total trading volume for CoBiz common stock for the third quarter of 2000 was 525,500 shares.


                                                                       Dividends
                                        High           Low             declared
                                        ----           ---             ---------
1998:
    Second quarter                    $16.000         $12.000            $   --
    Third quarter                      16.000          12.375                --
    Fourth quarter                     13.000          10.188                --
1999:
    First quarter                      13.063          11.000                --
    Second quarter                     12.375          10.500                --
    Third quarter                      13.438          10.750              0.05
    Fourth quarter                     14.875          11.125              0.05
2000:
    First quarter                      14.375          12.125              0.05
    Second quarter                     14.000          12.500              0.05
    Third quarter                      17.000          12.938              0.06

CoBiz paid a cash dividend of $0.06 per share for the fourth quarter 2000 on November 13, 2000.

         FIRST CAPITAL BANK

         First Capital Bank common stock is traded on the OTC Bulletin Board under the symbol "FCAZ." The following table sets forth for the calendar quarters indicated the high and low prices per share of First Capital Bank common stock as reported on the OTC Bulletin Board for each quarter since inception of trading. First Capital Bank has never paid a cash dividend on its common stock. The trading market for First Capital Bank common stock is relatively small. The total trading volume for First Capital Bank common stock for the third quarter of 2000 was 1,900 shares.


                                               High                Low
                                               ----                ---
         1998:
             Third quarter                    $20.250           $18.250
             Fourth quarter                    19.250            18.000
         1999:
             First quarter                     20.500            18.500
             Second quarter                    27.000            19.750
             Third quarter                     29.000            24.000
             Fourth quarter                    31.000            27.000
         2000:
             First quarter                     30.500            20.000
             Second quarter                    27.000            24.625
             Third quarter                     31.000            26.000

         First Capital Bank paid a 5% stock dividend in the second quarter of 2000. The prices in the table have not been adjusted to reflect that dividend.

DIVIDEND POLICY OF COBIZ

         After the merger, holders of CoBiz common stock will be entitled to receive dividends when, as and if declared by the board of directors of CoBiz. The timing and amount of future dividends are at the discretion of the board of directors of CoBiz and will depend upon the consolidated earnings, financial condition, liquidity and capital requirements of CoBiz and its subsidiaries, the amount of cash dividends paid to CoBiz by its subsidiaries, applicable government regulations and policies and other factors considered relevant by the board of directors of CoBiz. The board of directors of CoBiz anticipates that it will continue to pay quarterly dividends in amounts determined based on the factors discussed above.

HISTORICAL AND PRO FORMA PER SHARE DATA

         Summarized below is certain per share information for CoBiz and First Capital Bank on an historical, pro forma combined and pro forma equivalent basis. In calculating the pro forma per share information, we used a conversion ratio of 2.422 shares of CoBiz common stock for each share of First Capital Bank common stock, which is the conversion ratio that would apply if the average closing price of the CoBiz common stock is $16.00 per share.

         We have calculated the pro forma CoBiz and First Capital Bank combined per share data for net income using the weighted average number of shares of CoBiz common stock outstanding for the periods presented, increased by the weighted average number of shares of First Capital Bank common stock outstanding for the periods presented multiplied by an assumed conversion ratio of 2.422 shares of CoBiz's common stock for each share of First Capital Bank common stock, as if these shares were outstanding for each period presented.

         The pro forma combined dividends assume no changes in CoBiz's cash dividends per share. The ability of CoBiz to pay dividends in the future is limited by certain regulatory restrictions. Please see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of CoBiz - Liquidity and Capital Resources" for a discussion of those restrictions.

         The pro forma CoBiz and First Capital Bank combined book value per share has been calculated using the shares of outstanding CoBiz common stock increased by the shares of outstanding First Capital Bank common stock multiplied by an assumed conversion ratio of 2.422 for each share of First Capital Bank common stock as if these shares were outstanding as of the date presented.

         The equivalent pro forma First Capital Bank share information has been calculated by multiplying the CoBiz pro forma combined per share net income, dividends and book value by an assumed conversion ratio of 2.422.


                                                   For the nine
                                                   months ended           For the year ended
                                                   September 30,              December 31,
                                               -------------------   ------------------------------
                                                 2000       1999       1999       1998       1997
                                               --------   --------   --------   --------   --------

Basic earnings per share:
     CoBiz, historical ......................  $   0.73   $   0.51   $   0.74   $   0.53   $   0.37
     First Capital Bank, historical(1) .....       1.37       0.69       1.11       0.52       0.02
     CoBiz, pro forma combined ..............      0.70       0.47       0.68       0.46       0.29
     First Capital Bank, equivalent
        pro forma ...........................      1.70       1.14       1.65       1.11       0.70


Diluted earnings per share:
     CoBiz, historical ......................      0.71       0.50       0.72       0.51       0.36
     First Capital Bank, historical(1) ......      1.30       0.67       1.06       0.51       0.02
     CoBiz, pro forma combined ..............      0.67       0.45       0.66       0.45       0.29
     First Capital Bank, equivalent pro
        forma ...............................      1.63       1.09       1.61       1.09       0.70

Cash dividends per share:
     CoBiz, historical ......................      0.16       0.05       0.10         --         --
     First Capital Bank, historical .........        --         --         --         --         --
     CoBiz, pro forma combined ..............      0.13       0.04       0.08         --         --
     First Capital Bank, equivalent
        pro forma ...........................      0.31       0.10       0.19         --         --



                                          At September       At December
                                            30, 2000           31, 1999
                                         -------------      -------------

Book value per share:
     CoBiz, historical ................. $        6.65      $        6.05
     First Capital Bank, historical(1)..         15.14              14.31
     CoBiz, pro forma combined .........          6.57               6.02
     First Capital Bank, equivalent
        pro forma ......................         15.91              14.57



(1) Restated for a 5% stock dividend paid in the second quarter of 2000.

                  SUMMARY CONSOLIDATED FINANCIAL DATA OF COBIZ

         The following selected consolidated financial data for and as of the end of each of the years in the five-year period ended December 31, 1999 are derived from CoBiz's audited financial statements. The data set forth below as of and for the nine months ended September 30, 2000 and 1999 are unaudited and, in the opinion of CoBiz management, reflect all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of the results for such interim periods. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of CoBiz" and CoBiz's consolidated financial statements and related notes included in this joint proxy statement/prospectus. Results for past periods are not necessarily indicative of results to be expected for any future period, and the results for the nine- month period ended September 30, 2000 are not necessarily indicative of the results for the entire year.

                                                At or for the
                                             nine months ended
                                                September 30,                    At or for the year ended December 31,
                                           ----------------------    -------------------------------------------------------------
                                             2000         1999         1999         1998         1997         1996         1995
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                          (Dollars in thousands, except per share amounts)
STATEMENT OF INCOME DATA:
Interest income ........................   $  33,259    $  23,041    $  32,409    $  23,899    $  18,147    $  13,711    $  11,231
Interest expense .......................      14,298        8,167       11,879        8,577        7,016        5,323        4,400
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net interest income before provision
   for loan and lease losses ...........      18,961       14,874       20,530       15,322       11,131        8,388        6,831
Provision for loan and lease losses ....       1,262        1,006        1,473        1,188          949          493          242
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net interest income after provision
   for loan and lease losses ...........      17,699       13,868       19,057       14,134       10,182        7,895        6,589
Noninterest income .....................       3,518        3,353        4,610        4,246        3,303        1,794        1,191
Noninterest expense ....................      13,047       11,682       15,746       13,133       10,387        7,827        6,632
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income before income taxes .............       8,170        5,539        7,921        5,247        3,098        1,862        1,148
Provision for income taxes .............       3,257        2,117        3,002        2,031        1,245          762          432
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income .............................   $   4,913    $   3,422    $   4,919    $   3,216    $   1,853    $   1,100    $     716
                                           =========    =========    =========    =========    =========    =========    =========

Earnings per share - basic .............   $    0.73    $    0.51    $    0.74    $    0.53    $    0.37    $    0.29    $    0.19
                                           =========    =========    =========    =========    =========    =========    =========
Earnings per share - diluted ...........   $    0.71    $    0.50    $    0.72    $    0.51    $    0.36    $    0.29    $    0.19
                                           =========    =========    =========    =========    =========    =========    =========
BALANCE SHEET DATA:
Total assets ...........................   $ 610,291    $ 449,323    $ 492,009    $ 366,550    $ 264,059    $ 190,645    $ 160,421
Investments ............................     152,556      103,381      109,921      107,937       58,784       57,571       50,991
Loans and leases .......................     413,506      307,618      350,679      226,550      166,339      112,408       88,702
Allowance for loan and lease losses ....       5,463        4,195        4,585        3,271        2,248        1,660        1,392
Deposits ...............................     427,004      332,933      383,329      273,028      221,058      155,310      137,513

Company obligated mandatorily
  redeemable preferred securities of
  subsidiary trust holding solely
  subordinated debentures ..............      20,000           --           --           --           --           --           --

Preferred shareholders' equity .........          --           --           --           --           --        1,500           --
Common shareholders' equity ............      44,629       39,320       40,351       37,172       15,925       10,189        9,066

KEY RATIOS:
Return on average total assets(1) ......        1.22%        1.12%        1.15%        1.08%        0.83%        0.64%        0.50%
Return on average common
   shareholders' equity(1) .............       15.40        11.88        12.67        11.80        12.21        11.47         8.24
Average common equity to average
   assets ..............................        7.94         9.42         9.11         9.10         6.35         5.54         6.01
Net interest margin(1)(2) ..............        5.11         5.32         5.27         5.71         5.52         5.46         5.44
Efficiency ratio(3) ....................       58.30        64.40        62.91        67.78        72.32        76.87        82.67
Nonperforming assets to total assets ...        0.14         0.12         0.14         0.13         0.31         0.36         0.58
Nonperforming loans and leases to
    total loans and leases .............        0.21         0.17         0.19         0.21         0.49         0.52         0.69
Allowance for loan and lease
   losses to total loans and leases ....        1.32         1.36         1.31         1.44         1.35         1.48         1.57
Allowance for loan and lease losses
    to nonperforming loans and leases ..      620.09       779.74       671.30       700.40       277.19       285.22       225.97
Net charge-offs to average
   loans and leases ....................        0.14         0.04         0.06         0.08         0.26         0.23         0.04

----------
(1) The ratios for the nine months ended September 30, 2000 and 1999 have been annualized and are not necessarily indicative of results for the entire year.
(2) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.
(3) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income, excluding nonrecurring gains.

      The following selected quarterly financial data of CoBiz for each of the quarters in the two years ended December 31, 1999 and the nine months ended September 30, 2000 are unaudited and, in the opinion of CoBiz management, reflect all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of such data.

                                                          For the quarter ended
                              ----------------------------------------------------------------------------
                              September 30,    June 30,        March 31,      December 31,   September 30,
                                  2000           2000            2000             1999            1999
                              -------------   -----------     -----------     ------------   -------------
                                                 (In thousands, except per share amounts)
Interest income.............   $    12,146    $    10,986     $    10,127     $     9,368     $     8,467
Interest expense............         5,609          4,583           4,106           3,712           3,081

Net interest
   income...................         6,537          6,403           6,021           5,656           5,386
Net income..................         1,698          1,721           1,494           1,497           1,273
Earnings per
   share - basic............   $      0.25    $      0.26     $      0.22     $      0.23     $      0.19
                               ===========    ===========     ===========     ===========     ===========
Earnings per
   share - diluted..........   $      0.25    $      0.25     $      0.22     $      0.21     $      0.19
                               ===========    ===========     ===========     ===========     ===========

                                                               For the quarter ended
                              ------------------------------------------------------------------------------------------
                              June 30,        March 31,      December 31,   September 30,     June 30,       March 31,
                                1999            1999             1998           1998            1998            1998
                             -----------     -----------     ------------   -------------    -----------     -----------
                                                       (In thousands, except per share amounts)
Interest income............  $     7,659     $     6,915     $     6,470     $     6,260     $     5,792     $     5,377
Interest expense...........        2,690           2,396           2,166           2,165           2,228           2,018

Net interest
   income..................        4,969           4,519           4,304           4,095           3,564           3,359
Net income.................        1,142           1,007             991           1,003             635             587
Earnings per
   share - basic...........  $      0.17     $      0.15     $      0.17     $      0.14     $      0.11     $      0.11
                             ===========     ===========     ===========     ===========     ===========     ===========
Earnings per
   share - diluted.........  $      0.17     $      0.15     $      0.17     $      0.13     $      0.11     $      0.10
                             ===========     ===========     ===========     ===========     ===========     ===========

                  SUMMARY FINANCIAL DATA OF FIRST CAPITAL BANK

         The following selected financial data for and as of the end of each of the years in the four-year period ended December 31, 1999 are derived from First Capital Bank's audited financial statements. The data set forth below as of and for the nine months ended September 30, 2000 and 1999 are unaudited and, in the opinion of First Capital Bank management, reflect all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of the results for such interim periods. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Capital Bank" and First Capital Bank's financial statements and related notes included in this joint proxy statement/prospectus. Results for past periods are not necessarily indicative of results to be expected for any future period, and the results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results for the entire year.

                                                      At or for the
                                                    nine months ended
                                                       September 30,                 At or for the year ended December 31,
                                                 ------------------------    -----------------------------------------------------
                                                   2000           1999          1999          1998           1997         1996(1)
                                                 ----------    ----------    ----------    ----------     ----------    ----------
                                                                      (Dollars in thousands, except per share amounts)
STATEMENT OF INCOME DATA:
Interest income ..............................   $    6,001    $    4,526    $    6,301    $    4,366     $    2,182    $      221
Interest expense .............................        2,843         1,987         2,796         1,854            818            70
                                                 ----------    ----------    ----------    ----------     ----------    ----------
Net interest income ..........................        3,158         2,539         3,505         2,512          1,364           151
Provision for loan losses ....................          109           170           179           155            201            50
                                                 ----------    ----------    ----------    ----------     ----------    ----------
Net interest income after provision for loan
  losses .....................................        3,049         2,369         3,326         2,357          1,163           101
Noninterest income ...........................          238           309           352           201            132            40
Noninterest expense ..........................        1,663         1,871         2,408         2,082          1,287           453
                                                 ----------    ----------    ----------    ----------     ----------    ----------
Pre-tax income (loss) ........................        1,624           807         1,270           476              8          (312)
Income before income taxes ...................          623           302           459            52             --            --
Cumulative effect of accounting
   change for organizational costs ...........           --            --            --           (45)            --            --
                                                 ----------    ----------    ----------    ----------     ----------    ----------
Net income (loss) ............................   $    1,001    $      505    $      811    $      379     $        8    $     (312)
                                                 ==========    ==========    ==========    ==========     ==========    ==========

Earnings per share - basic(2) ................   $     1.37    $     0.69    $     1.11    $     0.52     $     0.02    $    (0.65)
                                                 ==========    ==========    ==========    ==========     ==========    ==========
Earnings per share - diluted(2) ..............   $     1.30    $     0.67    $     1.06    $     0.51     $     0.02    $    (0.65)
                                                 ==========    ==========    ==========    ==========     ==========    ==========

BALANCE SHEET DATA:
Total assets .................................   $  104,101    $   85,496    $   86,430    $   67,159     $   38,251    $   13,360
Investments ..................................       22,783        20,427        16,716        13,244             --            --
Loans ........................................       72,988        59,370        63,211        43,467         27,870         5,008
Allowance for loan losses ....................          695           576           586           407            251            50
Deposits .....................................       90,135        75,492        74,984        57,626         29,249         8,119
Common shareholders' equity ..................       11,043         9,666         9,928         9,407          8,962         5,231

KEY RATIOS:
Return on average total assets(3) ............         1.45%         0.89%         1.04%         0.72%          0.03%        (8.06)%
Return on average shareholder's equity(3) ....        12.75          7.06          8.44          4.12           0.13        (14.00)
Average common equity to average assets ......        11.35         12.64         12.31         17.57          24.95         57.57
Net interest margin(3)(4) ....................         3.62          3.60          4.80          5.15           5.63          5.89
Efficiency ratio(5) ..........................         49.0          50.3          64.5          78.7           86.0         237.2
Nonperforming assets to total assets .........           --            --            --            --             --            --
Nonperforming loans to total loans(6) ........           --            --            --            --             --            --
Allowance for loan losses to total loans .....         0.95          0.97          0.94          0.95           0.91          1.00
Allowance for loan  losses to
nonperforming loans(6) .......................           --            --            --            --             --            --
Net charge-offs to average loans(6) ..........           --            --            --            --             --            --

----------

(1) The information presented represents a partial year. First Capital Bank commenced operations on August 7, 1996. Key ratios were computed after annualizing this five-month operational period.

(2) Restated for a 5% stock dividend paid in the second quarter of 2000.

(3) The ratios for the nine months ended September 30, 2000 and 1999 have been annualized and are not necessarily indicative of results for the entire year.

(4) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.

(5) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income, excluding nonrecurring gains.

(6) First Capital Bank has not had any nonperforming loans or other real estate owned at the end of the periods disclosed, nor any charge-offs since it began operations in 1996. A nonperforming loan is defined as a loan that is placed on nonaccrual status, a troubled debt restructuring, or a loan greater than 90 days past due as to principal and/or interest payment.

               SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         The following unaudited selected pro forma statement of income data for the nine months ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of CoBiz and First Capital Bank as if the companies had been combined for the entire periods. The following unaudited selected pro forma balance sheet data as of September 30, 2000 and 1999 and as of December 31, 1999, 1998 and 1997 combines the historical selected financial data of CoBiz and First Capital Bank as if the merger had been effective as of each such date, after giving effect to certain adjustments. These adjustments are based on estimates. The unaudited selected pro forma combined financial data has been prepared from, and should be read in conjunction with, the historical consolidated financial statements of CoBiz and First Capital Bank.

         The selected unaudited pro forma financial data reflects the application of the pooling-of-interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses are combined and reflected at their historical amounts.

         The selected pro forma combined figures shown in the selected unaudited pro forma financial data are simply arithmetical combinations of CoBiz's and First Capital Bank's separate financial results. You should not assume that CoBiz and First Capital Bank would have achieved the pro forma combined results if they had actually been combined during the periods presented.

         The combined company expects to incur merger and other non-recurring expenses as a result of the combination and to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of CoBiz and First Capital Bank, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings.

                                                 At or for the
                                               nine months ended
                                                 September 30,          At or for the years ended December 31,
                                               -----------------       ----------------------------------------
                                                      2000                1999           1998           1997
                                                   ----------          ----------     ----------     ----------
                                                             (Dollars in thousands, except per share amounts)
STATEMENT OF INCOME DATA:
Interest income ...............................    $   39,260          $   38,709     $   28,265     $   20,329
Interest expense ..............................        17,141              14,674         10,431          7,834
                                                   ----------          ----------     ----------     ----------
Net interest income before provision
   for loan losses ............................        22,119              24,035         17,834         12,495
Provision for loan and lease losses ...........         1,371               1,652          1,344          1,150
                                                   ----------          ----------     ----------     ----------
Net interest income after provision
   for loan and lease losses ..................        20,748              22,383         16,490         11,345
Noninterest income ............................         3,756               4,962          4,448          3,435
Noninterest expense ...........................        14,710              18,154         15,215         11,674
                                                   ----------          ----------     ----------     ----------
Income before taxes ...........................         9,794               9,191          5,723          3,106
Provision for income taxes ....................         3,880               3,461          2,083          1,245
                                                   ----------          ----------     ----------     ----------
Income from continuing operations .............         5,914               5,730          3,640          1,861
                                                   ==========          ==========     ==========     ==========
Earnings per share - basic ....................    $     0.70          $     0.68     $     0.46     $     0.29
                                                   ==========          ==========     ==========     ==========
Earnings per share - diluted ..................    $     0.67          $     0.66     $     0.45     $     0.29
                                                   ==========          ==========     ==========     ==========

BALANCE SHEET DATA:
Total assets ..................................    $  714,392          $  578,439     $  433,709     $  302,310
Investments ...................................       175,339             126,637        121,181         58,784
Loans and leases ..............................       486,494             413,890        269,611        194,209
Allowance for loan and lease losses ...........         6,158               5,171          3,678          2,499
Deposits ......................................       517,139             458,313        330,654        250,307
Company obligated mandatorily redeemable
   preferred-securities of subsidiary trust
   holding solely subordinated debentures .....        20,000                  --             --             --
PER SHARE DATA:
Preferred shareholders' equity ................            --                  --             --          1,500
Common shareholders' equity ...................        55,672              50,279         46,579         24,887

KEY RATIOS:
Return on average total assets(1) .............          1.26%               1.14%          1.02%          0.74%
Return on average common
   shareholders' equity(1) ....................         14.89               11.82           9.89           8.91
Average common equity to average assets .......          8.44                9.62          10.35           8.34
Net interest margin(1)(2) .....................          5.07                5.20           5.63           5.53
Efficiency ratio(3) ...........................         57.20               63.18          69.10          73.62
Nonperforming assets to total assets ..........          0.12                0.12           0.11           0.27
Nonperforming loans and leases to total
    loans and leases ..........................          0.18                0.17           0.17           0.42
Allowance for loan and lease losses to total
    loans and leases ..........................          1.27                1.25           1.36           1.29
Allowance for loan and lease losses to
   nonperforming loans and leases .............        698.98              757.10         787.58         308.14
Net charge-offs to average loans and leases ...          0.12                0.05           0.07           0.23

----------

(1) The ratios for the nine months ended September 30, 2000 have been annualized and are not necessarily indicative of results for the entire year.

(2) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.

(3) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income, excluding nonrecurring gains.

                                  RISK FACTORS

         After the merger, the current shareholders of First Capital Bank and CoBiz will continue to face the risks that they have faced as shareholders of local financial institutions. However, those risks will be altered by the fact that the combined companies will have operations in two different geographic markets. For current First Capital Bank shareholders, the risks will also be affected by the change of control occurring in the merger. The merger and the process of integrating the two companies after the merger pose risks to the shareholders of both companies. In addition to the other information presented in this joint proxy statement/prospectus, including the matters addressed in "A Warning About Forward-Looking Information" on page 24, shareholders of First Capital Bank and CoBiz should consider carefully the risks described below in determining whether to approve the Merger Agreement.

BECAUSE THE CONVERSION RATIO IN THE MERGER IS NOT FIXED, FLUCTUATIONS IN THE MARKET PRICE OF COBIZ STOCK COULD CHANGE THE NUMBER AND VALUE OF THE COBIZ SHARES RECEIVED BY FIRST CAPITAL BANK SHAREHOLDERS IN THE MERGER.

         The number of shares of CoBiz stock into which each share of First Capital Bank stock is converted in the merger will be determined by a conversion ratio based on the average closing price of the CoBiz stock over the 20 trading days ending three trading days before the merger is effective. The shareholders of First Capital Bank will not know until the merger becomes effective how many shares of CoBiz stock they will receive in the merger or what the aggregate market value of that stock will be. If the other conditions to the merger, such as the receipt of necessary regulatory approvals, have not been met at the time of the special meetings, this formula will continue to operate after the shareholders of First Capital Bank and CoBiz vote on the merger. Because the formula is based on the average closing price of CoBiz stock over a relatively long period ending three days before the merger, significant increases or decreases in the market price of CoBiz stock towards the end of or in the three days after that period could cause the CoBiz stock issued in the merger to have a market value on the date of the merger that is significantly more or less than the average. If the average closing price of the CoBiz stock is less than $14.50, First Capital Bank has the right to terminate the Merger Agreement, but may elect not to exercise that right.

IF WE ARE UNABLE TO INTEGRATE THE BUSINESSES OF COBIZ AND FIRST CAPITAL BANK SUCCESSFULLY, OUR BUSINESS AND EARNINGS MAY BE ADVERSELY AFFECTED.

         After the merger, we will undertake to integrate the businesses of CoBiz and First Capital Bank, which have previously operated independently. Integration will involve the consolidation of the operations, systems and procedures of the two institutions in order to eliminate redundant functions and costs and to operate on a consistent basis. That process will probably increase operating costs in the short run. We cannot assure you that we will be able to integrate the two operations without encountering difficulties, including the possible loss of employees or customers, disruptions in the delivery of services or inconsistencies in standards, controls, procedures and policies. Such difficulties could interfere with our ability to realize the benefits expected from the merger.

WE MAY LOSE FIRST CAPITAL BANK CUSTOMERS AND EMPLOYEES AFTER THE MERGER.

         Historically, banks acquired by financial institutions headquartered in another state have experienced some loss of customers and employees. We cannot assure you that we will be able to retain the customers and employees of First Capital Bank after the merger or replace any customers or employees that are lost. At the time of the merger, we will enter into employment agreements with the four principal executive officers of First Capital Bank, but those contracts are terminable by either party at any time. We will also enter into severance agreements with many of the other employees of First Capital Bank providing for severance payments if those employees are terminated by First Capital Bank without cause within certain periods of time after the merger.

COBIZ MAY NOT REALIZE THE BENEFITS EXPECTED FROM THE MERGER.

         CoBiz intends to grow First Capital Bank by offering CoBiz's expanded range of products and services to First Capital Bank's customers, by expanding First Capital Bank's marketing programs and by opening additional branches in the Phoenix area. We cannot assure you that First Capital Bank's customers or the Phoenix market in general will be receptive to CoBiz's expanded range of products and services or that any additional branches will be profitable. The addition of CoBiz's expanded product and service offerings and the opening of additional branches in the Phoenix area will involve costs not previously incurred by First Capital Bank. If the expanded product and service offerings or additional branches are not successful, such costs could adversely affect the results of CoBiz's operations and the market price of its stock.

SHAREHOLDERS OF COBIZ AND FIRST CAPITAL BANK WILL BE EXPOSED TO DIFFERENT RISKS AFTER THE MERGER BECAUSE COBIZ WILL HAVE OPERATIONS IN TWO DISTINCT GEOGRAPHIC MARKETS.

         As shareholders of CoBiz, the former shareholders of First Capital Bank will be exposed to risks associated with the economy in the Denver, Colorado metropolitan area. CoBiz shareholders will be exposed to risks associated with the economy in the Phoenix, Arizona metropolitan area. Immediately after the merger, approximately 85% of the aggregate amount of CoBiz's loans and leases will be to borrowers in the Denver metropolitan area and the remaining 15% will be to borrowers in the Phoenix metropolitan area. The former shareholders of First Capital Bank will therefore be subject primarily to the risks of economic fluctuations in the Denver market area. Although having operations in both areas may soften the impact of an economic downturn in one, we cannot assure First Capital Bank shareholders that a change in economic conditions in Denver will not adversely affect the results of CoBiz's operations or the value of the CoBiz stock, even though the Phoenix economy remains strong. Recent economic conditions in the Denver area have been generally more favorable than in many other areas of the country, but there can be no assurance that these favorable conditions will continue.

COBIZ'S GROWTH STRATEGY MAY BE MORE AGGRESSIVE AND THEREFORE MORE RISKY THAN THE GROWTH STRATEGY OF FIRST CAPITAL BANK PRIOR TO THE MERGER.

         The merger is part of CoBiz's ongoing strategy to expand into different communities and markets through, among other things, acquisitions of existing financial institutions. CoBiz may acquire other financial institutions and related businesses in the future. Such acquisitions involve significant risks including:

         o Potential exposure to unknown or contingent liabilities of financial institutions and other businesses we acquire.

         o Exposure to potential asset quality issues at the acquired banks or businesses.

         o Difficulty and expense of integrating the operations and personnel of banks and businesses we acquire.

         o        Potential disruption of our business.

         o Potential diversion of management's time and attention. - The possible loss of key employees and customers of the banks and businesses we acquire.

         o Incurrence of goodwill if we account for an acquisition as a purchase.

COBIZ'S STRATEGY OF CONTINUING TO DIVERSIFY ITS PRODUCTS AND SERVICES WILL EXPOSE FORMER FIRST CAPITAL BANK SHAREHOLDERS TO ADDITIONAL RISKS.

         In recent months, CoBiz has begun offering various types of services not historically offered by banks. For example, in 2000, CoBiz began offering employee benefit consulting services and products. CoBiz is currently exploring the possibility of offering commercial property and casualty insurance brokerage, as well as investment management services to its customers. CoBiz intends to continue to explore opportunities to expand its product and service offerings and sources of revenue. These additional products and services involve risks that are different than the risks associated with the operation of a traditional bank. There can be no assurance that CoBiz will be successful in offering these expanded products and services or that its efforts to do so will not adversely affect earnings.

AFTER THE MERGER, COBIZ WILL CONTINUE TO FACE THE RISKS COMMON TO LOCAL AND REGIONAL FINANCIAL INSTITUTIONS.

         Prior to the merger, CoBiz and First Capital Bank have faced, and after the merger CoBiz will continue to face, all of the risks common to local and regional financial institutions, including:

         o General or local economic conditions may adversely affect the demand for our products and services, the ability of our borrowers to repay loans and the value of the collateral for our loans.

         o Our allowance for loan and lease losses, which is established based on various assumptions, may not be adequate to cover actual credit losses or may have to be increased, either of which would have an adverse effect on earnings.

         o Changes in prevailing interest rates or market prices may adversely affect our net interest margins and asset values and increase expenses.

         o The loss of senior management personnel at the parent company or any operating subsidiary could adversely affect our business and prospects.

         o Increased competition in one or more of our market areas may adversely affect earnings, financial condition and growth.

         o Changes in the extensive regulatory structures to which we are subject could require changes in our operations that would increase costs or otherwise impact earnings.

         o Keeping pace with technological changes in the financial services industry may be more difficult for us than for larger institutions and may require significant capital expenditures.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This joint proxy statement/prospectus contains forward-looking statements that describe CoBiz's future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. In addition to those described above under "Risk Factors", such risks and uncertainties include, among other things:

         o Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

         o Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses.

         o Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

         o Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

         o Fluctuations in interest rates and market prices could reduce our net interest margins and asset valuations and increase our expenses.

         o The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

         o Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

         o Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

         o Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers' businesses.

         o Other factors discussed in "Risk Factors" may adversely affect us.

         In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this joint proxy statement/prospectus. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   THE MERGER


         The detailed terms of the merger are contained in the Merger Agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by this reference. The following discussion and the discussion under "The Merger Agreement" describe the more important aspects of the merger and the material terms of the Merger Agreement. These descriptions are qualified by reference to the Merger Agreement. We encourage you to read the Merger Agreement carefully.

STRUCTURE OF THE MERGER

         General. The Merger Agreement provides that, after approval of the Merger Agreement by the shareholders of CoBiz and the shareholders of First Capital Bank and the satisfaction or waiver of the other conditions to the merger, FCBA Acquisition Corporation, a wholly owned subsidiary of CoBiz, will merge with and into First Capital Bank, with First Capital Bank as the surviving corporation. After the merger, First Capital Bank will be a wholly owned subsidiary of CoBiz.

         The articles of incorporation and bylaws of First Capital Bank as in effect immediately prior to the merger will be the articles of incorporation and bylaws of First Capital Bank as the surviving corporation. The officers of First Capital Bank immediately prior to the merger will be the officers of First Capital Bank after the merger until they resign or until their respective successors are duly elected and qualified. The Merger Agreement provides that each director of First Capital Bank must tender his resignation at the time of the merger, subject to acceptance by CoBiz.

         Timing of Closing. The closing of the merger will occur as soon as reasonably practicable after the satisfaction or waiver of all of the conditions to the merger, including the receipt of all regulatory approvals.

         Conversion of Shares. After the completion of the merger, First Capital Bank shareholders will receive shares of CoBiz common stock in exchange for their shares of First Capital Bank common stock. The exact number of shares of CoBiz common stock to be received will be determined by a conversion ratio based on the average closing price of the CoBiz common stock for the 20 trading days ending three trading days prior to the merger. If the average closing price is $14.50 or less, the conversion ratio will be 2.621 shares of CoBiz common stock for each share of First Capital Bank common stock. If the average closing price exceeds $14.50, the conversion ratio will be calculated by adding half of the excess to $38.00 and dividing that sum by the average closing price. The conversion ratio will be rounded to three decimal places. This formula reduces the conversion ratio as the market value of the CoBiz common stock increases, but the reduction is proportionately smaller than the increase. As a result, the aggregate market value of the CoBiz common stock issued in the merger will increase in response to increases in the average closing price, even though the conversion ratio decreases.

         The following table illustrates the conversion ratios that would result from the application of the formula described above based on different average closing prices. The values given for the CoBiz stock that would be issued for each share of First Capital Bank stock assume that the market value of the CoBiz stock on the date of the merger is equal to the average closing price given in the table.


             Average                                  Value of CoBiz
             closing            Conversion            stock issued per
              price               ratio         share of First Capital Bank
            ----------        -------------     ---------------------------

             $14.50                2.621               $38.00
             $16.00                2.422               $38.75
             $17.50                2.257               $39.50

         Assuming an average closing price of $16.00, after the merger the First Capital Bank shareholders will own 1,767,074 shares of CoBiz common stock, or approximately 21% of the issued and outstanding CoBiz common stock, based on the 6,707,397 shares of CoBiz common stock outstanding on December 13, 2000.

         The final conversion ratio cannot be determined until the closing date of the merger. First Capital Bank shareholders should obtain current market prices for CoBiz common stock to see how this formula may affect them. CoBiz will pay cash in lieu of fractional shares based on the average closing price discussed above.

         If before the merger CoBiz changes the number of outstanding shares of CoBiz common stock through any stock split or other combination, or if before the merger CoBiz declares a stock dividend, then the conversion ratio will be adjusted appropriately. The conversion ratio formula assumes that there are a total of 729,593 shares of First Capital Bank common stock outstanding. If there are more shares of First Capital Bank common stock outstanding on the effective date of the merger, other than shares issued upon exercise of outstanding options, the conversion ratio will be adjusted proportionately.

         First Capital Bank shareholders may obtain current market quotations for First Capital Bank common stock on the OTC Bulletin Board and current market quotations for CoBiz common stock on the Nasdaq National Market. We expect that the market prices of CoBiz common stock and First Capital Bank common stock will fluctuate between the date of this document and the date on which the merger is completed. Because the market price of CoBiz common stock is subject to fluctuation and the number of shares issuable in the merger is based on the market price of CoBiz common stock, the number and value of the shares of CoBiz common stock that First Capital Bank shareholders will receive in the merger may increase or decrease up to the date that the merger is completed.

BACKGROUND OF THE MERGER

         As part of its strategic planning process in October 1999, the senior management team of CoBiz discussed potential expansion into various markets, including Arizona. The potential benefits of geographic expansion were determined to include the ability to take CoBiz's established growth strategy to new markets, to diversify credit concentrations and to expand the CoBiz franchise into a regional franchise. Management considered whether to expand into new areas by opening a de novo bank or branch or by acquiring an existing institution with a similar business niche to serve as a platform for implementing CoBiz's growth strategy in the new market. Management concluded that an acquisition would be the preferable way to enter the Arizona market and began making inquiries to develop a list of prospective acquisition candidates. In March 2000, a Denver attorney with business interests in the Phoenix area suggested to CoBiz that First Capital Bank might be a good fit given the similarity of their target markets and business strategies.

         In April 2000, Steven Bangert, Chairman and CEO of CoBiz, contacted Harold Mosanko, President and CEO of First Capital Bank, to introduce himself and describe CoBiz's interest in the Phoenix market. Mr. Mosanko indicated that, although First Capital Bank was not "for sale," he would be happy to meet with Mr. Bangert to become acquainted and share his perceptions on the Phoenix market. In April 2000, Mr. Bangert met with Mr. Mosanko in Phoenix to discuss conditions and opportunities in their respective markets and seek advice on prospective acquisition candidates in the Phoenix metropolitan area.

         On June 22, 2000, Mr. Bangert and two members of CoBiz's senior management team visited Phoenix to meet with Mr. Mosanko to continue their discussions related to the Phoenix market. At that meeting, Mr. Mosanko indicated that First Capital Bank had considered the need to expand the products and services that it was able to offer its customer base in order to better compete with larger regional and national financial institutions. Mr. Mosanko noted that his board of directors had discussed expanding the depth and breadth of the existing management team and continuing to grow the organization or, alternatively, looking for a merger partner that could offer the infrastructure that First Capital Bank needed to grow. Mr. Mosanko noted that the potential of a merger with a larger organization with a similar business approach was more appealing since First Capital Bank would be able to offer new products and services immediately, using existing systems and expertise rather than developing them in-house. At this meeting, Mr. Bangert first suggested a possible business combination transaction between CoBiz and First Capital Bank. The parties discussed the fact that, if such a transaction were consummated, it would be important to pursue a business strategy and conduct operations compatible with those of First Capital Bank in the Phoenix market.

         During that same trip to Phoenix, Mr. Bangert and the two members of CoBiz's senior management team also met with two senior level bankers from large, regional banks in the Phoenix area to discuss their interest in the branching strategy of CoBiz and conducted due diligence with respect to another acquisition candidate in the Phoenix area.

         On June 29, 2000, CoBiz presented a written proposal for the purchase of another Phoenix area financial institution that was being offered by an investment banker from the Denver area. The proposal was contingent upon due diligence and a number of other conditions.

         On July 11, 2000, Mr. Bangert learned that CoBiz's proposal for the acquisition of that Phoenix area financial institution had not been accepted. Mr. Bangert then met with members of his management team and discussed the possibility of structuring an offer to acquire First Capital Bank.

         On July 13, 2000, Mr. Mosanko visited the Denver area and met with Mr. Bangert. They toured the Denver branch of Colorado Business Bank, N.A., met with senior managers of CoBiz and continued their discussions related to the products and services that CoBiz offers as well as their discussions related to a possible business combination and the terms of that combination.

         On July 19, 2000, the board of directors of CoBiz met to review and discuss a potential transaction for the acquisition of First Capital Bank. At this meeting, the CoBiz board of directors considered the terms and conditions of the proposed transaction and the various matters and related agreements contemplated by the transaction. The board discussed the timing of the transaction, the necessity for pooling-of-interests accounting treatment and the due diligence process. They authorized CoBiz management to enter into a letter of intent on the terms discussed and to proceed to negotiate definitive agreements for the merger.

         On July 26, 2000 Mr. Bangert transmitted to Mr. Mosanko a proposal letter for the acquisition of First Capital Bank by CoBiz. The initial proposal was for a base conversion ratio of 2.483 shares of CoBiz common stock for each share of First Capital Bank common stock if the average closing price of CoBiz common stock was $14.50 or less. Under that proposal, if the average closing price exceeded $14.50, the conversion ratio would be determined by adding one-third of that excess to $36.00 and dividing that sum by the average closing price. If the average closing price was less than $14.50, First Capital Bank would have the right to terminate the merger.

         On August 10, 2000, Mr. Bangert returned to Phoenix and met with Mr. Mosanko and two directors of First Capital Bank to negotiate the terms of the proposed acquisition transaction. As a result of those discussions, the base conversion ratio was increased to 2.621 shares of CoBiz common stock for each share of First Capital Bank common stock if the average closing price of CoBiz common stock is $14.50 or less and the adjustment mechanism was revised to require that one-half, rather than one-third, of the excess of the average closing price over $14.50 be added to $38.00, rather than $36.00, to determine the final conversion ratio.

         On August 17, 2000, CoBiz sent a letter of intent to First Capital Bank that contained those revised terms. Mr. Mosanko executed the letter of intent on that date.

         On August 21, 2000, CoBiz sent an initial due diligence request letter to Mr. Mosanko.

         During the period from August 25 through 27, 2000, seven members of CoBiz's senior management team conducted due diligence at First Capital Bank's offices in Phoenix.

         During the period from August 17 through September 22, 2000, CoBiz prepared and submitted to First Capital Bank drafts of definitive agreements relating to the merger, and the parties commented on and revised those draft agreements.

         On September 22, 2000, the board of directors of First Capital Bank discussed the terms of the proposed transaction and authorized Mr. Mosanko to negotiate and execute a definitive merger agreement.

         On September 27, 2000, Mr. Bangert returned to Phoenix to meet with Mr. Mosanko and five of First Capital Bank's board members to discuss outstanding issues relating to the definitive agreements.

         On September 29, 2000, Mr. Mosanko telephoned all of the directors of First Capital Bank to discuss the terms of the definitive agreements relating to the merger.

         During the period from September 29 through October 17, 2000, First Capital Bank provided CoBiz with additional due diligence materials, and CoBiz reviewed and commented on those materials. During that same period, First Capital Bank also prepared the schedules to the definitive merger agreement, provided those schedules to CoBiz and CoBiz reviewed and commented on those schedules.

         On October 3, 2000, Mr. Mosanko and a member of his senior management team came to Denver to perform due diligence on CoBiz.

         On October 18, 2000, the CoBiz board of directors adopted and approved the definitive merger agreement and authorized CoBiz's management to execute the definitive merger agreements.

         On October 24, 2000, First Capital Bank and CoBiz executed the definitive merger agreement.

         On October 27, 2000, the board of directors of First Capital Bank ratified, adopted and approved the final form of the definitive merger agreement.

         On November 28, 2000, First Capital Bank and CoBiz executed the amended and restated definitive merger agreement to correct certain technical issues in the original agreement.

REASONS FOR THE MERGER

         The management of CoBiz and First Capital Bank believe that they have very similar target markets and very similar approaches to serving those target markets. Management of each institution perceives opportunities to achieve operating efficiencies through the combination of their operations and believes that by offering CoBiz's expanded range of products and services, they will be able to more effectively compete and successfully take advantage of banking opportunities in the Phoenix market.

         FIRST CAPITAL BANK

         First Capital Bank's board believes that the merger is in the best interests of the bank and its shareholders. Accordingly, First Capital Bank's board has unanimously approved and adopted the Merger Agreement and recommends approval of the Merger Agreement by the First Capital Bank shareholders. In reaching its decision, the board consulted with management, their accountants and legal counsel. The board's deliberations included an analysis of:

         o The current and prospective economic, regulatory and competitive environment facing financial institutions.

         o The alternatives to the merger with CoBiz, the range of possible values to First Capital Bank shareholders that might be obtained in the future if other alternatives were chosen and the timing and likelihood of actually receiving such values. The alternatives considered included remaining independent and engaging in a merger or similar transaction with another financial institution.

         o The business, operations, earnings and financial condition of First Capital Bank on an historical and a prospective basis and the historical market price and potential future value of First Capital Bank's common stock.

         o The business, operations, earnings and financial condition of CoBiz on an historical and a prospective basis and the historical market price and potential future value of CoBiz's common stock.

         o The tax consequences of the merger to First Capital Bank shareholders.

         o        The terms of the Merger Agreement.

         o The actual and potential conflicts of interest presented by the proposed arrangements and agreements between CoBiz and certain officers and directors of First Capital Bank following the merger.

         o The effect of the merger on First Capital Bank's other constituencies, including its employees, customers and the communities it serves.

         Based on this analysis, the board identified the following advantages of the merger to First Capital Bank and its shareholders:

         o The diversification of revenue streams and risks by participating in a loan portfolio that includes markets outside of the Phoenix metropolitan area.

         o The enhanced ability to compete for loans and deposits with other commercial banks, including many that are much larger than First Capital Bank, as well as with savings and loan associations, finance companies, credit unions, brokerage houses and other financial institutions.

         o The ability to offer larger loans via loan participations with Colorado Business Bank, N.A.

         o The elimination and consolidation of duplicate functions resulting in projected cost savings in the areas of item processing, data processing, professional and audit fees and marketing and operating expenses.

         o The increased liquidity for shareholders of First Capital Bank as holders of CoBiz stock, which is traded on the Nasdaq National Market rather than the OTC Bulletin Board and has significantly greater float and average trading volumes.

         o The opportunity for First Capital Bank shareholders to receive in the merger a substantial premium over recent trading prices of First Capital Bank stock.

         The foregoing discussion of the information and factors considered by the First Capital Bank board is not intended to be exhaustive but includes all material factors considered by the board of directors of

First Capital Bank. In deciding to approve the merger, the First Capital Bank board did not assign relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

         COBIZ

         CoBiz's board of directors believes that the merger is in the best interests of CoBiz and its shareholders. Accordingly, CoBiz's board has unanimously approved and adopted the Merger Agreement and recommends approval of the Merger Agreement by CoBiz's shareholders. The following discussion summarizes the material factors considered by the CoBiz board in reaching that conclusion, to which relative weights were not assigned.

         For CoBiz, the merger represents the first step in implementing its strategy for expansion into geographic markets outside Colorado. The Phoenix market was selected because it is similar to the Denver market in many ways, with a strong economy and rapidly growing population and a concentration of small-to medium-sized businesses and high net worth individuals. Management of CoBiz believes that it presents an excellent opportunity to apply CoBiz's proven operating and growth strategies in a new market area. First Capital Bank was selected because it is a young and aggressive bank in the process of developing the same business niche in the Phoenix market that CoBiz has developed in the Denver market. CoBiz management believes that First Capital Bank represents a sound platform for expansion into and within the Phoenix market. CoBiz intends to grow the First Capital Bank operation by offering CoBiz's expanded range of products and services to existing First Capital Bank customers, by continuing and expanding the marketing programs that have resulted in First Capital Bank's significant growth in its first four years of operation and by establishing additional branches in the Phoenix metropolitan area to increase the penetration of the market.

         CoBiz expects to achieve significant cost savings following the merger by:

         o        Consolidating external data processing costs.

         o Combining accounting, retail and lending support, audit, compliance and loan review support and other redundant functions.

         o        Combining employee benefits programs.

         o        Reducing certain professional and other third party fees.

         o Achieving economies of scale in advertising, insurance and purchasing.

Actual savings in some or all of these areas may be higher or lower than currently expected.

         CoBiz intends to redeploy these cost savings to income-producing functions. CoBiz expects to increase the personnel employed in the loan and deposit production functions. The addition of CoBiz's expanded product and service offerings will also involve costs not previously incurred by First Capital Bank. The plan to open additional branches in the Phoenix area will involve start-up costs for each new location, as well as ongoing operating costs. CoBiz believes that the redeployment of the cost savings expected from the merger to income-producing uses will accelerate growth in the new market.

         The unaudited pro forma financial statements included in this joint proxy statement/prospectus show the combined operations and financial condition of CoBiz and First Capital Bank as if the merger had occurred on December 31, 1999. The unaudited pro forma financial statements are set forth beginning on page F-3. The unaudited pro forma financial statements do not reflect the cost savings described above or any increased revenues from the redeployment of those savings.

         The unaudited pro forma financial statements show that the merger would have caused a "dilution" (reduction) in CoBiz's earnings per share and book value in 2000. This is reflected in the pro forma financial statements. CoBiz believes that the merger will be neutral to earnings per share in 2001. However, management of CoBiz expects that revenue growth in the new market will cause the First Capital Bank acquisition to increase rather than decrease earnings per share in subsequent years. These growth expectations are based in part on the growth that First Capital Bank has been able to achieve in the four years that it has been operating.

INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF FIRST CAPITAL BANK IN THE MERGER

         When considering the recommendations of the First Capital Bank board of directors, First Capital Bank shareholders should be aware that some of the directors, management and employees of First Capital Bank may have interests that differ from, or conflict with, your interests. The board of directors was aware of these interests when it approved the merger and the Merger Agreement. Except as described below, to the knowledge of First Capital Bank, the executive officers and directors of First Capital Bank do not have any material interest in the merger apart from their interests as shareholders.

         Conversion of Stock Options. CoBiz has agreed to assume the First Capital Bank stock option plan for employees and directors and all outstanding options under that plan. As of December 14, 2000, there were 108,155 options outstanding, of which 66,903 were held by executive officers, 19,425 were held by outside directors and 21,827 were held by other employees. After the merger, those options will be exercisable for a number of shares of CoBiz common stock determined by applying the conversion ratio to the number of shares of First Capital Bank stock covered by the options at an exercise price determined by dividing the pre-merger exercise price by the conversion ratio. The holders of these options will benefit from any increase in the value of CoBiz stock after the merger in a manner that is not available to the other shareholders of First Capital Bank.

         Employment Contracts. Harold Mosanko, President and Chief Executive Officer of First Capital Bank, David O. Denslow, Senior Vice President, Chief Financial Officer and Secretary of First Capital Bank, Lyle D. Frederickson, Senior Vice President and Senior Lending Officer of First Capital Bank and Wallace J. Turnage, Senior Vice President and Chief Credit Officer of First Capital Bank, will each enter into employment agreements with First Capital Bank upon the closing of the merger. Mr. Mosanko's employment agreement will have a four-year term and provide for the continuation of his salary for up to two years if he is terminated by First Capital Bank without cause during that term or if he terminates his employment following a change of control or constructive termination or for up to one year if he terminates his employment for any other reason after the first year of that term. The other three contracts will have one-year terms, automatically renewing at the end of each year unless terminated by either party, and will provide for the continuation of compensation for one year following termination by First Capital Bank without cause, including a decision by First Capital Bank not to renew at the end of any year, or termination by the employee following a change of control or constructive termination. None of these employees has had employment contracts or any right to severance benefits prior to the merger.

         Other Severance Benefits. First Capital Bank will enter into severance agreements with certain of its other employees upon the closing of the merger. Each severance agreement will provide that First Capital Bank will pay severance payments to the employee if, within certain time periods after the merger, First Capital Bank terminates that employee without cause. None of these employees has had any right to severance benefits prior to the merger.

         Deferred Director Compensation Plan. First Capital Bank's directors are compensated under a plan that creates "phantom stock" units based on the nominal fees that they earn for serving on the board. Those nominal fees consist of $2,400 per year plus non-employee directors receive an additional $200 for each board meeting attended and $100 for each committee meeting attended. The fees are not payable on a current basis. Rather, each director's phantom stock account is credited with a number of units equal to the number of shares of First Capital Bank stock that could have been purchased with the amount of the fee on the day the fee was earned. When the director ceases to serve on the board, he or she receives a cash payment equal to the number of units in his or her account multiplied by the then current market value of First Capital Bank's stock. Upon the merger, the directors of First Capital Bank who participate in this phantom stock plan will be paid the value of their accounts based on the average closing price of the CoBiz stock used in determining the conversion ratio in the merger, whether or not they continue to serve on the board after the merger. Assuming an average closing price of $16.00, the total amounts payable under the plan would be approximately $85,000 if the merger were consummated on February 28, 2001. This plan will not be continued after the merger. Employees will not receive additional compensation for serving on the board of directors of CoBiz or First Capital Bank after the merger. Non-employee directors of First Capital Bank will be compensated after the merger on the same basis as directors of Colorado Business Bank, N.A.

         Appointment of Certain Directors to CoBiz's Board. Subject to approval of the CoBiz board, upon completion of the merger, three current members of the First Capital Bank board, Harold F. Mosanko, Alan R. Kennedy and Thomas M. Longust, will become members of the board of directors of CoBiz. Each CoBiz board member who is not an employee of CoBiz or a subsidiary receives $1,000 for attendance at each board or committee meeting. Board members who are employees are not compensated for attending meetings of the board or any committee. Directors are eligible to receive options under the CoBiz stock option plans.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following summary discusses the material federal income tax consequences of the merger. The discussion may not be applicable to certain classes of taxpayers, including securities dealers and others that use the mark-to-market method of accounting for federal income tax purposes, tax-exempt organizations or trusts, foreign persons, persons who hold shares of First Capital Bank as part of a straddle or conversion transaction and persons who acquire shares of First Capital Bank common stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. The respective obligations of the parties to consummate the merger are conditioned upon CoBiz, First Capital Bank and FCBA Acquisition Corporation receiving a written confirmation, dated as of the closing date, of the tax opinion described below. Like other conditions to the merger, any of the parties could choose to waive receipt of that confirmation. However, if the receipt of the confirmation is waived and there is a material difference in the tax consequences to you from what is described in this section, we will recirculate revised proxy materials and resolicit the vote of shareholders before closing the merger.

         A tax opinion has been rendered by special counsel to First Capital Bank, Jennings, Strouss & Salmon, P.L.C. The opinion of Jennings Strouss & Salmon, P.L.C. will not be binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not contest the conclusions expressed therein. The tax opinion is based upon, among other things, factual representations of CoBiz, First Capital Bank and/or officers and principal shareholders of CoBiz and First Capital Bank customarily given in transactions of this type. The tax opinion is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.

         The opinion of Jennings, Strouss & Salmon, P.L.C., assuming that factual representations described above are true and complete as of the effective time of the merger and that the merger is completed as described in this joint proxy statement/prospectus, provides:

         o For federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         o Each of CoBiz, FCBA Acquisition Corporation and First Capital Bank will be a party to that reorganization within the meaning of Section 368(b) of the Code.

         o No gain or loss will be recognized by CoBiz or First Capital Bank in the merger.

         o The assumption of the First Capital Bank employee and director stock options will not result in any income or gain to the holders of such options for federal income tax purposes.

         o No gain or loss will be recognized by First Capital Bank shareholders who receive CoBiz common stock in the merger in exchange for their shares of First Capital Bank common stock (except with respect to cash received in lieu of a fractional share interest in CoBiz common stock or cash received for dissenters' shares).

         o First Capital Bank shareholders who receive cash in lieu of fractional shares or upon exercise of dissenters' rights will be treated as having received such fractional share interest or shares in the case of dissenters' rights, and such cash amount will be treated as received in redemption of the fractional share interest or shares in the case of dissenters' rights. In general, shareholders that are United States taxpayers who held their surrendered shares in First Capital Bank as a capital asset will recognize capital gain or loss equal to the cash amount received for the fractional share of CoBiz common stock or the dissenting shares reduced by the portion of the holder's tax basis in the shares of First Capital Bank common stock surrendered that is allocable to the fractional share interest or the dissenting shares. The capital gain or loss will be long-term capital gain or loss if the shareholder's holding period in the fractional share interest or dissenting shares for federal income tax purposes is more than one year. Long-term capital gain of a non-corporate U.S. shareholder is generally subject to a maximum tax rate of 20%.

         o The aggregate tax basis of the shares of CoBiz common stock received by the First Capital Bank shareholders in the merger will be the same as the aggregate tax basis of their shares of First Capital Bank common stock surrendered in the merger, less any basis attributable to fractional shares or dissenting shares for which cash is received.

         o The holding period of the CoBiz common stock the First Capital Bank shareholders receive in the merger will include the holding period of the shares of First Capital Bank common stock surrendered in the merger as long as their First Capital Bank common stock is held as a capital asset.

         This summary is based on current federal income tax law. The tax treatment of each First Capital Bank shareholder will depend in part on such shareholder's particular situation, and each shareholder is urged to consult with his or her own tax advisor concerning the specific tax consequences of the merger to the shareholder, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Internal Revenue Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

ACCOUNTING TREATMENT OF THE MERGER

         The merger is expected to qualify as a pooling-of-interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and shareholders' equity of First Capital Bank will be added to the corresponding balance sheet categories of CoBiz at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of CoBiz will include the results of First Capital Bank and CoBiz's other operating subsidiaries for the entire fiscal year in which the merger occurs and all prior fiscal periods presented therein. CoBiz must treat certain expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

         The unaudited pro forma condensed combined financial information contained in this document has been prepared using the pooling-of-interests accounting method to account for the merger. See "Summary - Summary Unaudited Pro Forma Combined Financial Data" on page 18 and "Index to Unaudited Pro Forma Combined Financial Statements and Historical Financial Statements -- Unaudited Pro Forma Combined Financial Statements" on page F-1.




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

NASDAQ NATIONAL MARKET LISTING

         CoBiz intends to apply to list the shares of CoBiz common stock to be issued in the merger on the Nasdaq National Market. The stock must be authorized for listing on the Nasdaq National Market for the merger to proceed.

EXCHANGE OF FIRST CAPITAL BANK COMMON STOCK FOR COBIZ COMMON STOCK

         At or prior to the completion of the merger, CoBiz will deposit with Corporate Stock Transfer, Inc., who will act as the exchange agent, certificates representing shares of CoBiz common stock to which holders of First Capital Bank common stock are entitled under the terms of the Merger Agreement and the estimated amount necessary to make payments in cash in lieu of any fractional shares. Promptly after completion of the merger, CoBiz will send to each holder of First Capital Bank common stock a letter of transmittal and instructions for use in exchanging their certificates representing shares of First Capital Bank common stock for a certificate representing shares of CoBiz common stock and a check for payment in lieu of any fractional shares.

         First Capital Bank shareholders should not send in their share certificates until they receive the letter of transmittal and instructions.

         Upon receipt by Corporate Stock Transfer of a properly completed and signed letter of transmittal from a First Capital Bank shareholder, together with certificates representing the shares of First Capital Bank common stock being surrendered, or a bond with surety that is reasonably satisfactory to CoBiz if any such certificates have been lost, stolen or destroyed, Corporate Stock Transfer will mail to such shareholder a certificate representing the number of shares of CoBiz common stock to which such shareholder is entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required for the shares and, where applicable, a check in the amount of cash to be paid in lieu of fractional shares. CoBiz will pay cash in lieu of fractional shares based on the average closing price of the CoBiz common stock for the 20 trading days ending three trading days prior to the merger.

         Until surrendered as described above, each certificate representing shares of First Capital Bank common stock will represent after the completion of the merger only the right to receive upon such surrender the certificate representing shares of CoBiz common stock and cash in lieu of any fractional shares. All amounts of cash in lieu of fractional shares which have not been claimed within one year after the completion of the merger will be repaid to CoBiz, subject to escheat laws. After such repayment, CoBiz will be responsible for the payment of that cash to any of the former First Capital Bank shareholders who subsequently surrender their shares.

         Any declaration of dividends by CoBiz after the completion of the merger will include dividends on all CoBiz common stock issued in the merger, but no dividend or other distribution payable to the holders of the CoBiz common stock to be issued in the merger will be paid to such holders until they physically surrender all certificates as described above. After completion of the merger, the stock transfer books of First Capital Bank will close, and there will be no further transfers on such stock transfer books.

                              THE MERGER AGREEMENT

CONDITIONS TO THE MERGER

         The obligations of CoBiz and First Capital Bank to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

         o Approval of the Merger Agreement by the shareholders of CoBiz and the shareholders of First Capital Bank.

         o Receipt of listing approval from the Nasdaq National Market for the CoBiz common stock that will be issued in the merger.

         o Receipt of all necessary consents, authorizations and approvals and the expiration of any waiting periods required by law.

         o No injunction prohibiting the merger shall have been issued by any court or governmental authority and there shall be no pending or threatened litigation seeking to prohibit the merger.

         o        Receipt of a letter from Jennings, Strouss & Salmon, P.L.C.
                  confirming their opinion as to the federal income tax consequences of the merger.

         The obligation of CoBiz to consummate the merger is also subject to fulfillment of other conditions, including the following:

         o The number of dissenting shares will not result in aggregate payments equal to the lesser of (i) an amount which would result in the merger being disqualified from pooling-of-interests accounting treatment or (ii) an amount equal to 2% of the product of (a) the number of shares of First Capital Bank common stock outstanding as of the time of the merger multiplied by (b) the average closing price of the CoBiz common stock on the Nasdaq National Market for the 20 trading days ending with the third trading day prior to the merger multiplied by (c) the conversion ratio used in the merger.

         o Deloitte & Touche LLP will have confirmed in writing to CoBiz that the merger will qualify for pooling-of-interests accounting treatment. In addition, S.R. Snodgrass, A.C. will have delivered a letter to CoBiz that no conditions exist with respect to First Capital Bank that would preclude CoBiz from accounting for the merger as a pooling-of-interests.

         o CoBiz will have received the written resignation of all directors of First Capital Bank, subject to acceptance by CoBiz.

         o The results of any examination of First Capital Bank by any regulatory agency that occurs between the date of the Merger Agreement and the merger must be reasonably satisfactory to CoBiz.

         o CoBiz will have completed its due diligence investigation of First Capital Bank, and the results must be satisfactory to CoBiz.

         Additionally, the consummation of the merger is subject to the performance of covenants, the execution and delivery of ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, officers' certificates and other documents.

TREATMENT OF OPTIONS

         Upon completion of the merger, CoBiz will assume the First Capital Bank stock option plan and each outstanding option to purchase First Capital Bank common stock issued under that plan. After the merger, each such option will entitle the optionee to purchase a number of shares of CoBiz common stock equal to the number of shares of First Capital Bank common stock that were issuable under the option multiplied by the conversion ratio in the merger at an exercise price determined by dividing the exercise price per share of the option immediately prior to the merger by the conversion ratio. The assumed options will remain subject to their existing vesting schedules.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the consummation of the merger:

         o        By mutual consent of CoBiz and First Capital Bank in writing.

         o By CoBiz or First Capital Bank if the merger does not occur by March 31, 2001, subject to extension by the boards of directors of CoBiz and First Capital Bank, but this right to terminate is not available to any party whose breach of the Merger Agreement resulted in the failure of the merger to occur by that date.

         o By CoBiz or First Capital Bank if either the CoBiz shareholders or the First Capital Bank shareholders do not approve the Merger Agreement at their special meeting.

         o By CoBiz or First Capital Bank if any breach by the other party of a representation, warranty or covenant contained in the Merger Agreement is not cured within 15 days after notice thereof.

         o By CoBiz or First Capital Bank if the board of directors of the other has withdrawn, modified or qualified its recommendation of the Merger Agreement in a manner adverse to CoBiz or First Capital Bank, as the case may be.

         o By First Capital Bank if the average closing price of the CoBiz common stock on the Nasdaq National Market for the 20 trading days ending with the third trading day prior to the merger is less than $14.50.

COVENANTS; CONDUCT OF BUSINESS PRIOR TO COMPLETION OF THE MERGER

         The Merger Agreement provides that, during the period from the date of the Merger Agreement to the consummation of the merger, each of CoBiz and First Capital Bank will:

         o Conduct its business only in the usual, regular and ordinary course.

         o Use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with each of its representatives, customers, suppliers, personnel and others having business dealings with it.

         o Not take any action that would or could reasonably be excepted to result in any of its representations and warranties contained in the Merger Agreement becoming untrue at any time prior to the consummation of the merger, provided that CoBiz may acquire another subsidiary or dispose of certain of its subsidiaries during that period.

         o Promptly notify the other if it becomes aware of events or circumstances that constitute or are reasonably likely to give rise to a breach of a representation, warranty or covenant made by it in the Merger Agreement.

         o        Provide the other with access to information about it.

         o Use its best efforts to obtain all approvals and consents required for consummation of the merger.

The Merger Agreement also provides that CoBiz will:

         o For purposes of any length of service requirements, waiting periods, vesting periods or benefits based on length of service for any employee benefit plan of CoBiz or First Capital Bank as the surviving corporation for which an employee of First Capital Bank may be eligible after the merger, consider service by such employees with First Capital Bank prior to the merger to have been service with First Capital Bank as the surviving corporation.

         o Waive any pre-existing conditions, limitations and eligibility waiting periods under any group health plans of CoBiz or First Capital Bank as the surviving corporation with respect to employees who are employed with First Capital Bank at the time of the merger and their eligible dependants.

         o Give each First Capital Bank employee who is employed at the time of the merger credit for the plan year in which the merger occurs towards applicable deductions and out-of-pocket limits for expenses incurred by each such employee prior to the merger.

         The Merger Agreement also provides that, during the period from the date of the Merger Agreement to the completion of the merger, First Capital Bank will not, without the prior written consent of CoBiz, take any of the following actions:

         o Declare or pay any dividends on, make any other distributions with respect to, split, combine or reclassify, or repurchase or otherwise acquire any shares of its capital stock.

         o Sell, issue, authorize or purchase any shares of its capital stock, except pursuant to the exercise of options outstanding as of the date of the Merger Agreement.

         o        Amend its articles of incorporation or bylaws.

         o Make any acquisitions by merging with, or purchasing a substantial portion of the stock or assets of, any other entity or by acquiring any assets which are material to First Capital Bank.

         o Sell, lease or otherwise dispose of any of its assets, except for sales, leases and other dispositions in the ordinary course of business consistent with past practice.

         o Enter into or amend any employee benefit plan, employment agreement or consulting agreement, except as may be required by law, or accelerate the exercisability of any options, warrants or rights to purchase securities of First Capital Bank.

         o Grant any increase in compensation, severance or termination pay, or enter into any employment arrangement that will create anything other than an at employment-at-will arrangement, with certain exceptions.

         o Pay any claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business.

         o Make any changes in its banking and safe deposit arrangements, except for changes in the ordinary course of business.

         The Merger Agreement also provides that, during the period from the date of the Merger Agreement until the completion of the merger, First Capital Bank will:

         o Maintain its corporate existence and fully comply with all federal, state and local laws with respect to its operations and the conduct of its business.

         o Take all steps necessary to cease contributions to its SIMPLE plan as of the completion of the merger.

         o Maintain its properties and assets in satisfactory condition and repair, ordinary wear and tear excepted.

         o Maintain its books and records in the usual, regular and ordinary course consistent with prior years.

         o Maintain and keep in full force all of its insurance policies as in effect on the date of the Merger Agreement or other insurance equivalent thereto.

         o Invest its funds only in non-callable securities issued by United States government sponsored agencies, the United States, repurchase agreements secured by securities issued by the United States, federal funds, municipal bonds or deposits insured by the FDIC, provided that no such investment will have a stated maturity of greater than one year and the various stated maturities of its investments will be consistent with the stated maturities of the investments held in the ordinary course of First Capital Bank's business.

         o Promptly advise CoBiz of any change or event having, or which First Capital Bank believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of First Capital Bank.

EXPENSES

         CoBiz and First Capital Bank will each pay their own expenses incurred in connection with the merger.

AMENDMENT AND WAIVER

         Subject to applicable law, the Merger Agreement may be amended at any time prior to the completion of the merger by a written instrument signed by all of the parties. In addition, either CoBiz or First Capital Bank may waive any default, misrepresentation or breach of a warranty or covenant contained in the Merger Agreement so long as the waiver is set forth in a writing and signed by the party against whom such waiver is asserted.

AGREEMENTS WITH CERTAIN FIRST CAPITAL BANK SHAREHOLDERS

         CoBiz has entered into voting agreements with all officers and directors of First Capital Bank who are shareholders of First Capital Bank pursuant to which they have agreed to vote all shares of First Capital Bank common stock which they own in favor of the Merger Agreement. On the record date, the persons who have signed voting agreements owned an aggregate of _________ outstanding shares of First Capital Bank common stock or ____% of the outstanding First Capital Bank common stock. Such agreements increase the likelihood that the Merger Agreement will be approved by the shareholders of First Capital Bank.

         Upon completion of the merger, CoBiz and First Capital Bank will enter into a Noncompetition and Nonsolicitation Agreement with Harold F. Mosanko, the President of First Capital Bank, pursuant to which Mr. Mosanko has agreed, among other things and with limited exceptions, not to participate or engage in any business which is competitive with CoBiz or First Capital Bank or solicit any customers or employees of CoBiz or First Capital Bank for a period of four years after the termination of his employment with First Capital Bank. One of those exceptions is that after termination of his employment with First Capital Bank, Mr. Mosanko may make loans to third parties that are not of the type ordinarily made by First Capital Bank or CoBiz, provided that he has first discussed the proposed loan with CoBiz, has offered CoBiz the opportunity to make the loan, and CoBiz has declined to do so. In addition, if prior to Mr. Mosanko's 65th birthday, he becomes ineligible to obtain coverage under CoBiz's medical and dental insurance plans, the noncompetition provisions of the agreement will terminate.

EMPLOYMENT AGREEMENTS

         Upon completion of the merger, First Capital Bank will enter into Employment Agreements with Harold F. Mosanko, President and Chief Executive Officer of First Capital Bank, David O. Denslow, Senior Vice President, Chief Financial Officer and Secretary of First Capital Bank, Lyle D. Frederickson, Senior Vice President and Senior Lending Officer of First Capital Bank, and Wallace J. Turnage, Senior Vice President and Chief Credit Officer of First Capital Bank, all of whom are also shareholders of First Capital Bank, pursuant to which each has agreed to be employed by First Capital Bank after the merger and has also agreed not to solicit the employees or customers of First Capital Bank for one year following termination of such person's employment with First Capital Bank. Mr. Mosanko's employment agreement will have a four-year term and provide for the continuation of his salary for up to two years if he is terminated by First Capital Bank without cause during that term or if he terminates his employment following a change of control or constructive termination or for up to one year if he terminates his employment for any other reason after the first year of that term. The other three contracts will have one-year terms, automatically renewing at the end of each year unless terminated by either party, and will provide for the continuation of compensation for one year following termination by First Capital Bank without cause, including a decision by First Capital Bank not to renew at the end of any year, or termination by the employee following a change of control or constructive termination.

         Upon completion of the merger, First Capital Bank will also enter into severance agreements with certain of its other employees. Each severance agreement will provide that First Capital Bank will pay severance payments to the employee if, within certain time periods after the merger, First Capital Bank terminates that employee's employment with First Capital Bank without cause.

SALES AND RESALES OF COBIZ COMMON STOCK AND FIRST CAPITAL BANK COMMON STOCK

         The shares of CoBiz common stock to be issued to First Capital Bank shareholders in the merger will be registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of First Capital Bank at the time of the merger. An "affiliate" of a corporation, as defined by the Securities Act of 1933, as amended, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Generally, affiliates include any executive officer, director or 10% shareholder of a corporation. Any subsequent transfer of shares of CoBiz common stock by an affiliate of First Capital Bank must be pursuant to the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

         Securities and Exchange Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of the acquiring and acquired company by affiliates of either company before and after a business combination such as the merger. These guidelines indicate that pooling-of-interests accounting will generally not be challenged on the basis of sales by such affiliates if they do not dispose of any of the shares of the corporation they own or any shares they receive in the merger during the period beginning 30 days prior to the merger and ending after financial results covering at least 30 days of post-merger operations of the combined entity have been published.

         First Capital Bank has delivered to CoBiz an agreement signed by each person considered to be an affiliate of First Capital Bank that such person will not dispose of any CoBiz common stock except in compliance with Rule 145 or any First Capital Bank common stock or CoBiz common stock during the restricted periods established in the pooling rules. In addition, CoBiz has obtained from each person who may be considered an affiliate of CoBiz that such person will not dispose of any CoBiz common stock during such restricted periods.

REGULATORY APPROVALS FOR THE MERGERS

         Under the Merger Agreement, CoBiz and First Capital Bank have agreed to use their best efforts to obtain all approvals and consents required to consummate the merger, including the following:

         o FRB. The acquisition of First Capital Bank by CoBiz requires the prior approval of the FRB under the Bank Holding Company Act of 1956, as amended. An application for prior approval was filed with the FRB on December 7, 2000.

         o FDIC. The merger of First Capital Bank and FCBA Acquisition Corporation is subject to the approval of the FDIC under the Bank Merger Act. An application for approval of the merger transaction was filed with the FDIC on December 8, 2000.

         o ASB. The merger is an acquisition of control under Arizona law and therefore it is subject to approval of the ASB. An application for approval was filed with the ASB on December 7, 2000. The ASB is required to deny the application if the acquisition by CoBiz would do any of the following:

                  o        Jeopardize the financial condition of First Capital
                           Bank.

                  o Prejudice the interest of or be unfair to the depositors, beneficiaries, creditors and shareholders of First Capital Bank.

                  o Fail to serve, because of the character or integrity of CoBiz, the depositors, beneficiaries, creditors and shareholders of First Capital Bank.

                                BUSINESS OF COBIZ

GENERAL

         CoBiz is a financial holding company headquartered in Denver, Colorado. Our wholly-owned subsidiary Colorado Business Bank, N.A., is a full-service business banking institution with nine Colorado locations, including six in the Denver metropolitan area, two in Boulder and one in Edwards, just west of Vail. As of September 30, 2000, we had total assets of $610 million, net loans and leases of $408 million and deposits of $427 million. We provide a broad range of banking products and services, including credit, cash management, investment, deposit and trust products and employee benefits consulting and insurance brokerage services, to our targeted customer base of small- and medium-sized businesses and high net worth individuals. Each of our locations operates as a separate business bank, with significant local decision-making authority. Support functions such as accounting, data processing, bookkeeping, credit administration, loan operations and investment and cash management services are conducted centrally from our downtown Denver office. As a result of this operating approach, we believe that we are well positioned to attract and serve our target customers, combining the elements of personalized service found in community banks with sophisticated banking products and services traditionally offered by larger regional banks.

MARKET AREAS SERVED

         Our primary market area is the Denver metropolitan area, which is comprised of the counties of Denver, Boulder, Adams, Arapahoe, Douglas and Jefferson. The Denver metropolitan area enjoyed a 2.3% increase in population from July 1998 to July 1999, with the population growing to more than 2.4 million. This six-county area is one of the fastest growing regions in the nation, helping to make Colorado the third fastest growing state in the United States.

         Denver's economy is also expanding, posting 3.6% growth in non-farm employment from September 1999 to September 2000. This rapid expansion helped to drive the unemployment rate down to 2.4% in September 2000. Per capita income rose 7.2% between 1996 and 1998, which was the fourth highest per capita income growth rate in the country.

         Companies with less than 50 employees make up Denver's single largest employment group. The economy has diversified over the years, with significant representation in technology, communications, manufacturing, tourism, transportation and financial services.

         In June 1999, we expanded beyond the Denver metropolitan area by establishing an office, Colorado Business Bank of the Rockies, in Edwards, Colorado, which is located in the rapidly developing Vail valley.

         We have two locations each in downtown Denver, Boulder and Littleton and one location each in Golden, the Denver Technological Center and the Vail valley. The second downtown Denver location was relocated to a new facility which opened in the second quarter of 2000. The following is selected additional market data regarding the markets we serve:

         o        Downtown Denver is the business center of metropolitan Denver.

         o Boulder has one of the highest concentrations of small businesses and affluent individuals in the Rocky Mountain region.

         o The Littleton locations serve a more residential area, including Highlands Ranch, one of the fastest growing communities in the Denver metropolitan area.

         o The western metropolitan area served by the Golden location contains a number of newer industrial and office parks.

         o The area around the Denver Technological Center features a high concentration of office parks and businesses. A large number of high net worth individuals live and work in the area.

         o The Vail valley is anchored by Vail, a prime mountain resort with a vigorous high-end primary and second home construction market. Construction activity in this area is fueling growth in other commercial businesses supporting the expanding population base in the market.

LENDING ACTIVITIES

         General. We provide a broad range of commercial and retail lending services, including commercial loans, commercial and residential real estate construction loans, commercial and residential real estate mortgage loans, consumer loans, revolving lines of credit and equipment lease financing, including both operating and direct financing leases. Our primary lending focus is commercial and real estate lending to small- and medium-sized businesses that have annual sales of $2 million to $50 million and businesses and individuals with borrowing requirements of $200,000 to $4 million. As of September 30, 2000, substantially all of our outstanding loans and leases were to customers within Colorado.

         Interest rates charged on loans vary with the degree of risk, maturity, underwriting and servicing costs, principal amount and extent of other banking relationships with the customer, and are further subject to competitive pressures, money market rates, availability of funds and government regulations. As of September 30, 2000, approximately 63% of our loans were at interest rates that float with our base rate or some other reference rate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of CoBiz" for an analysis of the interest rates on our loans.

         Credit Procedures and Review. We address credit risk through internal credit policies and procedures, including underwriting criteria, officer and customer lending limits, a multi-layered loan approval process for larger loans, periodic document examination, justification for any exceptions to credit policies, loan review and concentration monitoring. In addition, we provide ongoing loan officer training and review.




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

         We have a continuous loan review process designed to promote early identification of credit quality problems. All loan officers are charged with the responsibility of reviewing, no less frequently than monthly, all past due loans in their respective portfolios. In addition, each of the loan officers establishes a watch list of loans to be reviewed monthly by the board of directors of Colorado Business Bank and CoBiz. The loan and lease portfolio is also monitored regularly by a loan review officer who reports directly to the audit committee of the board of directors of Colorado Business Bank and CoBiz.

         Composition of Loan and Lease Portfolio. The following table sets forth the composition of our loan and lease portfolio at the dates indicated.

                                                                                      At December 31,
                                                                  -------------------------------------------------------
                                     At September 30, 2000                  1999                           1998
                                    ------------------------      ------------------------      ------------------------
                                     Amount            %           Amount           %            Amount            %
                                    ---------      ---------      ---------      ---------      ---------      ---------
                                                                                  (Dollars in thousands)
Commercial ......................   $ 131,577           32.2      $ 130,428           37.7      $ 104,745           46.9
Real estate - mortgage ..........     170,859           41.9        123,341           35.6         56,941           25.5
Real estate - construction ......      63,687           15.6         53,552           15.5         34,210           15.3
Consumer ........................      24,461            6.0         21,873            6.3         16,913            7.6
Direct financing leases - net ...      22,922            5.6         21,485            6.2         13,741            6.2
                                    ---------      ---------      ---------      ---------      ---------      ---------
Total loans and leases ..........   $ 413,506          101.3      $ 350,679          101.3      $ 226,550          101.5
Less allowance for loan and
  lease losses ..................      (5,463)          (1.3)        (4,585)          (1.3)        (3,271)          (1.5)
                                    ---------      ---------      ---------      ---------      ---------      ---------
Net loans and leases ............   $ 408,043          100.0      $ 346,094          100.0      $ 223,279          100.0
                                    =========      =========      =========      =========      =========      =========
                                                                       At December 31,
                                     ------------------------------------------------------------------------------------
                                              1997                           1996                          1995
                                     ------------------------      ------------------------      ------------------------
                                       Amount            %           Amount           %            Amount            %
                                     ---------      ---------      ---------      ---------      ---------      ---------
                                                                   (Dollars in thousands)
Commercial ......................    $  78,152           47.6      $  58,727           53.0      $  35,101           40.1
Real estate - mortgage ..........       40,262           24.6         24,491           22.1         31,407           36.0
Real estate - construction ......       27,786           16.9         19,119           17.3         14,557           16.7
Consumer ........................       11,732            7.2          8,266            7.5          6,356            7.3
Direct financing leases - net ...        8,407            5.1          1,805            1.6          1,282            1.5
                                     ---------      ---------      ---------      ---------      ---------      ---------
Total loans and
leases ..........................    $ 166,339          101.4      $ 112,408          101.5      $  88,703          101.6
Less allowance for loan and
  lease losses...................       (2,248)          (1.4)        (1,660)          (1.5)        (1,393)          (1.6)
                                     ---------      ---------      ---------      ---------      ---------      ---------
Net loans and leases ............    $ 164,091          100.0      $ 110,748          100.0      $  87,310          100.0
                                     =========      =========      =========      =========      =========      =========

         Under federal law, the aggregate amount of loans that we may make to one borrower is generally limited to 15% of our unimpaired capital, surplus, undivided profits and allowance for loan and lease losses. As of September 30, 2000, our individual legal lending limit was $9.6 million. Our board of directors has established an internal lending limit of $5.5 million. To accommodate customers whose financing needs exceed our internal lending limits, and to address portfolio concentration concerns, we sell loan participations to outside participants, including Hawthorne Colorado, Inc., an entity controlled by Steven Bangert and Howard R. Ross, members of our board of directors. See "Certain Relationships and Related Transactions of CoBiz." At September 30, 2000, December 31, 1999, December 31, 1998 and December 31, 1997, the outstanding balances of loan participations sold by us were $19.6 million, $17.6 million, $14.8 million and $10.1 million, respectively. We have retained servicing rights on all loan participations sold. In addition, we had loan participations purchased from other banks totaling $8.0 million as of September 30, 2000. We use the same analysis in deciding whether or not to purchase a participation in a loan as we would in deciding whether to originate the same loan. In the ordinary course of business, we enter into various types of transactions that include commitments to extend credit. We apply the same credit standards to these commitments as we apply to our other lending activities and have included these commitments in our lending risk evaluations. Our exposure to credit loss under commitments to extend credit is represented by the amount of these commitments.

         Nonperforming Assets. Our nonperforming assets consist of nonaccrual loans and leases, restructured loans and leases, past due loans and leases and other real estate owned. The following table sets forth information with respect to these assets at the dates indicated.

                                                                  At                            At December 31,
                                                            September 30,   --------------------------------------------------------
                                                                2000          1999        1998        1997        1996        1995
                                                            -------------   --------    --------    --------    --------    --------
                                                                  (Dollars in thousands)
Nonperforming loans and leases:
     Loans and leases 90 days or more delinquent and still
         accruing interest ................................ $     37    $     49    $      4    $     --    $     --    $     --
     Nonaccrual loans and leases ..........................      844         634         125         470         234          --
     Restructured loans and leases ........................       --          --         338         341         348         616
                                                            --------    --------    --------    --------    --------    --------
           Total nonperforming loans and leases ...........      881         683         467         811         582         616
Real estate acquired by foreclosure .......................       --          --          --          --         109         310
                                                            --------    --------    --------    --------    --------    --------
           Total nonperforming assets ..................... $    881    $    683    $    467    $    811    $    691    $    926
                                                            ========    ========    ========    ========    ========    ========
Allowance for loan and lease losses ....................... $  5,463    $  4,585    $  3,271    $  2,248    $  1,660    $  1,393
                                                            ========    ========    ========    ========    ========    ========
Ratio of nonperforming assets to total assets .............     0.14%       0.14%       0.13%       0.31%       0.36%       0.58%
Ratio of nonperforming loans and leases to total loans and
     leases ...............................................     0.21        0.19        0.21        0.49        0.52        0.69
Ratio of allowance for loan and lease losses to total loans
     and leases ...........................................     1.32        1.31        1.44        1.35        1.48        1.57
Ratio of allowance for loan and lease losses to
     nonperforming loans and leases .......................   620.09      671.30      700.43      277.19      285.22      225.97

         Accrual of interest is discontinued on a loan or lease when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan or lease is generally placed on nonaccrual status when it becomes 90 days past due. When a loan or lease is placed on nonaccrual status, all accrued and unpaid interest on the loan or lease is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan or lease balance until the collection of both principal and interest becomes reasonably certain. When the issues relating to a nonaccrual loan or lease are finally resolved, there may ultimately be an actual write down or charge-off of the principal balance of the loan or lease, which may necessitate additional charges to earnings.

         Restructured loans and leases are those for which concessions, including the reduction of interest rates below a rate otherwise available to the borrower, or the deferral of interest or principal, have been granted due to the borrower's weakened financial condition. Interest on restructured loans and leases is accrued at the restructured rates when it is anticipated that no loss of original principal will occur.

         The additional interest income that would have been recognized for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998 if our nonaccrual and restructured loans and leases had been current in accordance with their original terms, and the interest income on nonaccrual and restructured loans and leases actually included in our net income for such periods, was not material.

         Real estate acquired by foreclosure includes deeds acquired under agreements with delinquent borrowers. Real estate acquired by foreclosure is appraised annually and is carried at the lesser of fair market value less anticipated closing costs or the balance of the related loan. As of September 30, 2000, we did not own any real estate acquired in foreclosure proceedings or under agreements with delinquent borrowers.

         In addition to the nonperforming assets described above, at September 30, 2000, we had 29 loan and lease relationships considered by management to be potential problem loans or leases, with outstanding principal totaling approximately $4.1 million. A potential problem loan or lease is one as to which management has concerns about the borrower's future performance under the terms of the loan or lease contract. For our protection, management monitors these loans and leases closely. These loans and leases are current as to the principal and interest and, accordingly, are not included in the nonperforming asset categories. However, further deterioration may result in the loan or lease being classified as nonperforming. The level of potential problem loans and leases is factored into the determination of the adequacy of the allowance for loan and lease losses.

         Analysis of Allowance for Loan and Lease Losses. The allowance for loan and lease losses represents management's recognition of the risks of extending credit and its evaluation of the quality of the loan and lease portfolio. The allowance for loan and lease losses is maintained at a level considered adequate to provide for loan and lease losses, based on various factors affecting the loan and lease portfolio, including a review of problem loans and leases, business conditions, historical loss experience, evaluation of the quality of the underlying collateral and holding and disposal costs. The allowance is increased by additional charges to operating income and reduced by loans and leases charged off, net of recoveries.

         The following table sets forth information regarding changes in our allowance for loan and lease losses for the periods indicated.


                                            For the
                                          nine months                           For the year ended December 31,
                                             ended          ----------------------------------------------------------------------
                                      September 30, 2000       1999           1998           1997           1996            1995
                                      ------------------    ----------     ----------     ----------     ----------     ----------
                                                                       (Dollars in thousands)
Balance of allowance for loan and lease
    losses at beginning of period .......   $    4,585      $    3,271     $    2,248     $    1,660     $    1,392     $    1,181
Charge-offs:
     Commercial .........................          178             100            200            356            275             27
     Real estate--mortgage ..............           16              --             --             --             --             --
     Real estate--construction ..........           --               5             --             --             47             --
     Consumer ...........................            2              80             32             38              6             18
     Direct financing leases ............          225              --              4             --             --             --
                                            ----------      ----------     ----------     ----------     ----------     ----------
          Total charge-offs .............          421             185            236            394            328             45
Recoveries:
     Commercial .........................           30              24             66              6             61             10
     Real estate--mortgage ..............           --              --             --             --             --             --
     Real estate--construction ..........           --              --             --             --             39             --
     Consumer ...........................            5               2              5             27              3              3
     Direct financing leases ............            2              --             --             --             --             --
                                            ----------      ----------     ----------     ----------     ----------     ----------
          Total recoveries ..............           37              26             71             33            103             13
                                            ----------      ----------     ----------     ----------     ----------     ----------
Net charge-offs .........................         (384)           (159)          (165)          (361)          (225)           (32)
Provisions for loan and lease losses
    charged to operations ...............        1,262           1,473          1,188            949            493            243
                                            ----------      ----------     ----------     ----------     ----------     ----------
Balance of allowance for loan and lease
    losses at end of period .............   $    5,463      $    4,585     $    3,271     $    2,248     $    1,660     $    1,392
                                            ==========      ==========     ==========     ==========     ==========     ==========
Ratio of net charge-offs to average
    loans and leases (1) ................         (.14)%          (.06)%         (.08)%         (.26)%         (.23)%         (.04)%
Average loans and leases outstanding
    during the period ...................   $  376,433      $  281,796     $  197,851     $  138,787     $   98,075     $   77,194






----------

(1) The ratio for the nine months ended September 30, 2000 has been annualized and is not necessarily indicative of results for the entire year.

            Additions to the allowance for loan and lease losses, which are charged as expenses on our income statement, are made periodically to maintain the allowance at the appropriate level, based on our analysis of the potential risk in the loan and lease portfolio. Loans and leases charged off, net of amounts recovered from such loans and leases, reduce the allowance for loan and lease losses. The amount of the allowance is a function of the levels of loans and leases outstanding, the level of non-performing loans and leases, historical loan and lease loss experience, the amount of loan and lease losses actually charged against the reserve during a given period and current and anticipated economic conditions. At September 30, 2000, the allowance for loan and lease losses equaled 1.32% of total loans and leases.

            Federal regulatory agencies, as part of their examination process, review our loans and leases and allowance for loan and lease losses. We believe that our allowance for loan and lease losses is adequate to cover anticipated loan and lease losses. However, management may determine a need to increase the allowance for loan and lease losses, or regulators, when reviewing the Bank's loan and lease portfolio in the future, may request the Bank to increase such allowance. Either of these events could adversely affect our earnings. Further, there can be no assurance that our actual loan and lease losses will not exceed the allowance for loan and lease losses.

            The following table sets forth the allowance for loan and lease losses by category to the extent specific allocations have been determined relative to particular categories of loans or leases. The unallocated portion of the allowance is intended to cover loss exposure related to potential problem loans or leases for which no specific allocation has been estimated. Management attempts to quantify, on a quarterly basis, unidentified loss exposure in our portfolio overall. We continually analyze historical loss/trends in assessing the unallocated portion of the allowance. General economic conditions and commercial trends influence the level of the unallocated portion of the allowance, as well as growth of the loan and lease portfolio. We also specifically monitor concentrations of real estate and large credits. We believe that any allocation of the allowance into categories creates an appearance of precision that does not exist. The allocation table should not be interpreted as an indication of the specific amounts, by loan or lease classification, to be charged to the allowance. We believe that the table is a useful device for assessing the adequacy of the allowance as a whole. The table has been derived in part by applying historical loan and lease loss ratios to both internally classified loans and leases and the portfolio as a whole in determining the allocation. The allowance is utilized as a single unallocated allowance available for all loans and leases.



                                                                                           At December 31,
                                                                    --------------------------------------------------------------
                                        At September 30, 2000                   1999                             1998
                                   -----------------------------    -----------------------------    -----------------------------
                                                       Loans                            Loans                            Loans
                                                    in category                      in category                      in category
                                                      as % of                          as % of                          as % of
                                     Amount of      gross loans       Amount of      gross loans       Amount of       gross loans
                                     allowance       and leases       allowance       and leases       allowance       and leases
                                   -------------   -------------    -------------   -------------    -------------   -------------
                                                                         (Dollars in thousands)
Commercial ......................  $       1,225            31.9%   $       1,120            37.2%   $         832            46.2%
Real estate -- mortgage .........            933            41.3              728            35.2              522            25.1
Real estate -- construction .....            433            15.4              284            15.3              508            15.1
Consumer ........................            236             5.9              233             6.2               99             7.5
Direct financing leases .........            212             5.5              183             6.1              243             6.1
Unallocated .....................          2,424              --            2,037              --            1,067              --
                                   -------------   -------------    -------------   -------------    -------------   -------------
             Total ..............  $       5,463           100.0%   $       4,585           100.0%   $       3,271           100.0%
                                   =============   =============    =============   =============    =============   =============



                                                                            At December 31,
                                    -----------------------------------------------------------------------------------------------
                                                 1997                             1996                             1995
                                    -----------------------------    -----------------------------    -----------------------------
                                                       Loans                            Loans                             Loans
                                                    in category                      in category                       in category
                                                      as % of                          as % of                           as % of
                                      Amount of      gross loans      Amount of       gross loans      Amount of       gross loans
                                      allowance      and leases       allowance       and leases       allowance        and leases
                                    -------------   -------------    -------------   -------------    -------------   -------------
                                                                         (Dollars in thousands)
Commercial .....................    $         811            47.0%   $         510            52.2%   $         527            39.6%
Real estate -- mortgage ........              296            24.2              189            21.8              151            35.4
Real estate -- construction ....              318            16.7              237            17.0              233            16.4
Consumer .......................               73             7.0               51             7.4               49             7.2
Direct financing leases ........                              5.1               --             1.6               --             1.4
Unallocated ....................              750              --              673              --              433              --
                                    -------------   -------------    -------------   -------------    -------------   -------------
             Total .............    $       2,248           100.0%   $       1,660           100.0%   $       1,393           100.0%
                                    =============   =============    =============   =============    =============   =============

INVESTMENTS

         Our investment portfolio is comprised of securities rated "A" or better by various nationally recognized rating agencies, with the majority of the portfolio either maturing or repricing within a one- to seven-year period. Our practice is to purchase primarily U.S. Treasury and U.S. government agency securities. Since November 1994, we have invested primarily in mortgage-backed securities that reprice annually. Our investment strategies are reviewed at the meetings of the asset and liability management committee.

         Our mortgage-backed securities are typically classified as available for sale. Our goals with respect to our securities portfolio are to:

         o        Maximize safety and soundness.

         o        Provide adequate liquidity.

         o Maximize rate of return within the constraints of applicable liquidity requirements.

         o        Complement asset/liability management strategies.

         The following table sets forth the book value of the securities in our investment portfolio by type at the dates indicated.

                                                                          At December 31,
                                   At September 30,      ---------------------------------------------------
                                         2000                1999               1998                1997
                                   ----------------      -------------      -------------      -------------
                                                                (In thousands)
U.S. Treasury and U.S. government
    agency securities ...........   $      11,144      $      11,884      $      17,764      $       7,009
Mortgage-backed securities ......         136,438             94,393             87,104             48,354
State and municipal bonds .......           1,499                799                965              1,198
Federal Reserve and FHLB
    stock........................           2,925              2,455              1,961              2,012
Other investments ...............             550                390                143                211
                                    -------------      -------------      -------------      -------------
      Total .....................   $     152,556      $     109,921      $     107,937      $      58,784
                                    =============      =============      =============      =============

         The following table sets forth the book value, maturity or repricing frequency and approximate yield of the securities in our investment portfolio at September 30, 2000.

                                                        Maturity or repricing
                         -------------------------------------------------------------------------------------
                            Within 1 year         1-5 years             5-10 years            Over 10 years            Total
                         -------------------  ------------------   -------------------     -------------------   -------------------
                         Amount    Yield (1)  Amount   Yield (1)   Amount     Yield (1)    Amount    Yield (1)   Amount    Yield (1)
                         ------    ---------  ------   ---------   ------     ---------    ------    ---------   ------    ---------
                                                                  (Dollars in thousands)
U.S. Treasury and U.S.
 government agency
 securities ..........   $  2,337     4.33%   $  1,498     6.13%   $     --          --    $  7,309      6.38%   $ 11,144     5.92%
Mortgage-backed
 securities ..........    104,032     7.10       6,049     5.95      15,661        5.50%     10,696      7.00     136,438     6.86
State and municipal
 bonds ...............        490     6.91          --       --         309        6.68         700      7.43       1,499     7.11
Federal Reserve and
 FHLB stock ..........         --       --          --       --          --          --       2,925      7.23       2,925     7.23
Other investments ....         --       --         550    16.79          --          --          --        --         550    16.79
                        ---------             --------             --------                --------              --------
           Total .....  $ 106,859     7.04    $  8,097     6.72    $ 15,970        5.52    $ 21,630      6.83    $152,556     6.83
                        =========             ========             ========                ========              ========

----------

(1) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.

DEPOSITS

         Our primary source of funds has historically been customer deposits. We offer a variety of accounts for depositors, which are designed to attract both short- and long-term deposits. These accounts include certificates of deposit, savings accounts, money market accounts, checking and negotiable order of withdrawal accounts and individual retirement accounts. At September 30, 2000, $119.3 million, or 28%, of our deposits were noninterest-bearing deposits. We believe that we receive a large amount of noninterest-bearing deposits because we provide customers with the option of paying for services in cash or by maintaining additional noninterest-bearing account balances. However, since proposed changes in banking regulations would allow for the payment of interest on commercial accounts, there can be no assurance that we will be able to continue to maintain such a high level of noninterest-bearing deposits. Interest-bearing accounts earn interest at rates based on competitive market factors and our desire to increase or decrease certain types of maturities or deposits. We have not actively sought brokered deposits and do not currently intend to do so.

         The following tables present the average balances for each major category of deposits and the weighted average interest rates paid for interest-bearing deposits for the periods indicated.


                                                                                    For the year ended December 31,
                                            For the nine months   ------------------------------------------------------------------
                                         ended September 30, 2000        1999                   1998                   1997
                                         ------------------------ -------------------   --------------------   --------------------
                                                       Weighted             Weighted               Weighted               Weighted
                                                       average              average                average                average
                                           Average     interest   Average   interest    Average    interest    Average    interest
                                           balance       rate     balance     rate      balance      rate      balance      rate
                                          --------   ------------ -------- ----------   -------    --------    -------    --------
                                                                       (Dollars in thousands)

NOW and money market accounts ..........  $172,080       4.13%   $122,688       3.30%   $ 85,558       3.31%   $ 66,222     3.23%
Savings ................................     5,969       2.22       6,546       2.22       6,227       2.59       5,780     2.63
Certificates of deposit under $100,000..    25,554       5.67      25,950       5.09      21,507       5.42      16,942     5.18
Certificates of deposit $100,000 and
   over ................................   103,709       5.93      64,844       5.15      47,453       5.60      35,936     5.80
                                          --------               --------               --------               --------
     Total interest-bearing deposits ...   307,312       4.83     220,028       4.02     160,745       4.24     124,880     4.21
Noninterest-bearing demand deposits ....   114,731         --     101,793         --      76,223         --      54,706       --
                                          --------               --------               --------               --------
     Total deposits ....................  $422,043       3.52    $321,821       2.75    $236,968       2.87    $179,586     2.93
                                          ========               ========               ========               ========


         Maturities of certificates of deposit of $100,000 and more are as follows:

                                                   At September 30,
                                                          2000
                                                   ----------------
     Remaining maturity                             (In thousands)
     ------------------

     Less than three months.............               $ 60,302
     Three months up to six months......                 19,583
     Six months up to one year..........                 28,055
     One year and over..................                  4,683
                                                       --------
                                                       $112,623
                                                       ========


SHORT-TERM BORROWINGS

            Our short-term borrowings include federal funds purchased, securities sold under agreements to repurchase, which generally mature within 60 days, and advances from the Federal Home Loan Bank of Topeka ("FHLB-Topeka"). The following table sets forth information relating to our short-term borrowings.

                                                                                               At or for the year
                                                                  At or for the                ended December 31,
                                                               nine months ended    ----------------------------------------
                                                              September 30, 2000       1999            1998          1997
                                                              ------------------    -----------    -----------    -----------
                                                                                      (Dollars in thousands)
Federal funds purchased
     Balance at end of period .............................   $      11,320         $     1,300    $     3,500             --
     Average balance outstanding for the period ...........           2,306               4,403          4,956    $     6,686
     Maximum amount outstanding at any month end during the
        period ............................................          11,320              13,000         17,000         18,000
     Weighted average interest rate for the period ........            6.46%               5.40%          5.54%          5.68%
     Weighted average interest rate at period end .........            6.94                4.00           5.06             --
Securities sold under agreement to repurchase
     Balance at end of period .............................   $      68,306         $    33,053    $    24,956    $    13,024
     Average balance outstanding for the period ...........          42,513              40,421         18,811         10,916
     Maximum amount outstanding at any month end during the
        period ............................................          68,306              51,982         24,956         17,625
     Weighted average interest rate for the period ........            5.32%               4.41%          4.72%          4.92%
     Weighted average interest rate at period end .........            5.85                4.53           3.31           4.58
FHLB-Topeka advances
     Balance at end of period .............................   $      35,910         $    30,980    $    26,120    $     3,260
     Average balance outstanding for the period ...........          17,046              18,041          4,626          4,167
     Maximum amount outstanding at any month end during the
        period.............................................          36,680              32,050         26,120          4,400
     Weighted average interest rate for the period ........            6.32%               5.48%          6.07%          6.72%
     Weighted average interest rate at period end .........            6.64                5.88           5.47           6.46

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                                     COBIZ


BACKGROUND

         CoBiz was acquired by a group of private investors in September 1994. In March 1997, we completed a private placement of 1,102,725 shares of common stock at a price of $3.61 per share, for net proceeds of approximately $4.0 million, which we used to fund our continuing growth. We completed the initial public offering of our common stock in June 1998. We sold a total of 1,610,000 shares of common stock at $12.00 per share yielding net proceeds of $17.5 million, after deducting underwriting commissions and other expenses.

         On June 19, 2000, we issued 30-year capital trust preferred securities in the aggregate amount of $20,000,000. The trust preferred securities bear a cumulative fixed interest rate of 10% per annum and mature on June 30, 2030. Interest distributions are payable quarterly. We may defer the payment of interest at any time for a period not exceeding 20 consecutive quarters provided that the deferral period does not extend past the stated maturity. During any such deferral period, our ability to pay dividends on our common shares will be restricted. Subject to approval by the Federal Reserve Bank, the trust preferred securities may be redeemed prior to maturity at our option on or after June 30, 2005. Portions of the trust preferred securities qualify as Tier I capital under regulatory definitions. Issuance costs consisting primarily of underwriting discounts and professional fees of approximately $1 million were capitalized and are being amortized over five years to noninterest expense using the straight-line method.

         Our management has focused on developing an organization with personnel, management systems and products that will allow us to compete effectively and position us for growth. The cost of this process relative to our size has been high. In addition, we have operated with excess capacity during the start-up phases of various projects. As a result, relatively high levels of noninterest expense have adversely affected our earnings over the past several years. Salaries and employee benefits comprised most of this overhead category. However, we believe that our compensation levels have allowed us to recruit and retain a highly qualified management team capable of implementing our business strategies. We believe that our compensation policies, which include the granting of options to purchase common stock to many employees, have highly motivated our employees and have enhanced our ability to maintain customer loyalty and generate earnings. While we will continue to add personnel to lead new growth initiatives, including middle management, we believe that our senior management and systems infrastructure are adequate to support our anticipated growth without incurring proportionate increases in general, administrative and other noninterest expenses.

         From December 31, 1995 to September 30, 2000, our shareholders' equity increased 392%, from $9.1 million to $44.6 million. During that same time period, our outstanding loans and leases (net) increased 367%, from $87.3 million to $408.0 million. This increase has primarily been the result of our focus on local relationship banking and commercial lending to small- and medium-sized businesses and high net worth individuals. In addition, we have emphasized building and maintaining asset quality through our credit underwriting and monitoring process. Nonperforming assets have ranged from 0.12% to 0.58% of total assets during this period. We have maintained asset quality, while continuing to build our allowance for loan and lease losses. Our allowance for loan and lease losses increased 292%, from $1.4 million as of December 31, 1995 to $5.5 million as of September 30, 2000.

         This discussion should be read in conjunction with our consolidated financial statements and notes thereto included in this joint proxy statement/prospectus beginning on page F-9. For a description of our accounting policies, see Note 1 of Notes to our Consolidated Financial Statements. For a discussion of the segments included in our principal activities, see Note 14 of Notes to our Consolidated Financial Statements.

FINANCIAL CONDITION

SEPTEMBER 30, 2000, COMPARED TO DECEMBER 31, 1999

         Our total assets increased by $118.3 million to $610.3 million as of September 30, 2000, from $492.0 million as of December 31, 1999. A consistent focus on internal growth and sustained loan demand allowed our loan and lease portfolio (net) to increase by $61.9 million, from $346.1 million at December 31, 1999, to $408.0 million as of September 30, 2000. Total investments were $152.6 million as of September 30, 2000, compared to $109.9 million as of December 31, 1999. The increase in the investment portfolio was possible due to strong deposit growth and the proceeds from the trust preferred securities issued in June of 2000. Deposits increased by $43.7 million to $427.0 million as of September 30, 2000, from $383.3 million as of December 31, 1999. Noninterest-bearing deposits increased by $12.8 million, and interest-bearing deposits increased by $30.8 million. Low-cost demand deposits comprised 28% of total deposits as of September 30, 2000. Federal funds purchased and securities sold under agreements to repurchase increased by $45.3 million in the first nine months of 2000 to $79.6 million. Of this total, $54.7 million represents repurchase agreements transacted on behalf of our customers and is not considered a wholesale borrowing source. The increase in deposits and customer repurchase agreements is attributable, in part, to an increased emphasis on deposit generation included in banker production goals. Advances from the FHLB-Topeka were $35.9 million at September 30, 2000, compared to $31.0 million at December 31, 1999.

DECEMBER 31, 1999, COMPARED TO DECEMBER 31, 1998

         Our total assets increased by $125.4 million to $492.0 million as of December 31, 1999, from $366.6 million as of December 31, 1998. Our loan and lease portfolio (net) increased by $122.8 million, from $223.3 million at December 31, 1998, to $346.1 million as of December 31, 1999. The strong loan growth was attributable to a robust Colorado economy. Total investments were $109.9 million as of December 31, 1999, compared to $107.9 million as of December 31, 1998. The nominal increase in the investment portfolio was the result of utilizing our funding resources primarily to support loan demand, rather than investment purchases. Deposits were $383.3 million as of December 31, 1999, compared to $273.0 million as of December 31, 1998, a 40.4% increase. Noninterest-bearing deposits increased by $11.3 million, and interest-bearing deposits increased by $99.0 million. Low-cost demand deposits comprised 28% of total deposits as of December 31, 1999, and 35% of total deposits as of December 31, 1998. Federal funds purchased and securities sold under agreements to repurchase increased by $5.9 million, to $34.4 million as of December 31, 1999 from $28.5 million as of December 31, 1998. Repurchase agreements transacted on behalf of our customers were $33.1 million at December 31, 1999 and $25.0 million at December 31, 1998. Outstanding advances from the FHLB-Topeka were $31.0 million at December 31, 1999 compared to $26.1 million as of December 31, 1998.

NET INTEREST INCOME

         The largest component of our net income is our net interest income. Net interest income is the difference between interest income, principally from loans, leases and investment securities, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, net interest spread and net interest margin. Volume refers to the average dollar levels of interest-earning assets and interest-bearing liabilities. Net interest spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities. Net interest margin refers to net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities.

         The following tables present, for the periods indicated, certain information related to our average asset and liability structure and our average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities.


                                                                      For the nine months ended September 30,
                                                  --------------------------------------------------------------------------------
                                                                    2000                                     1999
                                                  --------------------------------------    --------------------------------------
                                                                Interest       Average                   Interest       Average
                                                  Average       earned         yield        Average       earned         yield
                                                  balance       or paid      or cost (1)    balance       or paid      or cost (1)
                                                  -------       -------      -----------    -------      --------      -----------
                                                                              (Dollars in thousands)
ASSETS:
Federal funds sold and other ................    $  11,088      $     525         6.22%    $   4,033      $     147         4.81%
Investment securities  (2) ..................      113,308          5,538         6.42       107,483          4,630         5.68
Loans and leases (3) ........................      376,433         27,196         9.49       266,215         18,264         9.05
Allowance for loan and lease losses .........       (5,016)            --           --        (3,635)            --           --
                                                 ---------      ---------                  ---------      ---------
   Total interest-earning assets ............      495,813         33,259         8.81       374,096         23,041         8.12
Noninterest-earning assets:
   Cash and due from banks ..................       23,277                                    19,354
   Other ....................................       17,555                                    15,531
                                                 ---------                                 ---------
         Total assets .......................    $ 536,645                                 $ 408,981
                                                 =========                                 =========
LIABILITIES AND SHAREHOLDERS'
    EQUITY:
Deposits:
   NOW and money market accounts ............    $ 172,080          5,325         4.13     $ 115,074          2,698         3.14
   Savings ..................................        5,969             99         2.22         6,619            110         2.22
   Certificates of deposit:
     Under $100,000 .........................       25,554          1,085         5.67        26,237            991         5.05
     $100,000 and over ......................      103,709          4,605         5.93        59,066          2,237         5.06
                                                 ---------      ---------                  ---------      ---------
   Total interest-bearing deposits ..........      307,312         11,114         4.83       206,996          6,036         3.90
Other borrowings:
   Securities and loans sold under agreements
     to repurchase and federal funds
     purchased ..............................       44,819          1,834         5.38        44,704          1,475         4.35
   FHLB-Topeka advances .....................       17,046            806         6.21        16,539            656         5.23
   Company obligated mandatorily
     redeemable preferred securities ........        7,372            544        10.00            --             --           --
                                                 ---------      ---------                  ---------      ---------
     Total interest-bearing liabilities .....      376,549         14,298         4.78       268,239          8,167         3.73
Noninterest-bearing demand accounts .........      114,731                                    99,825
                                                 ---------                                 ---------
     Total deposits and interest-
       bearing liabilities ..................      491,280                                   368,064
Other non interest-bearing liabilities ......        2,757                                     2,408
                                                 ---------                                 ---------
         Total liabilities ..................      494,037                                   370,472
Shareholders' equity ........................       42,608                                    38,509
                                                 ---------                                 ---------
     Total liabilities and share holders'
          equity ............................    $ 536,645                                 $ 408,981
                                                 =========                                 =========
Net interest income .........................                   $  18,961                                 $  14,874
                                                                =========                                 =========
Net interest spread .........................                                     4.03%                                     4.39%
Net interest margin .........................                                     5.11%                                     5.32%
Ratio of average interest-earning assets
 to average interest-bearing liabilities ....       131.67%                                   139.46%

----------

(1) Average yields and costs for the nine months ended September 30, 2000 and 1999 have been annualized and are not necessarily indicative of results for the entire year.

(2) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.

(3) Loan fees included in interest income are not material. Nonaccrual loans and leases are included in average loans and leases outstanding.

                                                                       Year ended December 31,
                                              --------------------------------------------------------------------------
                                                             1999                                   1998
                                              -----------------------------------    -----------------------------------
                                                            Interest     Average                   Interest     Average
                                               Average       earned       yield       Average       earned       yield
                                               balance       or paid     or cost      balance       or paid     or cost
                                              ---------     ---------   ---------    ---------     ---------   ---------
                                                                         (Dollars in thousands)
ASSETS:
Federal funds sold and other ..............   $   3,150     $     150        4.76%   $   2,588     $     135        5.22%
Investment securities(1) ..................     108,121         6,325        5.85       70,525         4,124        5.85
Loans and leases(2) .......................     281,796        25,934        9.20      197,851        19,640        9.93
Allowance for loan and lease losses .......      (3,810)           --          --       (2,794)           --          --
                                              ---------     ---------                ---------     ---------
   Total interest-earning assets ..........     389,257        32,409        8.33      268,170        23,899        8.91
Noninterest-earning assets:
   Cash and due from banks ................      20,925                                 15,224
   Other ..................................      15,837                                 15,346
                                              ---------                              ---------
         Total assets .....................   $ 426,019                              $ 298,740
                                              =========                              =========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
   NOW and money market accounts ..........   $ 122,688         4,044        3.30    $  85,558         2,827        3.30
   Savings ................................       6,546           145        2.22        6,227           161        2.59
   Certificates of deposit:
     Under $100,000 .......................      25,950         1,320        5.09       21,507         1,166        5.42
     $100,000 and over ....................      64,844         3,337        5.15       47,453         2,658        5.60
                                              ---------     ---------                ---------     ---------
   Total interest-bearing deposits ........     220,028         8,846        4.02      160,745         6,812        4.24
Other borrowings:
   Securities and loans sold
      under agreements to
      repurchase and federal
      funds purchased .....................      44,824         2,020        4.51       23,767         1,183        4.98

   FHLB-Topeka advances and notes payable ..     18,935         1,013        5.35        4,626           281        6.07
   Long-term borrowings ....................         --            --          --        3,678           301        8.18
                                              ---------     ---------                ---------     ---------
     Total interest-bearing liabilities ....    283,787        11,879        4.19      192,816         8,577        4.45
Noninterest-bearing demand accounts ........    101,793                                 76,223
                                              ---------                              ---------
     Total deposits and interest-
       bearing liabilities .................    385,580                                269,039
Other noninterest-bearing liabilities ......      1,610                                  1,786
                                              ---------                              ---------
         Total liabilities .................    387,190                                270,825
Shareholders' equity .......................     38,829                                 27,915
                                              ---------                              ---------
     Total liabilities and
       shareholders' equity ................  $ 426,019                              $ 298,740
                                              =========                              =========
Net interest income ........................                $  20,530                              $  15,322
                                                            =========                              =========
Net interest spread ........................                                 4.14                                   4.46
Net interest margin ........................                                 5.27                                   5.71
Ratio of average interest-bearing assets to
   average interest-bearing liabilities ....     137.17%                                139.08%

                                                   Year ended December 31,
                                              -----------------------------------
                                                             1997
                                              -----------------------------------
                                                           Interest      Average
                                               Average       earned       yield
                                               balance      or paid      or cost
                                              ---------     ---------   ---------
                                                    (Dollars in thousands)
ASSETS:
Federal funds sold and other ..............    $   5,204     $     360        6.92%
Investment securities(1) ..................       59,602         3,616        6.07
Loans and leases(2) .......................      138,787        14,171       10.21
Allowance for loan and lease losses .......       (1,933)           --          --
                                               ---------     ---------
   Total interest-earning assets ..........      201,660        18,147        9.00
Noninterest-earning assets:
   Cash and due from banks ................       12,810
   Other ..................................        9,758
                                               ---------
         Total assets .....................    $ 224,228
                                               =========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
   NOW and money market accounts ..........    $  66,222         2,141        3.23
   Savings ................................        5,780           152        2.63
   Certificates of deposit:
     Under $100,000 .......................       16,942           877        5.18
     $100,000 and over ....................       35,936         2,083        5.80
                                               ---------     ---------
   Total interest-bearing deposits ........      124,880         5,253        4.21
Other borrowings:
   Securities and loans sold
      under agreements to
      repurchase and federal
      funds purchased .....................       15,059           751        4.99
   FHLB-Topeka advances and notes payable ..       4,167           280        6.72
   Long-term borrowings ....................       8,458           732        8.65
                                               ---------     ---------
     Total interest-bearing liabilities ....     152,564         7,016        4.60
Noninterest-bearing demand accounts ........      54,706
                                               ---------
     Total deposits and interest-
       bearing liabilities .................     207,270
Other noninterest-bearing liabilities ......       1,606
                                               ---------
         Total liabilities .................     208,876
Shareholders' equity .......................      15,352
                                               ---------
     Total liabilities and
       shareholders' equity ................   $ 224,228
                                               =========
Net interest income ........................                 $  11,131
                                                             =========
Net interest spread ........................                                  4.40
Net interest margin ........................                                  5.52
Ratio of average interest-bearing assets to
   average interest-bearing liabilities ....      132.18%

----------

(1) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.

(2) Loan fees included in interest income are not material. Nonaccrual loans and leases are included in average loans and leases outstanding.

         The following table illustrates, for the periods indicated, the changes in the levels of interest income and interest expense attributable to changes in volume or rate. Changes in net interest income due to both volume and rate have been included in the changes due to rate.



                                                           Nine months ended                        Year ended
                                                           September 30, 2000                    December 31, 1999
                                                              compared with                        compared with
                                                            nine months ended                        year ended
                                                           September 30, 1999                    December 31, 1998
                                                           increase (decrease)                  increase (decrease)
                                                          in net interest income               in net interest income
                                                             due to changes in                   due to changes in
                                                     --------------------------------    --------------------------------
                                                      Volume       Rate       Total       Volume       Rate        Total
                                                     --------    --------    --------    --------    --------    --------
                                                                                (In thousands)
Interest-earning assets:
     Federal funds sold ..........................   $    258    $    120    $    378    $     29    $    (14)   $     15
     Investments(1) ..............................        252         656         908       2,199           2       2,201
     Loans and leases(2) .........................      7,589       1,343       8,932       8,332      (2,038)      6,294
                                                     --------    --------    --------    --------    --------    --------
           Total interest-earning assets .........      8,099       2,119      10,218      10,560      (2,050)      8,510
Interest-bearing liabilities:
     NOW and money market accounts ...............      1,338       1,288       2,626       1,227         (10)      1,217
     Savings .....................................        (11)         --         (11)          8         (24)        (16)
     Certificates of deposits:
         Under $100,000 ..........................        (26)        120          94         241         (87)        154
         $100,000 and over .......................      1,692         677       2,369         974        (295)        679
Short-term borrowings:
     Securities and loans sold under
       agreements to repurchase and
       federal funds purchased ...................          4         355         359       1,048        (211)        837
     FHLB-Topeka advances and notes
       payable ...................................         20         130         150         869        (137)        732
Long-term borrowings .............................        544          --         544        (301)         --        (301)
                                                     --------    --------    --------    --------    --------    --------
           Total interest-bearing liabilities ....      3,561       2,570       6,131       4,066        (764)      3,302
                                                     --------    --------    --------    --------    --------    --------
           Net increase (decrease) in net
           interest income .......................   $  4,538    $   (451)   $  4,087    $  6,494    $ (1,286)   $  5,208
                                                     ========    ========    ========    ========    ========    ========


                                                               Year ended
                                                            December 31, 1998
                                                              compared with
                                                               year ended
                                                            December 31, 1997
                                                           increase (decrease)
                                                          in net interest income
                                                            due to changes in
                                                     --------------------------------
                                                      Volume       Rate        Total
                                                     --------    --------    --------
                                                              (In thousands)
Interest-earning assets:
     Federal funds sold ..........................   $   (181)   $    (44)   $   (225)
     Investments(1) ..............................        663        (155)        508
     Loans and leases(2) .........................      6,031        (562)      5,469
                                                     --------    --------    --------
           Total interest-earning assets .........      6,513        (761)      5,752
Interest-bearing liabilities:
     NOW and money market accounts ...............        624          62         686
     Savings .....................................         12          (3)          9
     Certificates of deposits:
         Under $100,000 ..........................        236          53         289
         $100,000 and over .......................        668         (93)        575
Short-term borrowings:
     Securities and loans sold under
       agreements to repurchase and federal
       funds purchased ...........................        435          (3)        432
     FHLB-Topeka advances and notes
       payable ...................................         31         (30)          1
Long-term borrowings .............................       (414)        (17)       (431)
                                                     --------    --------    --------
           Total interest-bearing liabilities ....      1,592         (31)      1,561
                                                     --------    --------    --------
           Net increase (decrease) in net
           interest income .......................   $  4,921    $   (730)   $  4,191
                                                     ========    ========    ========

----------

(1) Investment income does not include adjustments for tax-exempt interest because the amount of such interest is not material.

(2) Loan fees included in interest income are not material. Nonaccrual loans and leases are included in average loans and leases outstanding.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK--ASSET/LIABILITY MANAGEMENT

         Asset/liability management is concerned with the timing and magnitude of repricing assets compared to liabilities. It is our objective to generate stable growth in net interest income and to attempt to control risks associated with interest rate movements. In general, our strategy is to reduce the impact of changes in interest rates on net interest income by maintaining a favorable match between the maturities or repricing dates of our interest-earning assets and interest-bearing liabilities. We adjust interest sensitivity during the year through changes in the mix of assets and liabilities. We do not utilize derivative financial instruments to manage our interest rate risk. Our asset and liability management strategy is formulated and monitored by the asset/liability committee, in accordance with policies approved by the board of directors of Colorado Business Bank, N.A. This committee meets regularly to review, among other things, the sensitivity of our assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activity, and maturities of investments and borrowings. The asset/liability committee also approves and establishes pricing and funding decisions with respect to our overall asset and liability composition. The committee reviews our liquidity, cash flow flexibility, maturities of investments, deposits and borrowings, deposit activity, current market conditions, and general levels of interest rates. To effectively measure and manage interest rate risk, we use simulation analysis to determine the impact on net interest income of changes in interest rates under various interest rate scenarios. From these simulations, interest rate risk is quantified and appropriate strategies are developed and implemented.

         The following table presents an analysis of the sensitivity inherent in our net interest income and market value of equity. The interest rate scenario presented in the table includes interest rates at September 30, 2000 as adjusted by instantaneous rate changes upward and downward of up to 200 basis points. Since there are limitations inherent in any methodology used to estimate the exposure to changes in market interest rates, this analysis is not intended to be a forecast of the actual effect of a change in market interest rates. The market value sensitivity analysis presented includes assumptions that (i) the composition of our interest sensitive assets and liabilities existing at September 30, 2000 will remain constant over the twelve month measurement period; and (ii) that changes in market rates are parallel and instantaneous across the yield curve regardless of duration or repricing characteristics of specific assets or liabilities. Further, the analysis does not contemplate any actions that we might undertake in response to changes in market interest rates. Accordingly, this analysis is not intended and does not provide a precise forecast of the effect actual changes in market rates will have on us.

                                                 Change in interest rates in basis points
                                            -------------------------------------------------
                                             -200       -100        0         +100       +200
                                            -----      -----      -----      -----      -----
         Impact on:
             Net interest income            -6.9%      -3.8%       0.0%       2.3%       3.6%
             Market value of equity          0.4%       0.4%       0.0%      -1.1%      -3.5%

         Our results of operations depend significantly on net interest income. Like most financial institutions, our interest income and cost of funds are affected by general economic conditions and by competition in the marketplace. Rising and falling interest rate environments can have various impacts

                                                         Estimated maturity or repricing at September 30, 2000
                                                  ----------------------------------------------------------------
                                                               Three months
                                                    Less than  to less than     One to       Over
                                                  three months   one year     five years   five years      Total
                                                  ------------ ------------   ----------   ----------    ---------
                                                                        (Dollars in thousands)
Interest-earning assets:
    Fixed rate loans ............................   $   9,251    $  18,512     $  84,452    $  19,770    $ 131,985
    Floating rate loans .........................     213,609          935        40,905        3,150      258,599
    Lease financing .............................       2,699        6,819        13,390           14       22,922
    Investment securities held to maturity
        and available for sale ..................      17,831       90,525         6,599       37,601      152,556
    Federal funds sold ..........................       2,000           --            --           --        2,000
                                                    ---------    ---------     ---------    ---------    ---------
Total interest-earning assets ...................   $ 245,390    $ 116,791     $ 145,346    $  60,535    $ 568,062
                                                    =========    =========     =========    =========    =========

Interest-bearing liabilities:
    NOW and money market accounts ...............   $     797    $  71,114     $  80,142    $  11,950    $ 164,003
    Savings .....................................         283          623         1,982        2,775        5,663
    Time deposits under $100,000 ................      10,050       13,469         1,874           --       25,393
    Time deposits $100,000 and over .............      60,302       47,638         4,683           --      112,623
    Securities and loans sold under agreements
        to repurchase and federal funds
        purchased ...............................      79,626           --            --           --       79,626
    Federal Home Loan Bank advances .............      20,070       15,070           560          210       35,910
    Company obligated mandatorily redeemable
        preferred securities ....................          --           --        20,000           --       20,000
                                                    ---------    ---------     ---------    ---------    ---------
Total interest-bearing liabilities ..............   $ 171,128    $ 147,914     $ 109,241    $  14,935    $ 443,218
                                                    =========    =========     =========    =========    =========

Interest rate gap ...............................   $  74,262    $ (31,123)    $  36,105    $  45,600    $ 124,844
                                                    =========    =========     =========    =========    =========

Cumulative interest rate gap ....................   $  74,262    $  43,139     $  79,244    $ 124,844
                                                    =========    =========     =========    =========

Cumulative interest rate gap to total assets ....       12.17%        7.07%        12.98%       20.46%

         To manage these relationships, we evaluate the following factors: liquidity, equity, debt/capital ratio, anticipated prepayment rates, portfolio maturities, maturing assets and maturing liabilities. Our asset and liability management committee is responsible for establishing procedures that enable us to achieve our goals while adhering to prudent banking practices and existing loan and investment policies. Our policy is intended to control the exposure of our operations to changing interest rates by attempting to maintain a position within a narrow range around an "earnings neutral position," which is defined as the mix of assets and liabilities that generates the net interest margin that is least affected by interest rate changes.

         We have focused on maintaining balance between interest rate sensitive assets and liabilities and repricing frequencies. An important element of this focus has been to emphasize variable rate loans and investments funded by deposits that also mature or reprice over periods of twelve months or less.

         The following table presents, at September 30, 2000, loans and leases by maturity in each major category of our portfolio. Actual maturities may differ from the contractual maturities shown below as on net interest income, depending on the interest rate profile (i.e., the difference between the repricing of interest-earning assets and interest-bearing liabilities), the relative changes in interest rates that occur when various assets and liabilities reprice, unscheduled repayments of loans and leases and investments, early withdrawals of deposits and other factors. As a general rule, banks with positive interest rate gaps are more likely to be susceptible to declines in net interest income in periods of falling interest rates, while banks with negative interest rate gaps are more likely to experience declines in net interest income in periods of rising interest rates. As of September 30, 2000, our cumulative interest rate gap for the period of less than one year was a positive 7.07%. Therefore, assuming no change in our gap position, a rise in interest rates is likely to result in increased net interest income, while a decline in interest rates is likely to result in decreased net interest income. This is a one-day position that is continually changing and is not indicative of our position at any other time. While the gap position is a useful tool in measuring interest rate risk and contributes toward effective asset and liability management, shortcomings are inherent in gap analysis since certain assets and liabilities may not move proportionally as interest rates change. Consequently, in addition to gap analysis, we use the simulation model discussed above to test the interest rate sensitivity of net interest income and the balance sheet.

         The following table sets forth the estimated maturity or repricing, and the resulting interest rate gap, of our interest-earning assets and interest-bearing liabilities at September 30, 2000. All amounts in the table are based on contractual pricing schedules. Actual prepayment and withdrawal experience may vary significantly from the assumptions reflected in the table.

a result of renewals and prepayments. Loan renewals are evaluated in the same manner as new credit applications.

                                                At September 30, 2000
                                    ---------------------------------------------
                                    Less than    One to       Over
                                    one year   five years  five years     Total
                                    ---------  ----------  ----------   ---------
                                                   (In thousands)
Commercial ......................   $  75,877   $  49,281   $   6,419   $ 131,577
Real estate - mortgage ..........      34,048      69,723      67,088     170,859
Real estate - construction ......      59,703       3,984        --        63,687
Consumer ........................      11,290      12,709         462      24,461
Direct financing leases - net ...       9,518      13,390          14      22,922
                                    ---------   ---------   ---------   ---------
     Total loans and leases .....   $ 190,436   $ 149,087   $  73,983   $ 413,506
                                    =========   =========   =========   =========

         As of September 30, 2000, of the $223.1 million of loans and leases with maturities of one year or more, approximately $117.2 million were fixed rate loans and leases and $105.9 million were variable rate loans and leases.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2000, COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1999

         Earnings Performance. Net earnings available to common shareholders was $4.9 million for the nine months ended September 30, 2000, compared with $3.4 million for the nine months ended September 30, 1999, an increase of 44%. This increase was primarily due to an increase in net interest income of $4.1 million. Earnings per share on a fully diluted basis for the first nine months was $0.71, versus $0.50 for the same period a year ago, an increase of 42%. On an operating basis, before the amortization of goodwill, consolidated net income available to common shareholders for the nine months ended September 30, 2000 and 1999, was $5.2 million and $3.8 million, or $0.76 and $0.55 per diluted share, respectively. Return on average tangible assets was 1.31% in the first nine months of 2000, compared with 1.24% in the first nine months of 1999. Return on average tangible common shareholders' equity was 18.17% for the period ended September 30, 2000, versus 14.75% for the period ended September 30, 1999.

         Net Interest Income. Net interest income before provision for loan and lease losses was $19.0 million for the period ended September 30, 2000, an increase of $4.1 million, or 27%, compared with the period ended September 30, 1999. Yields on our interest-earning assets improved by 69 basis points to 8.81% for the nine months ended September 30, 2000, from 8.12% for the nine months ended September 30, 1999. The yield improvement on interest earning assets is principally the result of the prime rate increasing by 125 basis points from September 1999 to September 2000. Yields paid on interest-bearing liabilities increased by 105 basis points during this same period. The net interest margin was 5.11% for the nine months ended September 30, 2000, down from 5.32% for the nine months ended September 30, 1999. Part of the margin compression related to the $20 million of trust preferred securities issued in June of 2000. Also contributing to the decrease in the net interest margin was heightened competition for customer deposits, which resulted in higher costs of interest-bearing deposits. Although the growth in volume of our average interest-earning assets helped mitigate the margin compression, continued increases in interest rates could adversely affect both our cost of funds and loan originations, resulting in lower net interest margins in future operating periods. Average earning assets increased by 33% to $495.8 million for the first nine months of 2000, from $374.1 million for the first nine months of 1999.

         Provision and Allowance for Loan and Lease Losses. The provision for loan and lease losses increased by $256,000 to $1.3 million for the nine months ended September 30, 2000, up from $1.0 million for the nine months ended September 30, 1999. This increase was due to the increase in total loans and leases outstanding and is not reflective of a deterioration of credit quality. Key indicators of asset quality have remained favorable (minimal changes in nonperforming asset trends), while average outstanding loan amounts have increased to $376.4 million for the first nine months of 2000, up from $266.2 million for the first nine months of 1999. As of September 30, 2000, the allowance for loan and lease losses amounted to $5.5 million, or 1.32% of total loans and leases.

         Noninterest Income. We reported a modest increase in noninterest income for the first nine months of 2000. Total noninterest income was $3.5 million for the nine months ended September 30, 2000, compared to $3.4 million for the nine months ended September 30, 1999. The increase was primarily attributable to growth in trust fees, and other banking service related fees. Deposit service charges were relatively flat, period over period. Historically, increases in deposit service charges have not corresponded with the growth in deposit balances. This is due to our offering customers the choice of either paying for services in cash or by maintaining additional noninterest-bearing account balances. In addition, there was a net decrease in operating lease rentals which was the result of our leasing subsidiary, Colorado Business Leasing, concentrating its marketing efforts in 2000 on originating direct finance leases, rather than operating leases. Net investment in operating leases was $2.7 million at September 30, 2000, compared to $4.3 million at September 30, 1999. During the first nine months of 1999, we realized gains of $44,000 on the sale of investment securities. There were no sales of investment securities during the same period in 2000.

         Noninterest Expense. Total noninterest expense increased by $1.4 million to $13.0 million for the nine months ended September 30, 2000, up from $11.7 million for the nine months ended September 30, 1999. During this period, however, the efficiency ratio before goodwill amortization improved to 57% for the nine months ended September 30, 2000, down from 63% for the comparable period in 1999. The improvement in the efficiency ratio is the result of revenues growing at a faster rate than expenses. The increases in noninterest expenses reflect our ongoing investment in personnel, technology and office space needed to accommodate internal growth. In the second quarter of 1999, our Boulder bank relocated, a second Boulder location was added and the Vail valley location opened. The expenses of those new facilities were included in noninterest expense for only a portion of the nine months ended September 30, 1999, but for all of the nine months ended September 30, 2000.

         Included in our noninterest expense for the nine months ended September 2000 and 1999 is goodwill amortization of $329,000. Goodwill of $6.4 million was recorded in connection with our original acquisition in 1994 is being amortized over a 15-year period. The amortization of this asset adversely affects our net income, although it has no effect on our cash flow.

YEAR ENDED DECEMBER 31, 1999, COMPARED TO YEAR ENDED DECEMBER 31, 1998

         Earnings Performance. Net income was a record $4.9 million in 1999, compared to $3.2 million in 1998. This increase was primarily due to a $5.2 million increase in net interest income from 1998 to 1999. On an operating basis, before the amortization of goodwill, consolidated net income available to common shareholders for the years ended 1999 and 1998, was $5.4 million and $3.6 million, or $0.78 and $0.59 per diluted share, respectively. Return on average tangible assets was 1.27% in 1999, compared with 1.24% in 1998. Return on average tangible common shareholders' equity was 15.59% for 1999, versus 16.39% for 1998. Total assets increased to $492.0 million at December 31, 1999, a 34.2% increase from $366.6 million at December 31, 1998. Strong loan production was responsible for much of this growth. Net loans and leases grew $122.8 million from 1998 to 1999.

         Net Interest Income. Net interest income before provision for loan and lease losses was $20.5 million for the year ended December 31, 1999, an increase of $5.2 million, or 34%, compared with the year ended December 31, 1998. Interest income increased 35.6%, to $32.4 million in 1999 from $23.9 million in 1998. In 1999, interest on loans and leases increased by $6.3 million and interest on investments increased by $2.2 million. Of the $8.5 million increase in 1999, $10.6 million was due to volume increases, which were partially offset by a negative rate variance of $2.1 million. Average loan and lease volumes were up by $83.9 million from 1998, and average investments were up by $37.6 million. The yield on average interest-earning assets was 8.33% for 1999, compared with 8.91% in 1998. The drop in yield is attributable to a decreasing rate environment. On average, yields on investment securities remained flat at 5.85% in 1999 and 1998. Yields on average loans and leases decreased to 9.20%, from 9.93% in 1998. Interest expense increased 38.5%, to $11.9 million in 1999, from $8.6 million in 1998. The increases were primarily due to higher volumes of interest-bearing liabilities. In 1999, average interest-bearing deposits and average interest-bearing liabilities grew by $59.3 million and $91.0 million, respectively, from 1998, while the cost of interest-bearing liabilities dropped to 4.19% from 4.45% during the same period. The result was $3.3 million of additional interest expense in 1999.

         Provision for Loan and Lease Losses. The provision for loan and lease losses was $1,473,000 in 1999, compared to $1,188,000 in 1998. This increase was due to the increase in total loans and leases outstanding, and was not reflective of a deterioration of credit quality. In 1999, both the ratio of non-performing loans to total loans, and ratio of net charge-offs to average loans declined from the previous two years. Net charge-offs were $159,000 in 1999, versus $165,000 in 1998.

         Noninterest Income. Noninterest income increased 8.6%, to $4.6 million in 1999 from $4.2 million in 1998. The moderate increase from 1998 relates to a decrease in rental income associated with operating leases. Operating lease income was $2.3 million in 1999, compared to $2.4 million in 1998. During 1999, Colorado Business Leasing focused on originating direct finance type leases rather than operating leases. We believe that other noninterest income, such as deposit service charges, has not grown at the same rate as loan and deposit volumes in part because customers are provided the option of paying for services in cash or by maintaining additional noninterest-bearing account balances. Although the use of compensating balances in lieu of fees decreases noninterest income, it positively impacts the net interest margin by increasing the level of noninterest-bearing deposits. At December 31, 1999, 27.8% of our deposits were noninterest-bearing deposits.

         Noninterest Expense. Total operating expenses were $15.7 million in 1999 and $13.1 million in 1998. Overall, noninterest expenses were up 19.9% from 1998. Of this increase, approximately $1.3 million represented additional personnel costs and $1.0 million represented increased occupancy costs. The increases in expenses reflect our ongoing investment in personnel, technology and office space needed to accommodate growth. In addition, $2.0 million of the noninterest expense incurred in 1999 was related to depreciation expense from operating leases. Although operating expenses have increased each year to accommodate our growth, the efficiency ratio continues to improve because we consistently generate revenues at a faster rate than expenses. The efficiency ratio before goodwill amortization was 61.16% for the year ended 1999 and 65.54% for 1998.

         Included in our noninterest expense for the years ended 1999 and 1998 is goodwill amortization of $439,000 and $434,000, respectively. Goodwill of $6.4 million was recorded in connection with our original acquisition in 1994 and is being amortized over a 15-year period. The amortization of this asset adversely affects our net income, although it has no effect on our cash flow.

YEAR ENDED DECEMBER 31, 1998, COMPARED TO YEAR ENDED DECEMBER 31, 1997

         Earnings Performance. Net income was a record $3.2 million in 1998, compared to $1.9 million in 1997. This increase was primarily due to a $4.2 million increase in net interest income from 1997 to 1998. On an operating basis, before the amortization of goodwill, consolidated net income available to common shareholders for the years ended 1998 and 1997, was $3.6 million and $2.2 million, or $0.59 and $0.45 per diluted share, respectively. Return on average tangible assets was 1.24% in 1998, compared with 1.04% in 1997. Return on average tangible common shareholders' equity was 16.39% for 1998, versus 25.68% for 1997. Total assets increased to $366.6 million at December 31, 1998, a 38.8% increase from $264.1 million at December 31, 1997. Strong loan production was responsible for much of this growth. Net loans and leases grew $59.2 million from 1998 to 1997.

         Net Interest Income. Net interest income before provision for loan and lease losses was $15.3 million for the year ended December 31, 1998, an increase of $4.2 million, or 38%, compared with the year ended December 31, 1997. Interest income increased 31.7%, to $23.9 million in 1998 from $18.1 million in 1997. The 1998 interest income increase was due to an increase of $59.1 million in average loan and lease volume, which resulted in $5.5 million of additional interest income. The yield on average interest-earning assets was 8.91% for 1998, compared with 9.00% in 1997. The drop in yield is attributable to a decreasing rate environment. On average, yields on investment securities decreased to 5.85% from 6.07% in 1997. Yields on average loans and leases decreased to 9.93% from 10.21% in 1997. Interest expense increased 22.2%, to $8.6 million in 1998 from $7.0 million in 1997. The increases were primarily due to higher volumes of interest-bearing liabilities. In 1998, average interest-bearing deposits and average interest-bearing liabilities grew by $35.9 million and $40.3 million, respectively, from 1997, while the cost of interest-bearing liabilities dropped to 4.45% from 4.60% during the same period. The net effect was $1.6 million of additional interest expense in 1998.

         Provision for Loan and Lease Losses. The provision for loan and lease losses was $1,188,000 in 1998, compared to $949,000 in 1997. This increase was due to the increase in total loans and leases outstanding and was not reflective of a deterioration of credit quality. In 1998, the level of non-performing loans and net charge-offs declined from the previous year. Net charge-offs were $165,000 in 1998, versus $361,000 in 1997.

         Noninterest Income. Noninterest income increased 28.5%, to $4.2 million in 1998 from $3.3 million in 1997. Driving this increase was higher rental income associated with operating leases. Operating lease income was $2.4 million and $1.3 million in 1998 and 1997, respectively. We believe that noninterest income, such as deposit service charges, has not grown at the same rate as loan and deposit volumes in part because customers are provided the option of paying for services in cash or by maintaining additional noninterest-bearing account balances. Although the use of compensating balances in lieu of fees decreases noninterest income, it increases the percentage of noninterest-bearing deposits. At December 31, 1998, 34.9% of our deposits were noninterest-bearing deposits.

         Noninterest Expense. Total operating expenses were $13.1 million in 1998 and $10.4 million in 1997. Overall, noninterest expenses were up 26.4% from 1997. Of this increase, approximately $1.5 million was additional personnel costs and $0.7 million related to increased occupancy costs. The increases in expenses reflect our ongoing investment in personnel, technology and office space needed to accommodate growth. In addition, $1.9 million of the noninterest expense incurred was related to depreciation expense from operating leases.

         Included in our noninterest expense for the years ended 1998 and 1997 is goodwill amortization of $434,000. Goodwill of $6.4 million was recorded in connection with our original acquisition in 1994 and is being amortized over a 15-year period. The amortization of this asset adversely affects our net income, although it has no effect on our cash flow.

LIQUIDITY AND CAPITAL RESOURCES

         Our liquidity management objective is to ensure our ability to satisfy the cash flow requirements of depositors and borrowers and to allow us to sustain our operations. Historically, our primary source of funds has been customer deposits. Scheduled loan and lease repayments are a relatively stable source of funds, while deposit inflows and unscheduled loan and lease prepayments, which are influenced by fluctuations in the general level of interest rates, returns available on other investments, competition, economic conditions and other factors, are relatively unstable. Borrowings may be used on a short-term basis to compensate for reductions in other sources of funds (such as deposit inflows at less than projected levels). Borrowings may also be used on a longer term basis to support expanded lending activities and to match the maturity or repricing intervals of assets.

         We use various forms of short-term borrowings for cash management and liquidity purposes on a limited basis. These forms of borrowings include federal funds purchased, securities sold under agreements to repurchase, the State of Colorado Treasury's Time Deposit program and borrowings from the FHLB-Topeka. Colorado Business Bank, N.A. has approved federal funds purchase lines with six other banks with an aggregate credit line of $51 million. In addition, Colorado Business Bank, N.A. may apply for up to $20 million of State of Colorado time deposits. Colorado Business Bank, N.A. also has a line of credit from the FHLB-Topeka that is limited by the amount of eligible collateral available to secure it. Borrowings under the FHLB-Topeka line are required to be secured by unpledged securities and qualifying loans. At September 30, 2000, CoBiz had $115.6 million in unpledged securities and qualifying loans available to collateralize FHLB-Topeka borrowings and securities sold under agreements to repurchase. We also have a $20 million revolving credit line facility with American National Bank and Trust Company available for liquidity needs.

         During the first nine months of 2000, cash and cash equivalents increased by $12.9 million. This increase was primarily the result of $112.0 million in cash provided by financing activities (mainly customer deposits and repurchase agreements and $20 million of proceeds from the issuance of trust preferred securities). Offsetting this increase was cash used in investing activities of $106.1 million (mainly loan and lease originations and security purchases) and net cash of $7.1 million provided by operating activities.

         During the first nine months of 1999, cash and cash equivalents increased by $5.0 million. This increase was primarily the result of $80.2 million in cash provided by financing activities (mainly customer deposits and repurchase agreements). Offsetting this increase was cash used in investing activities of $81.7 million (mainly loan and lease originations) and net cash of $6.5 million provided by operating activities.

         We use dividends paid by Colorado Business Bank, N.A. to provide cash to CoBiz for various purposes, including the payment of dividends on its common stock. The approval of the Office of the Comptroller of the Currency is required prior to the declaration of any dividend by the bank if the total of all dividends declared by the bank in any calendar year exceeds the total of its net profits for that year combined with the retained net profits for the preceding two years. In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 provides that the bank cannot pay a dividend if it will cause the bank to be "undercapitalized." CoBiz's ability to pay dividends on its common stock depends upon the availability of dividends from Colorado Business Bank, N.A. and upon CoBiz's compliance with the capital adequacy guidelines of the FRB. See Note 11 of Notes to the Consolidated Financial Statements of CoBiz for an analysis of the compliance of Colorado Business Bank, N.A. and CoBiz with applicable capital adequacy guidelines.

EFFECTS OF INFLATION AND CHANGING PRICES

         The primary impact of inflation on our operations is increased operating costs. Unlike most retail or manufacturing companies, virtually all of the assets and liabilities of a financial institution such as CoBiz are monetary in nature. As a result, the impact of interest rates on a financial institution's performance is generally greater than the impact of inflation. Although interest rates do not necessarily move in the same direction, or to the same extent, as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. Over short periods of time, interest rates may not move in the same direction, or at the same magnitude, as inflation.

RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board recently issued Statement No. 133 ("Statement No. 133") "Accounting for Derivative Instruments and Hedging Activities." Statement No. 133, which becomes effective for periods beginning after January 1, 2001, requires business enterprises to recognize all derivatives as either assets or liabilities in their financial statements and to record such instruments at fair value. Any change in fair value of such derivatives are required to be recognized in the statement of income or comprehensive income in the period of change. Management does not anticipate that Statement No. 133 will have a significant impact on CoBiz's financial statements.

                      MANAGEMENT OF COBIZ AFTER THE MERGER

         Information concerning the current directors and executive officers of CoBiz is contained in CoBiz's Annual Report on Form 10-KSB for the year ended December 31, 1999, which information is incorporated by reference into this joint proxy statement/prospectus.

         Subject to approval of the CoBiz board of directors, upon completion of the merger, three of the current directors of First Capital Bank, Harold F. Mosanko, Alan R. Kennedy and Thomas M. Longust, will be added to the board of directors of CoBiz. The following information summarizes the recent business experience for these new directors.

         Harold F. Mosanko. Mr. Mosanko founded First Capital Bank in 1995. Prior to that time, he had 25 years of banking experience at Valley National Bank of Arizona. His experience included Branch Manager, Credit Administrator and Manager of the Credit Evaluation Department of the Audit Division. In 1978 he opened Valley National Bank's first commercial loan center. In 1982, Mr. Mosanko left Valley National Bank and became a principal in a financial services firm that was active in mergers and acquisitions and financial securities. In 1984, he returned to Valley National Bank as a Vice President. In 1986, he became a Senior Vice President, and in 1988, he became Executive Vice President and Senior Branch Administrator. In 1990, he became Executive Vice President and Group Manager for the commercial lending group, with responsibility for $650,000,000 in loans outstanding and over $1,000,000,000 in commitments, Valley National Bank's leasing and commercial marketing departments and a subsidiary that performed specialized data processing related to cash management services. Mr. Mosanko was a member of several of the policy committees of Valley National Bank. Mr. Mosanko is 61 years old. He attended the Detroit College of Business.

         Alan R. Kennedy. Mr. Kennedy is President of the DeHaven Companies, a home building and commercial real estate development business headquartered in Phoenix, Arizona, that he founded in 1980. From 1990 through 1992, Mr. Kennedy was a member of the Phoenix City Council and served as Vice Mayor during 1991. Mr. Kennedy is 57 years old. He obtained two Bachelors Degrees from Ohio State University and a Masters Degree from Arizona State University.

         Thomas M Longust. Mr. Longust is the Chairman and Chief Executive Officer of Longust Distributing Inc., a distributing company headquartered in Phoenix, Arizona, which he founded in 1973. Longust Distributing Inc. is a distributor of floor covering products for Mannington Industries and for the Shaw Mark Division of Shaw Industries. It is also a major importer of ceramic tiles from Europe and South America. Prior to that time, Mr. Longust held management positions at Monsanto and Olin Industries and was an instructor at St. Louis University Business School. Mr. Longust is 59 years old. Mr. Longust received a Bachelor and a Masters Degree in Finance and Economics from St. Louis University and has completed course work toward a PhD from the same university.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF COBIZ

         The executive officers, key employees, directors and principal shareholders of CoBiz, members of their immediate families and businesses in which they hold controlling interests are our customers, and it is anticipated that they will continue to be our customers in the future. All outstanding loans and extensions of credit by us to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and, in our opinion, do not involve more than the normal risk of collectibility or contain other features unfavorable to us. At September 30, 2000, the aggregate balance of our loans and advances under existing lines of credit to these parties was approximately $5.0 million, or 1.2% of our total loans and leases.

         From time to time, Hawthorne Colorado, Inc. ("Hawthorne"), an entity controlled by Steven Bangert, Chairman and Chief Executive Officer of CoBiz, and Howard Ross, a director of CoBiz, purchases participations in loans originated by us that we do not fund fully because of our in-house lending limit or in order to manage portfolio concentration. During the first nine months of 2000, Hawthorne participated in six loans, with an aggregate participation commitment of $3.8 million. The maximum outstanding participation balance at any month end during 2000 was $1.5 million. At September 30, 2000 there were no outstanding loan commitments or participation balances with Hawthorne. At December 31, 1999, 1998 and 1997 there were $1.2 million, $4.0 million and $2.8 million in outstanding participation balances, respectively. In addition, we have one loan participated with H.R. Financial, an entity controlled by Mr. Ross. At September 30, 2000, $550,000 was participated with H.R. Financial with an aggregate commitment amount of $1 million. We believe that the terms of such participations were commensurate with terms that would be negotiated in similar transactions between unrelated third parties. Hawthorne and H.R. Financial receive interest on the portion of such loans funded by them at the same rate as we do on the portion that we fund. In addition, they receive a share of origination fees for such loans.

         We currently lease approximately 37,000 square feet of our downtown Denver facility from Kesef, LLC ("Kesef"), an entity in which Evan Makovsky, a director of Colorado Business Bank, N.A. owns a 20% interest and Jack Stern, a director of Colorado Business Bank, N.A., Mr. Bangert, Jonathan Lorenz, President and a director of CoBiz, Mr. Ross and Noel Rothman, a director of CoBiz, each beneficially owns a 16% interest, for approximately $49,000 per month. Kesef purchased the building in January 1998. The initial term of our lease is ten years, with an option to renew for an additional ten-year term at current market rates. In August 2000, we amended the lease to include an additional 9,000 square feet for approximately $15,000 per month. The commencement date for the additional premises is dependent upon the completion of tenant improvements, which are expected to be completed in the first quarter of 2001.

         In July 1997, we purchased a limited partnership interest in Prairie Capital Mezzanine Fund, L.P. ("Prairie Capital"), an investment fund having $24 million in total capital commitments that makes subordinated debt and preferred stock investments in a wide variety of small businesses throughout the United States. Prairie Capital is licensed as a Small Business Investment Company. We intend to refer companies in our area requiring this type of investment capital to Prairie Capital. As of September 30,

2000, our aggregate investment in Prairie Capital was $450,000, and we were subject to additional capital calls pursuant to which we may be required to invest additional capital of up to $50,000 in Prairie Capital. Messrs. Bangert and Ross, Mr. Ross' wife and an entity controlled by Mr. Rothman have made individual capital commitments to Prairie Capital in amounts of $2 million, $2 million, $50,000 and $1.5 million, respectively, and own interests in Prairie Capital proportionate to their capital commitments. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital. The general partner of Prairie Capital has agreed to make certain payments to Colorado Business Bank, N.A., Messrs. Bangert and Ross, Mrs. Ross and the entity controlled by Mr. Rothman (pro rata, in proportion to their respective investments in Prairie Capital) following the liquidation of Prairie Capital in the event that they do not realize an internal rate of return of at least 25% on their respective investments.

         In addition, we have committed to invest in a second fund, Prairie Capital Mezzanine Fund II, L.P. ("Prairie Capital II"). As of September 30, 2000 our aggregate investment in Prairie Capital II was $100,000, and we were subject to additional capital calls pursuant to which we may be required to invest additional capital of up to $900,000. The general partner of Prairie Capital II has not made any guarantees regarding the financial returns of this fund. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital II.

                         PRINCIPAL SHAREHOLDERS OF COBIZ

         The following table sets forth, as of December 1, 2000, certain information regarding beneficial ownership of the CoBiz common stock by (i) each shareholder known by CoBiz to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each director of CoBiz, (iii) the chief executive officer of CoBiz and CoBiz's four other most highly compensated executive officers as of year end 1999 and (iv) all of CoBiz's directors, executive officers and key employees as a group. Unless otherwise indicated, CoBiz believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to CoBiz by such owners.

                                                                        Number of shares      Percent
Name of beneficial owner (1)                                            beneficially owned    of class
------------------------                                                ------------------    --------
Steven Bangert (2)...................................................       1,176,428           17.50%
Jonathan C. Lorenz (3)...............................................         156,542            2.32
Virginia K. Berkeley (4).............................................          43,506              *
Richard M. Hall, Jr..................................................              --              *
Richard J. Dalton (5)................................................          91,465            1.36
Mark S. Kipnis (6)...................................................          48,303              *
Noel N. Rothman (7)..................................................         755,194           11.25
Howard R. Ross (8)...................................................       1,098,372           16.36
Michael B. Burgamy (9)...............................................          97,750            1.46
Timothy J. Travis (10)...............................................          38,575              *
All directors, executive officers and key employees as a group
  (18 persons) (11)..................................................       3,636,272           52.82

*  Denotes less than 1%.

(1) Unless otherwise indicated, the address of each shareholder named in the table is c/o Colorado Business Bankshares, Inc., 821 Seventeenth Street, Denver, Colorado 80202.

(2) Includes 4,927 shares held jointly by Mr. Bangert and his wife, 106,030 shares held by Mr. Bangert's minor children, 126,625 shares held by Hawthorne Colorado, Inc., an entity of which Mr. Bangert is a director and 50% shareholder, and 14,367 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(3) Includes 500 shares held by Mr. Lorenz' minor children and 40,471 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(4) Includes 1,678 shares held by Ms. Berkeley's minor child and 29,575 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(5) Includes 18,777 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(6) Includes 3,300 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(7) Includes 3,300 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(8) Includes 29,975 shares held by Mr. Ross' wife, 126,625 shares held by Hawthorne Colorado, Inc., an entity of which Mr. Ross is a director and 50% shareholder, and 4,400 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(9) Includes 4,400 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(10) Includes 3,300 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(11) Includes 175,836 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

                THE SPECIAL MEETING OF THE SHAREHOLDERS OF COBIZ

GENERAL

       The board of directors of CoBiz is providing this joint proxy statement/prospectus to the holders of CoBiz common stock in connection with the solicitation of proxies for use at the special meeting of its shareholders and at any adjournments or postponements of that meeting. The special meeting is scheduled to be held at ______________ at ______ a.m. on ________________, 2001.

       The presence in person or by proxy of the holders of a majority of the outstanding shares of CoBiz stock is necessary to constitute a quorum. If a quorum is not present at the special meeting, the persons appointed as proxies are authorized to vote to approve the adjournment or postponement of the special meeting in order to permit further solicitation of proxies by CoBiz.

RECORD DATE

       The board of directors of CoBiz has fixed the close of business on ________, 200_ as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. Only holders of record of common stock on the record date will be entitled to vote at the special meeting and any adjournment thereof. As of the record date, there were _________ shares of CoBiz common stock outstanding held by approximately ___ shareholders of record.

MATTERS TO BE ACTED UPON

       The purposes of the special meeting are to consider and vote on the approval of:

       o The Merger Agreement.

       o The proposed amendment of CoBiz's articles of incorporation to change its proper corporate name from Colorado Business Bankshares, Inc. to CoBiz Inc.

       o The proposed amendment to CoBiz's articles of incorporation to make the shareholder voting requirements of the Colorado Business Corporation Act for corporations formed after the effective date of that Act applicable to votes by CoBiz's shareholders.

       The structure, background and purpose of the merger are described in the sections of this joint proxy statement/prospectus captioned "The Merger" and "The Merger Agreement." The reasons for the proposed amendments to CoBiz's articles of incorporation are discussed below.

       Name Change. The name Colorado Business Bankshares, Inc. identifies CoBiz with its Colorado market areas. After the merger, CoBiz will have operations in Arizona and will continue to evaluate opportunities to expand into other market areas. Management believes that CoBiz's ability to penetrate new geographic markets will be enhanced if the company's name does not contain an express geographic identifier. The company's trading symbol is COBZ and many people already refer to the company using that symbol. Accordingly, the board of directors believes that the name CoBiz Inc. will preserve the goodwill of the existing name while facilitating entry into Arizona and other future market areas outside Colorado.

       Change in Voting Requirement. CoBiz was formed in 1980 under the Colorado corporate law then in effect. That law required that a merger, a sale of all or substantially all of a corporation's assets, an amendment to the articles of incorporation, the dissolution of the corporation and certain other extraordinary corporate actions must be approved by a vote of shareholders owning at least two-thirds of the outstanding shares. In line with more modern corporate laws across the country, the Colorado Business Corporation Act, which became effective July 1, 1994, lowered the shareholder voting requirement for most extraordinary corporate actions from two-thirds to a majority. However, in the case of amendments to the articles of incorporation, the Colorado Business Corporation Act required only that the action be approved by a majority of the shares voted at a meeting at which a quorum is present, whether or not the shares voted for the amendment constitute a majority of the outstanding shares.

       The new voting requirements were not automatically applicable to corporations already in existence when the Colorado Business Corporation Act became effective. Rather, the old voting requirements continued to apply to existing corporations unless and until an amendment to the articles of incorporation were adopted to change them. In 1998, the CoBiz shareholders approved an amendment to its articles of incorporation stating that any matter requiring shareholder approval could be approved by a vote of shareholders having a majority of the outstanding shares. This amendment was intended to make the new voting requirements of the Colorado Business Corporation Act applicable to CoBiz. However, because the amendment required a vote of a majority of the outstanding shares, it did not have the effect of making the Colorado Business Corporation Act's voting requirement for amendments to the articles of incorporation applicable to CoBiz. The amendment to be voted upon at the special meeting is intended to correct that oversight.

       The amendment reads as follows:

               3.5 Voting Requirements. Any matter requiring the affirmative vote or approval of the shareholders may be approved by the vote required by the Act as now or hereafter in effect, applied as though the Corporation had been formed after June 30, 1994.

Because the amendment adopted by the CoBiz shareholders in 1998 reduced the voting requirement for shareholder approval of all other extraordinary corporate actions to a majority of the outstanding shares, the only effect of this amendment is to allow amendments to the articles of incorporation to be approved by a majority of the votes cast at a meeting at which a quorum is present.

       The board of directors of CoBiz believes that the change in the voting requirement will provide flexibility to amend the articles of incorporation in the future if an additional amendment should be appropriate. The board has no present plans to propose an additional amendment.

RECOMMENDATIONS OF COBIZ BOARD

       The board of directors of CoBiz has unanimously approved and adopted the Merger Agreement and the amendments to the articles of incorporation. The CoBiz board believes that the merger is fair and in the best interests of the shareholders of CoBiz. The board also believes that the proposed amendments to the articles of incorporation are in the best interests of CoBiz and its shareholders. THE COBIZ BOARD UNANIMOUSLY RECOMMENDS THAT THE COBIZ SHAREHOLDERS VOTE FOR THE MERGER AND FOR BOTH OF THE PROPOSED AMENDMENTS.

PROXIES

       If you, or your broker if your shares are held by a broker as nominee, return a proxy card properly signed and dated, your shares will be voted in accordance with the instructions on the proxy card. If you do not attend the special meeting and you, or your broker if your shares are held by a broker as nominee, do not return the signed proxy card, your shares will not be voted. You are urged to mark the boxes on the proxy card to indicate how you wish your shares to be voted. If you return a signed proxy card but do not indicate how your shares are to be voted, your shares will be voted FOR all proposals. The proxy card also confers discretionary authority on the individuals named on the proxy card to vote your shares on any other matter that is properly presented for action at the special meeting. No matters other than those set forth in the notice of meeting that accompanies this joint proxy statement/prospectus, and appropriate procedural matters, may be considered at the special meeting. If you return and sign the proxy card, you may revoke the proxy at any time prior to its exercise at the special meeting by delivering an instrument of revocation to the secretary of CoBiz, by duly executing and submitting a proxy card bearing a later date, or by appearing at the special meeting and voting in person. Your presence at the special meeting will not, by itself, revoke your proxy. Brokers who hold common stock as nominees will not have discretionary authority to vote your shares on any of the matters to be voted on at the special meeting in the absence of written instructions from you.

COSTS OF SOLICITATION OF PROXIES

       Proxies will be solicited through the use of the mail. In addition, certain directors, officers and employees of CoBiz (for no additional compensation) may solicit proxies by personal interview, telephone, telex, telegram or similar means of communication. All costs of solicitation will be borne by CoBiz. CoBiz also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owners of these shares. CoBiz will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

QUORUM

       The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of CoBiz common stock as of the record date is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

VOTE REQUIRED

       Shareholders of CoBiz are entitled to one vote for each share of common stock held of record by them on the record date. The Merger Agreement will be approved if the number of votes cast for the merger is greater than the number of votes cast against the merger. Because CoBiz itself is not a party to the merger, the Colorado requirement that a merger must be approved by a majority of the outstanding shares does not apply. The proposed amendments to the articles of incorporation must be approved by a majority of the outstanding shares of CoBiz stock. Accordingly, if you, or your broker if your shares are held by a broker as nominee, do not return your proxy or abstain from voting on any matter, your shares will have no impact on the outcome of the vote on the merger, but will have the effect of a vote against the proposed amendments. The three proposals to be voted on at the meeting are independent. The failure of the shareholders of CoBiz to approve any proposal will not affect the other proposals.

       As of the record date, directors and executive officers of CoBiz beneficially owned an aggregate of _______ outstanding shares of common stock or approximately _____% of the outstanding shares as of the record date. CoBiz has been advised that all of its directors and executive officers intend to vote all such shares in favor of the approval of the merger and the amendments to CoBiz's articles of incorporation.

SHAREHOLDER PROPOSALS

       Any proposals by CoBiz shareholders intended for presentation at the 2001 annual meeting must be received by CoBiz at its principal executive offices at 821 17th Street, Denver, Colorado 80202, attention of the Corporate Secretary, no later than December 15, 2000, in order to be included in the proxy material for that meeting. CoBiz must be notified of any other shareholder proposal intended to be presented for action at the meeting not later than 45 days before the CoBiz 2001 annual meeting, or else proxies may be voted on such proposal at the discretion of the person or persons holding those proxies.

                         BUSINESS OF FIRST CAPITAL BANK


GENERAL

       First Capital Bank is a full-service commercial bank based in Phoenix, Arizona with one branch office in Surprise, Arizona, a suburb of Phoenix near Sun City. Operating under a banking permit issued by the ASB, we have been in business since August 7, 1996. Our deposits are insured by the FDIC to the fullest extent authorized by law. We are subject to examination and comprehensive regulation by the ASB and the FDIC. We derive all of our income from banking and bank-related services. Our earnings consist of interest earnings on commercial real estate and other loans, earnings from investment securities, federal funds sold and fees from deposit and loan services.

       We believe that we can satisfy the credit needs of our customers by delivering tailored credit products and other financial services while emphasizing quality service. We compete effectively with the large out-of-state financial institutions in Arizona by emphasizing responsive customer service, low overhead and the strong, local experience of our management and employees. As of September 30, 2000, we had total assets of $104.1 million, net loans outstanding of $72.3 million and deposits of $90.1 million.

MARKET AREA SERVED

       Our primary market area is the Phoenix, Arizona metropolitan area, which is located principally in Maricopa County. More than half of Arizona's population resides in Maricopa County, which includes the cities of Phoenix, Tempe, Mesa, Scottsdale, Glendale, Chandler and Peoria. According to U.S. Census data, Arizona is the second fastest growing state in the nation. Arizona experienced a population growth rate of 30.4% between 1990 and 1999 as compared to the national growth rate of 9.6% during the same period. Maricopa County had a total population of approximately 2.9 million at the end of 1999. The area experienced an increase of approximately 78,000 people from 1998 to 1999. Arizona's economic sectors include trade, manufacturing, mining, agriculture, construction and tourism, with services constituting the largest economic sector. According to statistics published by the Arizona Department of Commerce, Arizona has attracted high-technology industries which have a total economic impact of $33 billion in the state, representing nearly 56% of all manufacturing employment. As of August 2000, the unemployment rate was 4.0%.

       Our branch in Surprise, Arizona is strategically located to serve the large population of retired persons living in the suburbs of Phoenix. The customers in this demographic group usually prefer the personal service of a community bank to the more impersonal service of a large financial institution.

       First Capital Bank has the legal authority to conduct a banking business within and throughout the State of Arizona, subject only to obtaining approval from the ASB and the FDIC to open new branches.

LENDING ACTIVITIES

       General. We offer a variety of commercial loan services, including term loans, lines of credit and equipment financing. We deliver financial products and services tailored to the needs of small- and medium-sized companies, professionals and business owners while emphasizing responsive, high-quality customer service, personal relationships and the appeal and service levels of a community bank. We seek to provide a business culture in which small- and medium-sized business customers are accorded the highest priority. Our primary lending focus is commercial real estate mortgage loans, traditional commercial loans and government enhanced loans. We have highly experienced lending officers who specialize in each of these areas.

       Our commercial real estate mortgage lending includes interim and permanent loans for acquisition and construction of commercial real estate.

       Our traditional commercial lending includes receivable lines of credit, inventory financing, equipment financing and a wide range of other forms of commercial financing, including unsecured lines of credit.

       Our government enhanced lending includes loans guaranteed by the Small Business Administration and the Rural Economic & Community Development Agency of the United States Department of Agriculture, as well as loan guarantee and credit enhancement programs offered by other federal, state and local government agencies. Government enhanced loans offer a number of significant advantages, including reduced lending risk due to the agency guarantees, secondary market liquidity and exemption of the guaranteed portion from our lending limit and from the risk-based capital calculation for purposes of determining our capital ratios.

       The interest rates that we charge for loans vary with the type of loan and competitive rates for the particular class of credit, degree of risk, size, term and prevailing market conditions for the cost of funds.

       Credit Procedures and Review. We address credit risk through internal credit policies and procedures, including underwriting criteria, officer and customer lending limits, a multi-layered loan approval process for larger loans, periodic document examination, justification for any exceptions to credit policies, loan review and concentration monitoring. In addition, we provide ongoing loan officer training and review. Our directors and senior management are responsible for monitoring credit risk for First Capital Bank as a whole. The Loan Committee of our board of directors periodically reviews the asset quality of new loans and any problem loans and reports its findings to the full board. Our loan review officers, including the originating officer for each specific loan, Chief Credit Officer and Chief Executive Officer, are responsible for reviewing credit in individual transactions and for reporting their findings to the Loan Committee. At the origination of any loan, we evaluate credit risks and place emphasis on the appropriate pricing of risk. Generally, our commercial loans are underwritten on the basis of the borrower's ability to service such debt from income. As a general practice, we take as collateral a lien on any of the borrower's available real estate, equipment or other assets.

       At September 30, 2000, our individual lending limit was 15% of capital including our allowance for loan losses so that as of September 30, 2000, our lending limit was $1.7 million. We have accommodated loan requests in excess of our lending limits and diversified our loan portfolio through the sale of loan participations to other banks, including banks that are our shareholders. Even when we could have accommodated a full loan request within our lending limits, we sometimes have elected to sell loan participations to reduce our risk in a particular class of loans through diversification.

         Composition of Loan Portfolio. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

                                                                          At December 31,
                                                    -------------------------------------------------------------
                             At September 30,  2000        1999                  1998                 1997
                             ---------------------- -------------------  -------------------  -------------------
                                Amount       %       Amount        %      Amount        %      Amount        %
                               --------   --------  --------   --------  --------   --------  --------   --------
                                                       (Dollars in thousands)
Real estate mortgage:
   Construction .............  $  8,723       12.0  $  8,902       14.1  $  6,801       15.6  $  5,652       20.3
   Commercial ...............    45,553       62.4    36,047       57.0    23,358       53.8    14,275       51.2
   Residential ..............     3,296        4.5     3,480        5.5     2,550        5.9     1,454        5.2
Commercial and industrial ...    14,000       19.2    13,412       21.2     8,873       20.4     5,294       19.0
Consumer ....................     1,416        1.9     1,370        2.2     1,886        4.3     1,195        4.3
                               --------   --------  --------   --------  --------   --------  --------   --------
Total loans .................    72,988      100.0    63,211      100.0    43,468      100.0    27,870      100.0
Less allowance for loan
losses ......................      (695)        --      (586)        --      (407)        --      (251)        --
                               --------   --------  --------   --------  --------   --------  --------   --------
Net loans ...................  $ 72,293      100.0  $ 62,625      100.0  $ 43,061      100.0  $ 27,619      100.0
                               ========   ========  ========   ========  ========   ========  ========   ========

         Nonperforming Assets. The board of directors of First Capital Bank has adopted policies to deal with nonaccrual loans, restructured loans, past due loans and other real estate owned. As of September 30, 2000, First Capital Bank has not had any loans that have fallen into any of these categories. The following discussion describes the policies adopted by the board.

         Accrual of interest will be discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan will generally be placed on nonaccrual status when it becomes 90 days past due. When a loan is placed on nonaccrual status, all accrued and unpaid interest on the loan will be reversed and deducted from earnings as a reduction of reported interest income. No additional interest will be accrued on the loan balance until the collection of both principal and interest became reasonably certain. Interest payments that would be received on nonaccrual loans are recorded as income or applied against principal according to management's judgment as to the collectibility of the related loans. When the issues relating to a nonaccrual loan are finally resolved, there may ultimately be an actual write down or charge-off of the principal balance of the loan, which may necessitate additional charges to earnings.

         Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to the borrower, or the deferral of interest or principal, is granted due to the borrower's weakened financial condition. Interest on restructured loans will be accrued at the restructured rates when it is anticipated that no loss of principal will occur.

         A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to contractual terms of the loan agreement. We make an assessment for impairment when such loans are on nonaccrual or the loans have been restructured. Nonaccrual commercial and commercial real estate loans are considered to be impaired. We individually evaluate such loans for impairment and do not aggregate loans by major risk classifications. The definition of "impaired loans" is not the same as "nonaccrual loans," although the two categories overlap. We may choose to place a loan on nonaccrual status due to payment delinquency, while not classifying the loan as impaired. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value or as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

         At September 30, 2000, First Capital Bank had five loan relationships considered by management to be potential problem loans, with outstanding principal, net of governmental guaranty programs, totaling approximately $1.2 million. A potential problem loan is one where management has concerns about the borrower's future performance under the terms of the loan. These five loans are current as to the principal and interest and, accordingly, are not included in the nonperforming asset categories. They are all loans for business purposes, with four of them being collateralized by the assets of the respective businesses. Except for a minimal exposure on one loan, the others are additionally collateralized by real estate. Based upon the anticipated continuing performance of the customer and upon the value of the overall collateral, full collectibility is anticipated at this time. For our protection, management monitors these loans closely. Any further deterioration may result in a loan being classified as nonperforming. The level of potential problem loans is factored into the determination of the adequacy of the allowance for loan losses.

         Real estate acquired by foreclosure includes deeds acquired under agreements with delinquent borrowers. Real estate acquired by foreclosure will be appraised annually and carried at the lesser of fair market value less anticipated closing costs or the balance of the related loan.

         Analysis of Allowance for Loan Losses. The allowance for loan losses represents management's recognition of the risks of extending credit and its evaluation of the quality of the loan portfolio. The allowance for loan losses is maintained at a level considered adequate to provide for anticipated loan losses, based on various factors affecting the loan portfolio, including a review of problem loans, business conditions, historical loss experience, evaluation of the quality of the underlying collateral and holding and disposal costs. The allowance is increased by provisions charged to operating income and reduced by loans charged off, net of recoveries. The provision is based upon management's periodic evaluation of individual loans, the overall risk characteristics of the various portfolio segments, changes in the composition and volume of the portfolio, the impact of current economic conditions on borrowers and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on any impaired loans, are particularly susceptible to significant changes in the near term.

         The following table sets forth information regarding changes in our allowance for loan losses for the periods indicated.

                                              For the nine
                                              months ended    For the year ended December 31,
                                              September 30,   -------------------------------
                                                  2000          1999       1998       1997
                                              -------------   --------   --------   --------
                                                             (Dollars in thousands)
Balance of allowance for loan losses at
   beginning of period .....................  $         586   $    407   $    251   $     50
Loans charged-off ..........................             --         --         --         --
Provision for loan losses ..................            109        179        156        201
                                              -------------   --------   --------   --------
Balance of allowance for loan losses at
   end of period ...........................  $         695   $    586   $    407   $    251
                                              =============   ========   ========   ========
Ratios:

Allowance for loan losses as a percentage
   of loans at period end ..................           0.95%      0.94%      0.95%      0.91%
Net loans charged-off to average loans .....             --         --         --         --

         Additions to the allowance for loan losses, which are charged as expenses on our income statement, are made periodically to maintain the allowance at the appropriate level based on our analysis of the potential risk in the loan portfolio. Loans charged off, net of amounts recovered from such loans, reduce the allowance for loan losses. The amount of the allowance is a function of the levels of loans outstanding, the level of non-performing assets, historical loan loss experience, the amount of loan losses actually charged against the allowance during a given period and current and anticipated economic conditions. At September 30, 2000, the allowance for loan losses equaled .95% of total loans, and 1.14% after giving consideration to those portions of loans outstanding which are guaranteed by government agencies such as the SBA.

         Federal regulatory agencies, as an integral part of their examination process, review our loans and allowance for loan losses. We believe that our allowance for loan losses is adequate to cover anticipated loan losses. However, we may determine a need to increase the allowance for loan losses, or regulators, when reviewing our loan portfolio in the future, may request that we increase such allowance. Either of these events could adversely affect our earnings. Further, there can be no assurance that our actual loan losses will not exceed the allowance for loan losses.

         The following table sets forth the allocation of the allowance for loan losses by category for the periods indicated. We believe that any allocation of the allowance into categories creates an appearance of precision that does not exist. The allocation table should not be interpreted as an indication of the specific amounts, by loan classification, to be charged to the allowance. We believe that the table is a useful device for assessing the adequacy of the allowance as a whole. The allocation of the allowance for loan losses is our determination of the amounts necessary for concentrations and changes in mix and volume of the loan portfolio. The overall increase in the allowance from year to year is due to the strategically planned growth in total loans, concentrated in commercial and commercial real estate. We currently have not experienced any historical charge-offs. The allowance is utilized as a single unallocated allowance available for all loans.

                                                                                    At December 31,
                                                     ------------------------------------------------------------------------------
                            At September 30, 2000              1999                       1998                       1997
                          ------------------------   ------------------------   ------------------------   ------------------------
                                         Loans in                  Loans in                   Loans in                   Loans in
                                       category as                category as                category as                category as
                           Amount of      % of        Amount of      % of        Amount of      % of        Amount of      % of
                           allowance   gross loans    allowance   gross loans    allowance   gross loans    allowance   gross loans
                          -----------  -----------   -----------  -----------   -----------  -----------   -----------  -----------
                                                            (Dollars in thousands)
Real estate mortgage:
   Construction ........  $        87         12.0%  $        89         14.1%  $        68         15.6%  $        57         20.3%
   Commercial ..........          425         62.4           324         57.0           212         53.8           122         51.2
   Residential .........           33          4.5            35          5.5            26          5.9            14          5.2
Commercial and
industrial .............          136         19.2           124         21.2            82         20.4            46         19.0
Consumer ...............           14          1.9            14          2.2            19          4.3            12          4.3
                          -----------  -----------   -----------  -----------   -----------  -----------   -----------  -----------
Total Allowance ........  $       695        100.0%  $       586        100.0%  $       407        100.0%  $       251        100.0%
                          ===========  ===========   ===========  ===========   ===========  ===========   ===========  ===========

INVESTMENTS

         Our investment portfolio is comprised of securities rated "A" or better by various nationally recognized rating agencies. The majority of the portfolio matures within a one to four year period. The portfolio contains U.S. Treasury and government agency securities, FHLB stock and FNMA stock. The factors considered in the management of the securities portfolio are liquidity, yield, asset/liability management and the ability to pledge securities for public deposits and wholesale borrowings. The entire portfolio is identified as available for sale. The investment portfolio and investment strategies are reviewed by our asset liability committee.

         The following table sets forth the carrying values of the securities in our investment portfolio by type at the dates indicated.

                                                                 At December 31,
                                    At September 30,   ----------------------------------
                                         2000             1999        1998        1997
                                      ----------       ----------  ----------  ----------
                                                           (In thousands)
U.S. Treasury and U.S. government
    agency securities ..............  $   22,004       $   16,460  $   13,244          --
Other investments ..................         779              256          --          --
                                      ----------       ----------  ----------  ----------
Total ..............................  $   22,783       $   16,716  $   13,244          --
                                      ==========       ==========  ==========  ==========

         The following table sets forth the book value, maturity or repricing frequency, and approximate yield of the securities in our investment portfolio at September 30, 2000.

                                                       Maturity or repricing
                            -------------------------------------------------------------------------
                             Within 1 year         1-5 years          5-10 years      Over 10 years
                            ----------------   ----------------   ----------------   ----------------
                             Amount  Yield(1)   Amount  Yield(1)  Amount   Yield(1)  Amount   Yield(1)
                            -------  -------   -------  -------   -------  -------   -------  -------
                                                      (Dollars in thousands)
U.S. Treasury and U.S.
    government agency
    securities ...........  $17,913     6.34%  $ 2,759     6.04%  $ 1,332     6.89%       --       --
Other investments ........       --       --       631     6.02       148     5.08        --       --
                            -------            -------            -------              -----
Total ....................  $17,913     6.34   $ 3,390     6.04   $ 1,480     6.71        --       --
                            =======            =======            =======

----------

(1) Yields do not include adjustments for tax-exempt interest because the amount of such interest is not material.

         Excluding our concentration in U.S. government agency issued securities, we have no securities from a single issuer representing more than 10% of stockholders' equity.

DEPOSITS

         Our primary source of funds has been customer deposits. We offer a variety of accounts for depositors, which are designed to attract both short- and long-term deposits. These accounts include certificates of deposit, savings accounts, money market accounts, checking and NOW accounts and individual retirement accounts. In the first nine months of 2000, $8.9 million, or 11%, of our average deposits were noninterest-bearing deposits. This is a lower ratio than many other similar banks due to our high concentration of business customers who actively manage their cash. We have not sought brokered deposits and do not currently foresee a need to do so.

         The following tables present the average balances for each major category of deposits and the weighted average interest rates paid for interest-bearing deposits for the periods indicated.

                                   For the nine months
                                   ended September 30,                         For the year ended December 31,
                                  ----------------------   ------------------------------------------------------------------------
                                           2000                     1999                     1998                     1997
                                  ----------------------   ----------------------   ----------------------   ----------------------
                                               Weighted                 Weighted                 Weighted                  Weighted
                                               average                  average                  average                   average
                                   Average     interest     Average     interest     Average     interest     Average      interest
                                   balance       rate       balance       rate       balance       rate       balance        rate
                                  ----------  ----------   ----------  ----------   ----------  ----------   ----------  ----------
                                                          (Dollars in thousands)
Noninterest-bearing ............  $    8,904               $    9,414               $    6,940               $    3,966
Interest-bearing demand ........       4,520        2.42%       3,636        2.27%       2,193        1.99%         521        1.83%
Savings deposits ...............         321        3.14          320        3.10          219        3.68          118        3.82
Money market deposits ..........      26,181        5.05       24,086        4.47       11,973        4.63        7,115        4.64
Time deposits under
   $ 100,000....................      24,394        5.64       18,314        5.26       13,266        5.69        4,721        5.87
Time deposits
   $100,000 and over ...........      15,822        5.69       12,385        5.27        8,519        5.71        3,264        5.91
                                  ----------               ----------               ----------               ----------
Total deposits .................  $   80,142               $   68,155               $   43,110               $   19,705
                                  ==========               ==========               ==========               ==========

         Maturities of certificates of deposit of $100,000 and more are as follows:

                                          At September 30,
                                                2000
                                          ----------------
Remaining maturity                         (In thousands)

Less than three months..............           $ 1,363
Three months up to six months.......             5,213
Six months up to one year...........             5,278
One year and over...................             6,033
                                               -------
                                               $17,887
                                               =======

SHORT-TERM BORROWINGS

         First Capital Bank's short-term borrowings include federal funds purchased and advances from the Federal Home Loan Bank of San Francisco ("FHLB-SF"). The following table sets forth information relating to our short-term borrowings.

                                                                           At or for the year
                                                       At or for the       ended December 31,
                                                     nine months ended  -----------------------
                                                    September 30, 2000   1999     1998    1997
                                                    ------------------  ------   ------  ------
                                                               (Dollars in thousands)
Federal funds purchased
   Balance at end of period ......................        $   --        $1,000       --      --
   Average balance outstanding for the period ....           647            47       --      --
   Maximum amount outstanding at any
    month end during the period ..................         4,173            --       --      --
   Weighted average interest rate for the
    period .......................................          5.60%         3.98%      --      --
   Weighted average interest rate at period end ..            --          5.31%      --      --
FHLB-SF advances
   Balance at end of period ......................        $2,730            --       --      --
   Average balance outstanding for the period ....           633            --       --      --
   Maximum amount outstanding at any
     month end during the period .................         2,730            --       --      --
   Weighted average interest rate for the
     period ......................................          6.81%           --       --      --
   Weighted average interest rate at period end ..          6.74            --       --      --

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS OF
                               FIRST CAPITAL BANK

BACKGROUND

         First Capital Bank was incorporated in 1995 and received its banking permit from the ASB in August 1996. Our original capitalization was $5.6 million. In 1997, we had a second stock offering that raised net proceeds of $3.7 million. In March 2000, we declared a 5% common stock dividend.

         From inception through September 30, 2000, we have increased stockholders' equity, before accumulated other comprehensive income, by $5.7 million, an increase of 102% over our initial capitalization. We achieved our first operating positive earnings by the tenth month of operation and recovered our cumulative operating losses through retained earnings by the end of the eighteenth month of operation.

         Earnings during the first four years of operation have been created primarily by interest earnings on commercial loans and commercial real estate loans and secondarily by a relatively short maturity investment portfolio consisting mostly of FHLB bonds. At September 30, 2000, our loan and investment portfolios represented 73.4% and 22.9% of total earning assets, respectively. Commercial and commercial real estate loans comprised 81.6% of the loan portfolio at September 30, 2000. Our earnings reflect our basic strategy of marketing to small- and medium-sized businesses and high net worth individuals. Our allowance for loan losses was $695,000 or .95% of total loans as of September 30, 2000. Overall, the Arizona economy remains strong, although with some slowing, and in 2000 we have been able to attract local deposits sufficient to support the growth in our loan and investment portfolios.

         During 1998, we opened two branch offices, one in Yuma, Arizona and the other in Surprise, Arizona, which is at the entrance to the Sun City West community in the northwest part of metropolitan Phoenix. Due to slower than expected growth of the Yuma branch, we closed that branch in August 1999. We have been able to service the loans and retain some of the deposits acquired while that branch was open.

FINANCIAL CONDITION

SEPTEMBER 30, 2000, COMPARED TO DECEMBER 31, 1999

         First Capital Bank's total assets increased by $17.7 million to $104.1 million as of September 30, 2000, from $86.4 million as of December 31, 1999. Loan demand in our market area allowed our loan portfolio to increase by $9.8 million, from $63.2 million at December 31, 1999, to $73.0 million as of September 30, 2000. Total investments were $22.8 million as of September 30, 2000, compared to $16.7 million as of December 31, 1999. Deposits increased by $15.1 million to $90.1 million as of September 30, 2000, from $75.0 million as of December 31, 1999. Noninterest-bearing deposits increased by $5.7 million, and interest-bearing deposits increased by $9.5 million. Demand deposits comprised 14.4% of total deposits as of September 30, 2000 as compared to 9.7% at December 31,

1999. Federal funds purchased decreased by $1.0 million in the first nine months of 2000. Advances from the FHLB-SF increased during the nine months ended September 30, 2000 by $2.7 million and were used to purchase available for sale securities.

DECEMBER 31, 1999, COMPARED TO DECEMBER 31, 1998

         Our total assets increased by $19.2 million to $86.4 million as of December 31, 1999, from $67.2 million as of December 31, 1998. Our loan portfolio increased by $19.7 million, from $43.5 million at December 31, 1998, to $63.2 million as of December 31, 1999. This 45.4% annual increase was due to good loan demand in the Phoenix metropolitan area and the strong marketing efforts of our lending staff. Total investments were $16.7 million as of December 31, 1999, compared to $13.2 million as of December 31, 1998. Deposits were $75.0 million as of December 31, 1999, compared to $57.6 million as of December 31, 1998, an increase of $17.4 million, which was less than the loan growth of $19.7 million. Noninterest-bearing deposits decreased by $2.4 million due to two large, but very short term deposit transactions at the end of 1998, while interest-bearing deposits increased by $19.8 million, due primarily to growth in our certificate of deposit and money market portfolios during the same period.

NET INTEREST INCOME

         Net interest income is the difference between interest income, principally from loans and investment securities, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, net interest spread and net interest margin. Volume refers to the average dollar levels of interest-earning assets and interest-bearing liabilities. Net interest spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities. Net interest margin refers to net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. The following tables present, for the periods indicated, certain information related to our average asset and liability structure and our average yields on assets and average costs of liabilities. Averages are computed using daily balances. Yields or costs are derived by dividing income or expense by the average balance of the corresponding assets or liabilities.

                                                                   For the nine months ended September 30,
                                          -----------------------------------------------------------------------------
                                                             2000                                  1999
                                          -------------------------------------   -------------------------------------
                                                         Interest    Average                    Interest      Average
                                            Average      earned       yield         Average      earned        yield
                                            balance      or paid     or cost(1)     balance      or paid     or cost(1)
                                          -----------  -----------  -----------   -----------  -----------  -----------
                                                                     (Dollars in thousands)
ASSETS:
Loans, net (2) .........................  $    67,934  $     5,134        10.10%  $    52,040  $     3,786         9.73%
Investment securities ..................       18,575          836         6.01        13,513          561         5.56
Federal funds sold .....................          721           31         5.70         4,892          179         4.88
                                          -----------  -----------                -----------  -----------
Total interest-earning assets ..........       87,230        6,001         9.19        70,445        4,526         8.59
Noninterest-earning assets .............        5,012                                   4,976
                                          -----------                             -----------
     Total assets ......................  $    92,242                             $    75,421
                                          ===========                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Time deposits of
 $100,000 or more ......................  $    15,823  $       674         5.69   $    12,051  $       476         5.28
All other interest-
  bearing deposits .....................       55,416        2,110         5.09        43,965        1,510         4.59
Federal funds purchased ................          647           27         5.57            52            2         5.18
Borrowings .............................          633           32         6.75            --           --           --
                                          -----------  -----------                -----------  -----------
  Total interest-bearing liabilities ...       72,519        2,843         5.24        56,067        1,988         4.74
Noninterest-bearing deposits ...........        8,904                                   9,628
Other liabilities.......................          346                                     195
Stockholders' equity....................  $    10,473                             $     9,531
                                          -----------                             -----------
     Total liabilities and
      stockholders' equity .............  $    92,242                             $    75,421
                                          ===========                             ===========
Net interest rate spread ...............                                   3.95                                    3.85
Net interest income ....................               $     3,158                             $     2,538
                                                       ===========                             ===========
Net interest margin ....................                                   3.62                                    3.60

----------

(1) Average yields and costs for the nine months ended September 30, 2000 and 1999 have been annualized and are not necessarily indicative of results for the entire year.

(2) Loan fees included in interest income are not material.

                                                                    Year ended December 31,
                               ---------------------------------------------------------------------------------------------------
                                             1999                               1998                            1997
                               -------------------------------   -------------------------------   -------------------------------
                                          Interest    Average               Interest    Average               Interest    Average
                                Average    earned      yield      Average    earned      yield      Average    earned      yield
                                balance    or paid    or cost     balance    or paid    or cost     balance    or paid    or cost
                               ---------  ---------  ---------   ---------  ---------  ---------   ---------  ---------  ---------
                                                                     (Dollars in thousands)
ASSETS:
Loans, net (1) ..............  $  53,866  $   5,247       9.74%  $  33,070  $   3,508      10.61%  $  15,836  $   1,721      10.87%
Investment securities .......     14,362        818       5.70       2,787        158       5.67          --         --       0.00
Federal funds sold ..........      4,751        236       4.97      12,948        700       5.40       8,392        460       5.48
                               ---------  ---------              ---------   --------              ---------  ---------
  Total interest-earning
   assets ...................     72,979      6,301       8.63      48,805      4,366       8.95      24,228      2,181       9.00
Noninterest earning assets ..      5,087                             3,621                             2,073
                               ---------                         ---------                         ---------
Total assets.................  $  78,066                         $  52,426                         $  26,301
                               =========                         =========                         =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Time deposits of
 $100,000 or more ...........  $  12,385  $     653       5.27%  $   8,519  $     486       5.71%  $   3,264  $     193       5.91%
 All other interest-
  bearing deposits ..........     46,356      2,141       4.62      27,651      1,367       4.94      12,475        624       5.00
Federal funds purchased .....         47          2       4.26          --         --         --          --         --         --
                               ---------  ---------              ---------  ---------              ---------  ---------
     Total interest-bearing
       liabilities ..........     58,788      2,796       4.76      36,170      1,853       5.12      15,739        817       5.19
    Noninterest-bearing
 deposits....................      9,414                             6,941                             3,966
Other liabilities............        256                               105                                34
Stockholders' equity.........      9,608         --                  9,210         --                  6,562         --
                               ---------                         ---------                         ---------
Total liabilities and
 stockholders' equity........  $  78,066                         $  52,426                         $  26,301
                               =========                         =========                         =========
Net interest rate spread.....                             3.83                              3.82                              3.81
Net interest income..........             $   3,505                         $   2,512                         $   1,364
                                          =========                         =========                         =========
Net interest margin..........                             4.80                              5.15                              5.63

----------

(1) Loan fees included in interest income are not material.

         The following table illustrates, for the periods indicated, the changes in the levels of interest income and interest expense attributable to changes in volume or rate. Changes in net interest income due to both volume and rate have been included in the changes due to rate. During 1998 we converted a substantial portion of our federal funds sold balance into a longer term investment portfolio consisting primarily of FHLB bonds.

                                           Nine months ended               Year ended                     Year ended
                                           September 30, 2000           December 31, 1999              December 31, 1998
                                             compared with                compared with                  compared with
                                           nine months ended                year ended                    year ended
                                           September 30, 1999           December 31, 1998              December 31, 1997
                                           increase (decrease)         increase (decrease)             increase (decrease)
                                         in net interest income       in net interest income         in net interest income
                                            due to changes in            due to changes in             due to changes in
                                        --------------------------   ---------------------------   --------------------------
                                        Volume     Rate     Total    Volume     Rate      Total    Volume    Rate      Total
                                        -------   -------  -------   -------   -------   -------   -------  -------   -------
                                                                       (In thousands)
Interest-earnings assets:
  Federal funds sold .................  $  (152)  $     4  $  (148)  $  (443)  $   (21)  $  (464)  $   250  $   (10)  $   240
  Investment securities ..............      211        64      275       656         4       660       158       --       158
  Loans ..............................    1,154       194    1,348     2,205      (466)    1,739     1,876      (89)    1,787
                                        -------   -------  -------   -------   -------   -------   -------  -------   -------
  Total interest-earning assets ......    1,213       262    1,475     2,418      (483)    1,935     2,284      (99)    2,185
Interest-bearing liabilities:
  Now and money market ...............      151       128      279       573        (7)      566       284      (19)      265
  Time deposits under $100,000 .......      258        63      321       287       (79)      208       502      (24)      478
  Time deposits $100,000
     and over ........................      149        49      198       221       (54)      167       312      (18)      294
  Federal funds purchased ............       21         4       25         1        --         1        --       --        --
  Other borrowings ...................       32        --       32        --        --        --        --       --        --
                                        -------   -------  -------   -------   -------   -------   -------  -------   -------
  Total interest-bearing liabilities .      611       244      855     1,082      (140)      942     1,098      (61)    1,037
                                        -------   -------  -------   -------   -------   -------   -------  -------   -------
Net increase (decrease) in
   net interest income ...............  $   602   $    18  $   620   $ 1,336   $  (343)  $   993   $ 1,186  $   (38)  $ 1,148
                                        =======   =======  =======   =======   =======   =======   =======  =======   =======

ASSET/LIABILITY MANAGEMENT

         Asset/liability management consists of managing interest rate risk within the asset and liability portfolios. We monitor our interest rate risk on a monthly basis through the Asset/Liability Committee, which is comprised of our executive management officers and reports to the board of directors at each meeting. The committee reviews our interest rates as compared to other banks in our market area, reviews loan demand to determine the need for various types and volumes of lendable funds and reviews current loan rates, maturities and pricing characteristics of the loan and investment portfolios. The goal is to monitor growth in all portfolios while reducing interest rate risk contained in future pricing decisions. We attempt, to some extent, to match the growth of the maturities of longer term assets and deposits plus borrowings, although realistically they grow at different rates. We do not utilize derivative financial instruments to manage interest rate risk.

         The following table sets forth the estimated maturity or repricing of interest-earning assets and interest-bearing liabilities. It shows interest rate gaps over the timeframes shown at the top of the table. We focus on maintaining a balance between interest rate sensitive assets and liabilities and repricing frequencies. An important element of our focus has been to emphasize variable rate loans and investments funded by deposits that also mature or reprice over periods of twelve months or less.

                                                  Estimated maturity or repricing at September 30, 2000
                                             ---------------------------------------------------------------
                                                         Three months
                                             Less than   to less than     One to       Over
                                            three months   one year     five years   five years     Total
                                            ------------ ------------   ----------   ----------   ----------
                                                                   (Dollars in thousands)
Interest-earning assets:
   Fixed rate loans .......................  $      402   $      632    $    2,971   $    3,383   $    7,388
   Floating rate loans ....................      34,734          804        26,277        3,785       65,600
   Investment securities
     available for sale ...................       2,122        2,479        16,702        1,480       22,783
   Federal funds sold .....................       3,703           --            --           --        3,703
                                             ----------   ----------    ----------   ----------   ----------
     Total interest-earning assets ........  $   40,961   $    3,915    $   45,950   $    8,648   $   99,474
                                             ==========   ==========    ==========   ==========   ==========
Interest-bearing liabilities:
   NOW and money market accounts ..........  $   30,376           --            --           --   $   30,376
   Savings ................................         334           --            --           --          334
   Time deposits under $100,000 ...........       1,928       15,736        10,872           --       28,536
   Time deposits over $100,000 ............       1,363       10,491         6,033           --       17,887
   FHLB-SF advances .......................          --        2,230           500           --        2,730
                                             ----------   ----------    ----------   ----------   ----------
      Total interest-bearing liabilities ..      34,001       28,457        17,405           --       79,863
                                             ----------   ----------    ----------   ----------   ----------
Interest rate gap .........................  $    6,960   $  (24,542)   $   28,545   $    8,648   $   19,611
                                             ----------   ----------    ----------   ----------   ----------
Cumulative interest rate gap ..............  $    6,960   $  (17,582)   $   10,963   $   19,611
                                             ==========    ==========   ==========   ==========
Cumulative interest rate gap
  to total assets .........................        6.69%      (16.89)%       10.53%       18.84%

         The following table presents at September 30, 2000 loans by contractual maturity in each major category of our loan portfolio. Actual payments may differ from the contractual maturities shown below as a result of renewals and prepayments. To reduce prepayments or to offset the assumed interest rate risk, we obtain contractual prepayment fee clauses on many loans. Loan renewals are evaluated in the same manner as new credit applications.

                                          At September 30, 2000
                              ------------------------------------------
                              Less than   One to      Over
                              one year  five years five years    Total
                              --------- ---------- ----------  ---------
                                            (In thousands)
Commercial .................  $   8,801  $   3,950  $   1,249  $  14,000
Real estate - mortgage .....      8,581        142         --      8,723
Real estate - construction .        654      2,069     42,830     45,553
Real estate - residential ..      1,199      1,717        380      3,296
Consumer ...................        478        546        392      1,416
                              ---------  ---------  ---------  ---------

     Total loans ...........  $  19,713  $   8,424  $  44,851  $  72,988
                              =========  =========  =========  =========

         As of September 30, 2000, of the $53.2 million of loans with maturities of one year or more, approximately $6.4 million were fixed rate loans and $47.2 million were variable rate loans.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2000, COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1999

         Earnings Performance. Net earnings were $1.0 million for the nine months ended September 30, 2000, compared with $505,000 for the nine months ended September 30, 1999, an increase of 98%. This increase was due to a 23% growth in the loan portfolio combined with an improvement of the net interest margin. Also, noninterest expense decreased by $209,000 for the first nine months of 2000 compared to the first nine months of 1999. Earnings per share on a fully diluted basis for the nine months ended September 30, 2000 were $1.30, versus $0.67 for the same period a year ago, an increase of 89%. The annualized return on average assets was 1.45% for the first nine months of 2000, compared with .89% for the first nine months of 1999. The annualized return on average shareholders' equity was 12.75% for the nine months ended September 30, 2000, versus 7.10% for the nine months ended September 30, 1999.

         Net Interest Income. Net interest income before provision for loan losses was $6.0 million for the nine months ended September 30, 2000, an increase of $1.5 million, or 32.6%, compared with the nine months ended September 30, 1999. Yields on our interest-earning assets improved by 60 basis points to 9.19% for the nine months ended September 30, 2000, from 8.59% for the nine months ended September 30, 1999, due largely to increased yields on variable rate loans resulting from increases in the prime rate over the past year. Rates paid on interest-bearing liabilities increased by 50 basis points during this same period. The net interest margin was 3.62% for the nine months ended September 30, 2000, up from 3.60% for the nine months ended September 30, 1999. The increase in net interest margin was due to a rise in general interest rates. Increased yields were partially offset by increases in rates paid on deposit accounts as a result of some newer, aggressive growth banks with out of state ownership driving up consumer expectations on all types of interest-earning accounts. A significant portion of our asset portfolio is tied to market indexes which adjust with the prime lending rate. The growth of average earning assets helped reduce the effect of interest expense on earnings due to the margin compression. However, continued increases in market interest rates could adversely affect both the cost of funds and loan originations, which could result in lower net interest margins in future operating periods. Average earning assets increased by 23.8% to $87.2 million for the first nine months of 2000, from $70.4 million for the first nine months of 1999.

         Provision and Allowance for Loan Losses. The provision for loan losses increased by $118,000 to $695,000 for the nine months ended September 30, 2000, up from $577,000 for the nine months ended September 30, 1999. This increase was due to the increase in loans outstanding and does not imply a deterioration of credit quality. At the end of September, 2000, we did not have any loans past due more than 30 days and did not have any impaired or nonaccruing loans. Average outstanding net loan balances have increased to $67.9 million for the first nine months of 2000, up from $52.0 million for the first nine months of 1999. As of September 30, 2000, the allowance for loan losses amounted to .95% of total loans.

         Noninterest Income. We reported a net decrease in noninterest income of $72,000 for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999. Service charges on deposit accounts increased from $92,000 for the first nine months of 1999 to $121,000 for the first nine months of 2000, due to the opening of several new accounts by large customers who have substantial account activity with small average collected balances to offset service charges. However, other income decreased due primarily to a reduction in earnings from syndicated loans. For the nine months ended September 30, 2000, syndicated loan and mortgage servicing fees totaled $79,000 as compared to $111,000 for the nine months ended September 30, 1999. In addition, there were realized gains of $138,000 from the sale of land originally purchased for branch expansion and the sale of the SBA guaranteed portion of two commercial loans in 1999. There were no asset sales occurring during the nine month period ending September 30, 2000.

         Noninterest Expense. Total noninterest expense was $1.7 million for the nine months ended September 30, 2000, down from $1.9 million for the nine months ended September 30, 1999. That decrease in noninterest expense reflects the cost savings from the closure of the Yuma office in August of 1999. During the first nine months of 1999, there were normal salary and benefits expenses for the Yuma branch plus separation payments made to the branch staff. In addition, there were expenses incurred in the shut down of the branch and relocation of furniture and equipment. Total salaries, employee benefits and occupancy and equipment expenses decreased by $226,000, or 15.7%, from 1999 to 2000 as a result of the Yuma branch office closing and termination of the office staff there. The closing process began in June of 1999 and was completed by August of that year. Other operating expenses, including outsourced data processing and item processing service costs, increased by only $17,000, or 4.0%, for the period ending September 30, 2000, as compared to the same period in 1999.

         Income tax expense increased by $321,000 or 106.4%. This increase was the result of an increase in income before taxes of $817,000 or 101.3%.

YEAR ENDED DECEMBER 31, 1999, COMPARED TO YEAR ENDED DECEMBER 31, 1998.

         Earnings Performance. Net income was $811,000 in 1999, compared to $379,000 in 1998, or $1.06 and $0.51 per diluted share, respectively. This increase was primarily due to a $1.0 million, or 39.6%, increase in net interest income from 1998 to 1999. Return on average assets was 1.04% in 1999, compared with .72% in 1998. Return on average common shareholders' equity was 8.44% for 1999, versus 4.12% for 1998. Total assets increased to $86.4 million at December 31, 1999, a 28.7% increase from $67.2 million at December 31, 1998. Net loans grew $19.6 million, or 45.4%, from 1998 to 1999.

         Net Interest Income. Net interest income before provision for loan losses was $3.5 million for 1999. Interest income increased 44.3%, to $6.3 million in 1999 from $4.4 million in 1998. In 1999, interest on loans increased by $1.7 million and interest on investments increased by $660,000, or 418%, due to the start of the investment portfolio late in 1998 with subsequent growth in 1999. Average loan volume was up by 62.9% or $21.0 million from 1998. The yield on average interest-earning assets was 8.63% for 1999, compared with 8.95% in 1998. The drop in yield is due to a decreasing rate environment wherein variable rate loans quickly impacted yields. Yields on average loans decreased to 9.74%, from 10.61% in 1998. Interest expense increased 50.8%, to $2.8 million in 1999, from $1.9 million in 1998. The higher interest expense was due to a higher average volume of interest-bearing liabilities, which increased on average by 41.4% and average interest-bearing deposits which grew by $22.6 million, or 62.4%. The cost of average interest-bearing liabilities dropped to 4.76% from 5.13% during the same period. The result was a net increase of $940,000 in interest expense in 1999.

         Provision for Loan Losses. The provision for loan losses was $179,000 in 1999, compared to $156,000 in 1998. This increase was due to the increase in total loans outstanding and was not reflective of a deterioration of credit quality.

         Noninterest Income. Noninterest income increased 74.6%, to $353,000 in 1999 from $202,000 in 1998. Service charges on deposit accounts were up 71% to $122,000 due to the acquisition of new, high-activity accounts. During 1999 there was a gain on sale of $70,000 from land originally purchased for the building of a branch office, but which was subsequently sold when we purchased our Surprise branch facility. We realized similar gains from the sales of the SBA guaranteed portions of selected commercial loans in both 1999 and 1998. These amounted to $68,000 in 1999 and $69,000 in 1998. Other noninterest income increased by $33,000, or 155.5%, from 1998 to 1999, due to increased ATM usage fees from non-customers, including increased ATM processed transaction volumes.

         Noninterest Expense. Noninterest expense was $2.4 million in 1999 and $2.1 million in 1998, an increase of 15.6%. Of this increase, salary and benefits expense increased by $183,000 due to the growth of lending and operational staff plus some one-time expenses related to separation payments to personnel affected by the Yuma branch closing in 1999, and net of deferred loan origination costs which increased by $19,000 from 1998. Data processing costs increased by $27,000 or 35.5% due to significant loan and deposit customer account and transaction volume growth from 1998 through 1999. Other noninterest expense increased by $65,000, or 16.9%, due primarily to the initiation of meeting attendance fees to directors in 1999, which amounted to $32,000, or 49.2%, of the annual increase from 1998 to 1999. In 1998, we elected to adopt AICPA Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities." The SOP required us to expense the remaining unamortized organizational and start-up costs incurred during 1995 and 1996. These expenses totaled $74,000 and were charged to operations, net of income taxes of $29,000, and reported as a cumulative effect of accounting change.

         Income tax expense increased by $407,000 from 1998 to 1999. This increase was the direct result of two significant factors. The first was the increase in income before income taxes and the cumulative effect of accounting change of $795,000 or 167.0%. The second factor was the reduced income tax expense position recorded in 1998 because of the recording of a tax benefit of $113,000 due to the reversal of the deferred income tax assets valuation allowance. The allowance was eliminated because of the documented evidence in 1998 to support our ability to consistently generate income from operations.

YEAR ENDED DECEMBER 31, 1998, COMPARED TO YEAR ENDED DECEMBER 31, 1997.

         Earnings Performance. Net income was $379,000 in 1998, compared to $8,000 in 1997 or $0.51 and $0.02 per diluted share, respectively. This increase was due to a $1.15 million increase in net interest income. Return on average assets was .72% in 1998 compared with 0.03% in 1997. Return on average shareholders' equity was 4.12% for 1998, versus 0.13% for 1997. Total assets increased to $67.2 million at December 31, 1998, a 75.6% increase from $38.2 million at December 31, 1997. Net loans grew $15.4 million from 1998 to 1997.

         Net Interest Income. Net interest income before provision for loan losses was $2.5 million for 1998, an increase of $1.2 million, or 84%, compared with 1997. Interest income increased 100.0%, to $4.4 million in 1998 from $2.2 million in 1997. The 1998 interest income increase was in part due to an increase of $17.2 million in average loan volume, which created $1.8 million of additional interest income. In addition, earnings on federal funds sold increased by $239,000 and interest on investment securities increased by $158,000.

          The yield on average interest-earning assets was 8.95% for 1998, compared with 9.01% in 1997. The decrease in yield is attributed to a decreasing interest rate environment. Yields on average loans decreased to 10.61% in 1998 from 10.87% in 1997. Interest expense increased 127%, to $1.9 million in 1998 from $818,000 in 1997. The increase was mainly due to higher volumes of interest-bearing liabilities. Average interest-bearing liabilities grew by $20.4 million during 1998, while the cost of interest-bearing liabilities dropped to 5.13% from 5.19%. The net effect was $1.0 million of additional interest expense in 1998.

         Provision for Loan Losses. The provision for loan losses was $156,000 in 1998, compared to $201,000 in 1997. This decrease was due to the slower growth of total loans outstanding. There were no nonperforming or impaired loans in 1997 or 1998.

         Noninterest Income. Noninterest income increased 53.0%, to $202,000 in 1998 from $132,000 in 1997. The increase was primarily comprised of $69,000 in gains earned in 1998 from the sale of the SBA guaranteed portion of selected commercial loans we originated. There were no loan sales in 1997.

         Noninterest Expense. Total operating expenses were $2.1 million in 1998 and $1.3 million in 1997. Overall, noninterest expense was up 61.8% from 1997. Salary and employee benefits increased by $505,000, or 63.3%, and also included staff increases in loan administration and origination production. Occupancy and equipment expenses increased by $144,000, or 83.4%, due to the two new branch offices opened. Data processing costs increased by $32,000, a direct result of our continued accelerated growth in customer loan and deposit accounts and related transaction volumes. Other operating expenses increased by $113,000, or 41.4%, with the single largest increase being $26,000 for legal fees. Such fees were for specific transactions and contemplated dealings, such as a land negotiation and sale agreement and a branch office operating lease, which occurred during the conduct of normal banking operations during 1998 and were not recurring in nature.

         We recorded income tax expense before the cumulative effect of an accounting change for organization costs of $52,000 in 1998. There was no realized income tax expense in 1997 due to the utilization of an operating loss carryforward from 1996. During 1998, the remaining portion of the operating loss carryforward was used. In addition, as a result of several factors such as our consistent profitable trends, which began in late 1997 and extended through the year ending December 31, 1998, and the projected budgetary growth in such profitable trends, the valuation allowance of $113,000 was eliminated.

LIQUIDITY AND CAPITAL RESOURCES

         First Capital Bank's liquidity management objective is to ensure the ability to satisfy the cash flow requirements of depositors and borrowers. Our primary source of funds has been customer deposits. Scheduled loan repayments and bond maturities are a relatively stable source of funds, while deposit inflows and unscheduled loan prepayments, which are influenced by changes in interest rates for borrowers, returns available on other investments, competition, economic conditions and other factors, are less reliable. Borrowings such as federal funds purchases and FHLB-SF advances may be used on a short-term basis to compensate for reductions in other sources of funds. FHLB-SF advances may also be used on a longer term basis to support expanded lending activities and to match the maturity or repricing intervals of other assets.

         Our primary sources of funds are customers' deposits, proceeds from principal and interest payments on loans, proceeds from maturities, sales and repayments of investment securities, proceeds from sales of loans and FHLB-SF advances. While maturities and scheduled amortization of loans are a relatively predictable source of funds, loan prepayments and deposit flows are greatly influenced by general interest rates, economic conditions and competition. We use our resources primarily to fund existing and future loan commitments, maturing certificates of deposit and demand deposit withdrawals, investments in other interest-earning assets, maintenance of necessary liquidity and to meet operating expenses.

         Operating activities, as presented in the statement of cash flows in the accompanying financial statements, provided $529,000, $467,000, $1,042,000, and $204,000 in cash during the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998, respectively. Such increases were principally generated from net income, provision for loan losses, and depending on the period income taxes payable. Offsetting these were cash uses for accrued interest receivable, gains on sales of assets, and depending on the period income taxes payable. For the year ended December 31, 1997, we used $36,000 of cash for operating activities which represented lower net income for our first full year of operations.

         Investing activities used $15,579,000, $23,146,000, $23,404,000,
$29,626,000, and $23,044,000 for the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998, and 1997, respectively. These activities consisted principally of the net funding of loans, the purchases of premises and equipment and the purchases of investment securities offset somewhat by both the maturities and sales of investment securities.

         Financing activities provided $16,895,000, $17,891,000, $18,384,000,
$28,458,000, and $24,854,000 for the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively. These activities consisted of the solicitation and repayment of customer deposits, as well as borrowings and repayments.

         In light of these variables and to provide an adequate source of funding for operations, we maintain a varying level of funds in overnight deposits, as well as credit facilities with M&I Thunderbird Bank, Bankers Bank of the West, and Zions Bank. These available credit arrangements provide for a maximum borrowing capacity of up to $10,700,000 at September 30, 2000. Furthermore, as a member of the FHLB of San Francisco, we have access to a predetermined credit arrangement which at September 30, 2000, had a borrowing limit based on 25 percent of our total assets but not to exceed our total outstanding residential mortgage loan portfolio balance at the time of borrowing. At September 30, 2000, we were a net seller of federal funds, although during 2000 we have at times also been a net purchaser of federal funds. Current advances from the FHLB-SF have been used to purchase short term securities. We had outstanding term borrowings of $2,730,000 at September 30, 2000.

         At September 30, 2000, we had $23,591,000 in outstanding commercial, mortgage, credit lines and construction loan commitments. Management believes that we have adequate sources to meet our funding requirements.

         Management monitors our total risk-based capital, Tier I risk-based capital and Tier I leverage capital ratios in order to assess compliance with regulatory guidelines. At September 30, 2000, we exceeded the minimum risk-based capital and leverage capital ratio capital requirements. Our total risk-based capital, Tier I risk-based capital and Tier I leverage capital ratios were 15.8%, 14.9% and 11.7%, respectively, at September 30, 2000.

EFFECTS OF INFLATION AND CHANGING PRICES

         The primary impact of inflation on our operations is increased operating costs. Unlike most retail or manufacturing companies, virtually all of the assets and liabilities of a financial institution such as First Capital Bank are monetary in nature. As a result, the impact of interest rates on a financial institution's performance is generally greater than the impact of inflation. Although interest rates do not necessarily move in the same direction, or to the same extent, as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. Over short periods of time, interest rates may not move in the same direction, or in the same magnitude, as inflation.

RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board recently issued Statement No. 133 ("Statement No. 133") "Accounting for Derivative Instruments and Hedging Activities." Statement No. 133, which becomes effective for periods beginning after January 1, 2001, requires business enterprises to recognize all derivatives as either assets or liabilities in their financial statements and to record such instruments at fair value. Any change in fair value of such derivatives are required to be recognized in the statement of income or comprehensive income in the period of change. Management does not anticipate that Statement No. 133 will have a significant impact on First Capital Bank's financial statements.

                            PRINCIPAL SHAREHOLDERS OF
                               FIRST CAPITAL BANK

         The following table sets forth at December 1, 2000 the beneficial ownership of First Capital Bank common stock of (i) each person known by First Capital Bank to be the beneficial owner of more than 5% of the common stock,
(ii) each director and the chief executive officer of First Capital Bank and
(iii) all executive officers and directors as a group. The number of shares beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                                           Number of shares
Name of beneficial owner(1)                                beneficially owned    Percent of class
------------------------                                   ------------------    ----------------
FBOP Corporation (2)......................................         71,943                9.9%
Harold F. Mosanko (3).....................................         53,641                7.1
Ronald J. Mosanko (4).....................................         27,944                3.8
Alan R. Kennedy (5).......................................         14,542                2.0
Pierre H. Landreville (5).................................         13,650                1.9
Thomas M. Longust (5).....................................         11,812                1.6
Thomas J. Lauinger (5)(6).................................         10,360                1.4
Lowell B. Lawson (5)(7)...................................          7,350                1.0
Ronald M. Norris (5)......................................          4,524                0.6
All officers and directors as a group (11 persons) (8)....        230,904               29.3

----------

(1) Unless otherwise indicated, the address of each of the above-named shareholders is c/o First Capital Bank of Arizona, 2700 North Central Avenue, Suite 210, Phoenix, Arizona 85004.

(2) The address of FBOP Corporation is 11 West Madison Street, Oak Park, Illinois 60302.

(3) Includes 6,660 shares held by Double M Investment Co., L.L.P. of which Harold F. Mosanko is a 50% beneficial owner, 1,470 shares held jointly by Messrs. Mosanko and Mosanko and their mother, 105 shares held jointly by Harold
F. Mosanko and his son and 29,159 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(4) Includes 6,660 shares held by Double M Investment Co., L.L.P. of which Ronald Mosanko is a 50% beneficial owner, 1,470 shares held jointly by Messrs. Mosanko and Mosanko and their mother, 2,991 shares held as trustee of three trusts for the benefit of Ronald J. Mosanko's three daughters and 2,928 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(5) Includes 1,050 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

(6) Includes 630 shares held in trust for Mr. Lauinger's grandchildren.

(7) Does not include 2,806 shares held of record by relatives of Lowell B. Lawson, as to which he disclaims beneficial interest.

(8) Includes 57,290 shares issuable upon exercise of options exercisable within 60 days after December 1, 2000.

                             THE SPECIAL MEETING OF
                     THE SHAREHOLDERS OF FIRST CAPITAL BANK

GENERAL

         First Capital Bank is furnishing this document to its shareholders in connection with the solicitation of proxies by the First Capital Bank board of directors for use at the special meeting of shareholders including any meeting
adjournments or postponements, to be held on              , 2001 at 10:00 a.m.,
local time, at the Valley of the Sun meeting room at Hampton Inn, 160 West Catalina Drive, Phoenix, Arizona 85013. In addition, CoBiz is furnishing this joint proxy statement/prospectus to the shareholders of First Capital Bank as its prospectus in connection with the offering and issuance of shares of its common stock in the merger.

         At the special meeting First Capital Bank shareholders will consider and vote upon the proposal to approve the Merger Agreement pursuant to which First Capital Bank will merge with and into a wholly owned subsidiary of CoBiz, with the result that each share of First Capital Bank common stock will be converted into shares of CoBiz common stock on the basis described in this joint proxy statement/prospectus. CoBiz will pay cash in lieu of any fractional shares.

         The Merger Agreement is attached to this document as Annex A. For a description of the Merger Agreement, see "The Merger" on page 25 and "The Merger Agreement" on page 37.

RECORD DATE; VOTING POWER

         If you were a First Capital Bank shareholder at the close of business on ______________, 2001, you may vote at the meeting. As of _______________,
2001, there were __________ issued and outstanding shares of First Capital Bank common stock held by approximately _________ shareholders of record. These shareholders have one vote per share on any matter that may properly come before the special meeting.

         Brokers who hold shares of First Capital Bank common stock as nominees will not have discretionary authority to vote such shares for the merger without instructions from the beneficial owners. Any shares of First Capital Bank common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes" and will count as votes against the proposal to approve the Merger Agreement.

VOTE REQUIRED

         The presence in person or by proxy of the holders of a majority of the shares of First Capital Bank common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. First Capital Bank will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

         The approval of the proposal to approve the Merger Agreement requires the affirmative vote of a majority of the shares of First Capital Bank common stock outstanding on the First Capital Bank record date. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the proposal to approve the Merger Agreement.

         On the record date, the executive officers and directors of First Capital Bank, including their affiliates, had voting power with respect to an aggregate of ______ outstanding shares of First Capital Bank common stock or approximately % of the shares of First Capital Bank common stock then outstanding. We currently expect that such directors and officers will vote all of their shares in favor of the proposal to approve the Merger Agreement.

         CoBiz has entered into voting agreements with all officers and directors of First Capital Bank pursuant to which they have agreed to vote all shares of First Capital Bank common stock which they own in favor of the Merger Agreement. On the record date, the persons who have signed voting agreements owned an aggregate of ___________ outstanding shares of First Capital Bank common stock or ____% of the outstanding First Capital Bank common stock. Such agreements increase the likelihood that the Merger Agreement will be approved by the shareholders of First Capital Bank.

RECOMMENDATION OF THE FIRST CAPITAL BANK BOARD OF DIRECTORS

         The First Capital Bank board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. THE FIRST CAPITAL BANK BOARD BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FIRST CAPITAL BANK AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

SOLICITATION AND REVOCATION OF PROXIES

         We have enclosed a form of proxy with this document. Shares represented by a proxy will be voted at the special meeting as specified in the proxy. Proxies that are properly signed and dated but that do not have voting instructions will be voted by the proxy holders FOR the merger and in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

         First Capital Bank asks you to vote by completing, dating and signing the accompanying proxy card and returning it promptly to First Capital Bank in the enclosed, postage-paid envelope even if you plan to attend the meeting in person. First Capital Bank shareholders should not send stock certificates with their proxy cards.

         If you are a First Capital Bank shareholder who delivers a properly executed proxy, you may revoke such proxy at any time before its exercise. You may revoke your proxy by:

         o Filing with the Secretary of First Capital Bank prior to the special meeting, at First Capital Bank's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date.

         o Attending the annual meeting and voting in person. Presence at the meeting will not revoke your proxy unless and until you vote in person.

         o If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person, you must bring an account statement and authorization from your nominee so that you can vote your shares.

         First Capital Bank is soliciting proxies for use at its special meeting. First Capital Bank will bear the cost of solicitation of proxies from its own shareholders. First Capital Bank and CoBiz will share equally the cost of printing and mailing this document. In addition to solicitation by mail, First Capital Bank directors, officers and employees may solicit proxies from shareholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. First Capital Bank also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owners of these shares. First Capital Bank will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

OTHER MATTERS

         No matters other than those set forth in the notice of meeting that accompanies this joint proxy statement/prospectus, and appropriate procedural matters, may be considered at the special meeting. If other matters are properly presented at the special meeting, the persons named in the proxy will have authority to vote all proxies in accordance with their judgment on any such matter.

                       DESCRIPTION OF COBIZ CAPITAL STOCK

         The authorized capital stock of CoBiz consists of 25,000,000 shares of common stock, $.01 par value per share, and 2,000,000 shares of preferred stock, $.01 par value per share, issuable in series. The common stock is quoted on the Nasdaq National Market under the symbol "COBZ." The following description of the capital stock of CoBiz is qualified in its entirety by reference to CoBiz's articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this joint proxy statement/prospectus is a part.

COMMON STOCK

         As of December 13, 2000, 6,707,397 shares of CoBiz common stock were outstanding and held of record by 187 persons. Each holder of common stock is entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote; shareholders may not cumulate votes for the election of directors. Subject to the preferences accorded to the holders of outstanding shares of the preferred stock, if any, holders of common stock are entitled to dividends at such times and in such amounts as the board of directors may determine. CoBiz's ability to pay cash dividends in the future largely depends on the amount of cash dividends paid to it by its subsidiary Colorado Business Bank. Capital distributions, including dividends, by Colorado Business Bank are subject to federal and state regulatory restrictions tied to Colorado Business Bank's earnings and capital. Upon the dissolution, liquidation or winding up of CoBiz, after payment of debts and expenses and payment of the liquidation preference, plus any accrued dividends on any outstanding shares of preferred stock, the holders of common stock will be entitled to receive all remaining assets ratably in proportion to the number of shares held by them. Holders of shares of common stock have no preemptive, subscription, conversion or redemption rights and are not subject to further calls or assessments or rights of redemption by CoBiz. The outstanding shares of common stock are, and the shares of common stock to be issued in the merger will be, duly authorized, validly issued, fully paid and nonassessable.

         If the amendment to CoBiz's articles of incorporation changing the voting requirements to allow most amendments to the articles of incorporation to be approved by vote of a majority of the shares voted at a meeting at which a quorum is present is approved, the rights of holders of CoBiz common stock may then be modified by a vote of less than a majority of shares of CoBiz common stock outstanding through further amendments to the articles of incorporation.

PREFERRED STOCK

         CoBiz's board of directors has the authority, without approval of the shareholders, to issue shares of preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rights, the redemption price, if any, the terms of a sinking fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of CoBiz, conversion rights, if any, and voting powers, if any.

         One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable the board of directors to make more difficult, or to discourage, any attempt to obtain control of CoBiz by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of CoBiz's management. If, in the exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in CoBiz's best interests, such shares could be issued by the board of directors, without shareholder approval, in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, CoBiz's articles of incorporation grant the board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more series of which could be issued entitling holders to, among other things:

         o Vote separately as a class on any proposed merger or consolidation.

         o Cast a proportionately larger vote together with the common stock on any such transaction or for all purposes.

         o Elect directors having terms of office or voting rights greater than those of other directors.

         o Convert preferred stock into a greater number of shares of common stock or other securities.

         o Demand redemption at a specified price under prescribed circumstances related to a change of control.

         o     Exercise other rights designated to impede a takeover.

The issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely effect the rights of holders of the common stock.

         In addition, certain other provisions of CoBiz's articles of incorporation that are described below, either alone, in combination with each other or with the existence of authorized by unissued capital stock, may have the effect of discouraging, or making more difficult, an acquisition of CoBiz deemed undesirable by the board of directors.

CERTAIN CHARTER AND BYLAW PROVISIONS

         CoBiz's articles of incorporation and bylaws provide for a classified board of directors. Two class III directors, Messrs. Ross and Burgamy, are serving for three-year terms expiring at the 2001 annual meeting. Three class I directors, Messrs. Bangert, Lorenz and Kipnis are serving for three-year terms expiring at the 2002 annual meeting. Three class II directors, Messrs. Rothman and Travis and Ms. Berkeley are serving for three-year terms expiring at the 2003 annual meeting.

         Following the merger, Mr. Mosanko will become a class III director, Mr. Kennedy will become class I director of and Mr. Longust will become a class II director, and each of their terms will expire in accordance with their class as described above.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is Corporate Stock Transfer, Inc.

                MATERIAL DIFFERENCES BETWEEN RIGHTS OF HOLDERS OF
                  COBIZ COMMON STOCK AND RIGHTS OF HOLDERS OF
                        FIRST CAPITAL BANK COMMON STOCK


         CoBiz is a Colorado corporation and First Capital Bank is an Arizona corporation. Upon completion of the merger, First Capital Bank shareholders will become CoBiz shareholders. Their shares will be governed by CoBiz's articles of incorporation and bylaws, and their rights as shareholders will become subject to Colorado's corporation statute. Both Colorado and Arizona corporate law are based primarily on the Model Business Corporation Act. However, there are differences between the rights of shareholders under Colorado corporate law and the articles of incorporation of CoBiz and the rights of shareholders under Arizona corporate law and the articles of incorporation of First Capital Bank, the most significant of which are described below.

         Cumulative Voting. Shareholders of Arizona corporations are entitled to cumulate their votes in the election of directors. Cumulative voting is not required under Colorado corporate law or provided for in the articles of incorporation of CoBiz. Cumulative voting in the election of directors entitles each shareholder to cast a number of votes equal to the number of directors being elected multiplied by the number of shares owned by the shareholder. The shareholder may cast all of those votes for a single nominee or may distribute them among two or more nominees. By casting all of the cumulative votes for a single nominee, a shareholder who owns less than a majority of the outstanding stock may be able to elect a representative to the board. Without cumulative voting, each shareholder may cast one vote for each share owned for each nominee for whom the shareholder wishes to vote. As a result, a shareholder who owns less than a majority of the outstanding stock cannot elect a representative to the board.

         Preemptive Rights. First Capital Bank's articles of incorporation grant its shareholders preemptive rights to purchase common stock, warrants or options offered for sale by the corporation. The articles of incorporation of CoBiz do not provide for preemptive rights. Preemptive rights allow shareholders to purchase additional shares offered for sale by a corporation before they are sold to other parties thereby permitting existing shareholders to maintain a proportionate ownership interest in the corporation. Without such rights, the sale of additional shares may dilute existing shareholders' ownership interests and result in a loss of voting power in corporate matters.

         Preferred Stock. CoBiz's articles of incorporation grant its board of directors the authority, without approval of the shareholders, to issue shares of authorized and unissued preferred stock in one or more series and to fix the number of shares and the relative rights, preferences and limitations of each series. Among the specific matters that may be determined by the CoBiz board of directors are the dividend rights, the redemption price, if any, the terms of a sinking fund, if any, the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of CoBiz, conversion rights, if any, and voting powers, if any. The articles of incorporation of First Capital Bank do not grant its board of directors such authority. The issuance of shares of preferred stock by the CoBiz board of directors may adversely effect the rights of holders of CoBiz common stock without the need for any vote or other approval of such holders.

                               DISSENTERS' RIGHTS

         Under Chapter 13 of the Arizona Business Corporation Act, First Capital Bank shareholders have the right to dissent from the merger and obtain payment in cash of the "fair value" of their shares of First Capital Bank common stock. For that purpose, "fair value" means the value of the shares of First Capital Bank common stock immediately before the merger, excluding any appreciation or depreciation in anticipation of the merger, unless exclusion is inequitable. Chapter 13 is attached as Annex B to this joint proxy statement/ prospectus and the following discussion, which is not a complete statement of Chapter 13, is qualified in its entirety by reference to the full text of Chapter 13. Since the right to dissent from the merger depends on strict compliance with Chapter 13, if you wish to exercise that right, you should review the text of Chapter 13 carefully. In addition, if you wish to exercise such right, you should consider consulting your attorney with respect to compliance with these statutory procedures.

         If you wish to assert dissenters' rights, you must (i) deliver to First Capital Bank, before the vote on the merger is taken at the special meeting, written notice of your intention to demand payment for your shares if the merger is effectuated, and (ii) not vote your shares in favor of the merger. The address to which your notice of intention to demand payment should be mailed is:

                  First Capital Bank of Arizona
                  2700 North Central Avenue
                  Phoenix, Arizona 85004
                  ATTN:  David O. Denslow, Secretary

         A VOTE IN FAVOR OF THE MERGER, IN PERSON OR BY PROXY, WILL CONSTITUTE A WAIVER OF YOUR RIGHT TO EXERCISE DISSENTERS' RIGHTS. PROXIES THAT ARE PROPERLY SIGNED AND DATED BUT THAT DO NOT HAVE VOTING INSTRUCTIONS WILL BE VOTED FOR THE MERGER. The mere filing of a proxy directing a vote against the merger, or a purported objection to the merger submitted on a proxy, does not constitute, and will not be treated by First Capital Bank as, written notice of your intention to exercise dissenter's rights within the meaning of Chapter 13.

         CoBiz reserves the right to withdraw from the merger at any time prior to completion if, under the terms of the Merger Agreement, the number of dissenting shares requires payments in an aggregate amount that would prevent CoBiz from accounting for the merger as a pooling-of-interests or would require cash payments of more than 2% of the total merger consideration.

         If the merger is approved by the First Capital Bank shareholders at the special meeting, no later than 10 days after the special meeting, First Capital Bank will give a written dissenters' notice to all shareholders who gave notice of their intent to dissent before the vote and did not vote in favor of the merger. The notice shall:

         o Be accompanied by a form of payment demand that requires the dissenting shareholder to certify whether or not the person acquired beneficial ownership of the shares before the date of the first announcement of the merger to news media or to shareholders, which date will be provided in the notice.

         o State where the payment demand and share certificates must be sent.

         o Set a date by which First Capital Bank must receive the payment demand (at least thirty but not more than sixty days after the date that the notice from First Capital Bank was delivered).

         o Be accompanied by a copy of Article 2 of Chapter 13 of the Arizona Business Corporation Act.

         A First Capital Bank shareholder who is given a dissenters' notice and who wishes to assert dissenters' rights must (i) cause First Capital Bank to receive a payment demand by the date set forth in the dissenters' notice, and
(ii) deposit those certificates in accordance with the dissenters' notice. Any shareholder who does not deliver a payment demand and deposit share certificates by the date set forth in the dissenters' notice is not entitled to payment for that shareholder's shares of First Capital Bank common stock under Chapter 13.

         Upon receipt of a demand for payment from a dissenting shareholder, First Capital Bank will pay each dissenter who has complied with Chapter 13 the amount that First Capital Bank estimates to be the fair value of the dissenters' shares, plus accrued interest. Certain financial statements of First Capital Bank and other information as provided in Chapter 13 must accompany that payment.

         First Capital Bank may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date of the first announcement of the merger to news media or to shareholders.

         If a dissenting shareholder believes that the amount paid or offered by First Capital Bank is less than the fair value of that shareholder's shares of First Capital Bank common stock, that shareholder may, within 30 days after First Capital Bank made or offered payment, give written notice to First Capital Bank of that shareholder's estimate of the fair value of that shareholder's shares of First Capital Bank common stock and the interest due and may demand payment of that estimate (less any payment previously made by First Capital
Bank) or reject the offer and demand payment of the fair value of the shares and interest due. A DISSENTING SHAREHOLDER WAIVES THE RIGHT TO DEMAND PAYMENT OF THAT ESTIMATE UNLESS THAT SHAREHOLDER GIVES FIRST CAPITAL BANK WRITTEN NOTICE OF THAT ESTIMATE WITHIN THAT 30-DAY PERIOD.

         If a dissenting shareholder and First Capital Bank cannot resolve a demand for payment, First Capital Bank will, within 60 days after receiving the payment demand, petition the superior court of Maricopa County to determine the fair value of that shareholder's shares and accrued interest. If First Capital Bank does not commence that proceeding within that 60-day period, it must pay that shareholder the amount demanded.

         If the appraising court finds that the fair market value of a dissenter's shares does not materially exceed the amount offered by First Capital Bank, it must order the dissenting shareholder to pay First Capital Bank's costs in the proceeding and may assess against the dissenting shareholder the fees and expenses of the attorneys and experts of First Capital Bank.

                                     EXPERTS

         The consolidated financial statements of Colorado Business Bankshares, Inc. as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 included or incorporated by reference in this document have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is included and incorporated by reference in this document. Those statements have been included and incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of First Capital Bank as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been included herein and in the registration statement in reliance upon the report of S.R. Snodgrass, A.C., independent auditors, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of CoBiz common stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for CoBiz by Sherman & Howard L.L.C., Denver, Colorado. The material federal income tax consequences of the merger to First Capital Bank shareholders will be passed upon for First Capital Bank by Jennings, Strouss & Salmon, P.L.C., Phoenix, Arizona.

                      INDEX TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                      AND HISTORICAL FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Financial Statements

         Headnote to Unaudited Pro Forma Condensed Combined Financial Statements of
           Colorado Business Bankshares....................................................... F-3
         Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000........ F-4
         Unaudited Pro Forma Condensed Combined Statement of Income for the
           Nine Months Ended September 30, 2000............................................... F-5
         Unaudited Pro Forma Condensed Combined Statement of Income for the
           Year Ended December 31, 1999....................................................... F-6
         Unaudited Pro Forma Condensed Combined Statement of Income for the
           Year Ended December 31, 1998....................................................... F-7
         Unaudited Pro Forma Condensed Combined Statement of Income for the
           Year Ended December 31, 1997....................................................... F-8

Historical Financial Statements of Colorado Business Bankshares, Inc.

         Independent Auditors' Report......................................................... F-9
         Consolidated Statements of Condition as of September 30, 2000 (unaudited)
           and December 31, 1999 and 1998..................................................... F-10
         Consolidated Statements of Income and Comprehensive Income for the Nine
           Months Ended September 30, 2000 and 1999 (unaudited)
           and the Years Ended December 31, 1999, 1998 and 1997............................... F-12
         Consolidated Statements of Shareholders' Equity for the Nine Months
           Ended September 30, 2000 (unaudited) and the Years Ended December 31,
           1999, 1998 and 1997................................................................ F-14
         Consolidated Statements of Cash Flows for the Nine Months Ended
           September 30, 2000 and 1999 (unaudited) and the Years Ended December
           31, 1999, 1998 and 1997............................................................ F-16
         Notes to Consolidated Financial Statements for the Nine Months Ended
            September 30, 2000 and 1999 (unaudited) and the Years Ended
            December 31, 1999, 1998 and 1997.................................................. F-18

Historical Financial Statements of First Capital Bank of Arizona

         Report of Independent Auditors....................................................... F-41
         Balance Sheet as of December 31, 1999 and 1998....................................... F-42
         Statement of Income for the Years Ended December 31, 1999, 1998 and 1997............. F-43
         Statement of Changes in Stockholders' Equity for the Years Ended
           December 31, 1999, 1998 and 1997................................................... F-44
         Statement of Cash Flows for the Years Ended December 31, 1999,
           1998 and 1997...................................................................... F-45
         Notes to Financial Statements........................................................ F-46
         Balance Sheet as of September 30, 2000 (unaudited)................................... F-60

         Statement of Income for the Nine Months Ended September 30,
           2000 and 1999 (unaudited).......................................................... F-61
         Statement of Cash Flows for the Nine Months Ended September 30,
           2000 and 1999 (unaudited).......................................................... F-62
         Notes to Interim Financial Statements................................................ F-63

HEADNOTE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF COLORADO BUSINESS BANKSHARES

The unaudited pro forma condensed combined balance sheet as of September 30, 2000, combines the historical consolidated balance sheets of Colorado Business Bankshares, Inc. and First Capital Bank of Arizona as if the merger had been effective September 30, 2000. The unaudited pro forma condensed statements of income for the nine months ended September 30, 2000 and the years ended December 31, 1999, 1998, and 1997 present the combined results of operations of Colorado Business Bankshares, Inc. and First Capital Bank of Arizona as if the companies had been combined for the entire period. The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements of Colorado Business Bankshares, Inc. and First Capital Bank of Arizona.

The unaudited pro forma condensed combined financial information reflects the application of the pooling-of-interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses are combined and reflected at their historical amounts.

The pro forma combined figures shown in the unaudited pro forma condensed combined financial information are simply arithmetical combinations of Colorado Business Bankshares, Inc.'s and First Capital Bank of Arizona's separate financial results. You should not assume that Colorado Business Bankshares, Inc. and First Capital Bank of Arizona would have achieved the pro forma combined results if they had actually been combined during the periods presented.

The combined company expects to incur merger and other non-recurring expenses as a result of the combination and to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Colorado Business Bankshares, Inc. and First Capital Bank of Arizona, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings.

Colorado Business Bankshares, Inc. and First Capital Bank of Arizona's combined earnings per share and outstanding shares are calculated as the historical Colorado Business Bankshares, Inc. weighted average shares plus the historical First Capital Bank of Arizona weighted average shares adjusted for the assumed conversion ratio of 2.422.

COLORADO BUSINESS BANKSHARES, INC. AND FIRST CAPITAL BANK OF ARIZONA
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                                                           HISTORICAL
                                                             COLORADO BUSINESS   FIRST CAPITAL      PRO FORMA        PRO FORMA
                                                             BANKSHARES, INC.   BANK OF ARIZONA    ADJUSTMENTS       COMBINED

ASSETS
Cash and due from banks                                         $  29,614,000    $   2,998,000    $          --    $  32,612,000
Federal funds sold                                                  2,000,000        3,703,000               --        5,703,000
                                                                -------------    -------------    -------------    -------------
           Total cash and cash equivalents                         31,614,000        6,701,000               --       38,315,000
                                                                -------------    -------------    -------------    -------------
Investment securities available for sale                          144,003,000       22,162,000               --      166,165,000
Investment securities held to maturity                              5,078,000               --               --        5,078,000
Other investments                                                   3,475,000          621,000               --        4,096,000
                                                                -------------    -------------    -------------    -------------
           Total investments                                      152,556,000       22,783,000               --      175,339,000
                                                                -------------    -------------    -------------    -------------
Loans and leases, net                                             408,043,000       72,292,000               --      480,335,000
Excess of cost over fair value of net assets acquired, net          3,914,000               --               --        3,914,000
Investment in operating leases                                      2,660,000               --               --        2,660,000
Premises and equipment, net                                         3,680,000          933,000               --        4,613,000
Accrued interest receivable                                         3,049,000        1,015,000               --        4,064,000
Deferred income taxes                                               2,361,000          297,000               --        2,658,000
Other                                                               2,414,000           80,000               --        2,494,000
                                                                -------------    -------------    -------------    -------------

TOTAL ASSETS                                                    $ 610,291,000    $ 104,101,000    $          --    $ 714,392,000
                                                                =============    =============    =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
  Noninterest bearing deposits                                  $ 119,322,000    $  13,002,000    $          --    $ 132,324,000
  Interest bearing deposits                                       307,682,000       77,133,000               --      384,815,000
                                                                -------------    -------------    -------------    -------------
Total deposits                                                    427,004,000       90,135,000               --      517,139,000
Federal funds purchased                                            11,320,000               --               --       11,320,000
Securities sold under agreements to repurchase                     68,306,000               --               --       68,306,000
Advances from Federal Home Loan Bank                               35,910,000        2,730,000               --       38,640,000
Accrued interest and other liabilities                              3,122,000          193,000               --        3,315,000
Company obligated mandatorily redeemable preferred securities              --
  of subsidiary trust holding solely subordinated debentures       20,000,000               --               --       20,000,000
                                                                -------------    -------------    -------------    -------------
           Total liabilities                                      565,662,000       93,058,000               --      658,720,000

Shareholders' Equity:
    Common stock                                                       67,000        3,648,000       (3,630,000)          85,000
    Additional paid-in capital                                     30,074,000        6,672,000        3,630,000       40,376,000
    Retained earnings                                              15,064,000          956,000               --       16,020,000
    Accumulated other comprehensive loss, net of income tax          (576,000)        (233,000)              --         (809,000)
                                                                -------------    -------------    -------------    -------------
           Total shareholders' equity                              44,629,000       11,043,000               --       55,672,000
                                                                -------------    -------------    -------------    -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 610,291,000    $ 104,101,000    $          --    $ 714,392,000
                                                                =============    =============    =============    =============

COLORADO BUSINESS BANKSHARES, INC. AND FIRST CAPITAL BANK OF ARIZONA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                                                         HISTORICAL
                                                             COLORADO BUSINESS     FIRST CAPITAL        PRO FORMA
                                                              BANKSHARES, INC.    BANK OF ARIZONA       COMBINED

INTEREST INCOME:
Interest and fees on loans and leases                          $   27,196,000     $    5,134,000     $   32,330,000
Interest and dividends of investment securities                     6,063,000            867,000          6,930,000
                                                               --------------     --------------     --------------
           Total interest income                                   33,259,000          6,001,000         39,260,000

INTEREST EXPENSE:
Interest on deposits                                               11,114,000          2,784,000         13,898,000
Interest on short-term borrowings                                   2,640,000             59,000          2,699,000
Interest on mandatorily redeemable preferred securities of
  subsidiary trust                                                    544,000                 --            544,000
                                                               --------------     --------------     --------------
           Total interest expense                                  14,298,000          2,843,000         17,141,000

NET INTEREST INCOME BEFORE PROVISION FOR
  LOAN AND LEASE LOSSES                                            18,961,000          3,158,000         22,119,000

PROVISION FOR LOAN AND LEASE LOSSES                                 1,262,000            109,000          1,371,000
                                                               --------------     --------------     --------------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN AND LEASE LOSSES                                            17,699,000          3,049,000         20,748,000
                                                               --------------     --------------     --------------

OTHER INCOME:
  Service charges                                                     857,000            121,000            978,000
  Operating lease income                                            1,521,000                 --          1,521,000
  Other income                                                      1,140,000            117,000          1,257,000
                                                               --------------     --------------     --------------
           Total other income                                       3,518,000            238,000          3,756,000
                                                               --------------     --------------     --------------

OTHER EXPENSE:
  Salaries and employee benefits                                    6,878,000            951,000          7,829,000
  Occupancy expenses, premises and equipment                        2,492,000            263,000          2,755,000
  Depreciation on leases                                            1,246,000                 --          1,246,000
  Amortization of intangibles                                         332,000                 --            332,000
  Other                                                             2,099,000            449,000          2,548,000
                                                               --------------     --------------     --------------
           Total other expense                                     13,047,000          1,663,000         14,710,000
                                                               --------------     --------------     --------------

INCOME BEFORE INCOME TAXES                                          8,170,000          1,624,000          9,794,000

PROVISION FOR INCOME TAXES                                          3,257,000            623,000          3,880,000
                                                               --------------     --------------     --------------

INCOME FROM CONTINUING OPERATIONS                              $    4,913,000     $    1,001,000     $    5,914,000
                                                               ==============     ==============     ==============

EARNINGS PER SHARE:
  Basic                                                        $         0.73     $         1.37     $         0.70
                                                               ==============     ==============     ==============

  Diluted                                                      $         0.71     $         1.30     $         0.67
                                                               ==============     ==============     ==============

CASH DIVIDENDS PER SHARE                                       $         0.16     $           --     $         0.13
                                                               ==============     ==============     ==============

COLORADO BUSINESS BANKSHARES, INC. AND FIRST CAPITAL BANK OF ARIZONA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                   HISTORICAL
                                                     COLORADO BUSINESS    FIRST CAPITAL         PRO FORMA
                                                      BANKSHARES, INC.   BANK OF ARIZONA        COMBINED

INTEREST INCOME:
  Interest and fees on loans and leases               $   25,934,000     $    5,246,000      $   31,180,000
  Interest and dividends of investment securities          6,475,000          1,054,000           7,529,000
                                                      --------------     --------------      --------------
           Total interest income                          32,409,000          6,300,000          38,709,000

INTEREST EXPENSE:
  Interest on deposits                                     8,846,000          2,793,000          11,639,000
  Interest on short-term borrowings                        3,033,000              2,000           3,035,000
                                                      --------------     --------------      --------------
           Total interest expense                         11,879,000          2,795,000          14,674,000

NET INTEREST INCOME BEFORE PROVISION FOR
  LOAN AND LEASE LOSSES                                   20,530,000          3,505,000          24,035,000

PROVISION FOR LOAN AND LEASE LOSSES                        1,473,000            179,000           1,652,000
                                                      --------------     --------------      --------------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN AND LEASE LOSSES                                   19,057,000          3,326,000          22,383,000
                                                      --------------     --------------      --------------

OTHER INCOME:
  Service charges                                          1,152,000            122,000           1,274,000
  Operating lease income                                   2,348,000                 --           2,348,000
  Other income                                             1,062,000            242,000           1,304,000
  Gain on sale of securities                                  48,000            (12,000)             36,000
                                                      --------------     --------------      --------------
           Total other income                              4,610,000            352,000           4,962,000
                                                      --------------     --------------      --------------

OTHER EXPENSE:
  Salaries and employee benefits                           8,124,000          1,486,000           9,610,000
  Occupancy expenses, premises and equipment               2,831,000            367,000           3,198,000
  Depreciation on leases                                   2,015,000                 --           2,015,000
  Amortization of intangibles                                442,000                 --             442,000
  Other                                                    2,334,000            555,000           2,889,000
                                                      --------------     --------------      --------------
           Total other expense                            15,746,000          2,408,000          18,154,000
                                                      --------------     --------------      --------------

INCOME BEFORE INCOME TAXES                                 7,921,000          1,270,000           9,191,000

PROVISION FOR INCOME TAXES                                 3,002,000            459,000           3,461,000
                                                      --------------     --------------      --------------

INCOME FROM CONTINUING OPERATIONS                     $    4,919,000     $      811,000      $    5,730,000
                                                      ==============     ==============      ==============

EARNINGS PER SHARE:
  Basic                                               $         0.74     $         1.17      $         0.68
                                                      ==============     ==============      ==============

  Diluted                                             $         0.72     $         1.12      $         0.66
                                                      ==============     ==============      ==============

CASH DIVIDENDS PER SHARE                              $         0.10     $           --      $         0.08
                                                      ==============     ==============      ==============

COLORADO BUSINESS BANKSHARES, INC. AND FIRST CAPITAL BANK OF ARIZONA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                  HISTORICAL
                                                      COLORADO BUSINESS    FIRST CAPITAL          PRO FORMA
                                                       BANKSHARES, INC.   BANK OF ARIZONA          COMBINED

INTEREST INCOME:
  Interest and fees on loans and leases               $    19,640,000     $     3,508,000      $    23,148,000
  Interest and dividends of investment securities           4,259,000             858,000            5,117,000
                                                      ---------------     ---------------      ---------------
           Total interest income                           23,899,000           4,366,000           28,265,000

INTEREST EXPENSE:
  Interest on deposits                                      6,812,000           1,854,000            8,666,000
  Interest on short-term borrowings                         1,765,000                  --            1,765,000
                                                      ---------------     ---------------      ---------------
           Total interest expense                           8,577,000           1,854,000           10,431,000

NET INTEREST INCOME BEFORE PROVISION FOR
  LOAN AND LEASE LOSSES                                    15,322,000           2,512,000           17,834,000

PROVISION FOR LOAN AND LEASE LOSSES                         1,188,000             156,000            1,344,000
                                                      ---------------     ---------------      ---------------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN AND LEASE LOSSES                                    14,134,000           2,356,000           16,490,000
                                                      ---------------     ---------------      ---------------

OTHER INCOME:
  Service charges                                             945,000              71,000            1,016,000
  Operating lease income                                    2,370,000                  --            2,370,000
  Other income                                                769,000             131,000              900,000
  Gain on sale of securities                                  162,000                  --              162,000
                                                      ---------------     ---------------      ---------------
           Total other income                               4,246,000             202,000            4,448,000
                                                      ---------------     ---------------      ---------------

OTHER EXPENSE:
  Salaries and employee benefits                            6,836,000           1,303,000            8,139,000
  Occupancy expenses, premises and equipment                1,868,000             317,000            2,185,000
  Depreciation on leases                                    1,889,000                  --            1,889,000
  Amortization of intangibles                                 442,000                  --              442,000
  Other                                                     2,098,000             462,000            2,560,000
                                                      ---------------     ---------------      ---------------
           Total other expense                             13,133,000           2,082,000           15,215,000
                                                      ---------------     ---------------      ---------------

INCOME BEFORE INCOME TAXES                                  5,247,000             476,000            5,723,000

PROVISION FOR INCOME TAXES                                  2,031,000              52,000            2,083,000
                                                      ---------------     ---------------      ---------------


INCOME FROM CONTINUING OPERATIONS                     $     3,216,000     $       424,000      $     3,640,000
                                                      ===============     ===============      ===============

EARNINGS PER SHARE:
  Basic                                               $          0.53     $          0.55      $          0.46
                                                      ===============     ===============      ===============

  Diluted                                             $          0.51     $          0.54      $          0.45
                                                      ===============     ===============      ===============

CASH DIVIDENDS PER SHARE                              $            --     $            --      $            --
                                                      ===============     ===============      ===============

COLORADO BUSINESS BANKSHARES, INC. AND FIRST CAPITAL BANK OF ARIZONA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                   HISTORICAL
                                                      COLORADO BUSINESS    FIRST CAPITAL         PRO FORMA
                                                       BANKSHARES, INC.   BANK OF ARIZONA         COMBINED

INTEREST INCOME:
  Interest and fees on loans and leases               $    14,171,000     $     1,721,000     $    15,892,000
  Interest and dividends of investment securities           3,976,000             461,000           4,437,000
                                                      ---------------     ---------------     ---------------
           Total interest income                           18,147,000           2,182,000          20,329,000

INTEREST EXPENSE:
  Interest on deposits                                      5,253,000             818,000           6,071,000
  Interest on short-term borrowings                         1,763,000                  --           1,763,000
                                                      ---------------     ---------------     ---------------
           Total interest expense                           7,016,000             818,000           7,834,000

NET INTEREST INCOME BEFORE PROVISION FOR
  LOAN AND LEASE LOSSES                                    11,131,000           1,364,000          12,495,000

PROVISION FOR LOAN AND LEASE LOSSES                           949,000             201,000           1,150,000
                                                      ---------------     ---------------     ---------------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN AND LEASE LOSSES                                    10,182,000           1,163,000          11,345,000
                                                      ---------------     ---------------     ---------------

OTHER INCOME:
  Service charges                                             830,000              52,000             882,000
  Operating lease income                                    1,334,000                  --           1,334,000
  Other income                                              1,057,000              80,000           1,137,000
  Gain on sale of securities                                   82,000                  --              82,000
                                                      ---------------     ---------------     ---------------
           Total other income                               3,303,000             132,000           3,435,000
                                                      ---------------     ---------------     ---------------

OTHER EXPENSE:
  Salaries and employee benefits                            5,339,000             798,000           6,137,000
  Occupancy expenses, premises and equipment                1,202,000             172,000           1,374,000
  Depreciation on leases                                    1,168,000                  --           1,168,000
  Amortization of intangibles                                 501,000                  --             501,000
  Other                                                     2,177,000             317,000           2,494,000
                                                      ---------------     ---------------     ---------------
           Total other expense                             10,387,000           1,287,000          11,674,000
                                                      ---------------     ---------------     ---------------

INCOME BEFORE INCOME TAXES                                  3,098,000               8,000           3,106,000

PROVISION FOR INCOME TAXES                                  1,245,000                  --           1,245,000
                                                      ---------------     ---------------     ---------------

INCOME FROM CONTINUING OPERATIONS                     $     1,853,000     $         8,000     $     1,861,000
                                                      ===============     ===============     ===============

EARNINGS PER SHARE:
  Basic                                               $          0.37     $          0.02     $          0.29
                                                      ===============     ===============     ===============

  Diluted                                             $          0.36     $          0.02     $          0.29
                                                      ===============     ===============     ===============

CASH DIVIDENDS PER SHARE                              $            --     $            --     $            --
                                                      ===============     ===============     ===============

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Colorado Business Bankshares, Inc.
Denver, Colorado

We have audited the accompanying consolidated statements of condition of Colorado Business Bankshares, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the three years ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.





DELOITTE & TOUCHE LLP

February 25, 2000
Denver, Colorado

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CONDITION
SEPTEMBER 30, 2000 (UNAUDITED) DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

ASSETS                                                         SEPTEMBER 30,           DECEMBER
                                                                   2000           1999          1998
                                                               (UNAUDITED)
Cash and due from banks                                        $ 29,614,000   $ 18,687,000   $ 20,058,000
Federal funds sold                                                2,000,000             --             --
                                                               ------------   ------------   ------------
Total cash and cash equivalents                                  31,614,000     18,687,000     20,058,000
                                                               ------------   ------------   ------------

Investment securities available for sale (cost of
  $144,934,000 (unaudited), $102,949,000 and
  $95,994,000, respectively)                                    144,003,000    101,456,000     96,463,000

Investment securities held to maturity (fair value
  of $5,104,000 (unaudited), $5,648,000 and
  $9,481,000, respectively)                                       5,078,000      5,620,000      9,370,000

Other investments                                                 3,475,000      2,845,000      2,104,000
                                                               ------------   ------------   ------------

       Total investments                                        152,556,000    109,921,000    107,937,000
                                                               ------------   ------------   ------------

Loans and leases, net                                           408,043,000    346,094,000    223,279,000

Excess of cost over fair value of net assets
  acquired, net                                                   3,914,000      4,243,000      4,682,000

Investment in operating leases                                    2,660,000      4,047,000      4,180,000

Premises and equipment, net                                       3,680,000      3,606,000      2,884,000

Accrued interest receivable                                       3,049,000      2,167,000      1,597,000

Deferred income taxes                                             2,361,000      2,192,000        934,000

Other                                                             2,414,000      1,052,000        999,000
                                                               ------------   ------------   ------------


TOTAL ASSETS                                                   $610,291,000   $492,009,000   $366,550,000
                                                               ============   ============   ============

See notes to consolidated financial statements.

--------------------------------------------------------------------------------

LIABILITIES AND                                                      SEPTEMBER 30,             DECEMBER
  SHAREHOLDERS' EQUITY                                                  2000             1999             1998
                                                                     (UNAUDITED)
LIABILITIES:
  Deposits:
    Demand                                                          $ 119,322,000    $ 106,492,000    $  95,169,000
    NOW and money market                                              164,003,000      148,685,000      101,455,000
    Savings                                                             5,663,000        5,896,000        6,931,000
    Certificates of deposit                                           138,016,000      122,256,000       69,473,000
                                                                    -------------    -------------    -------------
      Total deposits                                                  427,004,000      383,329,000      273,028,000
  Federal funds purchased                                              11,320,000        1,300,000        3,500,000
  Securities sold under agreements to repurchase                       68,306,000       33,053,000       24,956,000
  Advances from the Federal Home Loan Bank                             35,910,000       30,980,000       26,120,000
  Accrued interest and other liabilities                                3,122,000        2,996,000        1,774,000
  Company obligated mandatorily redeemable
    preferred securities of subsidiary trust holding
    solely subordinated debentures                                     20,000,000               --               --
                                                                    -------------    -------------    -------------
      Total liabilities                                               565,662,000      451,658,000      329,378,000

MINORITY INTEREST

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Cumulative preferred, $.01 par value; 2,000,000
     shares authorized; None outstanding
  Common, $.01 par value; 25,000,000 shares
    authorized; 6,706,347 (unaudited), 6,674,659
    and 6,673,468 issued and outstanding, respectively                     67,000           67,000           67,000
  Additional paid-in capital                                           30,074,000       29,994,000       29,839,000
  Retained earnings                                                    15,064,000       11,224,000        6,972,000
  Accumulated other comprehensive (loss)
    income, net of income tax of ($355,000)
    (unaudited), ($559,000) and $172,000,
    respectively                                                         (576,000)        (934,000)         294,000
                                                                    -------------    -------------    -------------

      Total shareholders' equity                                       44,629,000       40,351,000       37,172,000
                                                                    -------------    -------------    -------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                              $ 610,291,000    $ 492,009,000    $ 366,550,000
                                                                    =============    =============    =============

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                              NINE MONTHS ENDED                    YEARS ENDED
                                                SEPTEMBER 30,                      DECEMBER 31,
                                             2000          1999         1999           1998          1997
                                                 (UNAUDITED)
INTEREST INCOME:
  Interest and fees on loans and leases   $27,196,000   $18,264,000   $25,934,000   $19,640,000   $14,171,000
  Interest on investments                   6,063,000     4,777,000     6,475,000     4,259,000     3,976,000
                                          -----------   -----------   -----------   -----------   -----------

    Total interest income                  33,259,000    23,041,000    32,409,000    23,899,000    18,147,000

INTEREST EXPENSE:
  Interest on deposits                     11,114,000     6,036,000     8,846,000     6,812,000     5,253,000
  Interest on short-term borrowings         2,640,000     2,131,000     3,008,000     1,464,000     1,031,000
  Interest on note payable                         --            --        25,000       301,000       732,000
  Interest on mandatorily redeemable
    preferred securities of subsidiary
    trust                                     544,000            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------
    Total interest expense                 14,298,000     8,167,000    11,879,000     8,577,000     7,016,000

NET INTEREST INCOME BEFORE
  PROVISION FOR LOAN AND LEASE
  LOSSES                                   18,961,000    14,874,000    20,530,000    15,322,000    11,131,000

PROVISION FOR LOAN AND
  LEASE LOSSES                              1,262,000     1,006,000     1,473,000     1,188,000       949,000
                                          -----------   -----------   -----------   -----------   -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN AND LEASE
  LOSSES                                   17,699,000    13,868,000    19,057,000    14,134,000    10,182,000
                                          -----------   -----------   -----------   -----------   -----------

OTHER INCOME:
  Service charges                             857,000       847,000     1,152,000       945,000       830,000
  Operating lease income                    1,521,000     1,742,000     2,348,000     2,370,000     1,334,000
  Other income                              1,140,000       764,000     1,110,000       931,000     1,139,000
                                          -----------   -----------   -----------   -----------   -----------

    Total other income                      3,518,000     3,353,000     4,610,000     4,246,000     3,303,000
                                          -----------   -----------   -----------   -----------   -----------

OTHER EXPENSE:
  Salaries and employee benefits            6,878,000     6,142,000     8,124,000     6,836,000     5,339,000
  Occupancy expenses, premises and
    equipment                               2,492,000     2,001,000     2,831,000     1,868,000     1,202,000
  Depreciation on leases                    1,246,000     1,487,000     2,015,000     1,889,000     1,168,000
  Amortization of intangibles                 332,000       331,000       442,000       442,000       501,000
  Other                                     2,099,000     1,721,000     2,334,000     2,098,000     2,177,000
                                          -----------   -----------   -----------   -----------   -----------

    Total other expense                    13,047,000    11,682,000    15,746,000    13,133,000    10,387,000
                                          -----------   -----------   -----------   -----------   -----------


                                                                     (Continued)

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                        NINE MONTHS ENDED                      YEARS ENDED
                                           SEPTEMBER 30,                       DECEMBER 31,
                                       2000          1999           1999           1998          1997
                                          (UNAUDITED)
INCOME BEFORE INCOME TAXES          $ 8,170,000   $ 5,539,000    $ 7,921,000    $ 5,247,000   $ 3,098,000

PROVISION FOR INCOME TAXES            3,257,000     2,117,000      3,002,000      2,031,000     1,245,000
                                    -----------   -----------    -----------    -----------   -----------

NET INCOME                            4,913,000     3,422,000      4,919,000      3,216,000     1,853,000
                                    -----------   -----------    -----------    -----------   -----------

UNREALIZED APPRECIATION
  (DEPRECIATION) ON AVAILABLE
  FOR SALE SECURITIES, net of tax       358,000    (1,086,000)    (1,228,000)       184,000        20,000
                                    -----------   -----------    -----------    -----------   -----------

COMPREHENSIVE INCOME                $ 5,271,000   $ 2,336,000    $ 3,691,000    $ 3,400,000   $ 1,873,000
                                    ===========   ===========    ===========    ===========   ===========

EARNINGS PER SHARE:
  Basic                             $      0.73   $      0.51    $      0.74    $      0.53   $      0.37
                                    ===========   ===========    ===========    ===========   ===========

  Diluted                           $      0.71   $      0.50    $      0.72    $      0.51   $      0.36
                                    ===========   ===========    ===========    ===========   ===========

CASH DIVIDENDS PER SHARE            $      0.16   $      0.05    $      0.10             --            --
                                    ===========   ===========    ===========    ===========   ===========


See notes to consolidated financial statements.                     (Concluded)

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


                                                     COMMON STOCK            ADDITIONAL           PREFERRED STOCK
                                                  SHARES                      PAID-IN          SHARES
                                                  ISSUED         AMOUNT       CAPITAL          ISSUED        AMOUNT
BALANCE, JANUARY 1, 1997                         3,771,885   $     38,000   $  7,965,000             --    $         --

ISSUANCE OF COMMON STOCK                         1,102,725         11,000      3,967,000             --              --

ISSUANCE OF PREFERRED STOCK                             --             --             --          1,500       1,500,000

OPTIONS EXERCISED                                      358             --          1,000             --              --

DIVIDENDS PAID-PREFERRED ($77.33 per share)             --             --             --             --              --

NET CHANGE IN UNREALIZED APPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of $12,000                               --             --             --             --              --

NET INCOME                                              --             --             --             --              --
                                              ------------   ------------   ------------   ------------    ------------

BALANCE, DECEMBER 31, 1997                       4,874,968         49,000     11,933,000          1,500       1,500,000

ISSUANCE OF COMMON STOCK                         1,610,000         16,000     17,508,000             --              --

REDEMPTION OF PREFERRED STOCK                           --             --             --         (1,500)     (1,500,000)

OPTIONS EXERCISED                                  188,500          2,000        398,000             --              --

DIVIDENDS PAID-PREFERRED ($51.29 per share)             --             --             --             --              --

NET CHANGE IN UNREALIZED APPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of $110,000                              --             --             --             --              --

NET INCOME                                              --             --             --             --              --
                                              ------------   ------------   ------------   ------------    ------------

BALANCE, DECEMBER 31, 1998                       6,673,468         67,000     29,839,000             --              --

                                                               ACCUMULATED
                                                                 OTHER
                                                 RETAINED     COMPREHENSIVE
                                                 EARNINGS        INCOME          TOTAL
BALANCE, JANUARY 1, 1997                      $  2,096,000    $     90,000   $ 10,189,000

ISSUANCE OF COMMON STOCK                                --              --      3,978,000

ISSUANCE OF PREFERRED STOCK                             --              --      1,500,000

OPTIONS EXERCISED                                       --              --          1,000

DIVIDENDS PAID-PREFERRED ($77.33 per share)       (116,000)             --       (116,000)

NET CHANGE IN UNREALIZED APPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of $12,000                               --          20,000         20,000

NET INCOME                                       1,853,000              --      1,853,000
                                              ------------    ------------   ------------

BALANCE, DECEMBER 31, 1997                       3,833,000         110,000     17,425,000

ISSUANCE OF COMMON STOCK                                --              --     17,524,000

REDEMPTION OF PREFERRED STOCK                           --              --     (1,500,000)

OPTIONS EXERCISED                                       --              --        400,000

DIVIDENDS PAID-PREFERRED ($51.29 per share)        (77,000)             --        (77,000)

NET CHANGE IN UNREALIZED APPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of $110,000                              --         184,000        184,000

NET INCOME                                       3,216,000              --      3,216,000
                                              ------------    ------------   ------------

BALANCE, DECEMBER 31, 1998                       6,972,000         294,000     37,172,000


                                                                     (Continued)

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


                                                  COMMON STOCK              ADDITIONAL         PREFERRED STOCK
                                                SHARES                       PAID-IN       SHARES                   RETAINED
                                                ISSUED          AMOUNT       CAPITAL       ISSUED        AMOUNT     EARNINGS
TAX EFFECT ON EXERCISE OF NON-
    QUALIFIED STOCK OPTIONS                            --   $         --   $    146,000       --          $ --   $         --

OPTIONS EXERCISED                                   1,191             --          9,000       --            --             --

DIVIDENDS PAID - COMMON
  ($ .10) PER SHARE                                    --             --             --       --            --       (667,000)

NET CHANGE IN UNREALIZED DEPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of ($731,000)                           --             --             --       --            --             --

NET INCOME                                             --             --             --       --            --      4,919,000
                                             ------------   ------------   ------------      ---          ----   ------------

BALANCE, DECEMBER 31, 1999                      6,674,659         67,000     29,994,000       --            --     11,224,000

OPTIONS EXERCISED (UNAUDITED)                      31,688             --         80,000       --            --             --

DIVIDENDS PAID-COMMON ($.16 per share)
  (unaudited)                                          --             --             --       --            --     (1,073,000)

NET CHANGE IN UNREALIZED APPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of $(213,000) (unaudited)               --             --             --       --            --             --

NET INCOME (unaudited)                                 --             --             --       --            --      4,913,000
                                             ------------   ------------   ------------      ---          ----   ------------

BALANCE, SEPTEMBER 30, 2000 (unaudited)         6,706,347   $     67,000   $ 30,074,000       --          $ --   $ 15,064,000
                                             ============   ============   ============      ===          ====   ============


                                             ACCUMULATED
                                               OTHER
                                            COMPREHENSIVE
                                               INCOME           TOTAL
TAX EFFECT ON EXERCISE OF NON-
    QUALIFIED STOCK OPTIONS                  $         --    $    146,000

OPTIONS EXERCISED                                      --           9,000

DIVIDENDS PAID - COMMON
  ($.10) PER SHARE                                     --        (667,000)

NET CHANGE IN UNREALIZED DEPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of ($731,000)                   (1,228,000)     (1,228,000)

NET INCOME                                             --       4,919,000
                                             ------------    ------------

BALANCE, DECEMBER 31, 1999                       (934,000)     40,351,000

OPTIONS EXERCISED (UNAUDITED)                          --          80,000

DIVIDENDS PAID-COMMON ($.16 per share)
  (unaudited)                                          --      (1,073,000)

NET CHANGE IN UNREALIZED APPRECIATION
  ON AVAILABLE FOR SALE SECURITIES, net of
  income taxes of $(213,000) (unaudited)          358,000         358,000

NET INCOME (unaudited)                                 --       4,913,000
                                             ------------    ------------

BALANCE, SEPTEMBER 30, 2000 (unaudited)      $   (576,000)   $ 44,629,000
                                             ============    ============


                                                                     (Concluded)

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                       NINE MONTHS ENDED                             YEARS ENDED
                                                          SEPTEMBER 30,                              DECEMBER 31,
                                                       2000            1999             1999             1998              1997
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income                                     $   4,913,000    $   3,422,000    $   4,919,000    $   3,216,000    $   1,853,000
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Net amortization (accretion) on securities          68,000          170,000          195,000          248,000         (988,000)
    Depreciation and amortization                    2,440,000        2,531,000        3,447,000        2,964,000        2,141,000
    Provision for loan and lease losses              1,262,000        1,006,000        1,473,000        1,188,000          949,000
    Deferred income taxes                             (374,000)        (152,000)        (527,000)        (264,000)        (341,000)
    Gain on sale of securities                              --          (44,000)         (44,000)        (162,000)              --
    (Gain) loss on sale of premises and
      equipment                                        (32,000)          (1,000)          (4,000)          30,000               --
  Changes in:
    Accrued interest receivable                       (882,000)        (436,000)        (570,000)        (266,000)        (217,000)
    Other assets                                      (431,000)        (188,000)         (53,000)         620,000       (1,962,000)
    Accrued interest and other liabilities             126,000          219,000        1,368,000          (18,000)         694,000
                                                 -------------    -------------    -------------    -------------    -------------
        Net cash provided by operating
          activities                                 7,090,000        6,527,000       10,204,000        7,556,000        2,129,000

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Net change in other investments                     (630,000)        (645,000)        (741,000)         119,000               --
  Purchase of available for sale securities        (60,211,000)     (35,438,000)     (48,851,000)     (86,941,000)     (25,809,000)
  Purchase of held to maturity securities                   --               --               --               --       (2,024,000)
  Maturities of held to maturity securities            535,000        2,996,000        3,740,000        5,503,000       13,966,000
  Proceeds from maturities and sale of
  available for sale securities                     18,161,000       35,785,000       41,759,000       32,374,000       13,662,000
  Loan and lease originations and
     repayments, net                               (63,212,000)     (82,920,000)    (126,409,000)     (63,431,000)     (55,513,000)
Proceeds from sale of real estate acquired
  through foreclosure                                       --               --               --               --          109,000
  Purchase of premises and equipment                  (967,000)      (1,593,000)      (1,724,000)      (2,579,000)        (370,000)
  Proceeds from sale of premises and
    equipment                                          207,000          114,000          251,000          573,000          106,000
                                                 -------------    -------------    -------------    -------------    -------------
        Net cash used in investing activities     (106,117,000)     (81,701,000)    (131,975,000)    (114,382,000)     (55,873,000)


                                                                     (Continued)

COLORADO BUSINESS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                NINE MONTHS ENDED                            YEARS ENDED
                                                  SEPTEMBER 30,                              DECEMBER 31,
                                              2000             1999             1999             1998             1997
                                                 (UNAUDITED)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net increase in demand, NOW,
    money market, and savings
    accounts                              $  27,915,000    $  34,518,000    $  57,518,000    $  53,351,000    $  32,348,000
  Net increase (decrease) in
    certificates of deposit                  15,760,000       25,387,000       52,783,000       (1,381,000)      33,400,000
  Net increase (decrease)  in
    federal funds purchased                  10,020,000        5,300,000       (2,200,000)       3,500,000       (6,226,000)
  Net increase in securities sold
     under agreements to repurchase          35,253,000        9,417,000        8,097,000       11,932,000        9,602,000
  Advances from the Federal Home
    Loan Bank                                65,800,000       65,000,000      110,400,000       24,000,000               --
  Repayment of Federal Home Loan
    Bank advances                           (60,870,000)     (59,070,000)    (105,540,000)      (1,140,000)      (1,140,000)
  Payment on notes payable                           --               --               --       (7,500,000)      (1,000,000)
  Proceeds from issuance of mandatorily
    redeemable preferred securities of
    subsidiary trust                         20,000,000               --               --               --               --
  Proceeds from issuance of common
    stock                                            --               --               --       17,524,000        3,978,000
  Net increase in debt issuance costs          (931,000)              --               --               --               --
  Dividends paid on common stock             (1,073,000)        (334,000)        (667,000)              --               --
  Dividends paid on preferred stock                  --               --               --          (77,000)        (116,000)
  Proceeds from options exercised                80,000               --            9,000          400,000            1,000
  Redemption of preferred stock                      --               --               --       (1,500,000)              --
                                          -------------    -------------    -------------    -------------    -------------
        Net cash provided by financing
          activities                        111,954,000       80,218,000      120,400,000       99,109,000       70,847,000
                                          -------------    -------------    -------------    -------------    -------------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                  12,927,000        5,044,000       (1,371,000)      (7,717,000)      17,103,000

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                        18,687,000       20,058,000       20,058,000       27,775,000       10,672,000
                                          -------------    -------------    -------------    -------------    -------------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                          $  31,614,000    $  25,102,000    $  18,687,000    $  20,058,000       27,775,000
                                          =============    =============    =============    =============    =============

SUPPLEMENTAL DISCLOSURES
  OF CASH INFORMATION:
  Cash paid during the year for:

    Interest                              $  14,323,000    $   7,972,000    $  11,446,000    $   8,549,000    $   6,910,000
                                          =============    =============    =============    =============    =============

    Income taxes                          $   4,265,000    $   2,171,000    $   2,889,000    $   2,542,000    $   1,455,000
                                          =============    =============    =============    =============    =============


See notes to consolidated financial statements.                      (Concluded)

COLORADO BUSINESS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED) AND THE
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

Insofar as these consolidated financial statements and notes relate to September 30, 2000 and for the nine months periods ended September 30, 2000 and 1999, they are unaudited. In the opinion of management, such unaudited consolidated financial statements and notes thereto reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of consolidated financial position, results of operations and cash flows for such periods. The consolidated results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the consolidated results of operations that may be expected for the year ending December 31, 2000.

1.     SIGNIFICANT ACCOUNTING POLICIES

       The accounting and reporting practices of Colorado Business Bankshares, Inc. ("Parent"), its wholly-owned subsidiary, the Colorado Business Bank, N.A. ("Bank"), its wholly-owned business trust, and its 80% owned equipment leasing subsidiary, Colorado Business Leasing, Inc. ("Leasing"), collectively referred to as the "Company," conform to generally accepted accounting principles and prevailing practices within the banking industry.

       The Bank is a commercial banking institution with eight locations in the Denver metropolitan area, and one in Edwards, Colorado. Leasing provides equipment leasing primarily to middle-market companies. In preparing its financial statements, management of the Company is required to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near-term relate to the determination of the allowance for loan and lease losses, the valuation of real estate acquired through foreclosures or in satisfaction of loans, lease residuals and valuation of property under operating leases. The following is a summary of the Company's significant accounting and reporting policies.

       CONSOLIDATION - The consolidated financial statements include the accounts of the Parent, the Bank and Leasing. Intercompany balances and transactions are eliminated in consolidation. Losses attributable to minority shareholders of Leasing have exceeded their share of equity of Leasing.

       CASH AND DUE FROM BANKS - The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

       INVESTMENTS - The Company classifies its investment securities as held to maturity, available for sale, or trading according to management's intent. As of December 31, 1999 and 1998, the Company had no trading securities.

       a. Investment Securities Held to Maturity - Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts.

       b. Investment Securities Available for Sale - Available for sale securities consist of bonds, notes, and debentures not classified as held-to-maturity securities and are reported at fair market value as determined by quoted market prices. Unrealized holding gains and losses, net of tax, are reported as a net amount in accumulated other comprehensive income (loss) until realized.

       Premiums and discounts are recognized in interest income using the level-yield method over the period to maturity. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary are recorded as write-downs of the individual securities to their fair value and the related write-downs are included in earnings as realized losses. Gains and losses on disposal of securities are determined using the specific-identification method.

       Other investments, including primarily Federal Home Loan Bank and Federal Reserve Bank stock, are accounted for under the cost method.

       LOANS AND LEASES - Loans and leases that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan and lease losses, deferred fees or costs on originated loans and leases, and unamortized premiums or discounts on purchased loans. Loan fees and certain costs of originating loans and leases are deferred and the net amount is amortized over the contractual life of the related loans and leases. Interest is accrued and credited to income daily based on the principal balance outstanding. The accrual of interest income is generally discontinued when a loan or lease becomes 90 days past due as to principal and interest. When a loan is designated as nonaccrual, the current period's accrued interest receivable is charged against current earnings while any portions applicable to prior periods are charged against the allowance for loan and lease losses. Interest payments received on nonaccrual loans are applied to the principal balance of the loan. Management may elect to continue the accrual of interest when the loan is in the process of collection and the realizable value of collateral is sufficient to cover the principal balance and accrued interest.

       NET INVESTMENT IN DIRECT FINANCING LEASES - The Company has entered into various lease agreements which are accounted for as direct financing leases, in accordance with Statement of Financial Accounting Standards No. 13.

       Under this method, the present value of the future lease payments, the present value of the unguaranteed residual and initial direct costs are recorded as assets, which are equal to the fair value of the equipment leased. In each period, initial direct costs are amortized and interest income, which is included in income from direct financing leases, is recognized as a constant percentage return on the net investment in the lease.

       Residual values are established at lease inception equal to the estimated value, as determined by the Company, to be received from the equipment following termination of the initial lease. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee. Any permanent reduction in the estimated residual value of lease property is charged to operations in the period it occurs.

       ALLOWANCE FOR LOAN AND LEASE LOSSES - The allowance for loan and lease losses is established as losses are estimated to have occurred through a provision for loan and lease losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibilty of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

       The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibilty of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

       A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

       EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED - Excess of cost over fair value of net assets acquired is amortized by the straight-line method over 15 years. The Company reviews such assets for impairment at least annually.

       INVESTMENT IN OPERATING LEASES - The Company has entered into various equipment leases accounted for as operating leases in accordance with Statement of Financial Accounting Standards No. 13. The equipment, which is reported as investment in operating leases, is depreciated over the estimated useful life or lease term, if shorter.

       PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation and amortization, which is calculated by the straight-line method over the estimated useful lives of the respective assets as follows:

       Furniture, fixtures and equipment                    3 to 10 years

       Leasehold improvements are capitalized and amortized using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

       REAL ESTATE ACQUIRED THROUGH FORECLOSURE - Assets acquired by foreclosure or in settlement of debt and held for sale are valued at estimated fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management periodically evaluates the value of foreclosed assets held for sale and increases the valuation allowance for any subsequent declines in fair value less selling costs. Subsequent declines in value are charged to operations.

       INCOME TAXES - A deferred income tax liability or asset is recognized for temporary differences which exist in the recognition of certain income and expense items for financial statement reporting purposes in periods different than for tax reporting purposes. The provision for income taxes is based on the amount of current and deferred income taxes payable or refundable at the date of the financial statements as measured by the provisions of current tax laws.

       EARNINGS PER SHARE - Basic earnings per share is based on net income divided by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding used to compute diluted earnings per share include the number of additional common shares that would be outstanding if the potential dilutive common shares and common share equivalents had been issued at the beginning of the year.

       RECLASSIFICATIONS - Certain reclassifications have been made to the 1998 and 1997 financial statements to conform with the 1999 presentation.

       RECENT ACCOUNTING PRONOUNCEMENTS - SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments and hedging activities and requires recognition of all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The statement is required for the year 2001. The adoption of SFAS No. 133 is not expected to have a material effect on the consolidated financial statements.

2.     INVESTMENTS

       The amortized cost and estimated fair values of investment securities are summarized as follows:

                                                              GROSS         GROSS         ESTIMATED
                                             AMORTIZED      UNREALIZED    UNREALIZED        FAIR
SEPTEMBER 30, 2000 (UNAUDITED)                 COST           GAINS         LOSSES          VALUE

AVAILABLE FOR SALE SECURITIES:

  Mortgage-backed securities               $132,796,000   $    416,000   $  1,021,000   $132,191,000

  U.S. treasury                               3,531,000             --         37,000      3,494,000

  Obligations of states and
    political subdivisions                      975,000         34,000             --      1,009,000

  U.S. government agencies                    7,632,000             --        323,000      7,309,000
                                           ------------   ------------   ------------   ------------

                                           $144,934,000   $    450,000   $  1,381,000   $144,003,000
                                           ============   ============   ============   ============

HELD TO MATURITY SECURITIES:

  Mortgage-backed securities               $  4,247,000   $     44,000   $     12,000   $  4,279,000

  Obligations of states and
    political subdivisions                      490,000          1,000             --        491,000

  U.S. government agencies                      341,000             --          7,000        334,000
                                           ------------   ------------   ------------   ------------

                                           $  5,078,000   $     45,000   $     19,000   $  5,104,000
                                           ============   ============   ============   ============

                                                             GROSS         GROSS         ESTIMATED
                                            AMORTIZED      UNREALIZED    UNREALIZED        FAIR
DECEMBER 31, 1999                             COST           GAINS         LOSSES          VALUE

AVAILABLE FOR SALE SECURITIES:

  Mortgage-backed securities               $ 90,467,000   $    464,000   $  1,326,000   $ 89,605,000

  U.S. treasury                               3,540,000             --         73,000      3,467,000

  Obligations of states and
    political subdivisions                      275,000         34,000             --        309,000

  U.S. government agencies                    8,667,000             --        592,000      8,075,000
                                           ------------   ------------   ------------   ------------

                                           $102,949,000   $    498,000   $  1,991,000   $101,456,000
                                           ============   ============   ============   ============

HELD TO MATURITY SECURITIES:

  Mortgage-backed securities               $  4,788,000   $     40,000   $      3,000   $  4,825,000

  Obligations of states and
    political subdivisions                      490,000          4,000             --        494,000

  U.S. government agencies                      342,000             --         13,000        329,000
                                           ------------   ------------   ------------   ------------

                                           $  5,620,000   $     44,000   $     16,000   $  5,648,000
                                           ============   ============   ============   ============

DECEMBER 31, 1998

AVAILABLE FOR SALE SECURITIES:

  Mortgage-backed securities               $ 79,589,000   $    532,000   $     10,000   $ 80,111,000

  U.S. treasury                               4,551,000         11,000         12,000      4,550,000

  U.S. government agencies                   11,854,000          2,000         54,000     11,802,000
                                           ------------   ------------   ------------   ------------

                                           $ 95,994,000   $    545,000   $     76,000   $ 96,463,000
                                           ============   ============   ============   ============

                                                             GROSS          GROSS        ESTIMATED
                                             AMORTIZED     UNREALIZED     UNREALIZED       FAIR
                                               COST          GAINS          LOSSES         VALUE

HELD TO MATURITY SECURITIES:

  Mortgage-backed securities               $  6,993,000   $     93,000   $         --   $  7,086,000

  U.S. treasury                               1,007,000          4,000             --      1,011,000

  Obligations of states and
    political subdivisions                      965,000         29,000             --        994,000

  U.S. government agencies                      405,000             --         15,000        390,000
                                           ------------   ------------   ------------   ------------

                                           $  9,370,000   $    126,000   $     15,000   $  9,481,000
                                           ============   ============   ============   ============

       The amortized cost and estimated fair value of investments in debt securities at December 31, 1999 by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.


                                                       AVAILABLE FOR SALE            HELD TO MATURITY
                                                   ---------------------------   ---------------------------
                                                                     ESTIMATED                    ESTIMATED
                                                     AMORTIZED          FAIR       AMORTIZED         FAIR
                                                       COST            VALUE         COST           VALUE
Due in one year or less                            $  1,989,000   $  1,968,000   $    490,000   $    494,000
Due after one year through five years                 1,551,000      1,499,000             --             --
Due after five years through ten years                  275,000        309,000        342,000        329,000
Due after ten years                                   8,667,000      8,075,000             --             --
Mortgage-backed securities                           90,467,000     89,605,000      4,788,000      4,825,000
                                                   ------------   ------------   ------------   ------------

                                                   $102,949,000   $101,456,000   $  5,620,000   $  5,648,000
                                                   ============   ============   ============   ============

       During the years ended December 31, 1999, 1998 and 1997, there were no sales of held to maturity securities. Proceeds from sales of available for sale securities totaled $9,858,000, $14,716,000 and $9,155,000, respectively during the years ended December 31, 1999, 1998 and 1997. The related gross realized gains were $48,000, $162,000 and $82,000, respectively.

       Investment securities with an approximate fair value of $15,897,000 and $9,893,000 were pledged to secure public deposits of $12,146,000 and $7,081,000 at December 31, 1999 and 1998, respectively.

       Obligations of states and political subdivisions at December 31, 1999 and 1998 do not include any single issuer for which the aggregate carrying amount exceeds 10% of the Company's shareholders' equity.

       Other investments at December 31, 1999 consists primarily of Federal Home Loan Bank stock (carrying value $1,579,000) and Federal Reserve Bank stock (carrying value $876,000). In addition, the Bank had $390,000 in an investment partnership being accounted for under the cost method. The Bank has committed to investing up to $500,000 in the partnership. Certain shareholders and directors have also invested in and received consulting fees from the partnership.

3.     LOANS AND LEASES

       Categories of loans and leases, net of deferred fees include:

                                                         SEPTEMBER 30,            DECEMBER 31,
                                                             2000             1999             1998
                                                         (UNAUDITED)

       Commercial                                        $131,673,000     $130,633,000     $104,900,000
       Real estate - mortgage                             171,363,000      123,668,000       57,081,000
       Real estate - construction                          64,091,000       53,802,000       34,372,000
       Consumer                                            24,465,000       21,880,000       16,913,000
       Direct financing leases                             25,212,000       23,381,000       15,472,000
                                                         ------------     ------------     ------------
                                                          416,804,000      353,364,000      228,738,000
       Less:  Allowance for loan and lease losses           5,463,000        4,585,000        3,271,000
              Unearned net loan and lease fees              3,298,000        2,685,000        2,188,000
                                                         ------------     ------------     ------------

                                                         $408,043,000     $346,094,000     $223,279,000
                                                         ============     ============     ============

       The majority of the Company's lending and leasing activities are with customers located in the Denver metropolitan area.

       In the ordinary course of business, the Company makes various direct and indirect loans to officers and directors of the Company and its subsidiaries at competitive rates. Activity with respect to officer and director loans is as follows for the years ended December 31, 1999 and 1998, respectively:

                                                      1999              1998

       Balance, beginning of period               $  2,914,000      $  2,139,000
       New loans                                     9,653,000         7,240,000
       Principal paydowns and payoffs               (8,871,000)       (6,465,000)
                                                  ------------      ------------

       Balance, end of period                     $  3,696,000      $  2,914,000
                                                  ============      ============

       The Company sells participations in loans to an entity controlled by the Chairman of the Board of Directors and a member of the Board of Directors. The amount of participations outstanding with the affiliate were $1,304,000 and $3,994,000 at December 31, 1999 and 1998,
       respectively.

       Transactions in the allowance for loan and lease losses are summarized as follows:

                                                 NINE MONTHS ENDED                              YEARS ENDED
                                                   SEPTEMBER 30,                                DECEMBER 31,
                                              2000              1999              1999              1998              1997
                                                    (UNAUDITED)

       Balance, beginning of year         $  4,585,000      $  3,271,000      $  3,271,000      $  2,248,000      $  1,660,000
       Provision for loan and
         lease losses                        1,262,000         1,006,000         1,473,000         1,188,000           949,000
                                          ------------      ------------      ------------      ------------      ------------
                                             5,847,000         4,277,000         4,744,000         3,436,000         2,609,000
       Loans charged off, net
         of recoveries of $37,000,
         $3,000, $26,000,
         $71,000, and $33,000                 (384,000)          (82,000)         (159,000)         (165,000)         (361,000)
                                          ------------      ------------      ------------      ------------      ------------

       Balance, end of year               $  5,463,000      $  4,195,000      $  4,585,000      $  3,271,000      $  2,248,000
                                          ============      ============      ============      ============      ============

       The recorded investment in loans that are considered to be impaired under SFAS No. 114 as amended by SFAS No. 118 (all of which were on a non-accrual basis) was $683,000 and $467,000 at December 31, 1999 and 1998, respectively (all of which have a related allowance for loan and lease loss). The allowance for loan and lease losses applicable to impaired loans was $160,000 and $176,000 at December 31, 1999 and 1998, respectively. Interest of $61,000, $43,000 and $33,000 was recognized on average impaired loans of $550,000, $639,000 and $697,000 during 1999, 1998 and 1997, respectively. The amount of additional interest income that would have been recorded if the loans had been current in accordance with the original terms is insignificant for the years ended December 31, 1999, 1998 and 1997.

4.     INVESTMENT IN LEASES

       The Company is the lessor of equipment under agreements expiring in various future years. Certain of the equipment leases provide for additional rents, based on use in excess of a stipulated minimum number of hours, and allow the lessees to purchase the equipment for fair value at the end of the lease terms.

       Property leased or held for lease to others under operating leases consists of the following:

                                                            DECEMBER 31,
                                                        1999             1998

       Equipment                                    $  6,862,000     $  6,408,000
       Unamortized initial direct costs                   73,000           77,000
                                                    ------------     ------------
                                                       6,935,000        6,485,000
       Less accumulated depreciation                   2,888,000        2,305,000
                                                    ------------     ------------

       Total                                        $  4,047,000     $  4,180,000
                                                    ============     ============

       The Company's net investment in direct financing leases consists of the following:

                                                                 DECEMBER 31,
                                                            1999              1998

       Minimum lease payments receivable                $ 22,968,000      $ 15,324,000
       Unamortized initial direct costs                      354,000           216,000
       Estimated unguaranteed residual values                503,000           148,000
       Unearned income                                    (2,340,000)       (1,947,000)
                                                        ------------      ------------

       Total                                            $ 21,485,000      $ 13,741,000
                                                        ============      ============

       At December 31, 1999, future minimum lease payments receivable under direct financing leases and noncancelable operating leases are as follows:

                                                                 DIRECT
                                                             SALES-TYPE AND      OPERATING
                                                            FINANCING LEASES       LEASES

        2000                                                  $  9,057,000     $  2,269,000
        2001                                                     7,418,000        1,518,000
        2002                                                     4,334,000          915,000
        2003                                                     1,727,000           72,000
        2004                                                       432,000               --
                                                              ------------     ------------

       Total                                                  $ 22,968,000     $  4,774,000
                                                              ============     ============

5.     PREMISES AND EQUIPMENT

       The major classes of premises and equipment are summarized as follows:

                                                                       DECEMBER 31,
                                                                  1999             1998

       Leasehold improvements                                 $  1,807,000     $  1,055,000
       Furniture, fixtures, and equipment                        5,393,000        4,465,000
                                                              ------------     ------------
                                                                 7,200,000        5,520,000
       Accumulated depreciation                                  3,594,000        2,636,000
                                                              ------------     ------------

                                                              $  3,606,000     $  2,884,000
                                                              ============     ============

6.     CERTIFICATES OF DEPOSIT

       The composition of certificates of deposit is as follows:

                                     SEPTEMBER 30,             DECEMBER 31,
                                         2000             1999             1998
                                     (UNAUDITED)

       Less than $100,000            $ 25,393,000     $ 23,870,000     $ 27,311,000
       $100,000 and more              112,623,000       98,386,000       42,162,000
                                     ------------     ------------     ------------

                                     $138,016,000     $122,256,000     $ 69,473,000
                                     ============     ============     ============

       Related interest expense is as follows:

                                           NINE MONTHS ENDED                            YEARS ENDED
                                             SEPTEMBER 30,                              DECEMBER 31
                                              (UNAUDITED)
                                         2000             1999             1999             1998             1997
       Less than $100,000            $  1,085,000     $    991,000     $  1,320,000     $  1,166,000     $    877,000
       $100,000 and more                4,605,000        2,237,000        3,337,000        2,658,000        2,083,000
                                     ------------     ------------     ------------     ------------     ------------

                                     $  5,690,000     $  3,228,000     $  4,657,000     $  3,824,000     $  2,960,000
                                     ============     ============     ============     ============     ============

       Maturities of certificates of deposit of $100,000 and more are as follows:

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  2000             1999
                                                              (UNAUDITED)

       Less than three months                                 $ 60,302,000     $ 57,975,000
       Three months up to six months                            19,583,000       28,338,000
       Six months up to one year                                28,055,000        6,250,000
       One year and over                                         4,683,000        5,823,000
                                                              ------------     ------------

                                                              $112,623,000     $ 98,386,000
                                                              ============     ============

7.     BORROWED FUNDS

       The Company has advances from the Federal Home Loan Bank of Topeka (FHLB) with interest rates that range from 5.18% to 6.89%. Advances are collateralized by qualifying loans and investment securities not otherwise pledged as collateral.

       Aggregate annual maturities of advances are as follows at December 31, 1999:

       YEAR

       2000                                                  $ 30,140,000
       2001                                                       140,000
       2002                                                       140,000
       2003                                                       140,000
       2004                                                       140,000
       Thereafter                                                 280,000
                                                              ------------

       Total                                                 $ 30,980,000
                                                              ============

       Securities sold under agreements to repurchase are summarized as follows:

                                                                            DECEMBER 31,
                                                                       1999             1998

       Securities with an estimated fair value of
         $53,827,000 in 1999 and $33,062,000 in 1998               $ 33,053,000     $ 24,956,000
                                                                   ============     ============

       The Company enters into sales of securities under agreements to repurchase. The amounts received under these agreements represent short-term borrowings and are reflected as a liability in the consolidated statements of condition. Securities sold under agreements to repurchase averaged $40,421,000 and $18,811,000 and the maximum amounts outstanding at any month-end during 1999 and 1998 were $51,982,000 and $24,956,000, respectively. At December 31, 1999, the weighted average interest rate was 4.53%.

       MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST - On June 19, 2000, the Company established Colorado Business Bankshares Capital Trust I ("Trust"), a wholly-owned statutory business trust. The Trust was created for the exclusive purpose of issuing 30-year capital trust preferred securities ("Trust Preferred Securities") in the aggregate amount of $20,000,000 and using the proceeds to purchase junior subordinated debentures ("Subordinated Debentures") issued by the Parent. The sole assets of the Trust are the Subordinated Debentures.

       The Trust Preferred Securities bear a cumulative fixed interest rate of 10% per annum and mature on June 30, 2030. Interest distributions are payable quarterly. The Trust Preferred Securities are subject to mandatory redemptions upon repayment of the Subordinated Debentures at their stated maturity date or their earlier redemption in an amount equal to their liquidation amount plus accumulated and unpaid distributions to the date of redemption. The Company guarantees the payment of distributions and payments for redemption or liquidation of the Trust Preferred Securities to the extent of funds held by the Trust. The obligations of the Company under the Subordinated Debentures together with the guarantee and other back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Trust Preferred Securities.

       The Subordinated Debentures are unsecured, bear interest at a rate of 10% per annum and mature on June 30, 2030. Interest is payable quarterly. The Company may defer the payment of interest at any time for a period not exceeding 20 consecutive quarters provided that deferral period does not extend past the stated maturity. During any such deferral period, distributions on the Trust Preferred Securities will also be deferred and the Company's ability to pay dividends on its common shares will be restricted.

       Subject to approval by the Federal Reserve Bank, the Trust Preferred Securities may be redeemed prior to maturity at the Company's option on or after June 30, 2005. The Trust Preferred Securities may also be redeemed at any time in whole (but not in part) in the event of unfavorable changes in laws or regulations that result in (1) the Trust becoming subject to federal income tax on income received on the Subordinated Debentures, (2) interest payable by the parent company on the Subordinated Debentures becoming non-deductible for federal tax purposes, (3) the requirement for the Trust to register under the Investment Company Act of 1940, as amended, or (4) loss of the ability to treat the Trust Preferred Securities as "Tier I capital" under the Federal Reserve capital adequacy guidelines.

       Portions of the Trust Preferred Securities qualify as Tier I capital under regulatory definitions. Issuance costs consisting primarily of underwriting discounts and professional fees of approximately $1 million were capitalized and are being amortized over five years to noninterest expense using the straight-line method.

8.     INCOME TAXES

       The components of consolidated income tax expense are as follows:

                                                            YEARS ENDED
                                                            DECEMBER 31,
                                              1999              1998              1997

       Current tax expense                $  3,529,000      $  2,295,000      $  1,586,000
       Deferred tax benefit                   (527,000)         (264,000)         (341,000)
                                          ------------      ------------      ------------

       Total                              $  3,002,000      $  2,031,000      $  1,245,000
                                          ============      ============      ============

       A deferred tax asset or liability is recognized for the tax consequences of temporary differences in the recognition of revenue and expense for financial and tax reporting purposes. The net change during the year in the deferred tax asset or liability results in a deferred tax expense or benefit. The temporary differences, tax effected, which give rise to the Company's net deferred tax assets are as follows:

                                                                           DECEMBER 31,
                                                                       1999             1998

       Deferred tax assets:
         Allowance for loan losses                                 $  1,594,000     $  1,097,000
         Unrealized loss on available-for-sale securities               559,000               --
         True lease adjustment                                          438,000               --
         Depreciation                                                        --           23,000
         Deferred loan fees                                             309,000          170,000
         Vacation and other accrued liabilities                          49,000           30,000
         Other                                                           84,000           53,000
                                                                   ------------     ------------

         Total deferred tax assets                                    3,033,000        1,373,000
                                                                   ------------     ------------

       Deferred tax liabilities:
         Depreciation                                                   227,000               --
         Sale of assets                                                 288,000               --
         Building leasehold improvements                                     --           95,000
         Unrealized gain on available-for-sale securities                    --          172,000
         Deferred initial direct lease costs                            179,000          110,000
         Prepaid assets                                                 147,000           62,000
                                                                   ------------     ------------

         Total deferred tax liabilities                                 841,000          439,000
                                                                   ------------     ------------

       Net deferred tax assets                                     $  2,192,000     $    934,000
                                                                   ============     ============

       A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:

                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                        1999              1998              1997

       Computed at the statutory
         rate (35% in 2000, 34% in 1999,
         1998 and 1997)                             $  2,693,000      $  1,784,000      $  1,053,000
       Increase (decrease) resulting from:
         Tax exempt interest income
           on loans and securities                       (22,000)          (24,000)          (10,000)
         Nondeductible goodwill amortization             149,000           148,000           148,000
         State income taxes, net of federal
           income tax effect                             256,000            71,000            65,000
         Meals and entertainment                          26,000                --                --
         Other                                          (100,000)           52,000           (11,000)
                                                    ------------      ------------      ------------

       Actual tax provision                         $  3,002,000      $  2,031,000      $  1,245,000
                                                    ============      ============      ============

9.     SHAREHOLDERS' EQUITY

       PREFERRED STOCK - The Board of Directors is authorized, among other things, to fix the designation and the powers, preferences and relative participating, optional and other special rights for preferred shares. All outstanding preferred stock was redeemed in 1998.

       STOCK SPLIT - In May 1998, the shareholders approved a 4.7125 for 1 stock split of the Company's common stock and increased authorized shares to 25,000,000. In addition, the shareholders approved an increase in the number of preferred shares authorized to 2,000,000 shares. All references to outstanding shares, options and earnings per share for all periods have been adjusted for the stock split.

       STOCK OPTIONS - The Company has adopted several incentive stock option plans to reward and provide long-term incentives for directors and key employees of the Company. The term of all options issued may not exceed ten years.

       The Company granted other stock options ("Other Options") in 1994 to individuals for their contributions to the Company which were immediately exercisable at $2.12 per share. An aggregate of 188,500 shares of common stock were reserved for issuance under these agreements. All of these options were exercised in February 1998.

       The 1995 Incentive Stock Option Plan (the "1995 Plan") authorizes the issuance of 197,925 shares of Common Stock. One-fourth of the options included under the 1995 Plan vest on each of the first four anniversaries of the grant. Under the 1995 Plan, Incentive Stock Options may not be granted at an exercise price of less than the fair market value of the Common Stock on the date of grant. Shares available for grant at December 31, 1999 totaled 3,412.

       The 1997 Incentive Stock Option Plan (the "1997 Plan") reserves 101,036 shares for issuance at not less than the market value of the Company's stock at the date of grant. The majority of the options issued under the 1997 Plan are exercisable commencing one year from the date of grant and vest 25% per year thereafter becoming fully exercisable after four years. Shares available for grant at December 31, 1999 totaled 14,534.

       In May 1998, the Company approved the 1998 Stock Incentive Plan (the "1998 Plan"). The maximum number of shares authorized to be issued under the 1998 Plan is 225,000 shares of Common Stock, and the maximum number of shares underlying awards that may be granted to an individual employee in a calendar year is 22,500 shares of Common Stock. The exercise price for options granted under the 1998 Plan must be at least equal to 100% of the fair market value of the Common Stock on the date of grant. The 1998 Plan permits the granting of Incentive Stock Options and non-qualified stock options. Options granted under the 1998 plan have vesting schedules ranging from immediately exercisable to being exercisable four years from the grant date. Shares available for grant at December 31, 1999 totaled 65,756. In January 2000, the Company's Board of Directors approved, subject to shareholder approval, an amendment to the 1998 plan that will increase the number of shares eligible to be granted to 425,000.

       The following is a summary of changes in shares under option (excluding Other Options discussed above):

                                                       1999                          1998                          1997
                                                             WEIGHTED                      WEIGHTED                      WEIGHTED
                                                             AVERAGE                       AVERAGE                       AVERAGE
                                                             EXERCISE                      EXERCISE                      EXERCISE
                                               SHARES         PRICE          SHARES         PRICE          SHARES         PRICE

       Outstanding, beginning of year           277,826     $     3.83        245,051     $     3.12        157,162     $     2.54
         Granted                                166,110          15.94         39,844           8.60        102,733           4.00
         Exercised                                1,191           7.43             --             --            358           2.12
         Forfeited                                4,022           8.49          7,069           6.15         14,486           3.18
                                             ----------     ----------     ----------     ----------     ----------     ----------

       Outstanding, end of year                 438,723     $     8.10        277,826     $     3.83        245,051     $     3.12
                                             ==========     ==========     ==========     ==========     ==========     ==========

       Options exercisable, end of year         234,264     $     5.46        127,827     $     2.75         67,153     $     2.43
                                             ==========     ==========     ==========     ==========     ==========     ==========

       The outstanding options at December 31, 1999 were exercisable at prices ranging from $2.12 to $18.00 per share. The weighted-average remaining contractual life of options outstanding at December 31, 1999 was 7.57 years.

       The Company has elected to continue to account for its stock options using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for its stock option plans. The Company estimated the fair value of options granted in 1999 and 1998 to be $538,000 and $41,000, respectively using the Black-Scholes option pricing model prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation." The fair value of each stock option grant is estimated using the Black-Scholes option pricing model with the following weighted average assumptions for 1999 and 1998, respectively: risk-free interest rate of 6.56% and 4.72%; expected dividend yield of 1.64% and 0%; expected life of five years; and expected volatility of 38.09% and 36.16%. Had compensation cost been determined based on fair value at the grant date for the Company's stock options in accordance with SFAS No. 123, the proforma effect on net income in 1999 and 1998 would have been a decrease of $131,000 and $48,000, respectively. The effect on earnings per share is not material.

       DIVIDENDS - At December 31, 1999, the Company's ability to pay dividends on its common stock, if it determines to do so, is largely dependent upon the payment of dividends by the Bank. At December 31, 1999, the Bank could have paid total dividends to the Company of approximately $8.6 million, without prior regulatory approval.

       EARNINGS PER SHARE - Income available to common shareholders and the weighted average shares outstanding used in the calculation of Basic and Diluted Earnings Per Share are as follows:

                                                        NINE MONTHS ENDED                       YEARS ENDED
                                                          SEPTEMBER 30,                         DECEMBER 31,
                                                       2000           1999           1999           1998           1997
                                                    ----------     ----------     ----------    ------------    ----------
                                                           (UNAUDITED)

       Net income                                   $4,913,000     $3,422,000     $4,919,000     $3,216,000     $1,853,000

       Less:  Preferred stock dividends                     --             --             --         77,000        116,000
                                                    ----------     ----------     ----------     ----------     ----------

       Income available to common
         shareholders                               $4,913,000     $3,422,000     $4,919,000     $3,139,000     $1,737,000
                                                    ----------     ----------     ----------     ----------     ----------

       Weighted average shares outstanding -
         basic earnings per share                    6,702,920      6,673,481      6,673,484      5,880,419      4,690,852

       Effect of dilutive securities - stock
         options                                       180,369        189,804        191,509        214,488        111,926
                                                    ----------     ----------     ----------     ----------     ----------

       Weighted average shares outstanding -
         diluted earnings per share                  6,883,289      6,863,285      6,864,993      6,094,907      4,802,778
                                                    ==========     ==========     ==========     ==========     ==========

       In January 2000, the Company's Board of Directors approved the adoption of an Employee Stock Purchase Plan ("ESPP"), subject to shareholder approval, which provides that all employees may elect to have a percentage of their payroll deducted and applied to the purchase of Common Stock at a discount. In addition, the Company may contribute up to 50% of an employee's deduction toward the purchase of additional Common Stock. The ESPP will be administered by a committee of two or more directors of the Company appointed by the Board of Directors that are not employees or officers of the Company.

10.    COMMITMENTS AND CONTINGENCIES

       EMPLOYEE PROFIT SHARING TRUST - The Company has a defined contribution pension plan covering substantially all employees. Employees may contribute up to 15% of their compensation with the Company's discretionary matching within the limits defined for a 401(k) Plan. Employer contributions charged to expense for 1999, 1998 and 1997 were $277,000, $149,000 and $123,000, respectively.

       LEASE COMMITMENTS - The Company entered into various operating lease agreements for office space. Most of the leases are subject to rent escalation provisions in subsequent years, and have renewal options at the end of the initial lease terms. Total rental expense for the years ended December 31, 1999, 1998 and 1997 was $1,034,000, $686,000 and
       $533,000, respectively. The Company's corporate office lease expires June 30, 2009. In 1998, certain officers and directors acquired the building in which the corporate office is located and certain banking operations are performed. Future minimum lease payments at December 31, 1999 under all noncancelable operating leases are as follows:

       2000                                                   $1,249,000
       2001                                                    1,133,000
       2002                                                    1,103,000
       2003                                                    1,069,000
       2004                                                      878,000
       Thereafter                                              3,625,000
                                                              ----------

       Total                                                  $9,057,000
                                                              ==========

       Minimum payments have not been reduced by minimum sublease rentals of $69,000 due in the future under a non-cancelable sublease.

       FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK - In the normal course of business the Company has entered into financial instruments which are not reflected in the accompanying consolidated financial statements. These financial instruments include commitments to extend credit and stand-by letters of credit. The Company had the following commitments:

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  2000             1999
                                                              (UNAUDITED)
       Commitments to originate commercial or
         real estate construction loans and unused
         lines of credit granted to customers                 $151,831,000     $160,717,000
                                                              ============     ============

       Commitments to fund consumer loans:
         Personal lines of credit and equity lines            $  8,890,000     $  8,486,000
                                                              ============     ============

         Overdraft protection plans                           $  5,482,000     $  4,831,000
                                                              ============     ============

       Letters of credit                                      $  6,830,000     $  4,811,000
                                                              ============     ============

       The Company makes contractual commitments to extend credit and provide standby letters of credit, which are binding agreements to lend money to its customers at predetermined interest rates for a specific period of time. The credit risk involved in issuing these financial instruments is essentially the same as that involved in granting on-balance sheet financial instruments. As such, the Company's exposure to credit loss in the event of non-performance by the counter-party to the financial instrument is represented by the contractual amounts of those instruments. However, the Company applies the same credit policies, standards and ongoing reassessments in making commitments and conditional obligations as they do for loans. In addition, the amount and type of collateral obtained, if deemed necessary upon extension of a loan commitment or standby letter of credit, is essentially the same as the collateral requirements provided for loans. Additional risk associated with providing these commitments arise when they are drawn upon, such as the demands on liquidity the Bank would experience if a significant portion were drawn down at the same time. However, this is considered unlikely, as many commitments expire without being drawn upon and therefore do not necessarily represent future cash requirements.

       EMPLOYMENT CONTRACTS - Certain officers of the Company have entered into employment agreements providing for salaries and fringe benefits. In addition, severance is provided in the event of termination for other than cause and under certain changes in control a lump sum payment is required.

       OTHER MATTERS - The Company is involved in various lawsuits which have arisen in the normal course of business. It is management's opinion, based upon advice of legal counsel, that the ultimate outcome of these lawsuits will not have a material impact upon the financial condition or results of operations of the Company.

11.    REGULATORY MATTERS

       The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1999 and 1998, that the Company and Bank meet all capital adequacy requirements to which they are subject.

       As of December 31, 1999, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events that management believes have changed the Bank's categories.

       The following table shows the Company and the Bank's actual capital amounts and ratios and regulatory thresholds as of December 31, 1999 and 1998:

                                                                                                         TO BE "WELL
                                                                                                      CAPITALIZED" UNDER
                                                                         FOR CAPITAL                  PROMPT CORRECTIVE
                                              ACTUAL                  ADEQUACY PURPOSES               ACTION PROVISIONS
         AS OF                     --------------------------     --------------------------     ---------------------------
  DECEMBER 31, 1999                  AMOUNT           RATIO          AMOUNT           RATIO         AMOUNT            RATIO

COMPANY
Total capital
  (to risk weighted assets)        $41,622,000          10.7%     $31,265,000           8.0%             N/A             N/A
Tier I capital
  (to risk weighted assets)         37,037,000           9.5%      15,632,000           4.0%             N/A             N/A
Tier I capital
  (to average assets)               37,037,000           7.8%      18,893,000           4.0%             N/A             N/A

COLORADO BUSINESS BANK, N.A.
Total capital
  (to risk weighted assets)        $40,297,000          10.3%     $31,242,000           8.0%     $39,052,000           10.0%
Tier I capital
  (to risk weighted assets)         35,712,000           9.1%      15,621,000           4.0%      23,431,000            6.0%
Tier I capital
  (to average assets)               35,712,000           7.6%      18,872,000           4.0%      23,591,000            5.0%

                                                                                                         TO BE "WELL
                                                                                                      CAPITALIZED" UNDER
                                                                         FOR CAPITAL                  PROMPT CORRECTIVE
                                              ACTUAL                  ADEQUACY PURPOSES               ACTION PROVISIONS
         AS OF                     --------------------------     --------------------------     ---------------------------
  DECEMBER 31, 1998                  AMOUNT           RATIO          AMOUNT           RATIO         AMOUNT            RATIO

COMPANY
Total capital
  (to risk weighted assets)        $35,382,000          13.9%     $20,426,000           8.0%             N/A             N/A
Tier I capital
  (to risk weighted assets)         32,189,000          12.6%      10,213,000           4.0%             N/A             N/A
Tier I capital
  (to average assets)               32,189,000           9.8%      13,205,000           4.0%             N/A             N/A

COLORADO BUSINESS BANK, N.A.
Total capital
  (to risk weighted assets)        $34,596,000          13.6%     $20,406,000           8.0%     $25,508,000           10.0%
Tier I capital
  (to risk weighted assets)         31,406,000          12.3%      10,203,000           4.0%      15,305,000            6.0%
Tier I capital
  (to average assets)               31,406,000           9.1%      13,764,000           4.0%      15,305,000            5.0%

12.    COMPREHENSIVE INCOME (LOSS)

       Comprehensive income (loss) is the total of (1) net income plus (2) all other changes in net assets arising from non-owner sources, which are referred to as other comprehensive income (loss). Presented below are the changes in other comprehensive income (loss) for the periods indicated.

                                                                                  1999              1998

       Other comprehensive income (loss), before tax:
         Unrealized (loss) gain on available for sale securities arising
           during the period                                                  $ (1,959,000)     $    455,000
         Reclassification adjustment for gains arising during the period                --          (161,000)
                                                                              ------------      ------------

       Other comprehensive (loss) income, before tax                            (1,959,000)          294,000

       Tax benefit (expense) related to items of other comprehensive
          (loss) income                                                            731,000          (110,000)
                                                                              ------------      ------------

       Other comprehensive (loss) income, net of tax                          $ (1,228,000)     $    184,000
                                                                              ============      ============

13.    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following disclosure of the estimated fair value of the Company's financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                    DECEMBER 31, 1999                 DECEMBER 31, 1998
                                                                                 ESTIMATED                         ESTIMATED
                                                                CARRYING           FAIR           CARRYING           FAIR
                                                                 VALUE            VALUE            VALUE            VALUE
                                                              ------------     ------------     ------------     ------------

       FINANCIAL ASSETS:
         Cash and cash equivalents                            $ 18,687,000     $ 18,687,000     $ 20,258,000     $ 20,258,000
         Investment securities available-for-sale              101,456,000      101,456,000       96,463,000       96,463,000
         Investment securities held-to-maturity                  5,620,000        5,648,000        9,370,000        9,481,000
         Other investments                                       2,845,000        2,845,000        2,104,000        2,104,000
         Loans and leases, net                                 346,094,000      340,028,000      223,279,000      223,015,000
         Accrued interest receivable                             2,167,000        2,167,000        1,597,000        1,597,000

       FINANCIAL LIABILITIES:
         Deposits                                              383,329,000      348,011,000      273,028,000      258,240,000
         Federal funds purchased                                 1,300,000        1,300,000        3,500,000        3,500,000
         Securities sold under agreements to repurchase         33,053,000       33,050,000       24,956,000       24,937,000
         Advances from Federal Home Loan Bank                   30,980,000       30,926,000       26,120,000       26,185,000
         Accrued interest payable                                  829,000          829,000          397,000          397,000

       The estimation methodologies utilized by the Company are summarized as follows:

       CASH AND CASH EQUIVALENTS - For cash and due from banks the carrying amount is a reasonable estimate of fair value.

       INVESTMENT SECURITIES - For investment securities, fair value equals the quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar investment securities.

       OTHER INVESTMENTS - The estimated fair value of other investments approximates their carrying value.

       LOANS AND LEASES - The fair value of fixed rate loans and leases is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. In computing the estimate of fair value for all loans and leases, the estimated cash flows and/or carrying value have been reduced by specific and general reserves for loan losses.

       ACCRUED INTEREST RECEIVABLE/PAYABLE - The carrying amount of accrued interest receivable/payable is a reasonable estimate of fair value due to the short-term nature of these amounts.

       DEPOSITS - The fair value of demand deposits, NOW, savings accounts, and money market deposits is estimated by discounting the expected life of each deposit category at an index of the Federal Home Loan Bank advance rate curve. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits with similar remaining maturities.

       FEDERAL FUNDS PURCHASED - The estimated fair value of variable rate borrowed funds approximates their carrying value.

       SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND ADVANCES FROM THE FEDERAL HOME LOAN BANK - Estimated fair value is based on discounting cash flows for comparable instruments.

       COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT - The Company's off-balance sheet commitments are funded at current market rates at the date they are drawn upon. It is management's opinion that the fair value of these commitments would approximate their carrying value, if drawn upon.

       The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1999 and 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

14.    SEGMENTS

       The Company's principal activities include Commercial Banking and Equipment Leasing. Commercial banking offers a broad range of sophisticated banking products and services, including credit, cash management, investment, deposit and trust products. The Equipment Leasing segment offers leasing programs for computers, telecommunications equipment, telephone systems, business furniture, manufacturing equipment, materials handling equipment and other capital equipment.

       The financial information for each business segment reflect those which are specifically identifiable or which are allocated based on an internal allocation method. The allocation has been consistently applied for all periods presented. Revenues from affiliated transactions, principally the Commercial Banking division's funding of the Equipment Leasing activity, are charged generally at rates available to and transacted with unaffiliated customers.

       Results of operations and selected financial information by operating segment are as follows:

                                                               YEARS ENDED DECEMBER 31,
DOLLARS IN THOUSANDS:                                    1999            1998            1997
                                                      ----------      ----------      ----------

       Total interest income:
         Commercial Banking                           $   32,201      $   24,022      $   18,463
         Equipment Leasing                                 1,435             932             580
         Holding Company                                      25              89              --
         Eliminations                                     (1,252)         (1,144)           (896)
                                                      ----------      ----------      ----------

       Consolidated                                   $   32,409      $   23,899      $   18,147
                                                      ==========      ==========      ==========

       Total interest expense
         Commercial Banking                           $   11,843      $    8,335      $    6,466
         Equipment Leasing                                 1,287           1,085              --
         Holding Company                                      --             301             732
         Eliminations                                     (1,251)         (1,144)           (182)
                                                      ----------      ----------      ----------

       Consolidated                                   $   11,879      $    8,577      $    7,016
                                                      ==========      ==========      ==========

       Provision for loan and lease losses:
         Commercial Banking                           $    1,425      $    1,114      $      949
         Equipment Leasing                                    48              74              --
                                                      ----------      ----------      ----------

       Consolidated                                   $    1,473      $    1,188      $      949
                                                      ==========      ==========      ==========

       Other noninterest income:
         Commercial Banking                           $    2,243      $    1,769      $    1,754
         Equipment Leasing                                 2,538           2,521           1,561
         Holding Company                                   5,896           4,033           2,945
         Eliminations                                     (6,067)         (4,077)         (2,957)
                                                      ----------      ----------      ----------

       Consolidated                                   $    4,610      $    4,246      $    3,303
                                                      ==========      ==========      ==========

       Depreciation and amortization:
         Commercial Banking                           $    1,366      $    1,032      $      926
         Equipment Leasing                                 2,053           1,914           1,191
         Holding Company                                      28              18              24
         Eliminations                                         --              --              --
                                                      ----------      ----------      ----------

       Consolidated                                   $    3,447      $    2,964      $    2,141
                                                      ==========      ==========      ==========

       Income tax expense (benefit):
         Commercial Banking                           $    3,043      $    2,341      $    1,858
         Equipment Leasing                                    69             (36)            (78)
         Holding Company                                    (110)           (274)           (535)
                                                      ----------      ----------      ----------

       Consolidated                                   $    3,002      $    2,031      $    1,245
                                                      ==========      ==========      ==========

                                                               YEARS ENDED DECEMBER 31,
DOLLARS IN THOUSANDS:                                    1999            1998            1997
                                                      ----------      ----------      ----------

       Net income (loss):
         Commercial Banking                           $    5,140      $    3,649      $    2,723
         Equipment Leasing                                   146             (52)           (139)
         Holding Company                                   4,919           3,216           1,853
         Eliminations                                     (5,286)         (3,597)         (2,584)
                                                      ----------      ----------      ----------

       Consolidated                                   $    4,919      $    3,216      $    1,853
                                                      ==========      ==========      ==========

       Identifiable assets:
         Commercial Banking                           $  491,376      $  365,837      $  276,556
         Equipment Leasing                                26,137          18,512          12,560
         Holding Company                                  41,015          37,279          25,332
         Eliminations                                    (66,519)        (55,078)        (50,389)
                                                      ----------      ----------      ----------

       Consolidated                                   $  492,009      $  366,550      $  264,059
                                                      ==========      ==========      ==========

       Capital expenditures:
         Commercial Banking                           $    1,469      $    2,416      $      345
         Equipment Leasing                                    77              32              12
         Holding Company                                     178             131              13
                                                      ----------      ----------      ----------

       Consolidated                                   $    1,724      $    2,579      $      370
                                                      ==========      ==========      ==========

                                   * * * * * *

                         REPORT OF INDEPENDENT AUDITORS




Board of Directors and Stockholders
First Capital Bank of Arizona

We have audited the balance sheet of First Capital Bank of Arizona as of December 31, 1999 and 1998, and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Capital Bank of Arizona as of December 31, 1999 and 1998, and the results of its operations and cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


/s/ S.R. Snodgrass, A.C.


Wexford, PA
February 11, 2000

                          FIRST CAPITAL BANK OF ARIZONA
                                  BALANCE SHEET


                                                                             December 31,
                                                                        1999               1998
                                                                    ------------       ------------
ASSETS
     Cash and due from banks                                        $  2,556,637       $  3,859,064
     Interest-bearing deposits with other banks                        1,000,000                 --
     Federal funds sold                                                1,298,873          4,974,139
     Investment securities available for sale                         16,716,215         13,244,104
     Loans                                                            63,211,487         43,467,536
     Less allowance for loan losses                                      586,414            407,009
                                                                    ------------       ------------
             Net loans                                                62,625,073         43,060,527
     Premises and equipment                                            1,024,384          1,115,938
     Accrued interest and other assets                                 1,208,850            904,775
                                                                    ------------       ------------
             TOTAL ASSETS                                           $ 86,430,032       $ 67,158,547
                                                                    ============       ============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $  7,306,655       $  9,749,994
         Interest-bearing demand                                       4,182,721          3,248,310
         Money market                                                 28,130,049         15,536,664
         Savings                                                         265,263            315,844
         Time                                                         35,099,379         28,775,570
                                                                    ------------       ------------
             Total deposits                                           74,984,067         57,626,382
     Short-term borrowings                                             1,000,000                 --
     Accrued interest payable and other liabilities                      517,498            125,203
                                                                    ------------       ------------
             TOTAL LIABILITIES                                        76,501,565         57,751,585
                                                                    ------------       ------------

STOCKHOLDERS' EQUITY
     Common stock, par value $5; 10,000,000 shares authorized,
       693,981 and 692,406 issued and outstanding                      3,469,905          3,462,030
     Additional paid-in capital                                        5,936,650          5,918,363
     Retained earnings                                                   853,755             42,293
     Accumulated other comprehensive loss                               (331,843)           (15,724)
                                                                    ------------       ------------
             TOTAL STOCKHOLDERS' EQUITY                                9,928,467          9,406,962
                                                                    ------------       ------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 86,430,032       $ 67,158,547
                                                                    ============       ============


See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                               STATEMENT OF INCOME


                                                                 Year Ended December 31,
                                                         1999              1998               1997
                                                    ------------       ------------       ------------
INTEREST INCOME
     Loans, including fees                          $  5,246,849       $  3,507,860       $  1,720,876
     Federal funds sold                                  236,113            700,394            461,373
     Investment securities                               818,170            157,954                 --
                                                    ------------       ------------       ------------
        Total interest income                          6,301,132          4,366,208          2,182,249
                                                    ------------       ------------       ------------

INTEREST EXPENSE
     Deposits                                          2,793,697          1,854,044            817,845
     Short-term borrowings                                 1,863                 --                 --
                                                    ------------       ------------       ------------
        Total interest expense                         2,795,560          1,854,044            817,845
                                                    ------------       ------------       ------------

NET INTEREST INCOME                                    3,505,572          2,512,164          1,364,404
Provision for loan losses                                179,381            155,573            201,121
                                                    ------------       ------------       ------------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                           3,326,191          2,356,591          1,163,283
                                                    ------------       ------------       ------------

NONINTEREST INCOME
     Service charges on deposit accounts                 122,219             71,435             51,805
     Loan service fees                                    50,353             40,371             63,781
     Investment securities losses                        (12,092)                --                 --
     Gains on sales of assets                            137,978             68,894                 --
     Other                                                54,093             21,174             16,336
                                                    ------------       ------------       ------------
        Total noninterest income                         352,551            201,874            131,922
                                                    ------------       ------------       ------------

NONINTEREST EXPENSE
     Salaries and employee benefits                    1,486,192          1,302,987            798,393
     Occupancy and equipment                             367,249            316,622            172,219
     Data processing                                     103,292             76,240             43,781
     Other                                               451,502            386,479            272,573
                                                    ------------       ------------       ------------
        Total noninterest expense                      2,408,235          2,082,328          1,286,966
                                                    ------------       ------------       ------------

Income before income taxes and cumulative
   effect of accounting change                         1,270,507            476,137              8,239
Income taxes                                             459,045             52,213                 --
                                                    ------------       ------------       ------------
Income before cumulative effect of
   accounting change                                     811,462            423,924              8,239
Cumulative effect of accounting change
   for organization costs, net of income taxes                --            (45,041)                --
                                                    ------------       ------------       ------------

NET INCOME                                          $    811,462       $    378,883       $      8,239
                                                    ============       ============       ============

EARNINGS PER SHARE Basic earnings per share:
        Income before cumulative effect of
           accounting change                        $       1.17       $       0.62       $       0.02
        Cumulative effect of accounting change
           for organization costs                             --              (0.07)                --
                                                    ------------       ------------       ------------
        Net income                                  $       1.17       $       0.55       $       0.02
                                                    ============       ============       ============

     Diluted earnings per share:
        Income before cumulative effect of
           accounting change                        $       1.12       $       0.60       $       0.02
        Cumulative effect of accounting change
           for organization costs                             --              (0.06)                --
                                                    ------------       ------------       ------------
        Net income                                  $       1.12       $       0.54       $       0.02
                                                    ============       ============       ============

See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                         Accumulated
                                                                       Additional        Retained           Other
                                                     Common             Paid-in          Earnings        Comprehensive
                                                      Stock             Capital          (Deficit)            Loss
                                                 ----------------  ----------------  ----------------  ----------------

Balance, December 31, 1996                       $      2,279,350  $      3,296,112  $       (344,829) $             --

Net proceeds from sale of 230,000 shares
  of common stock ($16.50 per share)                    1,150,000         2,573,231

Net income                                                                                      8,239
                                                 ----------------  ----------------  ----------------  ----------------

Balance, December 31, 1997                              3,429,350         5,869,343          (336,590)               --

Net income                                                                                    378,883
Other comprehensive loss:
   Unrealized losses on available for sale
     securities, net of tax benefit of $10,211                                                                  (15,724)

Comprehensive income

Common stock issued - options exercised                    32,680            49,020
                                                 ----------------  ----------------  ----------------  ----------------
Balance, December 31, 1998                              3,462,030         5,918,363            42,293           (15,724)

Net income                                                                                    811,462
Other comprehensive loss:
   Unrealized losses on available for sale
     securities, net of tax benefit of $204,499                                                                (316,119)

Comprehensive income

Common stock issued - options exercised                     7,875            18,287
                                                 ----------------  ----------------  ----------------  ----------------

Balance, December 31, 1999                       $      3,469,905  $      5,936,650  $        853,755  $       (331,843)
                                                 ================  ================  ================  ================


                                                                                            1999               1998
                                                                                     ----------------   ---------------

Components of other comprehensive loss:
     Change in net unrealized loss on
       investment securities available for sale                                      $       (323,461) $        (15,724)
     Realized losses included in net income, net
       of tax benefit of $4,750                                                                 7,342                --
                                                                                     ----------------  ----------------

Total                                                                                $       (316,119) $        (15,724)
                                                                                     ================  ================

                                                                                                      Comprehensive
                                                                              Total                       Income
                                                                       ----------------              ----------------

                                                                       $      5,230,633

Balance, December 31, 1996                                                           --
                                                                              3,723,231
Net proceeds from sale of 230,000 shares
  of common stock ($16.50 per share)                                              8,239              $          8,239
                                                                       ----------------              ================
Net income
                                                                              8,962,103

Balance, December 31, 1997                                                      378,883              $        378,883

Net income
Other comprehensive loss:                                                       (15,724)                      (15,724)
   Unrealized losses on available for sale                                                           ----------------
     securities, net of tax benefit of $10,211                                                       $        363,159
                                                                                                     ================
Comprehensive income                                                             81,700
                                                                       ----------------
Common stock issued - options exercised                                       9,406,962

Balance, December 31, 1998                                                      811,462              $        811,462
                                                                                     --
Net income
Other comprehensive loss:                                                      (316,119)                     (316,119)
   Unrealized losses on available for sale                                                           ----------------
     securities, net of tax benefit of $204,499                                                      $        495,343
                                                                                                     ================
Comprehensive income                                                             26,162
                                                                       ----------------
Common stock issued - options exercised
                                                                       $      9,928,467
                                                                       ================
Balance, December 31, 1999

Components of other comprehensive loss:
     Change in net unrealized loss on
       investment securities available for sale
     Realized losses included in net income, net of tax benefit of $4,750


Total



See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                             STATEMENT OF CASH FLOWS


                                                                     Year Ended December 31,
                                                              1999            1998              1997
                                                          ------------     ------------     ------------
OPERATING ACTIVITIES
     Net income                                           $    811,462     $    378,883     $      8,239
     Adjustments to reconcile net income to
       net cash provided by operating activities:
         Provision for loan losses                             179,381          155,573          201,121
         Depreciation and amortization, net                    144,967          (96,802)         (55,760)
         Cumulative effect of accounting change for
            organization costs                                      --          (45,041)              --
         Deferred income taxes                                 (56,052)         (84,418)         (21,253)
         Net operating loss utilization                             --           78,868           14,225
         Valuation allowance - deferred income taxes                --         (112,574)           7,028
         Investment securities losses                           12,092               --               --
         Gains on sales of assets                             (137,978)         (68,894)              --
         Increase in accrued interest receivable              (294,154)        (178,838)        (250,826)
         Increase in accrued interest payable                   18,544           38,538           28,417
         Income taxes payable                                  376,614           18,641               --
         Other, net                                            (12,636)         120,532           32,950
                                                          ------------     ------------     ------------
             Net cash provided by (used for)
                 operating activities                        1,042,240          204,468          (35,859)
                                                          ------------     ------------     ------------

INVESTING ACTIVITIES
     Investment securities available for sale:
         Purchases                                         (10,070,113)     (15,270,000)              --
         Proceeds from principal repayments
            and maturities                                   1,457,611        2,000,000               --
         Proceeds from sales                                 4,609,153               --               --
     Net increase in loans                                 (21,120,489)     (18,044,057)     (22,756,265)
     Proceeds from sale of loans                             1,442,274        2,722,244               --
     Purchase of premises and equipment                        (52,608)      (1,034,503)        (288,189)
     Proceeds from sale of land                                330,392               --               --
                                                          ------------     ------------     ------------
             Net cash used for investing activities        (23,403,780)     (29,626,316)     (23,044,454)
                                                          ------------     ------------     ------------

FINANCING ACTIVITIES
     Net increase in deposits                               17,357,685       28,376,682       21,131,102
     Increase in short-term borrowings                       1,000,000               --               --
     Proceeds from sale of common stock                         26,162           81,700        3,723,231
                                                          ------------     ------------     ------------
             Net cash provided by financing activities      18,383,847       28,458,382       24,854,333
                                                          ------------     ------------     ------------

             Increase (decrease) in cash and
                 cash equivalents                           (3,977,693)        (963,466)       1,774,020

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF YEAR                                      8,833,203        9,796,669        8,022,649
                                                          ------------     ------------     ------------

CASH AND CASH EQUIVALENTS
   AT END OF YEAR                                         $  4,855,510     $  8,833,203     $  9,796,669
                                                          ============     ============     ============



See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

     NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     First Capital Bank of Arizona (the "Bank") is a state-chartered financial institution headquartered in Phoenix, Arizona. It derives all of its income from banking and bank-related services which include interest earnings on commercial and commercial real estate financings, earnings from investment securities, federal funds sold, and fees from deposit and loan services provided to its customers through two offices located in the general Phoenix area.

     The accounting and reporting policies of the Bank conform with generally accepted accounting principles ("GAAP") and prevailing practices within the banking industry. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and income and expenses for the period. Actual results could differ significantly from those estimates.

     INVESTMENT SECURITIES

     Management has classified investment securities as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest on investment securities is recognized as income when earned.

     Common stock of the Federal Home Loan Bank of San Francisco ("FHLB") represents ownership in an institution which is wholly-owned by other financial institutions. This equity security is accounted for at cost.

     LOANS

     Loans are reported at their principal amount net of the allowance for loan losses. Interest on all loans is recognized as income when earned on the accrual method. Accrual of interest is discontinued when, in the opinion of management, reasonable doubt exists as to the collectibility of additional interest. Interest payments that would be received on nonaccrual loans are recorded as income or applied against principal according to management's judgment as to the collectibility of the related loans.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses represents the amount which management estimates is adequate to provide for potential losses in loans, loan commitments, and letters of credit. The Bank uses the allowance method in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based upon management's periodic evaluation of individual loans, the overall risk characteristics of the various portfolio segments, changes in the composition and volume of the portfolio, the impact of current economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on any impaired loans, are particularly susceptible to significant changes in the near term.

     A loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect all amounts due according to contractual terms of the loan agreement. The Bank makes an assessment for impairment when such loans are on nonaccrual or the loans have been restructured. Nonaccrual commercial and commercial real estate loans are considered to be impaired. The Bank individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of "impaired loans" is not the same as "nonaccrual loans," although the two categories overlap. The Bank may choose to place a loan on nonaccrual status due to payment delinquency, while not classifying the loan as impaired. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value or as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

     Mortgage loans secured by one-to-four family properties and all consumer loans are large groups of smaller-balance homogeneous loans and are measured for impairment collectively. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired.

     LOAN FEES

     Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. Management is amortizing these amounts over the contractual life of the related loans. Commitment fees based on a percentage of the customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

     Other nonrefundable fees related to lending service activities are recognized as other operating income in the period in which the related service is provided. Typically, these fees are earned for loan syndication transactions regarding the funding of various commercial and commercial real estate loans and loan servicing for participation loans.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

     CAPITALIZED ORGANIZATIONAL AND START-UP ACTIVITY COSTS

     Certain organizational and start-up costs incurred primarily before the commencement of operations as a commercial bank on August 7, 1996 had been deferred and were being amortized using the straight-line method over a period of 60 months, which was consistent with industry practice for such items prior to 1998. Effective for fiscal years beginning after December 15, 1998, AICPA Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities," requires entities to expense costs of such start-up and organization activities as incurred. Except for entities that meet certain conditions, initial application of this SOP is required to be reported as a cumulative effect of a change in accounting principle. The Bank elected early adoption of this SOP, and implemented it effective January 1, 1998. Accordingly, the remaining unamortized deferred organization expenses, which amounted to $74,178, were charged to operations in 1998 and are reflected on the Statement of Income, net of income taxes of $29,137, as a cumulative effect of accounting change.

     STOCK OPTIONS

     The Company maintains a stock option plan for the directors, officers, and employees. When the exercise price of the Company's stock options is greater than or equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized in the Company's financial statements. Pro forma net income and earnings per share are presented to reflect the impact of the stock option plan assuming compensation expense had been recognized based on the fair value of the stock options granted under the plan.

     INCOME TAXES

     Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal federal and state tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

     EARNINGS PER SHARE

     The Bank provides dual presentation of basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders, adjusted for the effects of any dilutive securities, by the weighted-average number of common shares outstanding adjusted for the effects of any dilutive securities.

     COMPREHENSIVE INCOME

     The Bank is required to present comprehensive income and its components in a full set of general purpose financial statements for all periods presented. The Bank's other comprehensive loss is comprised exclusively of the net unrealized losses attributable to the investment securities available for sale. The Bank has elected to report comprehensive income as a part of the Statement of Changes in Stockholders' Equity.

     CASH FLOW INFORMATION

     The Bank has defined cash equivalents as those amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold on a daily basis. Cash paid during the years ended December 31, 1999, 1998, and 1997, for interest on deposits and short-term borrowings, amounted to $2,777,016, $1,815,506, and $789,428, respectively. The Bank made federal and state income tax payments of $144,542 and $122,562 in 1999 and 1998, respectively. No income tax payments were made in 1997.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires the recognition of all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. The statement requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, SFAS No. 133 was amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", which deferred the effective date to the first quarter of 2001. The Bank has not yet determined the impact, if any, that this standard could have on its financial position or results of operations.

2.   EARNINGS PER SHARE

     For 1999, 1998 and 1997, there were no convertible securities which would have affected net income and thus been required to be used in calculating basic and diluted earnings per share. As such, net income as presented on the Statement of Income is used for computation purposes. The following table sets forth a reconciliation of the total weighted shares used for the basic and diluted earnings per share calculations.


                                               1999       1998       1997
                                             -------    -------    -------
Weighted-average common shares
  outstanding used to calculate
  basic earnings per share                   693,189    687,127    494,934

Additional common stock equivalents
  (stock options) used to calculate
  diluted earnings per share
                                              32,216     15,078      6,960
                                             -------    -------    -------

Weighted-average common shares and
  common stock equivalents used
  to calculate diluted earnings per share    725,405    702,205    501,894
                                             =======    =======    =======

3.   INVESTMENT SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated market value of investment securities available for sale are as follows:


                                                        1999
                              ---------------------------------------------------------
                                                Gross         Gross          Estimated
                               Amortized      Unrealized     Unrealized        Market
                                  Cost          Gains         Losses           Value
                              -----------    -----------    -----------     -----------
U.S. Government sponsored
  agency obligations          $15,565,031    $        --    $  (501,321)    $15,063,710
Mortgage-backed securities      1,441,797             --        (45,192)      1,396,605
                              -----------    -----------    -----------     -----------
     Total debt securities     17,006,828             --       (546,513)     16,460,315
FHLB stock                        255,900             --             --         255,900
                              -----------    -----------    -----------     -----------

Total                         $17,262,728    $        --    $  (546,513)    $16,716,215
                              ===========    ===========    ===========     ===========


                                                         1998
                               ---------------------------------------------------------
                                                 Gross          Gross         Estimated
                                Amortized      Unrealized     Unrealized        Market
                                  Cost           Gains         Losses           Value
                               -----------    -----------    -----------     -----------
U.S. Government agency
  and corporate obligations    $13,270,000    $     7,854    $   (33,750)    $13,244,104
                               ===========    ===========    ===========     ===========

     Investment securities with a carrying value of $1,827,431 and $1,195,465 at December 31, 1999 and 1998, respectively, were pledged to secure public deposits and other purposes as required by law.

     The amortized cost and estimated market value of debt securities at December 31, 1999, by contractual maturity, are shown below. The Bank's mortgage-backed securities have contractual maturities ranging from 13 to 15 years. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                          Amortized        Market
                                            Cost           Value
                                         -----------    -----------

Due after one year through five years    $15,565,031    $15,063,710
Due after ten years                        1,441,797      1,396,605
                                         -----------    -----------

             Total                       $17,006,828    $16,460,315
                                         ===========    ===========

     Proceeds from the sale of securities available for sale and the gross realized losses for the year ended December 31, 1999 were as follows. There were no sales in 1998 and 1997.


                            1999
                         ----------

Proceeds from sales      $4,609,153
Gross realized losses
                             12,092

4.   LOANS

     Major classifications of loans are summarized as follows:


                                      1999            1998
                                  ------------    ------------
Real estate mortgages:
     Construction                 $  8,902,497    $  6,801,104
     Commercial                     36,047,279      23,357,836
     Residential                     3,480,349       2,550,144
Commercial and industrial           13,411,642       8,873,062
Consumer                             1,369,720       1,885,390
                                  ------------    ------------
                                    63,211,487      43,467,536
Less allowance for loan losses         586,414         407,009
                                  ------------    ------------
     Net loans                    $ 62,625,073    $ 43,060,527
                                  ============    ============

     The Bank grants commercial, commercial real estate, and consumer loans to customers throughout its trade area, which is concentrated in the metropolitan areas of Phoenix, Yuma, and Maricopa Counties of Arizona. Approximately $40,700,000 or 64.4 percent, and $25,487,000 or 58.6 percent, of the loan portfolio at December 31, 1999 and 1998, respectively, was comprised of commercial real estate owner-occupied and office rental property loan arrangements. In general, a substantial portion of the Bank's loan customers' abilities to honor their loan agreements is dependent upon the economic stability of the immediate trade area.

5.   ALLOWANCE FOR LOAN LOSSES

     Changes in the allowance for loan losses for the years ended December 31, are as follows:


                                              1999              1998              1997
                                          ------------      ------------      ------------

Balance, January 1                        $    407,009      $    251,436      $     50,315
Add:
     Provision charged to operations           179,381           155,573           201,121

     Recoveries                                     79                --                --

Less loans charged off                              55                --                --
                                          ------------      ------------      ------------

Balance, December 31                      $    586,414      $    407,009      $    251,436
                                          ============      ============      ============

6.   PREMISES AND EQUIPMENT

     Major classifications of premises and equipment are summarized as follows:


                                            1999               1998
                                        ------------      ------------

Land                                    $    234,891      $    234,891
Buildings and improvements                   469,557           469,557
Leasehold improvements                        66,539           103,881
Furniture, fixtures, and equipment           532,394           483,463
                                        ------------      ------------
                                           1,303,381         1,291,792
Less accumulated depreciation                278,997           175,854
                                        ------------      ------------

     Total                              $  1,024,384      $  1,115,938
                                        ============      ============

     Depreciation and amortization expense for the years ended December 31, 1999, 1998, and 1997 was $144,162, $110,173, and $49,092, respectively.

     The Bank's headquarters and main office are being operated under a lease agreement which expires on July 31, 2004, with renewal options available to the Bank. On an annual basis, the minimum rental payments due are adjusted for increases in building tax and operating expenses. At December 31, 1999, the estimated minimum rental commitments for this non-cancelable lease were:

           2000                       $         155,542
           2001                                 178,529
           2002                                 199,525
           2003                                 204,342
           2004                                 120,841
                                      -----------------

          Total                       $         858,779
                                      =================

     Total rental expense recorded in 1999, 1998, and 1997 was $ 151,810, $166,622, and $107,117, respectively.

7.   DEPOSITS

     Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $14,367,795 and $12,368,438 at December 31, 1999 and 1998, respectively, representing approximately 19.2 percent and 21.5 percent of the Bank's total deposits.

     At December 31, 1999, the scheduled maturities of certificates of deposit of $100,000 or more are as follows:


Three months or less                $ 2,200,715
Over Three to six months              1,503,716
Over six through twelve months        2,916,009
Over twelve months                    7,747,355
                                    -----------

Total                               $14,367,795
                                    ===========

8.   INCOME TAXES

     The provision for income taxes consists of:


                                          1999           1998             1997
                                       ---------       ---------       ---------
Currently payable:
     Federal                           $ 473,231       $ 148,602       $      --
     State
                                          41,866          21,735              --
                                       ---------       ---------       ---------
                                         515,097         170,337              --
Deferred
                                         (56,052)        (84,418)        (21,253)
Net operating loss utilization
                                              --          78,868          14,225
Adjustment of beginning of the
   year valuation allowance for
                                              --        (112,574)          7,028
                                       ---------       ---------       ---------

Total provision before cumulative
   effect of accounting change         $ 459,045       $  52,213       $      --
                                       =========       =========       =========

     The tax effect of deductible and taxable temporary differences that gave rise to the deferred tax assets and liabilities, respectively, at December 31, is comprised as follows:


                                                    1999          1998          1997
                                                  --------      --------      --------
Deferred tax assets:
     Allowance for loan losses                    $181,269      $114,169      $ 45,928
     Organization costs                             17,846        28,113         8,001
     Directors' compensation                        12,661            --            --
     Net unrealized loss on securities             214,670        10,172            --
     Net operating loss carryforward                    --            --        78,868
                                                  --------      --------      --------
         Gross deferred tax assets                 426,446       152,454       132,797
     Less valuation allowance                           --            --       112,574
                                                  --------      --------      --------
         Deferred tax assets after allowance       426,446       152,454        20,223
Deferred tax liabilities:
     Premises and equipment                         37,597        24,155        20,223
                                                  --------      --------      --------
     Net deferred tax assets                      $388,849      $128,299      $     --
                                                  ========      ========      ========

     As of December 31, 1997, the Bank represented an entity that had been in existence for less than two years and had accumulated a net operating loss since its inception. As such, management established a valuation allowance for its deferred tax assets, primarily the accumulated future tax benefits attributed to the operating loss carry forwards and loan loss provisions, since it is more likely than not that realization of these deferred assets could not be fully supported at December 31, 1997. However, during 1998, because of the following positive factors, the beginning of the year valuation allowance was eliminated. The factors taken into consideration were: a) the Bank's consistent profitable trends, beginning in late 1997 and extending through 1998, and b) projected budgetary growth in such profitable trends in the near term.

     The following is a reconciliation between the actual provision for income taxes and the amount of income taxes which would have been provided at statutory rates:


                                              1999                           1998                            1997
                                  ----------------------------    ----------------------------     ----------------------------
                                                      % of                           % of                              % of
                                                     Pre-tax                        Pre-tax                           Pre-tax
                                     Amount          Income          Amount          Income           Amount          Income
                                  ------------    ------------    ------------    ------------     ------------    ------------

Provision at statutory rate       $    431,995            34.0%   $    161,887            34.0%    $      2,801            34.0%
State income tax, net of
   federal tax benefit                  27,632             2.2          14,345             3.0               --              --
Adjustment of beginning of
   the year valuation allowance
   for deferred tax assets                  --              --        (112,574)          (23.6)           7,028            85.3
Other, net                                (582)             --         (11,445)           (2.4)          (9,829)         (119.3)
                                  ------------    ------------    ------------    ------------     ------------    ------------

Actual tax expense and
   effective rate before
   cumulative effect of
   accounting change              $    459,045            36.2%   $     52,213            11.0%    $         --              --%
                                  ============    ============    ============    ============     ============    ============

9.   AVAILABLE LINES OF CREDIT

     The Bank maintains a federal funds line of credit with M & I Thunderbird Bank with a total borrowing limit of $3.5 million. Such a borrowing line is unsecured in nature, unless borrowings of at least $1 million remain outstanding for periods greater than two days, in which case certain U.S. Government obligations must be pledged as security. The line incurs no service charges.

     The Bank also maintains two unsecured federal fund lines of credit with Bankers Bank of the West and Zions Bank, with maximum borrowing limits of $4.7 million and $2.5 million, respectively, at year-end. These lines also incur no service charges.

     During the fourth quarter of 1999, the Bank applied and was accepted for membership in the FHLB of San Francisco. As a member, the Bank has access to a predetermined credit arrangement, which at December 31, 1999, had a borrowing limit based on 25 percent of its total assets but not to exceed its total outstanding residential mortgage loan portfolio balance at the time of borrowing. This credit arrangement is subject to annual renewal and typically incurs no service charges. Any outstanding borrowings are collateralized by a blanket security agreement on qualifying residential mortgage loans, small business loans, and the Bank's investment in stock of the FHLB. There were no borrowings from the FHLB in 1999.

10.  COMMITMENTS

     In the normal course of business, the Bank makes various commitments that are not reflected in the accompanying financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. Losses, if any, are charged to the allowance for loan losses. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements as deemed necessary.

     The off-balance sheet commitments were comprised of the following:


                                                 1999              1998
                                              -----------      -----------

Commitments to extend credit                  $27,909,881      $25,910,353
Commercial and standby letters of credit          372,773          303,600
                                              -----------      -----------
                                              $28,282,654      $26,213,953
                                              ===========      ===========

     Due to regulatory lending limitations as well as bank internal lending limit guidelines, approximately $6,127,000 at December 31, 1999 and $4,830,000 at December 31, 1998, of the total commitments to extend credit will be funded through origination participation arrangements with independent third-party commercial banking entities.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised primarily of available commercial lines of credit, commercial construction, and mortgage loan commitments. The Bank uses the same credit policies in making loan commitments and conditional obligations as it does for on-balance sheet instruments. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, as deemed necessary, is based upon management's credit evaluation in compliance with the Bank's lending policy guidelines. Customers use credit commitments to ensure funds will be available for working capital purposes, capital expenditures, and to ensure access to funds at specified terms and conditions.

     Standby letters of credit obligate the Bank to disburse funds to a third party if the Bank's customer fails to perform under the terms of the agreement with the beneficiary. These instruments are issued primarily to support bid or performance-related contracts. Commercial letters of credit are used primarily in the purchase and sale of commercial goods and are payable upon presentation and supported by funds on deposit or by the customer's credit qualifications. The coverage period for these instruments is typically a one-year period or less with an annual renewal option subject to prior approval by management. The Bank holds collateral for these instruments, as deemed necessary, which are typically Bank deposit instruments.

11.  EMPLOYEE BENEFITS

     The Bank maintains an IRA Savings Incentive Match Plan (Simple IRA) covering substantially all employees. Employees may contribute up to the maximum allowed by law. The Bank matches based upon the lesser of one percent of employee compensation or the actual employee contributions made for the year. Effective September 1, 1999, the Bank began matching employee salary reduction contributions up to a limit of three percent of the employee's compensation for the year. For 1999, 1998, and 1997, the Bank contributed $17,638, $7,557, and $5,857, respectively.

12.  STOCK OPTION PLANS

     The Bank maintains a stock option plan for directors, officers, and employees. The plan provides for granting stock options to officers, employees, and non-employee directors of the Bank. The maximum aggregate number of shares which may be optioned and sold through this plan cannot exceed 15 percent of all issued and outstanding shares of common stock of the Bank taking into consideration the shares to be issued upon the exercise of an option. An aggregate of 122,467 shares of authorized but unissued common stock can be issued. Options granted become exercisable in installments of 25 percent each for the first two years from the date of grant and the remainder in the third year provided certain Bank performance benchmarks have been obtained regarding such items as regulatory capital adequacy, nonperforming loan levels, earnings performance, and an acceptable regulatory composite rating.

     Following is a summary of the status of the plan:


                                                1999                         1998                         1997
                                   ----------------------------   ----------------------------   --------------------------
                                                     Weighted-                      Weighted-                    Weighted-
                                                     average                        average                       average
                                                     Exercise                       Exercise                     Exercise
                                      Shares          Price          Shares          Price          Shares         Price
                                   ------------    ------------   ------------    ------------   ------------   ------------
Outstanding at beginning of year         88,417    $      14.44         76,463    $      12.50         76,463   $      12.50


Granted                                  17,450           22.61         40,700           16.80             --             --

Exercised                                (1,575)          16.61         (6,536)          12.50             --             --

Forfeited                                (8,425)          16.96        (22,210)          12.64             --             --
                                   ------------                   ------------                   ------------

Outstanding at end of year               95,867    $      15.66         88,417    $      14.44         76,463   $      12.50
                                   ============                   ============                   ============

Exercisable at end of year               55,992    $      13.09         24,159    $      12.50         19,116   $      12.50
                                   ============                   ============                   ============


     The following table summarizes the characteristics of stock options outstanding at December 31, 1999:


                                                            Average                            Average
    Grant             Exercise           Outstanding       Contractual    Exercisable          Exercise
    Date               Price               Shares             Life          Shares              Price
--------------   -------------------    --------------   --------------- --------------    -----------------
    1996           $       12.50                48,317             6.82          48,317          $     12.50
    1998             16.50-17.00                30,700        8.24-8.43           7,675                16.82
    1999             18.25-24.50                16,850        9.02-9.56              --                22.62
                                        --------------                   --------------
                                               95,867                            55,992
                                        ==============                   ==============

     The Bank accounts for its stock option plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under this Opinion, no compensation expense has been recognized with respect to the plan because the exercise price of the Bank's employee stock options equals the market price of the underlying stock on the grant date.

     For purposes of computing pro forma results, the Bank estimated the fair values of stock options using the Black-Scholes option pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. Therefore, the pro forma results are estimates of results of operations as if compensation expense had been recognized for the stock option plans. The fair value of each stock option granted and vested in 1999, 1998 and 1997 was estimated using the following weighted-average assumptions for grants made in 1999, 1998, and 1997: (1) expected dividend yields were zero percent; (2) risk-free interest rates ranging from 4.70 percent to 6.70 percent; (3) expected volatility ranging from 0.03 percent to 17.13 percent; and (4) expected lives of options ranging from 6.82 years to 9.56 years.

     Had compensation expense for the stock option plans been recognized in accordance with the fair value accounting standards, net income applicable to common stock and basic and diluted net income per common share for the years ended December 31, would have been as follows:


                                    1999             1998              1997
                                ------------     ------------     ------------
Net income :
   As reported                  $    811,462     $    378,883     $      8,239
   Pro forma                         706,694          329,876         (161,817)

Basic earnings per share:
   As reported                  $       1.17     $       0.55     $       0.02
   Pro forma                            1.02             0.48            (0.33)

Diluted earnings per share:
   As reported                  $       1.12     $       0.54     $       0.02
   Pro forma                            0.97             0.47            (0.32)

13.  REGULATORY MATTERS

     CASH AND DUE FROM BANKS

     The district Federal Reserve Bank requires the Bank to maintain certain reserve balances. As of December 31, 1999, the Bank had required reserves of $129,000, comprised of vault cash.

     DIVIDENDS

     The Bank is subject to a dividend restriction that generally limits the amount of dividends that can be paid by an Arizona state-chartered bank. Under the Arizona Banking Code, cash dividends may not exceed net profits, as defined, for that year combined with retained net profits for the two preceding years less any required transfers to surplus. Using this formula, the amount available for payment of dividends by the Bank in 2000, without approval of the Arizona Superintendent of Banks, will be limited to $1,190,000, plus net profits retained up to the date of the dividend declaration.

     CAPITAL REQUIREMENTS

     Federal regulations require the Bank to maintain minimum amounts of capital. Specifically, the Bank is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets. Management believes, as of December 31, 1999, the Bank meets all capital adequacy requirements to which it is subject.

     In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") established five capital categories ranging from "well capitalized" to "critically undercapitalized." Should any institution fail to meet the requirements to be considered "adequately capitalized," it would become subject to a series of increasingly restrictive regulatory actions.

     As of December 31, 1999 and 1998, the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier 1 risk-based, and Tier 1 Leverage capital ratios must be at least ten percent, six percent, and five percent, respectively.

     The following table reflects the Bank's capital ratios at December 31:


                                               1999                               1998
                                   -----------------------------      -----------------------------
                                      Amount           Ratio             Amount           Ratio
                                   ------------     ------------      ------------     ------------
Total Capital
(to Risk-weighted Assets)

     Actual                        $ 10,846,724            17.91%     $  9,829,695            21.11%
     Capital Adequacy Purposes        4,845,702             8.00         3,725,152             8.00
     To Be Well Capitalized           6,057,128            10.00         4,656,440            10.00

Tier I Capital
(to Risk-weighted Assets)

     Actual                        $ 10,260,310            16.94%     $  9,422,686            20.24%
     Capital Adequacy Purposes        2,422,851             4.00         1,862,576             4.00
     To Be Well Capitalized           3,634,277             6.00         2,793,864             6.00

Tier I Capital
(to Average Assets)

     Actual                        $ 10,260,310            11.87%     $  9,422,686            14.43%
     Denovo Capital Required                 --               --         5,223,760             8.00
     Capital Adequacy Purposes        3,458,700             4.00         2,611,880             4.00
     To Be Well Capitalized           4,323,376             5.00         3,264,850             5.00

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Bank's financial instruments at December 31, are as follows:


                                                       1999                            1998
                                           ---------------------------     ---------------------------
                                             Carrying         Fair           Carrying         Fair
                                              Value           Value           Value           Value
                                           -----------     -----------     -----------     -----------
Financial assets:
     Cash and due from banks,
        interest-bearing deposits with
        other banks and federal
        funds sold                         $ 4,855,510     $ 4,855,510     $ 8,833,203     $ 8,833,203
     Investment securities
        available for sale                  16,716,215      16,716,215      13,244,104      13,244,104
     Net loans                              62,625,073      61,039,502      43,060,527      42,966,087
     Accrued interest receivable               744,614         744,614         450,460         450,460
                                           -----------     -----------     -----------     -----------
         Total                             $84,941,412     $83,355,841     $65,588,294     $65,493,854
                                           ===========     ===========     ===========     ===========

Financial liabilities:
     Deposits                              $74,984,067     $74,579,123     $57,626,382     $57,998,141
     Short-term borrowings                   1,000,000       1,000,000              --              --
     Accrued interest payable                   95,922          95,922          77,738          77,738
                                           -----------     -----------     -----------     -----------
         Total                             $76,079,989     $75,675,045     $57,704,120     $58,075,879
                                           ===========     ===========     ===========     ===========

     Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

     Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

     If no readily available market exists, the fair value estimates for financial instruments are based upon management's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

     As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Bank.

     CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN OTHER BANKS, FEDERAL FUNDS SOLD, ACCRUED INTEREST RECEIVABLE, SHORT-TERM BORROWINGS, AND ACCRUED INTEREST PAYABLE

     The fair value is equal to the current carrying value.

     INVESTMENT SECURITIES

     The fair value of investment securities held is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

     LOANS AND DEPOSITS

     Fair value for commercial, commercial real estate, and consumer loans is estimated using discounted contractual cash flows generated using prepayment estimates. Discount rates are based upon current market rates generally being charged for new loan originations with similar credit and payment characteristics.

     Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end. Fair values for time deposits are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio to current market rates being offered for deposits of similar remaining maturities.

     COMMITMENTS TO EXTEND CREDIT

     These financial instruments are generally not subject to sale, and estimated fair values are not readily available.

     The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 10.

                          FIRST CAPITAL BANK OF ARIZONA
                                  BALANCE SHEET
                                   (Unaudited)


                                                                     September 30,         December 31,
                                                                         2000                  1999
                                                                   ----------------      ----------------
ASSETS
     Cash and due from banks                                       $      2,997,618      $      2,556,637
     Interest-bearing deposits with other banks                                  --             1,000,000
     Federal funds sold                                                   3,703,162             1,298,873
     Investment securities available for sale                            22,783,175            16,716,215
     Loans                                                               72,987,691            63,211,487
     Less allowance for loan losses                                         695,300               586,414
                                                                   ----------------      ----------------
             Net loans                                                   72,292,391            62,625,073
     Premises and equipment                                                 933,031             1,024,384
     Accrued interest and other assets                                    1,391,932             1,208,850
                                                                   ----------------      ----------------

             TOTAL ASSETS                                          $    104,101,309      $     86,430,032
                                                                   ================      ================

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                $     13,002,082      $      7,306,655
         Interest-bearing demand                                          4,750,524             4,182,721
         Money market                                                    25,625,006            28,130,049
         Savings                                                            333,524               265,263
         Time                                                            46,423,584            35,099,379
                                                                   ----------------      ----------------
             Total deposits                                              90,134,720            74,984,067
     Short-term borrowings                                                2,730,000             1,000,000
     Accrued interest payable and other liabilities                         193,374               517,498
                                                                   ----------------      ----------------
             TOTAL LIABILITIES                                           93,058,094            76,501,565
                                                                   ----------------      ----------------

STOCKHOLDERS' EQUITY
     Common stock, par value $5; 10,000,000 shares authorized,
       729,593 and 693,981 issued and outstanding                         3,647,965             3,469,905
     Additional paid-in capital                                           6,671,911             5,936,650
     Retained earnings                                                      956,323               853,755
     Accumulated other comprehensive loss                                  (232,984)             (331,843)
                                                                   ----------------      ----------------
             TOTAL STOCKHOLDERS' EQUITY                                  11,043,215             9,928,467
                                                                   ----------------      ----------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $    104,101,309      $     86,430,032
                                                                   ================      ================


See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                               STATEMENT OF INCOME
                                   (Unaudited)



                                            Nine Months Ended September 30,
                                                 2000              1999
                                            -------------     -------------
INTEREST INCOME
    Loans, including fees                   $   5,134,284     $   3,785,822
    Federal funds sold                             30,803           178,503
    Investment securities:
       Taxable                                    833,350           561,465
       Nontaxable                                   2,855                --
                                            -------------     -------------
       Total interest income                    6,001,292         4,525,790
                                            -------------     -------------
INTEREST EXPENSE
    Deposits                                    2,784,225         1,985,612
    Short-term borrowings                          59,411             1,863
                                            -------------     -------------
       Total interest expense                   2,843,636         1,987,475
                                            -------------     -------------

NET INTEREST INCOME                             3,157,656         2,538,315
Provision for loan losses                         108,886           169,681
                                            -------------     -------------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                    3,048,770         2,368,634
                                            -------------     -------------

NONINTEREST INCOME
    Service charges on deposit accounts           121,084            92,222
    Loan service fees                              78,982            42,793
    Gains on sales of assets                           --           137,978
    Other                                          38,063            36,800
                                            -------------     -------------
       Total noninterest income                   238,129           309,793
                                            -------------     -------------

NONINTEREST EXPENSE
    Salaries and employee benefits                950,637         1,160,189
    Occupancy and equipment                       263,485           280,458
    Data processing                               120,283           112,593
    Other                                         328,062           318,152
                                            -------------     -------------
       Total noninterest expense                1,662,467         1,871,392
                                            -------------     -------------

Income before income taxes                      1,624,432           807,035
Income taxes                                      623,056           301,902
                                            -------------     -------------

NET INCOME                                  $   1,001,376     $     505,133
                                            =============     =============

EARNINGS PER SHARE
    Basic                                   $        1.37     $        0.69

    Diluted                                          1.30              0.67


See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)


                                                                    Nine Months Ended
                                                                       September 30,
                                                                 2000               1999
                                                           ---------------      ---------------
OPERATING ACTIVITIES
     Net income                                            $     1,001,376      $       505,133
     Adjustments to reconcile net income to
       net cash provided by operating activities:
         Provision for loan losses                                 108,886              169,681
         Depreciation and amortization, net                         21,080              111,802
         Gains on sales of assets                                       --             (137,978)
         Increase in accrued interest receivable                  (270,515)            (393,182)
         Increase in accrued interest payable                       56,377                4,447
         Income taxes payable                                     (447,200)             164,816
         Other, net                                                 58,979               41,920
                                                           ---------------      ---------------
             Net cash provided by (used for)
                 operating activities                              528,983              466,639
                                                           ---------------      ---------------

INVESTING ACTIVITIES
     Investment securities available for sale:
         Purchases                                              (6,143,591)          (8,518,060)
         Proceeds from principal repayments
            and maturities                                         103,684              920,000
         Proceeds from sales                                       184,900                   --
     Net increase in loans                                      (9,715,836)         (17,276,429)
     Proceeds from sale of loans                                        --            1,442,274
     Purchase of premises and equipment                             (8,036)             (43,777)
     Proceeds from sale of land                                         --              330,392
                                                           ---------------      ---------------
             Net cash used for investing activities            (15,578,879)         (23,145,600)
                                                           ---------------      ---------------

FINANCING ACTIVITIES
     Net increase in deposits                                   15,150,653           17,865,301
     Net decrease in short term borrowings                      (1,000,000)                  --
     Increase in FHLB advances                                   2,730,000                   --
     Cash paid in lieu of fractional shares                           (816)                  --
     Net proceeds from sale of common stock                         15,329               26,162
                                                           ---------------      ---------------
             Net cash provided by financing activities          16,895,166           17,891,463
                                                           ---------------      ---------------

             Increase (decrease) in cash and
                 cash equivalents                                1,845,270           (4,787,498)

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF PERIOD                                        4,855,510            8,833,203
                                                           ---------------      ---------------

CASH AND CASH EQUIVALENTS
   AT END OF PERIOD                                        $     6,700,780      $     4,045,705
                                                           ===============      ===============


See accompanying notes to the financial statements.

                          FIRST CAPITAL BANK OF ARIZONA
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)


BASIS OF PRESENTATION

The accompanying unaudited interim period financial statements do not necessarily include all information which would be included in audited financial statements. The information furnished reflects all normal recurring adjustments which are, in the opinion of management, necessary for the fair statement of the results for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

COMMON STOCK DIVIDEND

On March 24, 2000, the Board of Directors approved the issuance of a five percent stock dividend to shareholders of record on April 28, 2000. The dividend was paid on May 23, 2000, with fractional shares paid out in cash. This represented the first dividend paid to shareholders since the inception of the Bank. A total of 34,705 shares of common stock were issued. The dividend was recorded using the Bank's current market price for its common stock at the time of issuance, and resulted in a noncash charge of $897,992 to retained earnings. Cash paid in lieu of issuing fractional shares resulted in payments totaling $816. The total average shares outstanding and the per share amounts included in these financial statements for the nine-month period ending September 30, 1999, are based on the increased number of shares after giving retroactive effect to the stock dividend.

EARNINGS PER SHARE

There were no convertible securities which would affect the numerator in calculating basic and diluted earnings per share; therefore, net income as presented on the Statement of Income will be used as the numerator. The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.


                                                  Nine Months Ended
                                                    September 30,
                                                2000             1999
                                            ------------     ------------
Weighted-average common shares
  outstanding used to calculate basic
  earnings per share                             729,277          727,590

Additional common stock equivalents
  (stock options) used to calculate
  diluted earnings per share                      41,155           30,561
                                            ------------     ------------
Weighted-average common shares
  outstanding used to calculate diluted
  earnings per share                             770,432          758,151

                          FIRST CAPITAL BANK OF ARIZONA
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

SUBSEQUENT EVENT

The Bank has entered into an Agreement and Plan of Merger, originally dated October 24, 2000, and subsequently amended and restated as of November 28, 2000, with Colorado Business Bankshares, Inc. ("COBIZ"). Pending regulatory and each company's shareholder approvals, the Bank will merge with and into a wholly-owned subsidiary of COBIZ, with the result that the outstanding shares of the Bank's common stock will be converted into shares of COBIZ common stock. The stock exchange ratio will be based upon a predetermined conversion formula, which calculates the exchange ratio based in part on the average market closing price of COBIZ common stock. The merger transaction, once completed will be accounted for as a pooling of interest.

CASH FLOW INFORMATION


                                           Nine Months Ended
                                             September 30,
                                         2000              1999
                                     ------------     ------------
Cash paid during the period for:
         Interest                    $  2,787,259     $  1,982,028
         Income taxes                   1,070,054          139,542

STOCK OPTION PLAN

The Bank maintains a stock option plan for directors, officers, and employees. The plan provides for granting stock options to officers, employees, and non-employee directors of the Bank. The maximum aggregate number of shares which may be optioned and sold through this plan cannot exceed 15 percent of all issued and outstanding shares of common stock of the Bank taking into consideration the shares to be issued upon the exercise of an option. Options granted become exercisable in installments of 25 percent each for the first two years from the date of grant and the remainder in the third year provided certain Bank performance benchmarks have been obtained.

                          FIRST CAPITAL BANK OF ARIZONA
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

STOCK OPTION PLAN (CONTINUED)

Following is a summary of the status of the plan for the nine-month period ending September 30, 2000:


                                                     (1)
                                       ------------------------------
                                                           Weighted-
                                                            average
                                                           Exercise
                                         Shares              Price
                                       ------------      ------------

Outstanding at beginning of period          100,660      $      14.89

Granted                                      16,840             25.85
Exercised                                      (945)            16.23
Forfeited                                    (2,415)            18.30
                                       ------------
Outstanding at end of period                114,140      $      16.43
                                       ============
Exercisable at end of period                 70,066      $      13.36
                                       ============


(1) - The beginning period balance, weighted-average exercise prices, and activity occurring during the period have been adjusted to give retroactive effect of the five percent stock dividend distributed on May 23, 2000.

                                     ANNEX A


================================================================================




                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                          dated as of November 28, 2000


                                      among

                       Colorado Business Bankshares, Inc.,

                          FCBA Acquisition Corporation

                                       and

                          First Capital Bank of Arizona




================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


SECTION 1         THE BASIC TRANSACTION...........................................................................1
         1.1      The Merger......................................................................................1
         1.2      Conversion of Shares............................................................................2
         1.3      Conversion Ratio................................................................................2
         1.4      No Fractional Shares............................................................................2
         1.5      Dissenting Shares...............................................................................2
         1.6      Stock Options...................................................................................3
         1.7      Adjustments.....................................................................................3
         1.8      Exchange Agent..................................................................................3
         1.9      Lost or Destroyed Certificates..................................................................4
         1.10     Shareholder Approval............................................................................4
                  1.10.1   Special Meetings.......................................................................4
                  1.10.2   CoBiz's Consent. ......................................................................4
         1.11     Registration Statement and Joint Proxy Statement................................................5
                  1.11.1   Preparation and Filing.................................................................5
                  1.11.2   Information............................................................................5
                  1.11.3   Effectiveness..........................................................................5

SECTION 2         CLOSING.........................................................................................6

SECTION 3         REPRESENTATIONS AND WARRANTIES OF FCBA..........................................................6
         3.1      Corporate and Financial.........................................................................6
                  3.1.1    Authority..............................................................................6
                  3.1.2    Corporate Status.......................................................................6
                  3.1.3    Capital Structure......................................................................7
                  3.1.4    Corporate Records......................................................................8
                  3.1.5    Tax Returns, Taxes.....................................................................8
                  3.1.6    Financial Statements...................................................................9
                  3.1.7    Undisclosed Liabilities................................................................9
                  3.1.8    Regulatory Reports.....................................................................9
                  3.1.9    Community Reinvestment Act.............................................................9
                  3.1.10   Litigation and Proceedings.............................................................9
         3.2      Business Operations............................................................................10
                  3.2.1    Customers.............................................................................10
                  3.2.2    Permits; Compliance with Law..........................................................10
                  3.2.3    Insurance.............................................................................10
                  3.2.4    Material Contracts....................................................................10
                  3.2.5    Intellectual Property.................................................................12

                  3.2.6    Personal Property.....................................................................12
                  3.2.7    Leases................................................................................12
                  3.2.8    Real Property.........................................................................12
                  3.2.9    Offices and ATMs......................................................................13
                  3.2.10   Environmental.........................................................................13
                  3.2.11   Absence of Changes....................................................................14
                  3.2.12   Loan Portfolio........................................................................15
                  3.2.13   Investment Securities.................................................................15
                  3.2.14   Power of Attorney.....................................................................15
                  3.2.15   Accounts..............................................................................15
                  3.2.16   Accounting and Tax Matters............................................................16
                  3.2.17   Indemnification.......................................................................16
                  3.2.18   Trust Administration..................................................................16
         3.3      Employees and Benefits. .......................................................................16
                  3.3.1    Compensation..........................................................................16
                  3.3.2    Directors or Officers of Other Corporations...........................................16
                  3.3.3    Employee Benefits.....................................................................16
                  3.3.4    Labor Relations.......................................................................18
                  3.3.5    Related-Party Transactions............................................................18
                  3.3.6    Operating Losses......................................................................18
         3.4      Approvals, Consents and Filings................................................................18
         3.5      Absence of Brokers.............................................................................18
         3.6      Representations and Warranties.................................................................19

SECTION 4         REPRESENTATIONS AND WARRANTIES OF COBIZ AND MERGERCO...........................................19
         4.1      Corporate and Financial........................................................................19
                  4.1.1    Authority.............................................................................19
                  4.1.2    Corporate Status......................................................................19
                  4.1.3    Capital Structure.....................................................................20
                  4.1.4    Financial Statements..................................................................20
         4.2      Approvals, Consents, and Filings...............................................................21
         4.3      Status of CoBiz Common Stock to be Issued......................................................21
         4.4      Absence of Brokers.............................................................................21
         4.5      Representation and Warranties..................................................................21

SECTION 5         COVENANTS PENDING CLOSING......................................................................21
         5.1      Conduct of Business of FCBA....................................................................21
                  5.1.1    Ordinary Course.......................................................................21
                  5.1.2    Dividends; Changes in Stock...........................................................22
                  5.1.3    Issuance of Securities................................................................22
                  5.1.4    Governing Documents; Compliance with Law..............................................22
                  5.1.5    No Acquisitions or Dispositions.......................................................22
                  5.1.6    Maintenance of Properties.............................................................22

                  5.1.7    Benefit Plans.........................................................................22
                  5.1.8    Books and Records.....................................................................22
                  5.1.9    Increase in Compensation..............................................................23
                  5.1.10   Payment of Debt.......................................................................23
                  5.1.11   Other Actions.........................................................................23
                  5.1.12   Maintenance of Insurance..............................................................23
                  5.1.13   Investment Portfolio..................................................................23
                  5.1.14   Banking Relationships.................................................................23
                  5.1.15   Notice of Changes.....................................................................23
         5.2      Conduct of Business of CoBiz...................................................................23
                  5.2.1    Ordinary Course.......................................................................24
                  5.2.2    Other Actions.........................................................................24

SECTION 6         OTHER AGREEMENTS...............................................................................24
         6.1      Ongoing Disclosure.............................................................................24
         6.2      Access, Information and Documents..............................................................24
         6.3      Confidentiality................................................................................24
         6.4      Expenses.......................................................................................25
         6.5      Approvals and Consents.........................................................................25
         6.6      Press Releases.................................................................................25
         6.7      Employees of FCBA..............................................................................25
         6.8      Affiliate Agreements...........................................................................26
         6.9      Accountant's Letter............................................................................26
         6.10     Voting Agreements..............................................................................26
         6.11     Tax Opinion....................................................................................26

SECTION 7         CONDITIONS TO CLOSING..........................................................................26
         7.1      Conditions to Obligations of CoBiz and Mergerco................................................26
                  7.1.1    Representations and Warranties........................................................27
                  7.1.2    Performance of Agreements and Covenants...............................................27
                  7.1.3    Dissenting Shares.....................................................................27
                  7.1.4    Certificates and Opinion..............................................................27
                  7.1.5    Affiliate Agreements..................................................................27
                  7.1.6    Accountant's Letter...................................................................27
                  7.1.7    Pooling of Interests..................................................................27
                  7.1.8    Employment Agreements.................................................................28
                  7.1.9    Noncompetition/Nonsolicitation Agreement..............................................28
                  7.1.10   Resignations of FCBA Directors........................................................28
                  7.1.11   Examinations..........................................................................28
                  7.1.12   Due Diligence.........................................................................28
         7.2      Conditions to Obligations of FCBA..............................................................28
                  7.2.1    Representations and Warranties........................................................28
                  7.2.2    Performance of Agreements and Covenants...............................................28
                  7.2.3    Certificates and Opinion..............................................................28

         7.3      Conditions to Obligations of Each Party........................................................29
                  7.3.1    No Order..............................................................................29
                  7.3.2    Shareholder Approval..................................................................29
                  7.3.3    Registration Statement and Blue Sky Filings...........................................29
                  7.3.4    Consents and Approvals................................................................29
                  7.3.5    Listing of CoBiz Common Stock.........................................................29
                  7.3.6    Tax Opinion...........................................................................29

SECTION 8         TERMINATION....................................................................................29
         8.1      Right to Terminate.............................................................................29
                  8.1.1    Mutual Consent........................................................................29
                  8.1.2    Mutual Termination Rights.............................................................30
                  8.1.3    Termination Rights of CoBiz...........................................................30
                  8.1.4    Termination Rights of FCBA............................................................30
                  8.1.5    Notice of Termination.................................................................30
         8.2      Effect of Termination..........................................................................31

SECTION 9         MISCELLANEOUS..................................................................................31
         9.1      Survival.......................................................................................31
         9.2      Jurisdiction...................................................................................31
         9.3      Amendments and Supplements.....................................................................31
         9.4      Governing Law..................................................................................31
         9.5      Notices........................................................................................31
         9.6      Entire Agreement, Assignability, Etc...........................................................32
         9.7      Exclusivity of Representations.................................................................32
         9.8      Counterparts...................................................................................33
         9.9      Headings; Terms................................................................................33
         9.10     Waivers........................................................................................33
         9.11     Severability...................................................................................33
         9.12     Construction...................................................................................33
         9.13     Incorporation of Exhibits and Schedule.........................................................33
         9.14     Waiver of Jury Trial...........................................................................33

                                    EXHIBITS


Exhibit A        -     Plan of Merger
Exhibit B        -     Articles of Merger
Exhibit C        -     FCBA Disclosure Schedule
Exhibit D        -     Form of Affiliate Agreement
Exhibit E        -     Shareholders Executing Voting Agreement
Exhibit F        -     Form of Voting Agreement
Exhibit G        -     Opinion of FCBA Counsel
Exhibit H        -     Form of Employment Agreement - Harold Mosanko
Exhibit I        -     Form of Employment Agreement - Senior Vice Presidents
Exhibit J        -     Form of Noncompetition and Nonsolicitation Agreement
Exhibit K        -     Opinion of CoBiz Counsel

                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
(the "Agreement") is entered into as of this 28th day of November, 2000, by and among Colorado Business Bankshares, Inc., a Colorado corporation and a financial holding company ("CoBiz"), FCBA Acquisition Corporation, an Arizona corporation and a wholly-owned subsidiary of CoBiz ("Mergerco"), and First Capital Bank of Arizona, an Arizona corporation and an Arizona state-chartered bank ("FCBA").

                                    RECITALS

                  A. The respective Boards of Directors of CoBiz, Mergerco and FCBA have determined that the merger of Mergerco with and into FCBA (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the plan of merger attached hereto as EXHIBIT A (the "Plan of Merger"), would be advisable and in the best interests of their respective shareholders, and have approved the Plan of Merger and the Merger, pursuant to which each outstanding share of the common stock of FCBA ("FCBA Common Stock") shall, except as otherwise provided herein, be converted into shares of the common stock of CoBiz ("CoBiz Common Stock") as provided herein.

                  B. Under Arizona law, the Plan of Merger must be approved by the shareholders of Mergerco and FCBA. Under the rules of the Nasdaq National Market ("Nasdaq"), on which the CoBiz Common Stock is traded, the Merger must be approved by the shareholders of CoBiz. The respective Boards of Directors of CoBiz, Mergerco and FCBA have resolved to recommend that the shareholders of CoBiz, Mergerco and FCBA, respectively, approve this Agreement and the Merger and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

                  C. In furtherance thereof, the Boards of Directors of CoBiz, Mergerco and FCBA have approved this Agreement and the Merger in accordance with Colorado and Arizona law and upon the terms and subject to the conditions set forth herein.

                  D. The Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

                  In consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                              THE BASIC TRANSACTION

         1.1 THE MERGER. On the terms and subject to the conditions set forth in this Agreement, Mergerco, as the disappearing corporation, shall be merged with and into FCBA as the surviving corporation, all as more specifically provided in the Plan of Merger. At the Closing, FCBA and Mergerco shall execute articles of merger in the form required by Arizona law attached hereto as EXHIBIT B (the "Articles of Merger") and shall cause the Articles of Merger to be filed with the Arizona Corporation Commission. The Merger shall become effective upon such filing (the "Effective Time").

         1.2 CONVERSION OF SHARES. In the Merger, each share of FCBA Common Stock outstanding at the Effective Time (other than Dissenting Shares as defined below) shall be converted into the right to receive shares of CoBiz Common Stock as provided in Section 1.3. Any issued shares of FCBA Common Stock held in the treasury of FCBA shall be canceled and retired and no conversion shall occur with respect thereto. Each share of the common stock of Mergerco outstanding at the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of FCBA common stock. The CoBiz Common Stock outstanding at the Effective Time shall not be converted or otherwise affected by the Merger.

         1.3 CONVERSION RATIO. The conversion ratio in the Merger shall be based upon the average closing price of the CoBiz Common Stock on Nasdaq for the 20 trading days ending with the third trading day prior to the Closing (the "Average Closing Price"). If the Average Closing Price is $14.50 or less, the conversion ratio shall be 2.621 shares of CoBiz Common Stock for each share of FCBA Common Stock. If the Average Closing Price is greater than $14.50, the number of shares of CoBiz Common Stock issuable for each share of FCBA Common Stock shall be determined by dividing (a) $38.00 plus the product of 0.5 times the difference between the Average Closing Price and $14.50 by (b) the Average Closing Price. The conversion ratio calculation set forth in this Section 1.3 assumes that there are 729,593 shares of FCBA Common Stock outstanding as of the Effective Time. If, as of the Effective Time, there are more than 729,593 shares of FCBA Common Stock outstanding, the conversion ratio calculated under this
Section 1.3 shall be proportionately adjusted so that the aggregate number of shares of CoBiz Common Stock issuable in the Merger will be the same as the number of shares that would have been issued if there had been 729,593 shares of FCBA Common Stock outstanding; provided, however, that no such adjustment shall be required in respect of shares of FCBA Common Stock issued upon exercise of FCBA Stock Options (as defined below) outstanding as of the date hereof. The actual conversion ratio calculated as provided in this Section 1.3 is referred to as the "Conversion Ratio". If the Average Closing Price is less than $14.50, FCBA may terminate this Agreement pursuant to Section 8.1.4(iii).

         1.4 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, fractional shares of CoBiz Common Stock shall not be issued to any holder of FCBA Common Stock in the Merger. Each holder of shares of FCBA Common Stock who otherwise would have been entitled to receive a fraction of a share of CoBiz Common Stock (after aggregating all fractional shares of CoBiz Common Stock to be received by such holder) shall receive in lieu thereof cash (rounded to the nearest whole cent), without interest, in an amount determined by multiplying such holder's fractional interest by the Average Closing Price.

         1.5 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of FCBA Common Stock outstanding immediately prior to the Effective Time and held by holders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 10-1301 et seq. of the Arizona Business Corporation Act ("Dissenting Shares") shall not be converted into the right to receive shares of CoBiz Common Stock, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal. If, after the Effective Time, any such holder fails to perfect or withdraws or otherwise loses such right, each of such holder's shares of FCBA Common Stock shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, shares of CoBiz Common Stock as provided in Section 1.3. FCBA shall give CoBiz prompt notice of any demands received by FCBA for appraisal of shares of FCBA Common Stock, and, prior to the Effective Time, CoBiz shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, FCBA shall not, except with the prior written consent of CoBiz, make any payment with respect to, or settle or offer to settle, any such demands.

         1.6 STOCK OPTIONS. At the Effective Time, CoBiz shall assume the First Capital Bank of Arizona Amended and Restated 1995 Stock Option Plan ("the FCBA Option Plan") and each and every outstanding option to purchase shares of FCBA Common Stock (the "FCBA Stock Options") issued under such plan. Such plan and each FCBA Stock Option shall be automatically amended at the Effective Time to provide that (i) such FCBA Stock Option shall be exercisable for that number of whole shares of CoBiz common stock equal to the product of (a) the number of shares of FCBA Common Stock that were issuable under such FCBA Stock Option immediately prior to the Effective Time multiplied by (b) the Conversion Ratio; and (ii) the per share exercise price for the shares of CoBiz Common Stock issuable upon exercise of such FCBA Stock Option shall be equal to the quotient determined by dividing (a) the exercise price per share of the FCBA Common Stock at which such FCBA Stock Option was exercisable immediately prior to the Effective Time by (b) the Conversion Ratio. There shall be no other changes to the terms or conditions of the FCBA Option Plan or any FCBA Stock Option as a result of the merger.

         1.7 ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of CoBiz Common Stock occurs or is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Conversion Ratio shall be proportionately adjusted.

         1.8 EXCHANGE AGENT. Upon the terms and conditions of this Agreement, CoBiz shall make available on or before the Closing to Corporate Stock Transfer, Inc., who is designated as exchange agent (the "Exchange Agent"), such number of shares of CoBiz Common Stock as shall be issuable to the shareholders of FCBA Common Stock in accordance with this Agreement and the estimated amount necessary to make payments in cash in lieu of fractional shares. As soon as practicable after the Closing, CoBiz or the Exchange Agent shall mail to each holder of record of FCBA Common Stock a form letter of transmittal and instructions for the surrender of certificates formerly representing FCBA Common Stock in exchange for certificates representing the CoBiz Common Stock issuable pursuant to this Agreement. Upon receipt by the Exchange Agent of a properly completed and signed transmittal letter, together with certificates representing the FCBA Common Stock being surrendered, the Exchange Agent shall promptly issue to each former holder of FCBA Common Stock, CoBiz Common Stock certificates representing such holder's shares of CoBiz Common Stock, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required for the shares, and a check for an amount in lieu of any fractional shares. As of and after the Effective Time, the holders of FCBA Common Stock shall be entitled to all of the rights and benefits of a holder of CoBiz Common Stock. Until surrendered as contemplated by this Section 1.8, each certificate representing shares of FCBA Common Stock shall be deemed after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of CoBiz Common Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 1.8. All amounts of cash in respect of fractional interests which have not been claimed at the end of one year from the Effective Time by surrender of certificates representing FCBA Common Stock for shares of CoBiz Common Stock shall be repaid to FCBA as the surviving corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto. Any declaration of dividends by CoBiz after the Merger will include dividends on all CoBiz Common Stock issued in the Merger, but no dividend or other distribution payable to the holders of the CoBiz Common Stock to be issued in the Merger will be paid to such holders until such shareholders physically surrender all certificates as described above.

         1.9 LOST OR DESTROYED CERTIFICATES. Notwithstanding anything to the contrary set forth herein, if any holder of shares of FCBA Common Stock should be unable to surrender his, her or its certificates representing shares of FCBA Common Stock because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to CoBiz and shall be entitled to receive the certificate representing the proper number of shares of CoBiz Common Stock and cash in lieu of fractional shares in accordance with Section 1.8.

         1.10 SHAREHOLDER APPROVAL.

                  1.10.1 SPECIAL MEETINGS. Each of CoBiz and FCBA, acting through their respective Boards of Directors, shall in accordance with applicable law and their respective articles of incorporation and bylaws duly call, give notice of, convene and hold a special meeting (in each case, a "Special Meeting") of its shareholders as soon as practicable for the purpose of considering and taking action upon this Agreement and the Merger. Each of the CoBiz and the FCBA Board of Directors shall, subject to their fiduciary duties, at all times continue their recommendations of this Agreement and the Merger to their respective shareholders in effect without qualification and shall use commercially reasonable efforts to obtain shareholder approval of this Agreement and the Merger. Notwithstanding the foregoing, CoBiz or FCBA shall not be obligated to call or hold a Special Meeting if the other party is in breach of or default under this Agreement and such breach or default, if not cured, would result in the nonfulfillment of a condition to the obligations of CoBiz or FCBA, as the case may be, under Section 7.

                  1.10.2 COBIZ'S CONSENT. CoBiz, as the sole shareholder of Mergerco, hereby consents to the adoption of this Agreement by Mergerco and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the shareholders of Mergerco held for this purpose.

         1.11 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT.

                  1.11.1 PREPARATION AND FILING. The parties agree to jointly prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by CoBiz with the Securities and Exchange Commission (the "SEC") in connection with the issuance of the CoBiz Common Stock pursuant to this Agreement (including the proxy statement and prospectus and other proxy solicitation materials of CoBiz and FCBA (the "Joint Proxy Statement") and all related documents). Each party agrees to cooperate with the other parties, their counsel and their accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that both parties have cooperated as provided above, CoBiz agrees to file the Registration Statement with the SEC as promptly as reasonably practicable. Each of FCBA and CoBiz agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as reasonably practicable after any SEC comments are resolved. CoBiz also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. FCBA agrees to furnish to CoBiz all information concerning FCBA and its officers, directors and shareholders as may be reasonably requested in connection with the foregoing

                  1.11.2 INFORMATION. Each party agrees that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) the Joint Proxy Statement and each amendment or supplement thereto, if any, will, at the date of mailing to shareholders and at the time of the Special Meetings, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of FCBA and CoBiz further agrees that if it becomes aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Joint Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct the Joint Proxy Statement or the Registration Statement.

                  1.11.3 EFFECTIVENESS. CoBiz agrees to promptly advise FCBA of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the CoBiz Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                                    SECTION 2
                                     CLOSING

         As soon as reasonably practicable after the satisfaction or waiver of all of the conditions precedent set forth in Section 7, but no later than March 31, 2001, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Denver, Colorado, or at such other place as CoBiz and FCBA may agree upon in writing. At the Closing, FCBA shall deliver the items described in Section 7.1, and CoBiz and Mergerco shall deliver the items described in Section 7.2.

                                    SECTION 3
                     REPRESENTATIONS AND WARRANTIES OF FCBA

         To induce CoBiz and Mergerco to enter into this Agreement, FCBA represents and warrants as follows (which representations and warranties are being made as of the date of this Agreement and shall be deemed to be made again as of the Closing), except as set forth in the disclosure schedule attached hereto as EXHIBIT C (the "FCBA Disclosure Schedule"), the section numbers of which are numbered to correspond to the sections of this Agreement to which they refer.

         3.1 CORPORATE AND FINANCIAL.

                  3.1.1 AUTHORITY.

                           (i) Subject to obtaining the consents and approvals
set forth in Section 3.4, FCBA has full power and authority to make, execute and perform this Agreement and to consummate the transactions contemplated hereby, and no further action is necessary on the part of FCBA to authorize its consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of FCBA and is enforceable in accordance with its terms, except as limited by the laws affecting creditors' rights generally and to general principles of equity.

                           (ii) Subject to obtaining the consents and approvals
set forth in Section 3.4, the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of any law or regulation applicable to FCBA; (b) violate any provision of the articles of incorporation, charter or bylaws of FCBA; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement or commitment to which FCBA is a party; or (d) constitute a violation of any order, judgment or decree to which FCBA is a party or by which FCBA or any of its assets or properties are bound.



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                  3.1.2 CORPORATE STATUS. FCBA is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and is authorized to conduct a general banking business by the Arizona Superintendent of Banks (the "ASB"). FCBA's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") in the manner and to the fullest extent provided by law. FCBA has all requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business in the places where such properties or assets are now owned, leased or operated and such business is conducted. FCBA is not required to be licensed, qualified or domesticated as a foreign corporation in any jurisdiction. Except as set forth in Section 3.1.2 of the FCBA Disclosure Schedule, FCBA does not own any capital stock or other voting interest in any corporation or other entity.

                  3.1.3 CAPITAL STRUCTURE.

                           (i) FCBA has authorized capital stock consisting of
10,000,000 shares of common stock, $5.00 par value, of which 729,593 shares are issued and outstanding as of the date of this Agreement. All of the outstanding capital stock of FCBA is duly authorized, validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of FCBA. None of the capital stock of FCBA has been issued in violation of any preemptive or other rights of its shareholders.

                           (ii) Except as set forth in Section 3.1.3(ii) of the
FCBA Disclosure Schedule, FCBA does not have outstanding any securities which are either by their terms or by contract convertible into or exchangeable for capital stock of FCBA, or any other securities or debt of FCBA, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance of, its capital stock or securities convertible into its capital stock. FCBA is not subject to any obligation to repurchase or otherwise acquire or retire, or to register with the SEC, any shares of its capital stock.

                           (iii) Except as set forth in Section 3.1.3(iii) of
the FCBA Disclosure Schedule, there is no agreement, arrangement or understanding to which FCBA is a party restricting or otherwise relating to the transfer of any shares of capital stock of FCBA.

                           (iv) There is no agreement, arrangement or
understanding to which FCBA is a party relating to the voting of any shares of capital stock of FCBA.

                           (v) All shares of FCBA Common Stock or other capital
stock, or any other securities or debt of FCBA which have been purchased or redeemed by FCBA have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all banking laws and all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or shall with the giving of



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notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of FCBA.

                  3.1.4 CORPORATE RECORDS. The stock records and minute books of FCBA previously furnished to CoBiz fully and accurately reflect all issuances, transfers and redemptions of the capital stock of FCBA, correctly show the record addresses of the FCBA shareholders and the number of shares of FCBA capital stock held by each such shareholder, correctly show all corporate action taken by the directors (or any committee) and shareholders of FCBA (including actions taken by consent without a meeting), and contain true and correct copies or originals of FCBA's articles of incorporation, charter and bylaws, in each case as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions have been adopted by the directors or shareholders of FCBA except those contained in the minute books. All corporate records of FCBA have been maintained in accordance with all applicable statutory and regulatory requirements and are complete and accurate.

                  3.1.5 TAX RETURNS, TAXES. Except as set forth in Section 3.1.5 of the FCBA Disclosure Schedule, FCBA has duly filed when due (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental agencies having jurisdiction with respect to taxes imposed upon FCBA's income, properties, revenues, operations or other assets or taxes imposed which might create a lien or encumbrance on any such assets. Such returns or reports are true, complete and correct, and FCBA has paid to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges including all applicable interest and penalties set forth in such returns or reports. There are no liens on the assets of FCBA relating to or attributable to any taxes. FCBA is not currently the beneficiary of any extension of time within which to file any such written return or report. All federal, state and local taxes and other governmental charges payable by FCBA have been paid or have been adequately accrued or reserved for on FCBA's books in accordance with generally accepted accounting principles and banking regulations applied on a consistent basis Until the Effective Time, FCBA shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with generally accepted accounting principles and banking regulations applied on a consistent basis. FCBA has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of FCBA, there is no threatened claim against FCBA or any basis for any such claim, for payment of any additional federal, state or local taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the most recent audited financial statements provided by FCBA to CoBiz. FCBA has not constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger. Proper and accurate amounts have been withheld by FCBA from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by FCBA for all



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periods for which returns were due with respect to withholding, social security and unemployment taxes and the amounts shown thereon to be due and payable have been paid in full.

                  3.1.6 FINANCIAL STATEMENTS. FCBA has delivered to CoBiz true, correct and complete copies of (i) the audited financial statements of FCBA for the years ended December 31, 1997, 1998 and 1999, including balance sheets, statements of income, statements of shareholders' equity and statement of cash flows and (ii) unaudited financial statements of FCBA, including a balance sheet, statement of income, statement of shareholders' equity and statement of cash flows for the nine months ended September 30, 2000. All such financial statements have been prepared in accordance with generally accepted accounting principles and banking regulations consistently applied and truthfully reflect in all material aspects the assets, liabilities and financial condition of FCBA as of the dates indicated therein and the results of its operations for the respective periods then ended.

                  3.1.7 UNDISCLOSED LIABILITIES. FCBA has no debt, liability or obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise except (i) those reflected in the most recent audited balance sheet provided by FCBA to CoBiz or (ii) those incurred in the ordinary course of business since December 31, 1999, none of which arises from any breach of contract, tort or violation of law.

                  3.1.8 REGULATORY REPORTS. FCBA has filed all reports, registrations and other documents, together with any amendments required to be made with respect thereto (the "FCBA Filings"), that were required to be filed with (i) the FDIC, (ii) the ASB, (iii) the SEC and (iv) any other applicable governmental entity. No administrative actions have been taken or orders issued in connection with such FCBA Filings. As of their respective dates, each FCBA Filing (i) complied in all material respects with all laws and regulations enforced or promulgated by the governmental entity with which it was filed; and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All financial statements contained in the FCBA Filings fairly present the financial position and results of operations of FCBA as of the dates and for the periods covered thereby and were prepared in accordance with generally accepted accounting principles and the regulations of the agency with which the FCBA Filings were filed, consistently applied. FCBA has furnished or made available to CoBiz true and correct copies of all FCBA Filings.

                  3.1.9 COMMUNITY REINVESTMENT ACT. FCBA has received a rating of "outstanding" in its most recent examination or interim review with respect to the Community Reinvestment Act. FCBA has not been advised of any supervisory concerns regarding FCBA's compliance with the Community Reinvestment Act.

                  3.1.10 LITIGATION AND PROCEEDINGS. There are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations pending or, to the knowledge of FCBA, threatened against FCBA in any court or before any arbitrator or governmental



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agency, and no judgment, award, order or decree has been rendered against FCBA by any agency, arbitrator, court, commission or other authority.

         3.2 BUSINESS OPERATIONS.

                  3.2.1 CUSTOMERS. FCBA has no knowledge of any presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor of FCBA or in the inability of FCBA to collect amounts due therefrom or to return funds deposited thereby.

                  3.2.2 PERMITS; COMPLIANCE WITH LAW. FCBA has all permits, licenses, approvals, authorizations and registrations under all federal, state and local laws required for it to carry on its business as presently conducted, all such permits, licenses, approvals, authorizations and registrations are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of FCBA, threatened. FCBA has complied with all laws, regulations, and orders applicable to it or its business. No notice or warning from any governmental authority with respect to any failure or alleged failure of FCBA to comply in any material respect with any law, regulation or order has been received by FCBA, nor to the knowledge of FCBA, is any such notice or warning threatened.

                  3.2.3 INSURANCE. Section 3.2.3 of the FCBA Disclosure Schedule contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, FCBA or any of its officers, directors and employees, all of which are in full force and effect, together with a complete list of all pending claims under any such policies or bonds. All terms, obligations and provisions of each such policy and bond has been complied with, all premiums due thereon have been paid and no notice of cancellation with respect thereto has been received by FCBA. FCBA believes that such policies and bonds provide adequate coverage to insure the properties and business of FCBA and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. FCBA has no liability for premiums or for retrospective premium adjustments with respect to such policies. FCBA has previously made available to CoBiz a true, correct and complete copy of each such insurance policy and bond.

                  3.2.4 MATERIAL CONTRACTS. Section 3.2.4 of the FCBA Disclosure Schedule contains a list identifying and briefly describing all written contracts, agreements, mortgages, security agreements, deeds of trust, guaranties or commitments to which FCBA is a party, or by which it may be bound (other than the Leases (as defined below), the Plans (as defined below) and agreements relating to the loans, leases and other extensions of credit set forth in Section 3.2.12), involving the payment or receipt of more than $10,000 or having a term or requiring performance over a period of more than 90 days (collectively the "Material Contracts") including, but not limited to:

                           (i) any employment, bonus or consulting contract;



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                           (ii) any contract concerning a partnership or joint
venture;

                           (iii) any contract or agreement that restricts FCBA
(or would restrict FCBA as the surviving corporation after the Effective Time) from competing in any line of business in any location;

                           (iv) any mortgage, pledge, conditional sales
contract, security agreement, option, or any other similar agreement (other than those in which FCBA is mortgagee, secured party or deed of trust beneficiary, in each case arising in the ordinary course of its business);

                           (v) any contract of participation with any other
financial institution or person in any loan or any sales of assets of FCBA with recourse of any kind to FCBA;

                           (vi) any agreement for the sale of any property or
assets in which FCBA has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

                           (vii) any agreement or promissory note relating to
the borrowing of any money or the deferred purchase price of property (other than interbank borrowings made in the ordinary course of business and reflected in the most recent audited financial statements of FCBA provided to CoBiz);

                           (viii) any guarantee or indemnification other than
letters of credit or loan commitments issued by FCBA in the ordinary course of business;

                           (ix) any restrictive covenant contained in any Lease
or deed to Real Property (as defined below) that materially restricts the use, transferability or value of such property;

                           (x) any agreement relating to business acquisitions
or dispositions not yet consummated;

                           (xi) any contracts to which any director, officer or
employee of FCBA is a party (other than agreements relating to employment); and

                           (xii) any agreement to acquire equipment or any
commitment to make capital expenditures.

                  Each Material Contract is in full force and effect, is valid and enforceable in accordance with its terms (subject to any applicable bankruptcy or creditor laws), constitutes a legal and binding obligation of FCBA and is not the subject of any notice of default, termination or partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that will give rise to any notice of default, termination or partial termination.



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FCBA has complied with the provisions of each Material Contract. A true and complete copy of each Material Contract has been made available to CoBiz for examination.

                  3.2.5 INTELLECTUAL PROPERTY. Section 3.2.5 of the FCBA Disclosure Schedule describes all of the Intellectual Property Rights (as defined below), including information as to all registrations or other filings related thereto. The Intellectual Property Rights are all those necessary for the conduct of the business of FCBA as presently conducted. FCBA has no obligation to compensate any person for the use of any Intellectual Property Rights and FCBA has not granted to any person any license, option or other rights to use in any manner any of the Intellectual Property Rights, whether requiring the payment of royalties or not. The Intellectual Property Rights shall not cease to be rights of FCBA or be impaired by reason of the performance of this Agreement or the consummation of the transactions contemplated hereby. No other person (i) has notified FCBA that such person claims any ownership of or right to use any Intellectual Property Rights or (ii) to the knowledge of FCBA, is infringing upon any Intellectual Property Rights. To the knowledge of FCBA, FCBA's use of the Intellectual Property Rights does not conflict with, infringe upon or otherwise violate the valid rights of any third party anywhere where the business of FCBA is currently conducted or is currently proposed to be conducted by FCBA. No written notice has been received and not fully resolved and, to the knowledge of FCBA, no action has been instituted or threatened against FCBA alleging that FCBA's use of the Intellectual Property Rights infringes upon or otherwise violates any rights of a third party. For purposes of this Agreement, "Intellectual Property Rights" shall mean all intellectual property rights pertaining to the business of FCBA, including all (i) trademarks, trade names, service marks or other trade rights, whether or not registered, and all pending applications for any such registrations; (ii) copyrights, copyrightable materials or pending applications therefor; (iii) trade secrets; (iv) inventions, discoveries, designs, and drawings; (v) computer software (including all source and object codes and manuals); and (vi) patents and patent applications.

                  3.2.6 PERSONAL PROPERTY. FCBA has good and marketable title to all of its personal property, free and clear of all encumbrances, liens or charges of any kind or character except liens for taxes not due and payable. The personal property owned and leased by FCBA is in good operating order (ordinary wear and tear excepted), is usable in the ordinary course of business, and is sufficient and adequate to carry on the business of FCBA as currently conducted.

                  3.2.7 LEASES. Section 3.2.7 of the FCBA Disclosure Schedule sets forth a list of all leases pursuant to which FCBA is either lessor or lessee of any real or personal property (the "Leases"). All Leases are valid and enforceable in accordance with their terms, there is not under any such Lease any default or any event which with notice or lapse of time, or both, would constitute a default by FCBA or, to the knowledge of FCBA, by any other party thereto. There are no contractual obligations, agreements in principle or present plans for FCBA to enter into new leases or to renew or amend existing Leases prior to the Closing. The copies of the Leases and any amendments thereto provided by FCBA to CoBiz are true, correct and complete, the Leases have not been modified in any respect other than pursuant to such amendments, and the Leases are in full force and effect in accordance with their terms. Except as set forth in Section 3.2.7 of the FCBA



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Disclosure Schedule, no rent has been paid in advance and no security deposit has been paid with respect to any Lease.

                  3.2.8 REAL PROPERTY. Section 3.2.8 of the FCBA Disclosure Schedule lists all real property (other than security interests) owned by FCBA (the "Real Property"). Except as set forth in Section 3.2.8 of the FCBA Disclosure Schedule, (i) FCBA has good and marketable title to each parcel of Real Property and the title to each parcel of Real Property is covered by a title insurance policy providing coverage in the amount of the original purchase price; (ii) the interests of FCBA in each parcel of the Real Property are free and clear of any and all liens and encumbrances except for liens for current taxes not yet due and are not subject to any present claim, contest, dispute, action or, to the knowledge of FCBA, threatened action at law or in equity;
(iii) the present and past use of, and improvements upon, each parcel of Real Property and all real properties leased by FCBA (the "Leased Property") are in compliance with all applicable building, fire, zoning and other applicable laws, ordinances and regulations, including the Americans with Disabilities Act, and deed restrictions of record and no notice of any violation or alleged violation thereof has been received; (iv) to the knowledge of FCBA, there is no proposed or pending change in the zoning of, or any proposed or pending condemnation proceeding with respect to, any parcel of Real Property or Leased Property; and
(v) the buildings and structures owned, leased or used by FCBA are, taken as a whole, in good operating order (ordinary wear and tear excepted), are usable in the ordinary course of business and are sufficient and adequate to carry on the business of FCBA as presently conducted.

                  3.2.9 OFFICES AND ATMS. Section 3.2.9 of the FCBA Disclosure Schedule lists the headquarters of FCBA (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by FCBA and the location thereof. Except as set forth in Section 3.2.9 of the FCBA Disclosure Schedule, FCBA does not maintain any other office or ATM or conduct business at any other location, and FCBA has not applied for or received permission to open or close any additional branch or operate at any other location.

                  3.2.10 ENVIRONMENTAL. (i) FCBA is in compliance with all Environmental Regulations (as defined below); (ii) there are no Hazardous Materials (as defined below) on, below or above the surface of, or migrating to or from any parcel of Real Property or Leased Property; (iii) FCBA has no outstanding loans secured by real property that is not in compliance with Environmental Regulations, upon which there are Hazardous Materials or from or to which Hazardous Materials have migrated or are migrating; and (iv) there is no claim, action, suit, proceeding or notice thereof before any governmental entity pending against FCBA or concerning any real property securing FCBA loans and there is no outstanding judgment, order, writ, injunction, decree, or award against FCBA or any real property securing FCBA loans relating to the representations made in clauses (i) through (iii) above. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of all governmental entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation



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under any federal, state or local statute, regulation, ordinance, order, action, policy or common law or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto. FCBA has provided to CoBiz phase I environmental assessments with respect to each piece of Real Property and Leased Property as to which such a phase I environmental investigation has been prepared by or on behalf of FCBA.

                  3.2.11 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or as specifically set forth in Section 3.2.11 of the FCBA Disclosure Schedule, since December 31, 1999:

                           (i) there have been no changes in the business,
assets, properties, liabilities, results of operations or financial condition of FCBA, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which FCBA believes shall have, a material adverse effect on FCBA's businesses, assets, properties, liabilities, results of operations or financial condition;

                           (ii) the business of FCBA has been operated in the
ordinary course;

                           (iii) the properties and assets used in FCBA's
business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                           (iv) the books, accounts and records of FCBA have
been maintained in the usual, regular and ordinary manner;

                           (v) there has been no increase in the compensation
payable or to become payable to any director, executive officer or employee of FCBA other than increases made in the ordinary course and consistent with past practice;

                           (vi) there have been no changes in the articles of
incorporation, charter, or bylaws of FCBA;

                           (vii) there has been no issuance, sale, repurchase,
acquisition or redemption by FCBA of any of its capital stock, or any modification or amendment of the rights of the holders of any outstanding capital stock;

                           (viii) there has been no mortgage, lien or other
encumbrance or security interest (other than liens for current taxes not yet due, pledges to secure public deposits or federal funds purchased, in each case arising in the ordinary course of business) created on or in any asset of FCBA or assumed by FCBA with respect to any of its assets;



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                           (ix) there has been no indebtedness or other
liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by FCBA which would be required to be reflected on a balance sheet of FCBA prepared as of the date hereof in accordance with generally accepted accounting principles and banking regulations applied on a consistent basis, except as incurred in the ordinary course of business;

                           (x) no obligation or liability of FCBA has been
discharged or satisfied, other than in the ordinary course of business;

                           (xi) there have been no sales, transfers or other
dispositions of any assets of FCBA, other than in the ordinary course of business;

                           (xii) there has been no amendment, termination or
waiver of any right of FCBA under any material contract, license or permit which has had or may have a material adverse effect on FCBA's business, assets, properties, liabilities, results of operations or financial condition; and

                           (xiii) there has been no examination of FCBA by the
FDIC or the ASB requiring the infusion of additional capital or concluding that FCBA is operating in an unsafe or unsound manner.

                  3.2.12 LOAN PORTFOLIO. Section 3.2.12 of the FCBA Disclosure Schedule lists (i) as of September 30, 2000, by type and classification, each loan, lease, other extension of credit or commitment to extend credit by FCBA;
(ii) as of September 30, 2000, by type and classification, all loans, leases, other extensions and commitments to extend credit of FCBA that have been classified internally or by its bank examiners or auditors (external or internal) as "Watch," "OAEM," "Substandard," "Doubtful," "Loss" or any comparable classification; and (iii) all consumer loans due to FCBA as to which any payment of principal, interest or any other amount is 30 days or more past due.

                  3.2.13 INVESTMENT SECURITIES. Section 3.2.13 of the FCBA Disclosure Schedule lists each investment security held by FCBA as of September 30, 2000, and with respect to each such investment security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. FCBA has no investment security classified as trading.

                  3.2.14 POWER OF ATTORNEY. FCBA has not granted any person a power of attorney or similar authorization that is presently in effect or outstanding.

                  3.2.15 ACCOUNTS. Section 3.2.15 of the FCBA Disclosure Schedule contains a list of each and every bank and other institution in which FCBA maintains an account or safety deposit box, the account numbers and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.



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                  3.2.16 ACCOUNTING AND TAX MATTERS. FCBA has not taken or
agreed to take any action that would prevent CoBiz from accounting for the business combination to be effected by this Agreement as a pooling-of-interests or, as provided in Section 3.2.16 of the FCBA Disclosure Schedule, would prevent the Merger from qualifying as a tax-free reorganization under the Code.

                  3.2.17 INDEMNIFICATION. Other than pursuant to the provisions of its articles of incorporation or bylaws, FCBA is not a party to any indemnification agreement with any of its present or former officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of FCBA, and to the knowledge of FCBA, there are no claims for which any such person would be entitled to indemnification by FCBA.

                  3.2.18 TRUST ADMINISTRATION. Except for acting as a custodian or trustee under individual retirement accounts, FCBA does not maintain trusts or exercise trust powers, including, but not limited to, trust administration, and has not maintained any trusts or exercised such trust powers in the past.

         3.3 EMPLOYEES AND BENEFITS.

                  3.3.1 COMPENSATION. Section 3.3.1 of the FCBA Disclosure Schedule contains a list of (i) the names, titles, responsibilities and compensation arrangements of each officer and director of FCBA and of each employee of FCBA whose compensation (including, without limitation, all salary, wages, bonuses and fringe benefits, other than those fringe benefits made available to all employees on a non-discriminatory basis), from FCBA for the current fiscal year will exceed $25,000; and (ii) all written agreements currently in effect which have been provided to such employees relating to such person's employment or compensation. There are no controversies pending or, to FCBA's knowledge, threatened between FCBA and any of its directors, officers or employees.

                  3.3.2 DIRECTORS OR OFFICERS OF OTHER CORPORATIONS. No director, officer, or employee of FCBA serves, or in the past five years has served, as a director or officer of any other corporation or entity on behalf of or as a designee of FCBA.

                  3.3.3 EMPLOYEE BENEFITS.

                           (i) Section 3.3.3(i) of the FCBA Disclosure Schedule
lists (a) each pension plan, profit sharing plan, group or individual health, dental, medical or life insurance plan, flexible spending account plan, cafeteria plan, employee welfare benefit plan (as such term is defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance plan, bonus plan, stock option plan, deferred compensation plan or other similar plan which is or has been maintained by FCBA or any ERISA Affiliate (as defined below) for any of its current or former employees; and (b) each "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by or on behalf of FCBA or any ERISA Affiliate (including any plans which are "multiemployer plans" under Section 3(37)(A) of ERISA ("Multiemployer Plans")) and any defined



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benefit plan (as defined in Section 3(35) of ERISA) terminated by FCBA within the five plan-years ending immediately before the Closing) which covers or covered any employees or former employees of FCBA or any ERISA Affiliate (each a "Plan"). Copies of all Plan documents, summary plan descriptions, actuarial reports, valuations, annual reports (and attachments thereto) on Form 5500, 5500-C or 5500-R, as the case may be (if required pursuant to ERISA or the Code), correspondence from any governmental agency with respect to the Plans, Internal Revenue Service determination letters and any other related documents have been provided by FCBA to CoBiz. "ERISA Affiliate" means any entity which is controlled by, or is under common control with, FCBA, as determined under ERISA
Section 4001(a)(14).

                           (ii) With respect to each Plan: (a) no litigation or
administrative or other proceeding is pending or, to the knowledge of FCBA, threatened; and (b) each Plan has been restated or amended so as to comply with all applicable requirements of law, including all applicable requirements of ERISA, the Code, and the regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor. Neither the Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to the Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each Plan has been administered by FCBA in compliance in all material respects with applicable law and the terms of such Plan, including, but not limited to, ERISA, the Code, and COBRA (as defined below).

                           (iii) Except for obligations under the Consolidated
Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), FCBA has no obligation to provide, or material liability for, any post-employment health or life insurance benefits under any Plan.

                           (iv) No Plan currently or previously maintained or
contributed to by FCBA is covered by Title IV of ERISA. FCBA does not reasonably expect to incur any liability, contingent or otherwise and including by reason of having formerly maintained an employee benefit plan or by reason of having been a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA, under Section 302 or Title IV of ERISA or Sections 412 or 4971 of the Code.

                           (v) FCBA shall take such actions with respect to each
Plan, and refrain from such actions, as are necessary to maintain the qualification of each such Plan under Section 401(a) of the Code, if applicable. Other than contributions or payments declared, required or obligated to be paid to the Plans as of the date of this Agreement, no contribution shall be declared for or paid to any such Plan.

                           (vi) No Plan is a Multiemployer Plan.



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                           (vii) No Plan is maintained in connection with any
trust described in Code Section 501(c)(9)

                  3.3.4 LABOR RELATIONS. FCBA is not and has not been a party to any collective bargaining agreement or agreement of any kind with any union or labor organization with respect to its employees and none of its employees is represented by a labor union. FCBA has complied with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or, to the knowledge of FCBA, threatened against FCBA.

                  3.3.5 RELATED-PARTY TRANSACTIONS. Except for (i) loans and extensions of credit made on substantially the same terms as those prevailing at the time for comparable transactions by FCBA with other persons who are not affiliated with FCBA and (ii) deposits, all of which are on terms and conditions identical to those made available to customers of FCBA at the time such deposits were entered into, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees of FCBA, including with respect to any business directly or indirectly controlled by any such person, (other than agreements relating to employment).

                  3.3.6 OPERATING LOSSES. Section 3.3.6 of the FCBA Disclosure Schedule lists any Operating Loss (as defined below) which has occurred at FCBA since December 31, 1999 to the date of the Agreement. To FCBA's knowledge, no action has been taken or omitted to be taken by any employee of FCBA that has resulted in the incurrence by FCBA of an Operating Loss or that might reasonably be expected to result in the incurrence of any Operating Loss which would exceed $2,500. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

         3.4 APPROVALS, CONSENTS AND FILINGS. Except for the approval of the Merger by the FDIC, the ASB and the FCBA shareholders and the filing of the Articles of Merger with the Arizona Corporation Commission, neither the execution and delivery of this Agreement by FCBA nor the consummation of the transactions contemplated hereby, requires any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other third party.

         3.5 ABSENCE OF BROKERS. FCBA represents and warrants to CoBiz and Mergerco that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby.



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

         3.6 REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this Section 3 or in any other written instrument, document or agreement delivered by FCBA to CoBiz pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements made herein or therein not misleading.

                                    SECTION 4
              REPRESENTATIONS AND WARRANTIES OF COBIZ AND MERGERCO

         To induce FCBA to enter into this Agreement, CoBiz and Mergerco represent and warrant as follows, which representations and warranties are being made as of the date of this Agreement and shall be deemed to be made again as of the Closing:

         4.1 CORPORATE AND FINANCIAL.

                  4.1.1 AUTHORITY.

                           (i) Subject to obtaining the consents and approvals
set forth in Section 4.2, CoBiz and Mergerco each have full power and authority to make, execute and perform this Agreement and to consummate the transactions contemplated hereby, and no further action is necessary on the part of CoBiz or Mergerco to authorize their consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of CoBiz and Mergerco and is enforceable in accordance with its terms, except as limited by the laws affecting creditors' rights generally and to general principles of equity.

                           (ii) Subject to obtaining the consents and approvals
set forth in Section 4.2, the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of any law or regulation applicable to CoBiz or Mergerco; (b) violate any provision of the respective articles of incorporation, charter, or bylaws of CoBiz or Mergerco; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement or commitment to which either CoBiz or Mergerco is a party; or (d) constitute a violation of any order, judgment or decree to which either CoBiz or Mergerco is a party, or by which either CoBiz or Mergerco or any of their respective assets or properties are bound.

                  4.1.2 CORPORATE STATUS.

                           (i) COBIZ. CoBiz is a corporation duly organized,
validly existing and in good standing under the laws of the state of Colorado and has no subsidiaries other than Colorado Business Bank, N.A., a national banking association, Colorado Business Bankshares Capital Trust I, a Delaware business trust, Colorado Business Leasing Inc., a Colorado corporation, and CoBiz Connect, Inc., a Colorado corporation (collectively, the "Other Subsidiaries"), and Mergerco. CoBiz and each Other Subsidiary have all requisite corporate power and authority and are entitled to own



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

or lease their respective properties and assets and to carry on their businesses in the places where such properties or assets are now owned, leased or operated and such businesses are conducted. CoBiz and each Other Subsidiary is duly licensed, qualified or domesticated as a foreign corporation or business trust in the jurisdictions where the character of the property owned by it or the nature of the business transacted by it make such license, qualification or domestication necessary.

                           (ii) MERGERCO. Mergerco is a corporation duly
organized, validly existing and in good standing under the laws of the State of Arizona and is not required to be qualified as a foreign corporation in any other jurisdiction.

                  4.1.3 CAPITAL STRUCTURE.

                           (i) COBIZ. CoBiz has authorized capital stock
consisting of 25,000,000 shares of common stock, $.01 par value, of which 6,706,347 shares are issued and outstanding as of September 30, 2000, and 2,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding as of the date of this Agreement. All of the outstanding capital stock of CoBiz and each Other Subsidiary is duly authorized, validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. CoBiz owns 100% of the issued and outstanding capital stock of each Other Subsidiary other than Colorado Business Leasing Inc., of which CoBiz owns 80%. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of CoBiz or any Other Subsidiary previously issued. None of the capital stock of CoBiz or any Other Subsidiary has been issued in violation of any preemptive or other rights of their respective shareholders.

                           (ii) MERGERCO. Mergerco has authorized capital stock
consisting solely of 1,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding as of the date of this Agreement, all of which are owned by CoBiz. All of the outstanding capital stock of Mergerco is duly authorized, validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of Mergerco previously issued. None of the capital stock of Mergerco has been issued in violation of any preemptive or other rights of its shareholders.

                  4.1.4 FINANCIAL STATEMENTS. Since June 30, 1998, CoBiz has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "CoBiz Filings"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the CoBiz Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of CoBiz included in the CoBiz Filings have been prepared in accordance with generally accepted accounting principles and banking regulations applied on a consistent basis (except as stated in such financial statements and except as permitted by applicable SEC regulations) and fairly present the financial position of CoBiz as of the dates thereof and the results of operations for the periods presented therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments.

         4.2 APPROVALS, CONSENTS, AND FILINGS. Except for the approval of the Merger by the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the ASB and the CoBiz shareholders, the declaration of effectiveness of the Registration Statement and approval of the Joint Proxy Statement by the SEC, the approval of CoBiz's additional listing application for the inclusion of the CoBiz Common Stock to be issued in the Merger on Nasdaq and the filing of the Articles of Merger with the Arizona Corporation Commission, neither the execution and delivery of this Agreement by CoBiz and Mergerco nor the consummation of the transactions contemplated hereby, requires any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other third party.

         4.3 STATUS OF COBIZ COMMON STOCK TO BE ISSUED. The shares of CoBiz Common Stock to be issued in the Merger will be, when delivered as specified in this Agreement, duly authorized, validly issued, fully paid and nonassessable and registered pursuant to the effective Registration Statement under the Securities Act.

         4.4 ABSENCE OF BROKERS. CoBiz and Mergerco each represent and warrant to FCBA that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby.

         4.5 REPRESENTATION AND WARRANTIES. No representation or warranty contained in this Section 4 or in any other written instrument, document or agreement delivered by CoBiz to FCBA pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements made herein or therein not misleading.

                                    SECTION 5
                            COVENANTS PENDING CLOSING

         5.1 CONDUCT OF BUSINESS OF FCBA. During the period from the date of this Agreement and continuing until the Effective Time, or the earlier termination of this Agreement pursuant to Section 8, FCBA agrees (except as expressly contemplated by this Agreement or to the extent that CoBiz shall otherwise consent in advance in writing) that:

                  5.1.1 ORDINARY COURSE. FCBA shall carry on its business in the usual, regular and ordinary course without the creation of any indebtedness for borrowed money (other than (i) deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business and (ii) borrowings from the Federal Home Loan Bank for the purchase of securities and the funding of loans in the ordinary course of business pursuant to existing agreements, not to exceed $3,000,000 in the aggregate), and, to the extent consistent with such business, use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with representatives, customers, suppliers, personnel and others having business dealings with FCBA.

                  5.1.2 DIVIDENDS; CHANGES IN STOCK. FCBA shall not declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, and FCBA shall not (i) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of FCBA, or (ii) repurchase or otherwise acquire any shares of its capital stock.

                  5.1.3 ISSUANCE OF SECURITIES. FCBA shall not sell, issue, authorize or purchase any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire any such shares or other convertible securities or enter into any agreement with respect to the foregoing, except for issuances of capital stock pursuant to FCBA Stock Options outstanding on the date hereof.

                  5.1.4 GOVERNING DOCUMENTS; COMPLIANCE WITH LAW. FCBA shall not amend its articles of incorporation, charter, or bylaws. FCBA shall maintain its corporate existence and powers and fully comply with all federal, state and local laws with respect to its operations and the conduct of its business.

                  5.1.5 NO ACQUISITIONS OR DISPOSITIONS. FCBA shall not acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other entity or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to FCBA. FCBA shall not sell, lease or otherwise dispose of any of its assets except for sales, leases and other dispositions in the ordinary course of business consistent with prior practice.

                  5.1.6 MAINTENANCE OF PROPERTIES. FCBA shall maintain its properties and assets in satisfactory condition and repair for the purposes intended, ordinary wear and tear excepted.

                  5.1.7 BENEFIT PLANS. FCBA shall not enter into or amend any Plan or any employment or consulting agreement except as required by law and shall not accelerate the exercisability of any options, warrants or rights to purchase securities of FCBA. FCBA will take all steps necessary to cease contributions to the First Capital Bank of Arizona SIMPLE Plan as of the Effective Time.

                  5.1.8 BOOKS AND RECORDS. The books and records of FCBA shall be maintained in the usual, regular and ordinary course consistent with prior years.



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

                  5.1.9 INCREASE IN COMPENSATION. FCBA shall not grant to any officer or employee any increase in compensation, severance or termination pay, or enter into any employment arrangement that will create anything other than an employment-at-will arrangement; provided, however, that if, in the good faith opinion of the President and Chief Executive Officer of FCBA, there is a significant risk that FCBA may lose a key employee (other than an employee holding the title of Senior Vice President or above) prior to the consummation of the Merger, FCBA may increase any such key employee's salary by up to 5% of its current level upon receipt of assurance reasonably satisfactory to FCBA that such key employee will remain in the employ of FCBA through the consummation of the Merger.

                  5.1.10 PAYMENT OF DEBT. FCBA shall not pay any claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business.

                  5.1.11 OTHER ACTIONS. FCBA shall not take any action that would or could reasonably be expected to result in any of the representations and warranties of FCBA set forth in this Agreement becoming untrue at any time on or prior to the Effective Time.

                  5.1.12 MAINTENANCE OF INSURANCE. FCBA shall maintain and keep or cause to be maintained and kept in full force and effect all of the insurance described in Section 3.2.3 of the FCBA Disclosure Schedule or other insurance equivalent thereto.

                  5.1.13 INVESTMENT PORTFOLIO. FCBA shall only invest funds of FCBA in non-callable securities issued by the Federal Home Loan Bank and other similar United States government sponsored associations, the United States, repurchase agreements secured by securities issued by the United States, federal funds, municipal bonds, or deposits insured by the FDIC; provided, however, that no such investment by FCBA shall have a stated maturity of greater than one year and the various stated maturities of FCBA's investments shall be consistent with the stated maturities of the investments held in the ordinary course of FCBA's business.

                  5.1.14 BANKING RELATIONSHIPS. Except for changes in the ordinary course of business, no change shall be made in the banking and safe deposit arrangements referred to in Section 3.2.15.

                  5.1.15 NOTICE OF CHANGES. FCBA shall promptly advise CoBiz orally and in writing of any change or event having, or which FCBA believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of FCBA.

         5.2 CONDUCT OF BUSINESS OF COBIZ. During the period from the date of this Agreement and continuing until the Effective Time, or the earlier termination of this Agreement pursuant to Section 8, CoBiz agrees (except as expressly contemplated by this Agreement or to the extent that FCBA shall otherwise consent in advance in writing) that:

                  5.2.1 ORDINARY COURSE. CoBiz, each Other Subsidiary and Mergerco shall each carry on their respective businesses in the usual, regular and ordinary course and, to the extent consistent with such businesses, use their best efforts to preserve intact their respective present business organizations, keep available the services of their respective present officers and employees and preserve their respective relationships with each of their representatives, customers, suppliers, personnel and others having business dealings with each of them.

                  5.2.2 OTHER ACTIONS. Neither CoBiz, any Other Subsidiary nor Mergerco shall take any action that would or could reasonably be expected to result in any of their respective representations and warranties set forth in this Agreement becoming untrue at any time on or prior to the Effective Time; provided, however, that this Section 5.2 shall not prohibit CoBiz from effecting an acquisition of another subsidiary or the disposition of an Other Subsidiary (other than Colorado Business Bank, N.A. or Colorado Business Bankshares Capital Trust I) that would cause its representation in Section 4.1.2(i) to be untrue at the Effective Time.

                                    SECTION 6
                                OTHER AGREEMENTS

         6.1 ONGOING DISCLOSURE. If either party becomes aware of events or circumstances that constitute or are reasonably likely to give rise to a breach of a representation, warranty or covenant made by such party in this Agreement, such party shall promptly notify the other party thereof. Such notice shall describe in reasonable detail the nature and extent of the breach and the actions that the party giving the notice proposes to take to cure the breach.

         6.2 ACCESS, INFORMATION AND DOCUMENTS. Each party shall allow the other party and its authorized representatives reasonable access during normal business hours from and after the date of this Agreement and prior to the Closing to all of the facilities, financial statements, records, files, stock books, minute books, books of account, notices, audit reports, contracts, commitments, insurance policies, surety bonds, leases and copies of tax returns of such party and shall furnish such party and its authorized representatives such information concerning its affairs as such party may reasonably request, provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Each party shall require its personnel to assist the other party in making any such investigation and shall cause its counsel (subject to attorney-client privilege), accountants, employees and other representatives to be available to such party for such purposes. During such period, each party and its authorized representatives shall have the right, subject to Section 6.3 of this Agreement, to make copies of such records, files, tax returns and other materials as it may deem advisable. No investigation made by either party and its authorized representatives shall affect the right of such party to rely upon the representations and warranties of the other party hereunder.

         6.3 CONFIDENTIALITY. Prior to the Closing, the parties have provided and shall provide each other with information which may be deemed by the party providing the information to be confidential or proprietary. Each party agrees that it shall hold confidential and protect all



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

information provided to it by the other party and use such information only in connection with the consummation of the transactions contemplated by this Agreement, except disclosures may be made to the extent (i) the information shall have become publicly available other than as a result of a disclosure of confidential information by the party obtaining such information, (ii) that disclosure is required by law or in connection with any litigation, but only to the extent such disclosure is so required, or (iii) the other may have given its consent. If this Agreement is terminated prior to consummation of the transactions contemplated hereby, each party agrees upon request to return all documents and other material, and any copies thereof, whether or not confidential, provided to it by the other. Each party shall insure that its officers, directors, employees, attorneys and other representatives who are given access to such information are bound by and shall use the information only in accordance with the foregoing restrictions. The provisions of this Section
6.3 shall survive any termination of this Agreement.

         6.4 EXPENSES. All of the expenses incurred by FCBA in connection with the authorization, preparation, execution and performance of this Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants shall be paid by FCBA. All expenses incurred by CoBiz in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants shall be paid by CoBiz.

         6.5 APPROVALS AND CONSENTS. Each party agrees that it shall use its best efforts, and shall cause its officers, directors, employees and agents to use their best efforts to obtain as soon as is reasonably practicable all approvals and consents required or deemed necessary for consummation of the transactions contemplated by this Agreement, including, without limitation, all applications required to obtain all consents and approvals of bank regulatory authorities. Each party agrees to provide drafts of such applications to the other party prior to filing the same, and shall promptly provide the other party with copies of all correspondence to and from bank regulatory authorities with respect to the transactions contemplated by this Agreement.

         6.6 PRESS RELEASES. As soon as is reasonably practicable after the date of this Agreement, the parties shall jointly prepare and issue a press release related to this Agreement and the Merger. Neither CoBiz nor FCBA shall issue any subsequent press release without the consent of the other, except as may be required by law. If either party believes that it is required by law to issue a press release related to this Agreement and the Merger, such party shall consult with the other party regarding its belief and the content of such press release and shall obtain such party's consent prior to any such issuance, which consent shall not be unreasonably withheld or delayed.

         6.7 EMPLOYEES OF FCBA. For purposes of any length of service requirements, waiting periods, vesting periods or benefits based on length of service for any benefit plan (but excluding benefit accruals under any qualified plan) of CoBiz or FCBA as the surviving corporation for which an FCBA employee may be eligible after the Closing, service by such employee with FCBA prior to the Merger shall be deemed to have been service with FCBA as the surviving corporation; provided, that the FCBA Stock Options shall vest in accordance with
Section 1.6. Subject to the terms and conditions of applicable plans, CoBiz shall and shall cause FCBA as the surviving corporation to, (i) waive any pre-existing



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

conditions, limitations and eligibility waiting periods under any group health plans of CoBiz or FCBA as the surviving corporation with respect to the FCBA employees who are employed by FCBA at the Effective Time and their eligible dependents and (ii) give each FCBA employee who is employed by FCBA at the Effective Time credit for the plan year in which the Closing occurs towards applicable deductibles and out-of-pocket limits for expenses incurred by each such employee prior to the Effective Time.

         6.8 AFFILIATE AGREEMENTS. Contemporaneously with the execution of this Agreement, FCBA shall deliver to CoBiz a letter (the "Letter") identifying all persons who are then "affiliates" of FCBA for purposes of Rule 145 under the Securities Act. FCBA shall advise the persons identified in the Letter of the resale restrictions imposed by applicable securities laws and, prior to the filing of the Registration Statement with the SEC, shall obtain from each such person and deliver to CoBiz an executed affiliate agreement in the form attached hereto as EXHIBIT D (the "Affiliate Agreement"). FCBA shall obtain from any person who becomes an affiliate of FCBA after FCBA's delivery of the Letter an executed Affiliate Agreement as soon as practicable after attaining such status.

         6.9 ACCOUNTANT'S LETTER. On the effective date of the Registration Statement, FCBA shall deliver to CoBiz a letter from S.R. Snodgrass, A.C., FCBA's independent certified public accountant, in form and content reasonably satisfactory to CoBiz, addressing matters customarily addressed in "cold comfort" letters given by accountants in connection with the registration of securities concerning the financial statements and other financial and statistical information of FCBA included in the Registration Statement (the "Accountant's Letter").

         6.10 VOTING AGREEMENTS. Prior to the filing of the Registration Statement with the SEC, the holders of FCBA Common Stock listed on EXHIBIT E (which Exhibit also lists the number of shares of FCBA Common Stock held by each such holder) shall enter into a Voting Agreement in the form attached as EXHIBIT F.
         6.11 TAX OPINION. Prior to the filing of the Registration Statement with the SEC, the parties shall have received from Jennings, Strouss & Salmon, P.L.C. an opinion reasonably satisfactory to the parties to the effect that the Merger will not result in the recognition of gain or loss for federal or state income tax purposes to CoBiz or FCBA, nor will the issuance of the CoBiz Common Stock result in the recognition of gain or loss for federal or state income tax purposes by the holders of FCBA Common Stock who receive CoBiz Common Stock in the Merger, nor will the assumption of the FCBA Stock Options under Section 1.6 result in any income or gain to the holders of such options for federal or Arizona state income tax purposes (the "Tax Opinion").

                                    SECTION 7
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO OBLIGATIONS OF COBIZ AND MERGERCO. All of the obligations of CoBiz and Mergerco under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by CoBiz in writing:

                  7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of FCBA contained in Section 3, if qualified by a reference to materiality, shall be true, and if not so qualified, shall be true in all material respects, as of the date of this Agreement and as of the Effective Time with the same effect as though made at the Effective Time.

                  7.1.2 PERFORMANCE OF AGREEMENTS AND COVENANTS. FCBA shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

                  7.1.3 DISSENTING SHARES. The number of Dissenting Shares shall not result in payments in the aggregate amount of the lesser of (i) an amount which, when combined with other amounts payable in connection with the Merger, would result in the Merger being disqualified from pooling of interest accounting treatment or (ii) an amount equal to 2% of the product of (a) the number of shares of FCBA Common Stock outstanding as of the Effective Time multiplied by (b) the Average Closing Price multiplied by (c) the Conversion Ratio.

                  7.1.4 CERTIFICATES AND OPINION. FCBA shall have delivered to
CoBiz:

                           (i) a certificate executed by the President of FCBA,
dated as of the Closing, and certifying to the fulfillment of the conditions specified in Sections 7.1.1, 7.1.2 and 7.1.3;

                           (ii) a certificate issued by the Arizona Corporation
Commission dated not more than 15 business days prior to the Closing, of the valid existence of FCBA under the laws of Arizona; and

                           (iii) an opinion of Jennings, Strouss & Salmon,
P.L.C., counsel of FCBA, dated the Closing, in the form attached hereto as EXHIBIT G.

                  7.1.5 AFFILIATE AGREEMENTS. CoBiz shall have received from each person referred to in Section 6.8 an executed Affiliate Agreement.

                  7.1.6 ACCOUNTANT'S LETTER. CoBiz shall have received from FCBA an update of the Accountant's Letter from the effective date of the Registration Statement until the Closing.

                  7.1.7 POOLING OF INTERESTS. CoBiz shall have received from Deloitte & Touche LLP, its independent certified public accountant, a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, FCBA shall have delivered to CoBiz a letter reasonably satisfactory to CoBiz from S.R. Snodgrass, A.C., FCBA's independent certified public accountant, to the effect that, as of the Effective Time, no conditions exist with respect to FCBA that would preclude CoBiz from accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, Deloitte & Touche LLP and S.R. Snodgrass, A.C. shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.

                  7.1.8 EMPLOYMENT AGREEMENTS. CoBiz shall have entered into an Employment Agreement substantially in the form attached as EXHIBIT H with the President of FCBA and an Employment Agreement substantially in the form attached as EXHIBIT I with each Senior Vice President of FCBA.

                  7.1.9 NONCOMPETITION/NONSOLICITATION AGREEMENT. CoBiz shall have entered into a Noncompetition and Nonsolicitation Agreement substantially in the form attached as EXHIBIT J with the President of FCBA.

                  7.1.10 RESIGNATIONS OF FCBA DIRECTORS. CoBiz shall have received the written resignation of all directors of FCBA, subject to acceptance by CoBiz.

                  7.1.11 EXAMINATIONS. The results of any examination of FCBA by any regulatory agency that occurs between the date of this Agreement and the Closing, including, but not limited to, any compliance review, shall be reasonably satisfactory to CoBiz.

                  7.1.12 DUE DILIGENCE. CoBiz shall have completed its due diligence investigation of FCBA, and the results of such investigation shall be satisfactory to CoBiz.

         7.2 CONDITIONS TO OBLIGATIONS OF FCBA. All of the obligations of FCBA under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by FCBA in writing:

                  7.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of CoBiz contained in Section 4, if qualified by a reference to materiality, shall be true, and if not so qualified, shall be true in all material respects, as of the date of this Agreement and as of the Effective Time with the same effect as though made at the Effective Time; provided that no acquisition by CoBiz of an additional subsidiary and no disposition by CoBiz of an Other Subsidiary (other than Colorado Business Bank, N.A. or Colorado Business Bankshares Capital Trust I) that causes the representation set forth in
Section 4.1.2(i) to be untrue as of the Closing shall result in the nonfulfillment of this condition.

                  7.2.2 PERFORMANCE OF AGREEMENTS AND COVENANTS. CoBiz and Mergerco shall each have performed and complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

                  7.2.3 CERTIFICATES AND OPINION. CoBiz and Mergerco shall have each delivered to FCBA:

                           (i) a certificate executed by its President, dated
the Closing, certifying to the fulfillment of the conditions specified in Sections 7.2.1 and 7.2.2;

                           (ii) certificates issued by the Secretary of State of
the State of Colorado and the Arizona Corporation Commission, respectively, dated not more than 15 business days prior to the Closing, of the valid existence of CoBiz under the laws of Colorado and Mergerco under the laws of Arizona; and

                           (iii) an opinion of Sherman & Howard L.L.C., counsel
for CoBiz and Mergerco, dated the Closing, in the form attached hereto as EXHIBIT K.

         7.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the additional following conditions:

                  7.3.1 NO ORDER. No temporary restraining order, preliminary or permanent injunction or other order by any United States federal or state court or governmental body prohibiting, preventing or materially restraining the consummation of the transactions contemplated by this Agreement shall have been issued and shall not have expired or been withdrawn or reversed and there shall be no pending or threatened litigation or other proceeding seeking to prohibit, prevent or materially restrict or impose any material limitations on the consummation of such transactions; it being agreed that the parties shall use their commercially reasonable efforts to cause any such temporary restraining order, preliminary or permanent injunction or other order to be vacated or lifted as promptly as possible.

                  7.3.2 SHAREHOLDER APPROVAL. The shareholders of FCBA and the shareholders of CoBiz shall have approved this Agreement and the Merger at their respective Special Meetings or any adjournment thereof.

                  7.3.3 REGISTRATION STATEMENT AND BLUE SKY FILINGS. The Registration Statement shall have been declared effective by the SEC (and cleared for release by the FDIC) and shall not be the subject of any stop order or proceedings seeking or threatening a stop order, and CoBiz shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the CoBiz Common Stock in the Merger.

                  7.3.4 CONSENTS AND APPROVALS. Each party shall have received all consents, authorizations and approvals as necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, the approval of the Merger by the FRB, the FDIC and the ASB, and all applicable waiting or similar periods required by law shall have expired.

                  7.3.5 LISTING OF COBIZ COMMON STOCK. The CoBiz Common Stock to be issued in the Merger shall have been approved for quotation on Nasdaq.

                  7.3.6 TAX OPINION. The parties shall have received from Jennings, Strouss & Salmon, P.L.C. a written confirmation dated the Closing to the effect that the Tax Opinion is confirmed as of that date.

                                    SECTION 8
                                   TERMINATION

         8.1 RIGHT TO TERMINATE. The parties may terminate this Agreement as follows:

                  8.1.1 MUTUAL CONSENT. CoBiz and FCBA may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  8.1.2 MUTUAL TERMINATION RIGHTS. Either CoBiz or FCBA may terminate this Agreement if (i) the Effective Time shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1.2(i) shall not be available to any party whose breach of this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) the shareholders of CoBiz or the shareholders of FCBA do not approve this Agreement and the Merger at their respective Special Meetings or any adjournment thereof. The March 31, 2001 date may be extended by mutual agreement of the Boards of Directors of CoBiz and FCBA from time to time before or after the approval of the Merger by the shareholders of CoBiz and FCBA.

                  8.1.3 TERMINATION RIGHTS OF COBIZ. CoBiz in its sole discretion may terminate this Agreement at any time prior to the Closing:

                           (i) if FCBA's Board of Directors shall have (a)
failed to include in the Joint Proxy Statement its recommendation without modification or qualification that the shareholders of FCBA approve this Agreement and the Merger, (b) withdrawn, modified or qualified its recommendation of this Agreement or the Merger in a manner adverse to the interests of CoBiz or Mergerco or (c) resolved to do any of the foregoing; or

                           (ii) if FCBA has breached any representation,
warranty or covenant contained in this Agreement, which breach would result in the nonfulfillment of one or more of the conditions to the obligations of CoBiz and Mergerco set forth in Section 7.1, CoBiz has notified FCBA of the breach, and either such breach is incapable of being cured or, if capable of being cured, has not been cured within 15 days after the notice of breach.

                  8.1.4 TERMINATION RIGHTS OF FCBA. FCBA in its sole discretion may terminate this Agreement at any time prior to the Closing:

                           (i) if CoBiz's Board of Directors shall have (a)
failed to include in the Joint Proxy Statement its recommendation without modification or qualification that the shareholders of CoBiz approve this Agreement and the Merger, (b) withdrawn, modified or qualified its recommendation of this Agreement or the Merger in a manner adverse to the interests of FCBA or (c) resolved to do any of the foregoing; or

                           (ii) if CoBiz or Mergerco has breached any
representation, warranty or covenant contained in this Agreement, which breach would result in the nonfulfillment of one or more of the conditions to the obligations of FCBA set forth in Section 7.2, FCBA has notified CoBiz of the breach, and either such breach is incapable of being cured or, if capable of being cured, has not been cured within 15 days after the notice of breach;

                           (iii) as provided in Section 1.3.

                  8.1.5 NOTICE OF TERMINATION. The party desiring to exercise a right to terminate this Agreement pursuant to Sections 8.1.2, 8.1.3 or 8.1.4 shall do so by giving notice of termination to the other party, specifying the Section and the particular clause under which the termination is being effected.

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, no party hereto (or any of its officers or directors) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 9.1, except that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

                                    SECTION 9
                                  MISCELLANEOUS

         9.1 SURVIVAL. The representations and warranties made in this Agreement or in any instrument, agreement, certificate or other document delivered pursuant to this Agreement shall not survive the Closing or a termination of this Agreement, except that (i) the provisions of Sections 1.5, 1.8, 6.4 and 6.7 shall survive the Closing, (iii) the provisions of Sections 6.3 and 6.4 shall survive any termination of this Agreement and (iv) the provisions of Section 9 shall survive the Closing and any termination of this Agreement.

         9.2 JURISDICTION. Each of the parties hereto (i) agrees that any legal action or proceeding with respect to any dispute that arises out of this Agreement or any of the transactions contemplated hereby shall be brought in the state or federal courts of the State of Colorado, (ii) hereby submits itself to the exclusive personal jurisdiction of such courts and (iii) agrees to service of process in any manner acceptable for the giving of notice under Section 9.5.

         9.3 AMENDMENTS AND SUPPLEMENTS. At any time prior to the Effective Time, this Agreement may be amended or supplemented by a written instrument signed by CoBiz, Mergerco and FCBA.

         9.4 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE BUSINESS CORPORATION ACT OF ARIZONA APPLIES WITH RESPECT TO ISSUES AFFECTING THE GOVERNANCE OF ARIZONA CORPORATIONS, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULE OR PROVISION THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

         9.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent by telecopy, hand delivery or reputable overnight courier. The telecopier numbers and addresses of the parties set forth below shall be used for the delivery of notices unless and until a party changes its telecopier number or address for such purposes by notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecopy, when transmission of the telecopy is confirmed by the sender's telecopier, (ii) if given by reputable overnight courier, one business day after being delivered to the courier or (iii) if given by any other means, when actually received.

         To CoBiz or Mergerco:

                  Colorado Business Bankshares, Inc.
                  821 17th Street
                  Denver, Colorado  80202
                  Attn: Steven Bangert
                  Telecopier: (303) 244-9700

         With a copy to:

                  Sherman & Howard L.L.C.
                  633 17th Street, Suite 3000
                  Denver, Colorado 80202
                  Attention: Andrew L. Blair, Jr.
                  Telecopier: (303)298-0940

         To FCBA:

                  First Capital Bank of Arizona
                  2700 N. Central, Suite 210
                  Phoenix, Arizona 85004
                  Attn: Harold Mosanko
                  Telecopier: (602) 240-2730

         With a copy to:

                  Jennings, Strouss & Salmon, P.L.C.
                  2 North Central Avenue, Suite 1600
                  Phoenix, Arizona 85004
                  Attn: Rand Haddock
                  Telecopier: (602) 253-3255

         9.6 ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (including the EXHIBITS attached hereto and the FCBA Disclosure Schedule) (i) constitutes the entire agreement, and supersedes all other prior agreements, including, but not limited to, the Agreement and Plan of Merger dated October 24, 2000 among CoBiz, Mergerco and FCBA, and understandings, both written and oral, among the parties, or any of them, with respect to the transactions and matters contemplated hereby, (ii) is not intended and shall not be construed to confer upon any person other than the parties hereto any rights or remedies hereunder; and (iii) shall not be assignable by either party without the prior written consent of the other party.

         9.7 EXCLUSIVITY OF REPRESENTATIONS. FCBA has not and shall not be deemed to have made to CoBiz or Mergerco any representation or warranty other than as expressly made by FCBA in Section 3.



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

CoBiz and Mergerco have not and shall not be deemed to have made to FCBA any representation or warranty other than as expressly made by CoBiz and Mergerco in
Section 4.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument. The signatures of the parties on this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

         9.9 HEADINGS; TERMS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Defined terms shall have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. All references to "Sections" are to sections of this Agreement unless indicated otherwise.

         9.10 WAIVERS. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver shall be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.11 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

         9.12 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any of the provisions of this Agreement.

         9.13 INCORPORATION OF EXHIBITS AND SCHEDULE. The EXHIBITS and the FCBA Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof. Any matter disclosed in any section of the FCBA Disclosure Schedule shall be deemed to be disclosed in all sections of such FCBA Disclosure Schedule and to be an exception to all representations and warranties contained herein.

         9.14 WAIVER OF JURY TRIAL. Each party hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any agreement, contract or other document or instrument executed in connection herewith, or any of the transactions contemplated hereby.



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

         IN WITNESS WHEREOF, FCBA, CoBiz and Mergerco have each caused this Agreement to be executed by a duly authorized corporate officer as of the day and year first above written.

                                   FIRST CAPITAL BANK OF ARIZONA



                                   By: /s/ Harold Mosanko
                                       -----------------------------------------
                                       Harold Mosanko, President and Chief
                                       Executive Officer

                                   COLORADO BUSINESS BANKSHARES, INC.



                                   By: /s/ Steven Bangert
                                       -----------------------------------------
                                       Steven Bangert, Chairman and Chief
                                       Executive Officer

                                   FCBA ACQUISITION CORPORATION



                                   By: /s/ Steven Bangert
                                       -----------------------------------------
                                       Steven Bangert, President

                                     ANNEX B

              CHAPTER 13 OF THE ARIZONA BUSINESS CORPORATION ACT -
                               DISSENTERS' RIGHTS

ARTICLE 1 - DISSENT AND PAYMENT FOR SHARES

10-1301. Definitions

In this article, unless the context otherwise requires:

                  1. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                  2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

                  3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

                  4. "Fair value" with respect to a dissenter's shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

                  5. "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

                  6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                  7. "Shareholder" means the record shareholder or the beneficial shareholder.

10-1302. Right to dissent

                  A. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

                  1. Consummation of a plan of merger to which the corporation is a party if either:

                           (a) Shareholder approval is required for the merger
by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

                           (b) The corporation is a subsidiary that is merged
with its parent under section 10-1104.

                  2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

                  3. Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                  4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it either:

                           (a) Alters or abolishes a preferential right of the
shares.

                           (b) Creates, alters or abolishes a right in respect
of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

                           (c) Alters or abolishes a preemptive right of the
holder of the shares to acquire shares or other securities.

                           (d) Excludes or limits the right of the shares to
vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

                           (e) Reduces the number of shares owned by the
shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

                  5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

         D. Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

10-1303. Dissent by nominees and beneficial owners

         A. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder's other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if both:

                  1. The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

                  2. The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

ARTICLE 2 - PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

10-1320. Notice of dissenters' rights

         A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them the dissenters' notice described in section 10-1322.

10-1321. Notice of intent to demand payment

         A. If proposed corporate action creating dissenters' rights under section 10-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall both:

                  1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

                  2. Not vote the shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

10-1322. Dissenters' notice

         A. If proposed corporate action creating dissenters' rights under section 10-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 10-1321.

         B. The dissenters' notice shall be sent no later than ten days after the corporate action is taken and shall:

                  1. State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

                  2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

                  3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

                  4. Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

                  5. Be accompanied by a copy of this article.

10-1323. Duty to demand payment

         A. A shareholder sent a dissenters' notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder's certificates in accordance with the terms of the notice.

         B. A shareholder who demands payment and deposits the shareholder's certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment or does not deposit the shareholder's certificates if required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this article.

10-1324. Share restrictions

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

10-1325. Payment

         A. Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.

         B. The payment shall be accompanied by all of the following:

                  1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

                  2. A statement of the corporation's estimate of the fair value of the shares.

                  3. An explanation of how the interest was calculated.

                  4. A statement of the dissenter's right to demand payment under section 10-1328.

                  5. A copy of this article.

10-1326. Failure to take action

         A. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under section 10-1322 and shall repeat the payment demand procedure.

10-1327. After-acquired shares

         A. A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' right to demand payment under section 10-1328.

10-1328. Procedure if shareholder dissatisfied with payment or offer

         A. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and either demand payment of the dissenter's estimate, less any payment under section 10-1325, or reject the corporation's offer under section 10-1327 and demand payment of the fair value of the dissenter's shares and interest due, if either:

                  1. The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

                  2. The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

                  3. The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         B. A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

ARTICLE 3 - JUDICIAL APPRAISAL OF SHARES

10-1330. Court action

         A. If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the court in the county where a corporation's principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

         D. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master's report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         E. Each dissenter made a party to the proceeding is entitled to judgment either:

                  1. For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

                  2. For the fair value plus accrued interest of the dissenter's after- acquired shares for which the corporation elected to withhold payment under section 10-1327.

10-1331. Court costs and attorney fees

                  A. The court in an appraisal proceeding commenced under
section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

         B. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

                  1. Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

                  2. Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

                  3. Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

         C. If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent now or hereafter permitted by Colorado law. Under such provisions, any director or officer who, in his or her capacity as such, is made, or threatened to be made, a party to any suit or proceeding will be indemnified if such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation, Bylaws and Colorado law further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Articles of Incorporation, Bylaws, any agreement, insurance policies, vote of shareholders or disinterested directors or otherwise.

         In addition, the Articles of Incorporation provide that, to the full extent now or hereafter permitted by Colorado law, the Registrant's directors will not be liable for monetary damages for breach of their fiduciary duty of care to the Registrant and its shareholders. This provision in the Articles of Incorporation does not eliminate the directors' fiduciary duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Colorado law. Each director will continue to be subject to liability for breach of his or her duty of loyalty to the Registrant and its shareholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for certain activities prohibited by Colorado law (relating primarily to the unlawful payment of dividends or repurchase of stock), or for any transaction from which the director derived an improper personal benefit. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant maintains directors' and officers' liability insurance with a $10.0 million limit per year. The Registrant pays annual premiums and expenses relating to the policy of approximately $49,000 per year.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

         2.1 Amended and Restated Agreement and Plan of Merger dated November 28, 2000 among Colorado Business Bankshares, Inc., FCBA Acquisition Corporation and First Capital Bank of Arizona (included as Annex A to the Prospectus contained in this Registration Statement)

         4.1(1)            Form of Indenture

         4.2 Form of Subordinated Debenture (included as an exhibit to Exhibit 4.1)

         4.3(1)            Certificate of Trust

         4.4(1)            Form of Trust Agreement

         4.5(1)            Form of Amended and Restated Trust Agreement

         4.6 Form of Capital Securities Certificate (included as an exhibit to Exhibit 4.5)

         4.7(1)            Form of Capital Securities Guarantee Agreement

         4.8 Form of Agreement of Expenses and Liabilities (included as an exhibit to Exhibit 4.5)

         4.9(2) Shareholders Agreement of Colorado Business Leasing, Inc., dated as of March 29, 1996, by and among The Women's Bank, N.A., Richard M. Hall, Jr., James F. Enssle, Andrea J. Johnson and Colorado Business Leasing, Inc.

         5.1               Opinion of Sherman & Howard L.L.C.

         8.1               Tax Opinion of Jennings, Strouss & Salmon PLC

         10.1(2) License Agreement, dated as of November 19, 1997, by and between Jack Henry & Associates, Inc. and Colorado Business Bank, N.A.

         10.2(2) Contract Modification, dated as of November 19, 1997, by and between Jack Henry & Associates, Inc. and Colorado Business Bank, N.A.

         10.3(2) Computer Software Maintenance Agreement, dated as of November 19, 1997, by and between Jack Henry & Associates, Inc. and Colorado Business Bank, N.A.

         10.4(2) Employment Agreement, dated as of March 1, 1995, by and between Equitable Bankshares of Colorado, Inc. and Jonathan C. Lorenz

         10.5(2) Employment Agreement, dated as of May 8, 1995, by and between Equitable Bankshares of Colorado, Inc. and Virginia K. Berkeley

         10.6(2) Employment Agreement, dated as of January 3, 1998, by and between Colorado Business Bankshares, Inc. and Richard J. Dalton

         10.7(2) Employment Agreement, dated as of February 29, 1996, by and between Equitable Bankshares of Colorado, Inc. and Darrell J. Schulte

         10.8(2) Employment Agreement, dated as of June 12, 1995, by and between Colorado Business Bankshares, Inc. and Charles E. Holmes

         10.9(2) Employment Agreement, dated as of November 16, 1997, by and between Colorado Business Bankshares, Inc. and Andrew L. Bacon

         10.10(2) Employment Agreement, dated as of October 1, 1997, by and between Colorado Business Bankshares, Inc. and K. Denise Albrecht

         10.11(2) Employment Agreement, dated as of March 29, 1996, by and between Colorado Business Leasing, Inc. and Richard M. Hall, Jr.

         10.12(2) Employment Agreement, dated as of September 29, 1995, by and between Equitable Bankshares of Colorado, Inc. and Katherine H. Kaley

         10.13(2) Employment Agreement, dated as of January 8, 1996, by and between Colorado Business Bankshares, Inc. and Robert J. Ostertag

         10.14(2) Retail Lease, dated as of April 1, 1991, by and between Southbridge Plaza, L.P. and Equitable Bank of Littleton, N.A.

         10.15(2) First Amendment to Retail Lease, dated as of January 4, 1996, by and between Southbridge Plaza, L.P. and Colorado Business Bank, N.A., formerly known as Equitable Bank of Littleton, N.A.

         10.16(2) Office Lease, dated as of December 2, 1996, by and between Elliott Kiowa, Inc. and Colorado Business Bank, N.A.

         10.17(2) Lease, dated as of December 1, 1997, by and between Spencer Enterprises and Colorado Business Bank, N.A.

         10.18(2) Office Lease, dated as of February 23, 1996, by and between Colorado Business Leasing, Inc. and Denver Place Associates Limited Partnership

         10.19(3) Lease Agreement between Kesef, LLC and Colorado Business Bankshares, Inc.

         10.20(3) Office Lease Between SFP Realty, Ltd., L.L.P. and Colorado Business Bank of Boulder National Association

         10.21(3)          Office Building Lease between Hanover Resources Inc.
                           and Colorado Business Bank, N.A

         10.22(3) Employment Agreement between Colorado Business Bankshares, Inc. and Kevin G. Quinn

         10.23(4) Lease Agreement between Edwards Interchange II, LLC and Colorado Business Bank, National Association

         10.24(4) Office Lease between Bank One, Colorado, N.A., as Trustee for the Frank G. Jamison Trust, dated September 2, 1956 and Colorado Business Bank, N.A.

         10.25(2) Lease, dated July 27, 1999, between Joan H. Travis and Colorado Business Bank, N.A.

         10.26(5) Employment Agreement, dated April 12, 1999, by and between Colorado Business Bankshares, Inc. and Randal Garman

         10.27(5) Employment Agreement, dated May 20, 1998, by and between Colorado Business Bankshares, Inc. and J. Henry Schonewise

         10.28(6) Employment Agreement, dated January 1, 2000, by and between Colorado Business Bankshares, Inc. and Lyne Andrich

         10.29(6) Promissory note between American National Bank and Trust Company of Chicago and Colorado Business Bankshares, Inc.

         10.30(7) First Amendment to Lease Agreement between Kesef, LLC and Colorado Business Bankshares, Inc. dated May 1, 1998.

         23.1              Consent of Deloitte & Touche LLP

         23.2              Consent of S.R. Snodgrass, A.C.

         23.3 Consent of Sherman & Howard L.L.C. (included as part of Exhibit 5.1)

         23.4              Consent of Jennings, Strouss & Salmon, P.L.C.
                           (included as part of Exhibit 8.1)

         24.1              Power of Attorney (included as part of Signature
                           Pages).

         99.1              Form of Proxy for Colorado Business Bankshares, Inc.

         99.2              Form of Proxy for First Capital Bank of Arizona.

----------

         (1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-37674).

         (2) Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-50037).

         (3) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, as filed on November 13, 1998.

         (4) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, as filed on May 17, 1999.

         (5) Incorporated herein by reference from Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as filed on November 12, 1999.

         (6) Incorporated herein by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed on May 12, 2000.

         (7) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as filed on November 14, 2000.

ITEM 22.   UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 14th day of December, 2000.

                                              Colorado Business Bankshares, Inc.


                                              By: /s/ STEVEN BANGERT
                                                  Steven Bangert
                                                  Chairman of the Board
                                                  and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven Bangert and Jonathan C. Lorenz, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                    DATE
/s/ STEVEN BANGERT                          Chairman of the Board and           December 14, 2000
Steven Bangert                              Chief Executive Officer

/s/ JONATHAN C. LORENZ                      Vice Chairman of the Board          December 14, 2000
Jonathan C. Lorenz                          and President

/s/ RICHARD J. DALTON                       Executive Vice President and        December 14, 2000
Richard J. Dalton                           Chief Financial Officer

/s/ LYNE B. ANDRICH                         Senior Vice President and           December 14, 2000
Lyne B. Andrich                             Controller

/s/ VIRGINIA K. BERKELEY                    Director                            December 14, 2000
Virginia K. Berkeley

/s/ MICHAEL B. BURGAMY                      Director                            December 14, 2000
Michael B. Burgamy

/s/ TIMOTHY J. TRAVIS                       Director                            December 14, 2000
Timothy J. Travis

SIGNATURE                                   TITLE                                             DATE
/s/ MARK S. KIPNIS                          Director                                    December 14, 2000
Mark S. Kipnis

/s/ NOEL N. ROTHMAN                         Director                                    December 14, 2000
Noel N. Rothman

/s/ HOWARD R. ROSS                          Director                                    December 14, 2000
Howard R. Ross

                                  EXHIBIT INDEX

      EXHIBIT NO.                            DESCRIPTION
         2.1               Amended and Restated Agreement and Plan of Merger
                           dated November 28, 2000 among Colorado Business
                           Bankshares, Inc., FCBA Acquisition Corporation and
                           First Capital Bank of Arizona (included as Annex A to
                           the Prospectus contained in this Registration
                           Statement)

         4.1(1)            Form of Indenture

         4.2 Form of Subordinated Debenture (included as an exhibit to Exhibit 4.1)

         4.3(1)            Certificate of Trust

         4.4(1)            Form of Trust Agreement

         4.5(1)            Form of Amended and Restated Trust Agreement

         4.6 Form of Capital Securities Certificate (included as an exhibit to Exhibit 4.5)

         4.7(1)            Form of Capital Securities Guarantee Agreement

         4.8               Form of Agreement of Expenses and Liabilities
                           (included as an exhibit to Exhibit 4.5)

         4.9(2)            Shareholders Agreement of Colorado Business Leasing,
                           Inc., dated as of March 29, 1996, by and among The
                           Women's Bank, N.A., Richard M. Hall, Jr., James F.
                           Enssle, Andrea J. Johnson and Colorado Business
                           Leasing, Inc.

         5.1               Opinion of Sherman & Howard L.L.C.

         8.1               Tax Opinion of Jennings, Strouss & Salmon PLC

         10.1(2) License Agreement, dated as of November 19, 1997, by and between Jack Henry & Associates, Inc. and
                           Colorado Business Bank, N.A.

         10.2(2) Contract Modification, dated as of November 19, 1997, by and between Jack Henry & Associates, Inc. and
                           Colorado Business Bank, N.A.

         10.3(2)           Computer Software Maintenance Agreement, dated as of
                           November 19, 1997, by and between Jack Henry &
                           Associates, Inc. and Colorado Business Bank, N.A.

         10.4(2) Employment Agreement, dated as of March 1, 1995, by and between Equitable Bankshares of Colorado, Inc.
                           and Jonathan C. Lorenz

         10.5(2) Employment Agreement, dated as of May 8, 1995, by and between Equitable Bankshares of Colorado, Inc. and
                           Virginia K. Berkeley

         10.6(2) Employment Agreement, dated as of January 3, 1998, by and between Colorado Business Bankshares, Inc. and
                           Richard J. Dalton

         10.7(2) Employment Agreement, dated as of February 29, 1996, by and between Equitable Bankshares of Colorado, Inc.
                           and Darrell J. Schulte

         10.8(2) Employment Agreement, dated as of June 12, 1995, by and between Colorado Business Bankshares, Inc. and
                           Charles E. Holmes

      EXHIBIT NO.                            DESCRIPTION
         10.9(2)           Employment Agreement, dated as of November 16, 1997,
                           by and between Colorado Business Bankshares, Inc. and
                           Andrew L. Bacon

         10.10(2) Employment Agreement, dated as of October 1, 1997, by and between Colorado Business Bankshares, Inc. and K.
                           Denise Albrecht

         10.11(2) Employment Agreement, dated as of March 29, 1996, by and between Colorado Business Leasing, Inc. and
                           Richard M. Hall, Jr.

         10.12(2) Employment Agreement, dated as of September 29, 1995, by and between Equitable Bankshares of Colorado, Inc.
                           and Katherine H. Kaley

         10.13(2) Employment Agreement, dated as of January 8, 1996, by and between Colorado Business Bankshares, Inc. and
                           Robert J. Ostertag

         10.14(2) Retail Lease, dated as of April 1, 1991, by and between Southbridge Plaza, L.P. and Equitable Bank of
                           Littleton, N.A.

         10.15(2)          First Amendment to Retail Lease, dated as of January
                           4, 1996, by and between Southbridge Plaza, L.P. and
                           Colorado Business Bank, N.A., formerly known as
                           Equitable Bank of Littleton, N.A.

         10.16(2) Office Lease, dated as of December 2, 1996, by and between Elliott Kiowa, Inc. and Colorado Business
                           Bank, N.A.

         10.17(2) Lease, dated as of December 1, 1997, by and between Spencer Enterprises and Colorado Business Bank, N.A.

         10.18(2) Office Lease, dated as of February 23, 1996, by and between Colorado Business Leasing, Inc. and Denver
                           Place Associates Limited Partnership

         10.19(3)          Lease Agreement between Kesef, LLC and Colorado
                           Business Bankshares, Inc.

         10.20(3)          Office Lease Between SFP Realty, Ltd., L.L.P. and
                           Colorado Business Bank of Boulder National
                           Association

         10.21(3)          Office Building Lease between Hanover Resources Inc.
                           and Colorado Business Bank, N.A.

         10.22(3)          Employment Agreement between Colorado Business
                           Bankshares, Inc. and Kevin G. Quinn

         10.23(4) Lease Agreement between Edwards Interchange II, LLC and Colorado Business Bank, National Association

         10.24(4)          Office Lease between Bank One, Colorado, N.A., as
                           Trustee for the Frank G. Jamison Trust, dated
                           September 2, 1956 and Colorado Business Bank, N.A.

         10.25(2) Lease, dated July 27, 1999, between Joan H. Travis and Colorado Business Bank, N.A.

         10.26(5) Employment Agreement, dated April 12, 1999, by and between Colorado Business Bankshares, Inc. and Randal
                           Garman

         10.27(5) Employment Agreement, dated May 20, 1998, by and between Colorado Business Bankshares, Inc. and J.
                           Henry Schonewise

         10.28(6) Employment Agreement, dated January 1, 2000, by and between Colorado Business Bankshares, Inc. and Lyne
                           Andrich

      EXHIBIT NO.                            DESCRIPTION
         10.29(6)          Promissory note between American National Bank and
                           Trust Company of Chicago and Colorado Business
                           Bankshares, Inc.

         10.30(7) First Amendment to Lease Agreement between Kesef, LLC and Colorado Business Bankshares, Inc. dated May 1,
                           1998.

         23.1              Consent of Deloitte & Touche LLP

         23.2              Consent of S.R. Snodgrass, A.C.

         23.3 Consent of Sherman & Howard L.L.C. (included as part of Exhibit 5.1)

         23.4              Consent of Jennings, Strouss & Salmon, P.L.C.
                           (included as part of Exhibit 8.1)

         24.1              Power of Attorney (included as part of Signature
                           Pages)

         99.1              Form of Proxy for Colorado Business Bankshares, Inc.

         99.2              Form of Proxy for First Capital Bank of Arizona


(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-37674).

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-50037).

(3) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, as filed on November 13, 1998.

(4) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, as filed on May 17, 1999.

(5) Incorporated herein by reference from Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, as filed on November 12, 1999.

(6) Incorporated herein by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed on May 12, 2000.

(7) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as filed on November 14, 2000.